Exhibit 10.1

Execution Version

Published CUSIP Number:  00766WAJ2

Revolving Loan Facility CUSIP Number:  00766WAK9

Term A Loan Facility CUSIP Number:  00766WAL7

 Term B Loan Facility CUSIP Number:  00766WAN3

Performance Letter of Credit Facility CUSIP Number:  0076WAM5

CREDIT AGREEMENT

Dated as of October 17, 2014

among

AECOM TECHNOLOGY CORPORATION

and

CERTAIN SUBSIDIARIES OF AECOM TECHNOLOGY CORPORATION,

as Borrowers,

BANK OF AMERICA, N.A.,
as Administrative Agent, Swing Line Lender and
an L/C Issuer,

and

The Other Lenders Party Hereto

MUFG UNION BANK, N.A.,

BNP PARIBAS,

JPMORGAN CHASE BANK, N.A. and

THE BANK OF NOVA SCOTIA,

as Co-Syndication Agents

BBVA COMPASS,

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

HSBC BANK USA, NATIONAL ASSOCIATION,

SUMITOMO MITSUI BANKING CORPORATION and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Co-Documentation Agents

BARCLAYS BANK, PLC,

MIZUHO BANK, LTD., and

SUNTRUST BANK,

as Senior Managing Agents

BMO HARRIS BANK N.A.,

CAPITAL ONE, NATIONAL ASSOCIATION

COMMERZBANK AG NEW YORK AND GRAND CAYMAN BRANCHES, and

TD BANK, N.A.,

as Co-Agents

BANK OF AMERICA, N. A.,

MUFG UNION BANK, N.A.,

BNP PARIBAS SECURITIES CORP.,

J.P. MORGAN SECURITIES LLC and

THE BANK OF NOVA SCOTIA,

as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

ARTICLE I	DEFINITIONS AND ACCOUNTING TERMS	1

1.01	Defined Terms	1

1.02	Other Interpretive Provisions	55

1.03	Accounting Terms	56

1.04	Rounding	58

1.05	Exchange Rates; Currency Equivalents	58

1.06	Additional Alternative Currencies	58

1.07	Change of Currency	59

1.08	Times of Day	60

1.09	Letter of Credit Amounts	60

1.10	Guaranteed Amounts	60

ARTICLE II	THE COMMITMENTS AND CREDIT EXTENSIONS	60

2.01	The Loans	60

2.02	Borrowings, Conversions and Continuations of Loans	61

2.03	Letters of Credit	64

2.04	Swing Line Loans	77

2.05	Prepayments	80

2.06	Termination or Reduction of Commitments	85

2.07	Repayment of Loans	86

2.08	Interest	87

2.09	Fees	88

2.10	Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate	89

2.11	Evidence of Debt	89

2.12	Payments Generally; Administrative Agent’s Clawback	90

2.13	Sharing of Payments by Lenders	92

2.14	Designation of Unrestricted and Restricted Subsidiaries	93

2.15	Designated Borrowers	94

2.16	Increase in Commitments	95

2.17	Cash Collateral	100

2.18	Defaulting Lenders	102

i

ARTICLE III	TAXES, YIELD PROTECTION AND ILLEGALITY	104

3.01	Taxes	104

3.02	Illegality	109

3.03	Inability to Determine Rates	110

3.04	Increased Costs; Reserves on Eurocurrency Rate Loans	111

3.05	Compensation for Losses	113

3.06	Mitigation Obligations; Replacement of Lenders	113

3.07	Survival	114

ARTICLE IV	CONDITIONS PRECEDENT TO CREDIT EXTENSIONS	114

4.01	Conditions of Initial Credit Extension	114

4.02	Conditions to All Credit Extensions	117

ARTICLE V	REPRESENTATIONS AND WARRANTIES	119

5.01	Existence, Qualification and Power	119

5.02	Authorization; No Contravention	119

5.03	Governmental Authorization; Other Consents	119

5.04	Binding Effect	120

5.05	Financial Statements; No Material Adverse Effect	120

5.06	Litigation	121

5.07	No Default	121

5.08	Ownership of Property; Liens	121

5.09	Environmental Compliance	121

5.10	Insurance	121

5.11	Taxes	122

5.12	ERISA Compliance	122

5.13	Subsidiaries; Equity Interests; Loan Parties	122

5.14	Margin Regulations; Investment Company Act	123

5.15	Disclosure	123

5.16	Compliance with Laws	123

5.17	Intellectual Property; Licenses, Etc.	124

5.18	Solvency	124

5.19	OFAC	124

5.20	Anti-Corruption Laws	124

5.21	Collateral Documents	124

5.22	Representations as to Foreign Obligors	124

ARTICLE VI	AFFIRMATIVE COVENANTS	125

6.01	Financial Statements	126

6.02	Certificates; Other Information	127

6.03	Notices	129

6.04	Payment of Obligations	130

6.05	Preservation of Existence, Etc.	130

6.06	Maintenance of Properties	130

6.07	Maintenance of Insurance	130

6.08	Compliance with Laws	131

6.09	Books and Records	131

6.10	Inspection Rights	131

6.11	Use of Proceeds	132

6.12	Collateral and Guarantee Requirement; Collateral Information	132

6.13	Compliance with Environmental Laws	133

6.14	Further Assurances	133

6.15	Interest Rate Hedging	134

6.16	FCPA; Sanctions	134

6.17	Post-Closing Requirements	134

6.18	Approvals and Authorizations	134

ARTICLE VII	NEGATIVE COVENANTS	134

7.01	Liens	134

7.02	Indebtedness	136

7.03	Investments	140

7.04	Fundamental Changes	141

7.05	Dispositions	142

7.06	Restricted Payments	143

7.07	Change in Nature of Business	145

7.08	Transactions with Affiliates	145

7.09	Burdensome Agreements	145

7.10	Use of Proceeds	146

7.11	Financial Covenants	146

7.12	Sanctions	147

7.13	Changes in Fiscal Year	147

7.14	Anti-Corruption Laws	147

ARTICLE VIII	EVENTS OF DEFAULT AND REMEDIES	147

8.01	Events of Default	147

8.02	Remedies upon Event of Default	150

8.03	Application of Funds	151

ARTICLE IX	ADMINISTRATIVE AGENT	152

9.01	Appointment and Authority	152

9.02	Rights as a Lender	153

9.03	Exculpatory Provisions	153

9.04	Reliance by Administrative Agent	154

9.05	Delegation of Duties	154

9.06	Resignation of Administrative Agent	155

9.07	Non-Reliance on Administrative Agent and Other Lenders	156

9.08	No Other Duties, Etc.	156

9.09	Administrative Agent May File Proofs of Claim; Credit Bidding	157

9.10	Collateral and Guaranty Matters	158

9.11	Secured Cash Management Agreements and Secured Hedge Agreements	159

ARTICLE X	MISCELLANENOUS	159

10.01	Amendments, Etc.	159

10.02	Notices; Effectiveness; Electronic Communications	162

10.03	No Waiver; Cumulative Remedies; Enforcement	164

10.04	Expenses; Indemnity; Damage Waiver	165

10.05	Payments Set Aside	167

10.06	Successors and Assigns	168

10.07	Treatment of Certain Information; Confidentiality	173

10.08	Right of Setoff	174

10.09	Interest Rate Limitation	174

10.10	Counterparts; Integration; Effectiveness	175

10.11	Survival of Representations and Warranties	175

10.12	Severability	175

10.13	Replacement of Lenders	175

10.14	Governing Law; Jurisdiction; Etc.	176

10.15	WAIVER OF JURY TRIAL	177

10.16	No Advisory or Fiduciary Responsibility	178

10.17	Electronic Execution of Assignments and Certain Other Documents	178

10.18	USA PATRIOT Act	178

10.19	Judgment Currency	179

10.20	Release and Reinstatement of Collateral	179

v

SCHEDULES

1.01(a)	Pending Minority Investments
1.01(b)	Mortgaged Property
1.01(c)	Existing Letters of Credit
2.01	Commitments and Applicable Percentages
5.09	Environmental Matters
5.13	Subsidiaries; Equity Interests; Loan Parties
6.17	Post-Closing Matters
7.01	Existing Liens
7.02	Existing Indebtedness
7.03	Existing Investments
10.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A	Loan Notice
B	Swing Line Loan Notice
C-1	Term A Note
C-2	Term B Note
C-3	Revolving Credit Note
D	Compliance Certificate
E	Assignment and Assumption
F	United States Tax Compliance Certificate
G	Funding Indemnity Letter
H	Designated Borrower Request and Assumption Agreement
I	Designated Borrower Notice
J	Solvency Certificate
K	Prepayment Notice

CREDIT AGREEMENT

This CREDIT AGREEMENT (“Agreement”) is entered into as of October 17, 2014, among AECOM TECHNOLOGY CORPORATION, a Delaware corporation (the “Company”), certain Subsidiaries of the Company that are Restricted Subsidiaries and are from time to time party hereto pursuant to Section 2.15 (each a “Designated Borrower” and, together with the Company, the “Borrowers” and each, a “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer.

PRELIMINARY STATEMENTS:

The Company has requested that the Lenders provide a term A loan facility, a term B loan facility, a revolving credit facility and a performance letter of credit facility, and the Lenders have indicated their willingness to lend and the L/C Issuers have indicated their willingness to issue letters of credit, in each case, on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

1.01                        Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquisition” means the consummation of the Mergers, as defined in and pursuant to the Acquisition Agreement.

“Acquisition Agreement” means that certain Agreement and Plan of Merger, as amended, restated, supplemented or otherwise modified from time to time (and with respect to any amendment, restatement, supplement or modification on or prior to the Closing Date, to the extent that such amendment, supplement or modification (including, without limitation, any updates to the exhibits, annexes and schedules thereto) is not material and adverse to the interests of the Lenders (in their capacities as such), either individually or in the aggregate, without the prior written consent of the Arrangers, such consent not to be unreasonably withheld, delayed or conditioned) among the Company, ACM Mountain I, LLC, ACM Mountain II, LLC and URS Corporation dated as of July 11, 2014, including all schedules and exhibits thereto.

“Act” has the meaning specified in Section 10.18.

“Additional Lender” means, as of any date of determination, any Person (other than an existing Lender) that qualifies as an Eligible Assignee and agrees to be a Lender under this Agreement in connection with any Incremental Increase.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify the Company and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied from time to time by the Administrative Agent.

“AECOM Capital” means AECOM Capital, Inc. and all existing or newly formed entities engaged in any similar line of business to AECOM Capital, Inc., including infrastructure public-private partnership, design-build-finance, real estate investment, development and related assets.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Aggregate Revolving Credit Commitments” means the Revolving Credit Commitments of all the Revolving Credit Lenders, subject to adjustment pursuant to the provisions of this Agreement (including Sections 2.06 and 2.16).

“Alternative Currency” means each of Euro, Sterling, Yen, CAD, AUD, New Zealand Dollars, HKD, Swiss Francs and each other currency (other than Dollars) that is approved in accordance with Section 1.06.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Alternative Currency Sublimit” means an amount equal to the lesser of the Aggregate Revolving Credit Commitments and $300,000,000.  The Alternative Currency Sublimit is part of, and not in addition to, the Aggregate Revolving Credit Commitments.

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977 or the UK Bribery Act 2010.

“Applicable Percentage” means (a) in respect of the Term A Facility, with respect to any Term A Lender at any time, the percentage (carried out to the ninth decimal place) of the Term A Facility represented by (i) at any time during the Availability Period in respect of such Facility, such Term A Lender’s Term A Commitment plus the principal amount of such Term A Lender’s Term A Loans at such time, subject to adjustment as provided in Section 2.18, and (ii) thereafter, the principal amount of such Term A Lender’s Term A Loans at such time, (b) in respect of the Term B Facility, with respect to any Term B Lender at any time, the percentage (carried out to the ninth decimal place) of the Term B Facility represented by (i) on or prior to the Closing Date, such Term B Lender’s Term B Commitment at such time, subject to adjustment as provided in Section 2.18, and (ii) thereafter, the principal amount of such Term B Lenders Term B Loans at such time, (c) in respect of the Revolving Credit Facility, with respect to any Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility represented by such Revolving Credit Lender’s Revolving Credit Commitment at such time, subject to adjustment as provided in Section 2.18, and (d) in respect of the Performance Letter of Credit Facility, with respect to any Performance Letter of Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the Performance Letter of Credit Facility represented by such Performance Letter of Credit Lender’s Performance Letter of Credit Commitment at such time, subject to adjustment as provided in Section 2.18.  If the commitment of each Lender to make Loans and the obligation of the L/C Issuers to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Commitments have expired, then the Applicable Percentage of each Lender in respect of the applicable Facility shall be determined based on the Applicable Percentage of such Lender in respect of such Facility most recently in effect, giving effect to any subsequent assignments.  The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means (a) in respect of the Term B Facility, 2.00% per annum for Base Rate Loans and 3.00% per annum for Eurocurrency Rate Loans and (b) with respect to the Term A Facility, the Revolving Credit Facility, the Commitment Fee and the Performance Letter of Credit Facility, (i) from the Closing Date to the date on which the Administrative Agent receives a Compliance Certificate pursuant to Section 6.02(b) for the fiscal quarter ending March 31, 2015, 1.50% per annum for Base Rate Loans and Performance Letter of Credit Fees, 2.50% per annum for Eurocurrency Rate Loans and Financial Letter of Credit Fees, and 0.30% per annum for the Commitment Fee, and (ii) thereafter, the applicable percentage per annum set forth below determined by reference to the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Pricing Level	Consolidated Leverage Ratio	Eurocurrency Rate and Financial Letter of Credit Fee	Base Rate	Performance Letter of Credit Fee	Commitment Fee
1	> 4.25 to 1.00	2.75%	1.75%	1.625%	0.500%
2	< 4.25 to 1.00, but > 3.50 to 1.00	2.50%	1.50%	1.500%	0.375%
3	< 3.50 to 1.00, but > 2.75 to 1.00	2.25%	1.25%	1.375%	0.300%
4	< 2.75 to 1.00, but > 2.00 to 1.00	2.00%	1.00%	1.250%	0.275%
5	< 2.00 to 1.00	1.75%	0.75%	1.125%	0.250%

provided that at any time the Facilities are rated by both Moody’s and S&P (or, during a Collateral Release Period, Moody’s provides a corporate family rating for the Company and S&P provides a corporate rating for the Borrower), and such ratings are both (a) Baa3 or better (with a stable outlook or better) from Moody’s and (b) BBB- or better (with a stable outlook or better) from S&P, the Applicable Rate shall be the applicable percentage per annum set forth below determined by reference to the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Pricing Level	Consolidated Leverage Ratio	Eurocurrency Rate and Financial Letter of Credit Fee	Base Rate	Performance Letter of Credit Fee	Commitment Fee
1	> 4.25 to 1.00	2.50%	1.50%	1.500%	0.500%
2	< 4.25 to 1.00, but > 3.50 to 1.00	2.25%	1.25%	1.375%	0.375%
3	< 3.50 to 1.00, but > 2.75 to 1.00	2.00%	1.00%	1.250%	0.300%
4	< 2.75 to 1.00, but > 2.00 to 1.00	1.75%	0.75%	1.125%	0.250%
5	< 2.00 to 1.00	1.50%	0.50%	1.000%	0.225%

With respect to the Term A Facility, the Revolving Credit Facility, the Commitment Fee and the Performance Letter of Credit Facility, any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Term A Lenders, the Required Revolving Lenders, and the Required Performance Letter of Credit Lenders, the applicable Pricing Level 1 shall apply in respect of the Term A Facility, the Revolving Credit Facility and the Performance Letter of Credit Facility, in each case as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the date on which such Compliance Certificate is delivered.  Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).

“Applicable Performance Letter of Credit Percentage” means with respect to any Performance Letter of Credit Lender at any time, such Performance Letter of Credit Lender’s Applicable Percentage in respect of the Performance Letter of Credit Facility at such time.

“Applicable Revolving Credit Percentage” means with respect to any Revolving Credit Lender at any time, such Revolving Credit Lender’s Applicable Percentage in respect of the Revolving Credit Facility at such time.

“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Applicant Borrower” has the meaning specified in Section 2.15.

“Appropriate Lender” means, at any time, (a) with respect to any Facility, a Lender that has a Commitment with respect to such Facility or holds a Loan under such Facility at such time, (b) with respect to the Revolving Credit Facility and the Performance Letter of Credit Facility, (i) the L/C Issuers under such Facility and (ii) if any Letters of Credit have been issued pursuant to Section 2.03(a), the Revolving Credit Lenders and/or the Performance Letter of Credit Lenders, as applicable and (c) with respect to the Swing Line Sublimit, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Revolving Credit Lenders.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Jurisdiction” means, with respect to any Applicant Borrower, (a) any state or territory of the United States or (b) Canada or any province thereof, the United Kingdom, Ireland, Switzerland, the Netherlands, Australia or Luxembourg, except, in the case of any jurisdiction identified in clause (b), to the extent that the Administrative Agent notifies (which may be at the request of the relevant Revolving Credit Lenders) the Company that it is no longer lawful for one or more of the Revolving Credit Lenders to make or maintain loans to a proposed Applicant Borrower located in such jurisdiction or that no L/C Issuer is permitted to issue Letters of Credit for the account of Persons located in such jurisdiction.

“Arrangers” means, collectively, Bank of America, N.A., an affiliate of MLPFS, MUFG Union Bank, N.A., BNP Paribas Securities Corp., J.P. Morgan Securities LLC and The Bank of Nova Scotia, in their respective capacities as joint lead arrangers and joint bookrunners.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease.

“Audited Financial Statements” means the audited consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended September 30, 2013 and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Company and its Subsidiaries, including the notes thereto.

“Availability Period” means (a) in respect of the Revolving Credit Facility, the period from and including the Closing Date to the earliest of (i) the Maturity Date for the Revolving Credit Facility, (ii) the date of termination of all of the Revolving Credit Commitments pursuant to Section 2.06, and (iii) the date of termination of the commitment of each Revolving Credit Lender to make Revolving Credit Loans and of the obligation of the applicable L/C Issuers to make L/C Credit Extensions pursuant to Section 8.02, (b) in respect of the Performance Letter of Credit Facility, the period from and including the Closing Date to the earliest of (i) the Maturity Date for the Performance Letter of Credit Facility, (ii) the date of termination of all of the Performance Letter of Credit Commitments pursuant to Section 2.06, and (iii) the date of termination of the obligation of the applicable L/C Issuers to make L/C Credit Extensions pursuant to Section 8.02 and (c) in respect of the Term A Facility, the period from and including the Closing Date to the earliest of (i) the date that falls 105 days after the Closing Date, (ii) the Maturity Date for the Term A Facility and (iii) the date of termination of the commitments of the respective Term A Lenders to make Term A Loans pursuant to Section 8.02.

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1% (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”, and (c) the Eurocurrency Rate (calculated in accordance with clause (vii) of the definition of Eurocurrency Rate) plus 1.00%.  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Revolving Credit Loan, a Swing Line Loan, a Term A Loan or a Term B Loan that bears interest based on the Base Rate.  All Base Rate Loans shall be denominated in Dollars.

“BMO” means Bank of Montreal and its successors.

“BNP Paribas” means BNP Paribas and its successors.

“Borrower” and “Borrowers” each has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing, a Term A Borrowing or a Term B Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located and:

(a)                                 if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day that is also a London Banking Day;

(b)                                 if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means a TARGET Day;

(c)                                  if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and

(d)                                 if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset that, in conformity with GAAP, is required to be capitalized and reflected in the property, plant and equipment or similar fixed asset accounts in the consolidated balance sheet of such Person and its Subsidiaries (and excluding, for the avoidance of doubt, normal replacements and maintenance which are properly charged under GAAP to current operations).

“Capitalized Leases” means all leases of (or other agreements conveying the right to use) real or personal property by a Person as lessee or guarantor which would, in conformity with GAAP, be required to be accounted for as capital leases on the balance sheet of that Person.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuers or Swing Line Lender (as applicable) and the Lenders, as collateral for L/C Obligations, Obligations in respect of Swing Line Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the Administrative Agent, the applicable L/C Issuer or Swing Line Lender shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the respective L/C Issuer or the Swing Line Lender (as applicable).  “Cash Collateral”

shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Company or any of its Restricted Subsidiaries:

(a)                                 readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof, or, in the case of a Foreign Subsidiary, readily marketable obligations issued or directly and fully guaranteed or insured by the government, governmental agency or applicable multinational intergovernmental organization of the country of such Foreign Subsidiary or backed by the full faith and credit of the government, governmental agency or applicable multinational intergovernmental organization of the country of such Foreign Subsidiary having maturities of not more than one year from the date of acquisition thereof;

(b)                                 readily marketable obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and having, at the time of acquisition, the highest rating obtainable from Moody’s or S&P;

(c)                                  demand deposits, time deposits, Eurodollar time deposits, repurchase agreements or reverse repurchase agreements with, or insured certificates of deposit or bankers’ acceptances of, or that are guaranteed by, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (d) of this definition and (iii) has combined capital and surplus of at least $500,000,000, in each case with maturities of not more than one year from the date of acquisition thereof;

(d)                                 commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-2” (or the then equivalent grade) by Moody’s or at least “A-2” (or the then equivalent grade) by S&P, in each case with maturities of not more than one year from the date of acquisition thereof;

(e)                                  corporate promissory notes or other obligations maturing not more than one year after the date of acquisition which at the time of such acquisition have, or are supported by, an unconditional guaranty from a corporation with similar obligations which have the highest rating obtainable from Moody’s or S&P;

(f)                                   Investments, classified in accordance with GAAP as current assets of the Company or any of its Restricted Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b), (c), (d) and (e) of this definition;

(g)                                  other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing; and

(h)                                 solely with respect to any Foreign Subsidiary, non-Dollar denominated (i) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, and whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank being an “Approved Foreign Bank”) and maturing within 180 days of the date of acquisition and (ii) equivalents of demand deposit accounts which are maintained with an Approved Foreign Bank.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that, at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Cash Management Agreement.

“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.

“CFC Debt” means intercompany loans, Indebtedness or receivables owed or treated as owed by one or more Foreign Subsidiaries.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its Subsidiaries, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of 35% or more of the equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means all of the “Collateral” and “Mortgaged Property” or “Trust Property” or other similar term referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.  Notwithstanding anything in the Loan Documents to the contrary, the term “Collateral” shall not include any Excluded Assets.

“Collateral and Guarantee Requirement” means, at any relevant time of determination on and after the date of consummation of the Acquisition, any or all of the following (as applicable):

(a)                                 each Significant Subsidiary shall have executed and delivered to the Administrative Agent a Guaranty;

(b)                                 each Loan Party shall have executed and delivered to the Administrative Agent (i) a Pledge and Security Agreement or other applicable Collateral Document with respect to (A) all or substantially all of its assets other than Excluded Assets and (B) the Equity Interests in its Subsidiaries, limited (1) in the case of pledges of Equity Interests in CFCs and Foreign Holding Companies, to 65% of such voting Equity Interests and 100% of such non-voting Equity Interests and (2) in the case of any Subsidiary that is disregarded as an entity from its owner under Treasury Regulations Section 301.7701-3 and substantially all the assets of which consist for U.S. federal income tax purposes of Equity Interests in a CFC or CFC Debt, to 65% of such Equity Interests, and (ii) if applicable, an Intellectual Property Security Agreement;

(c)                                  the Administrative Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property (together with UCC fixture filings if requested by the Administrative Agent), (ii) a policy or policies of title insurance in the amount equal to the fair market value of such Mortgaged Property and fixtures, as determined by the Company in its reasonable discretion, issued by a nationally recognized title insurance company or a title company and/or title agent reasonably acceptable to the Administrative Agent (the “Title Company”) insuring the Lien of each such Mortgage as a first priority Lien (subject to Permitted Liens) on the Mortgaged Property described therein, free of any other Liens except Permitted Liens, together with such endorsements as the Administrative Agent may reasonably request, together with evidence reasonably satisfactory to the Administrative Agent of payment of all premiums of the Title Company and all other sums required in connection with the issuance of each title policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Mortgage in the appropriate real estate records (provided, however, that if recording or stamp taxes are computed based upon the amount secured by such Mortgage, notwithstanding anything to the contrary contained herein or in any other Loan Document, the Mortgage shall expressly state that it only secures a sum certain that is equal to the fair market value of the Mortgaged Property as determined by the Company in its reasonable discretion), (iii) such affidavits, certificates, information (including financial data) and instruments of indemnification as shall be reasonably required to induce the Title Company to issue the title policies and endorsements contemplated above and which are reasonably requested by such Title Company, (iv) a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the applicable Loan Party relating to such Mortgaged Property), (v) if any Mortgaged Property is located in an area determined by the Federal Emergency Management Agency to have special flood hazards, evidence of such flood insurance as may be required under applicable Law, including Regulation H of the Board of Governors and the other Flood Insurance Laws and as required under Section 6.07(b), (vi) to the extent in the possession of any applicable Loan Party, an ALTA survey for each Mortgaged Property, together with an affidavit of no change, if applicable, in favor of the Title Company, and (vii) such legal opinions as the Administrative Agent may reasonably request with respect to any such Mortgage or Mortgaged Property, in each case, in form and substance reasonably satisfactory to the Administrative Agent;

(d)                                 to the extent required to be delivered pursuant to the terms of the applicable Collateral Documents, all instruments, documents and chattel paper in the possession of any of the Loan Parties, together with allonges or assignments as may be necessary or appropriate to perfect the Administrative Agent’s and the Secured Parties’ security interest in such Collateral;

(e)                                  all (i) certificates (including certificates representing Equity Interests and powers in blank with respect thereto, subject to clause (b) of this definition), agreements, documents and instruments, including UCC financing statements, required by the Collateral Documents and as reasonably requested by the Administrative Agent to be filed, delivered, registered or recorded to create the Liens intended to be created by the Collateral Documents and perfect such Liens to the extent required by, and with the priority required by, the Collateral Documents and the other provisions of the term “Collateral and Guarantee Requirement,” shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording and (ii) Taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents shall have been paid;

(f)                                   in the case of any of the foregoing executed and delivered after the Closing Date, to the extent reasonably requested by the Administrative Agent, the

Administrative Agent shall have received documents, Organization Documents, certificates, resolutions and opinions of the type referred to in Section 4.01(a)(iii), (iv) and (v) with respect to each such Person and its Guarantee and/or provision and perfection of Collateral; and

(g)                                  copies of insurance policies, declaration pages, certificates, and endorsements of insurance or insurance binders evidencing liability, casualty, property, terrorism and business interruption insurance meeting the requirements set forth herein or in the Collateral Documents;

provided that the Collateral shall not include, and the Collateral and Guarantee Requirement shall not require, any of the following: (i) any filings or other action in any jurisdiction outside of the United States or required by the Laws of any jurisdiction outside of the United States to create or perfect any security interest, including, without limitation, any intellectual property registered in any jurisdiction outside the United States (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any jurisdiction outside the United States); (ii) control agreements or other control or similar arrangements with respect to deposit accounts, securities accounts or other assets requiring perfection by control (but not, for the avoidance of doubt, control by possession, including of certificated Equity Interests); (iii) any bailee waivers, landlord waivers, estoppels or collateral access letters; (iv) any notices to be sent to account debtors or other contractual third parties (other than during the continuance of Event of Default); (v) pledges and security interests prohibited by applicable law, rule or regulation (to the extent such law, rule or regulation is effective under applicable anti-assignment provisions of the Uniform Commercial Code or other applicable Law (including pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code)), other than proceeds and receivables thereof; (vi) Equity Interests in any person other than wholly-owned Subsidiaries to the extent not permitted by the terms of such Subsidiary’s organizational or joint venture documents; (vii) (A) more than 65% of the voting Equity Interests in any Subsidiary that is a CFC or Foreign Holding Company, and (B) more than 65% of the Equity Interests in any Subsidiary that is disregarded as an entity from its owner under Treasury Regulations Section 301.7701-3 and substantially all the assets of which consist for U.S. federal income tax purposes of Equity Interests in a CFC or CFC Debt; (viii) assets to the extent a security interest in such assets would result in adverse tax consequences to the Company and its Restricted Subsidiaries (including as a result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction) as reasonably determined by the Company and the Administrative Agent; (ix) any lease, license, contract or other agreement or any property subject to a purchase money security interest or similar arrangement to the extent that a grant of a security interest therein would violate or invalidate such lease, license, contract or agreement or purchase money arrangement or create a right of termination in favor of any other party thereto (other than the Loan Parties), after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other applicable Law (including pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code), other than proceeds and receivables thereof; (x) any of the Equity Interests of Foreign Subsidiaries that are held by CFCs or Foreign Holding Companies of the Company; (xi) any fee-owned real property with a fair market value of less than $10,000,000, as determined by the Company in its reasonable discretion, and all leasehold interests; (xii) those assets as to which the Administrative Agent and the Company reasonably determine that the costs of obtaining, perfecting or maintaining a security interest in such assets exceeds the fair market value thereof (which fair market value shall be determined by the Company in its reasonable judgment) or the practical benefit to the Lenders afforded thereby; (xiii) motor vehicles and other assets to the extent perfection must be obtained through notation on a certificate of title, letter of credit rights (other than to the extent such rights can be perfected by filing a UCC-1) and commercial tort claims other than Material Commercial Tort Claims; (xiv) any cash collateral provided to third parties (including sureties) in the ordinary course of business; (xv) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal Law; (xvi) any property and assets the pledge of which would violate applicable Law or any contract, or require any contractual third party consent or governmental consent, approval, license or authorization (but only to the extent, and for so long as, such requirement for consent, approval, license or authorization is not rendered ineffective by, or is otherwise unenforceable under, the Uniform Commercial Code or any other applicable law (including pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code)); (xvii) so long as none of the properties of the Company and its Restricted Subsidiaries constitute “Principal Property” under any indenture with respect to the Existing Target Notes, real property (including land, improvements and/or buildings) constituting “Principal Property” under any such indenture or any other asset which would require granting of a lien in favor of the holders of the Existing Target Notes, but such limitation to apply only for so long as any of the Existing Target Notes remain outstanding; (xviii) assets subject to Liens securing permitted receivables financings or factoring arrangements; (xix) any CFC Debt; and (xx) certificated Equity Interests in pledged Foreign Subsidiaries need not be delivered for possession if the Administrative Agent and the Company reasonably determine that the cost of such delivery for possession exceeds the practical benefit to the Lenders afforded thereby (and any assets not required to be granted or pledged pursuant to this proviso shall be referred to as “Excluded Assets”).  The Administrative Agent may grant extensions of time for the creation and perfection of security interests in or the obtaining of title insurance, legal opinions or other deliverables with respect to particular assets or the provision of any Guarantee by any Restricted Subsidiary (including extensions beyond the Closing Date or in connection with assets acquired, or Restricted Subsidiaries formed or acquired, after the Closing Date).  For the avoidance of doubt, during a Collateral Release Period, the Collateral and Guarantee Requirement shall be limited to the provisions with respect to the providing of Guaranties (and related action), and shall not require any action with respect to the granting or perfection of any assets or Collateral (provided the other provisions of this document relating to the provision of Cash Collateral shall continue to apply).

“Collateral Documents” means, collectively, the Security and Pledge Agreement, the Intellectual Property Security Agreements, the Mortgages, each of the mortgages, collateral assignments, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to Section 6.12, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties to secure the Obligations.

“Collateral Reinstatement Event” means, after a release of Collateral as provided for in Section 10.20(a), the occurrence of any of the following: (a) both (i) the corporate family rating of the Company and its Subsidiaries from Moody’s is reduced to Ba1 and (ii) the corporate rating of the Company and its Subsidiaries from S&P is reduced to BB+, (b) the corporate family rating of the Company and its Subsidiaries from Moody’s is reduced to Ba2 or below (regardless of the then applicable corporate rating of the Company and its Subsidiaries from S&P), (c) the corporate rating of the Company and its Subsidiaries from S&P is reduced to BB or below (regardless of the then applicable corporate family rating of the Company and its Subsidiaries from Moody’s), (d) none of the corporate ratings of the Company and its Subsidiaries by Moody’s or S&P nor another similar rating from another rating agency reasonably acceptable to the Administrative Agent is available or (e) the exercise of an Incremental Increase in the nature of a “term B loan facility”, unless the Lenders providing such Incremental Increase agree that such facility shall be unsecured; provided that for purposes of determining whether a Collateral Reinstatement Event shall have occurred, if, for any reason, only one rating agency shall maintain corporate or corporate family ratings of the Company and its Subsidiaries then the applicable rating provided by such rating agency (or its equivalent) shall apply for both rating agencies.

“Collateral Release Event” means the satisfaction of each of the following conditions: (a) the corporate family rating of the Company and its Subsidiaries from Moody’s is Baa3 or better (with a stable outlook or better), (b) the corporate rating of the Company and its Subsidiaries from S&P is BBB- or better (with a stable outlook or better), (c) no Default or Event of Default exists, and (d) the Term B Facility (and any Incremental Term Loan in the nature of a “term loan B” facility) shall have been paid in full and terminated.

“Collateral Release Period” means, each period commencing with the occurrence of a Collateral Release Event, and continuing until the Collateral Reinstatement Event immediately following such Collateral Release Event.

“Commitment” means a Term A Commitment, a Term B Commitment, a Revolving Credit Commitment or a Performance Letter of Credit Commitment, as the context may require.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company” has the meaning specified in the introductory paragraph hereto.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(a)                                 increased (without duplication) by the following to the extent deducted in calculating the Consolidated Net Income of such Person for such period:

(i)                                     provision for Federal, state, local and foreign taxes based on income or profits or capital (including, without limitation, state franchise, excise and similar taxes and foreign withholding taxes of such Person) paid or accrued during such period, including any penalties and interest relating to any tax examinations, and (without duplication) net of any tax credits applied during such period (including tax credits applicable to taxes paid in earlier periods); plus

(ii)                                  Consolidated Interest Charges; plus

(iii)                               depreciation and amortization expense; plus

(iv)                              any expenses or charges (other than depreciation or amortization expense) related to any equity offering, Investment, acquisition, Disposition or recapitalization permitted under the Loan Documents or the incurrence of Indebtedness permitted to be incurred under the Loan Documents (including a refinancing thereof) (whether or not successful), including (A) such fees, expenses or charges related to the Transactions and any other credit facilities and (B) any amendment or other modification of the Loan Documents and any other credit facilities; plus

(v)                                 the amount of any restructuring charge or reserve or integration cost, including any one-time costs incurred in connection with the Transactions and acquisitions or divestitures after the Closing Date, in an aggregate amount not to exceed $150,000,000, such amount to increase (with carryforward of all unused amounts) by an additional $25,000,000 on October 1, 2015 and each October 1st thereafter; plus

(vi)                              other non-cash charges, write-downs, expenses, losses or items reducing Consolidated Net Income of such Person for such period, including any impairment charges or the impact of purchase accounting, (excluding (A) any such non-cash charge, writedown or item to the extent it represents an accrual or reserve for a cash expenditure for a future period and (B) any such non-cash charge related to project writedowns or operations) less other non-cash items of income increasing Consolidated Net Income (excluding any such non-cash item of income to the extent it represents a receipt of cash in any future period so long as such receipt of cash is not included in calculating Consolidated Net Income or Consolidated EBITDA in such later period); plus

(vii)                           all expenses and charges relating to non-controlling Equity Interests and equity income in non-wholly owned Restricted Subsidiaries; plus

(viii)                        any costs or expense incurred pursuant to (x) any management equity plan or stock option plan or (y) any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, in the case of this clause (y) to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Company or net cash proceeds of an issuance of Equity Interests of the Company (other than Disqualified Equity Interests); plus

(ix)                              cash receipts (or any netting arrangements resulting in reduced cash expenditures) not included in Consolidated EBITDA or Consolidated Net Income in any

period to the extent non-cash gains relating to such receipts were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (b) below for any previous period and not otherwise added back in such period or any other period; plus

(x)                                 cash distributions of income received from non-consolidated Joint Ventures and other non-consolidated Minority Investment entities, attributable to the ownership of such Person in such entities; plus

(xi)                              cost savings, expense reductions, operating improvements, integration savings and synergies, in each case, projected by the Company in good faith to be realized as a result, and within 18 months, of the Transactions, so long as the aggregate amount thereof does not exceed $18,000,000;

(b)                                 decreased (without duplication) by the following to the extent included in calculating the Consolidated Net Income of such Person for such period:

(i)                                     non-cash gains other than (A) non-cash gains to the extent they represent the reversal of an accrual or cash reserve for a potential cash item that reduced Consolidated EBITDA in any prior period and (B) non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase Consolidated EBITDA in such prior period; plus

(ii)                                  earnings of non-consolidated Joint Ventures and other non-consolidated Minority Investment entities, attributable to the ownership of such Person in such entities;

provided, that for purposes of calculating Consolidated EBITDA for any measurement period set forth below, Consolidated EBITDA for any period set forth below included in the four-fiscal quarter period ending on such date shall be deemed to equal the amount set forth below for such period:

Period:	Consolidated EBITDA
Fiscal quarter ending September 30, 2013	$383,528,000
Fiscal quarter ending December 31, 2013	$289,700,000
Fiscal quarter ending March 31, 2014	$227,400,000
Fiscal quarter ending June 30, 2014	$316,400,000

provided, further, that for purposes of calculating Consolidated EBITDA for any fiscal quarter in which the Closing Date occurs and any prior fiscal quarter for which an amount is not specified above, Consolidated EBITDA shall be determined based on the combined pro forma financial results of the Company and its Subsidiaries and of the Target and its Subsidiaries (and include actual results for the period of time following the Closing Date) in a manner reasonably satisfactory to the Company and the Administrative Agent.

“Consolidated Funded Indebtedness” means, as of any date of determination, for the Company and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP and without duplication, all (a) Indebtedness for borrowed money and all obligations evidenced by notes, bonds, debentures, loan agreements or similar instruments, (b) Indebtedness in respect of the deferred purchase price of property or services (which Indebtedness excludes, for the avoidance of doubt, trade accounts payable or similar obligations to a trade creditor in the ordinary course of business and any contingent earn-out obligation or other contingent obligation related to an acquisition or an Investment permitted hereunder), (c) Indebtedness arising under letters of credit (excluding Performance Letters of Credit), (d) Guarantees of the foregoing types of Indebtedness and (e) all Indebtedness of the types referred to in clauses (a) through (d) above of any partnership in which the Company or a Restricted Subsidiary is a general partner; provided that “Consolidated Funded Indebtedness” shall exclude (i) Performance Contingent Obligations, (ii) any payment obligations with respect to the Preferred Stock of the Company or any Subsidiary, and (iii) all obligations under any Swap Contract.

“Consolidated Interest Charges” means, for any Person for any period, total interest expense of such Person and its Subsidiaries, on a consolidated basis and without duplication, accrued in that period as shown in the profit and loss statement for that period, determined in accordance with GAAP, including Commitment Fees owed with respect to the unused portion of the Facilities, other fees under the Loan Documents, charges in respect of Financial Letters of Credit and the portion of any obligations under any Capitalized Lease allocable to interest expense, but excluding (i) amortization, expensing or write-off of financing costs or debt discount or expense, (ii) amortization, expensing or write-off of capitalized private equity transaction costs, to the extent such costs are treated as interest under GAAP, and (iii) the portion of the upfront costs and expenses for Swap Contracts (to the extent included in interest expense) fairly allocated to such Swap Contracts as expenses for such period, less interest income on Swap Contracts for that period and Swap Contracts payments received.

“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Charges, in each case, of or by the Company and its Restricted Subsidiaries on a consolidated basis for the most recently completed Measurement Period.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA of the Company and its Restricted Subsidiaries on a consolidated basis for the most recently completed Measurement Period.

“Consolidated Net Income” shall mean, for any Person for any period of measurement, the consolidated net income (or net loss) of such Person for such period, determined on a consolidated basis in accordance with GAAP; provided that in computing such amount for the Company and its Restricted Subsidiaries, there shall be excluded extraordinary gains and extraordinary losses of such Person for such period.

“Consolidated Net Worth” means, as of any date of determination, the consolidated stockholders’ equity of the Company and its Subsidiaries determined in accordance with GAAP, plus redeemable common stock and common stock units shown on the Company’s consolidated balance sheet, plus an amount equal to the principal amount or liquidation preference of issued and outstanding Preferred Stock of the Company and its Subsidiaries.

“Consolidated Priority Indebtedness” means all Priority Indebtedness of the Company and its Restricted Subsidiaries (but not Tax Arrangement Priority Indebtedness) determined on a consolidated basis eliminating intercompany items.

“Consolidated Senior Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Senior Secured Indebtedness as of such date to (b) Consolidated EBITDA of the Company and its Restricted Subsidiaries on a consolidated basis for the most recently completed Measurement Period.

“Consolidated Senior Secured Indebtedness” means, at any time, without duplication, the aggregate principal amount of all Consolidated Funded Indebtedness of the Company and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP that, as of such date, is secured by a Lien on any asset of the Company or any Restricted Subsidiary.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Extension” means each of the following:  (a) a Borrowing and (b) an L/C Credit Extension.

“Cumulative Available Amount” means, as of any date of determination, the sum (without duplication) of:

(a)                                 $300,000,000, plus

(b)                                 an amount equal to the difference between (i) the cumulative amount of Excess Cash Flow for each fiscal year commencing with the fiscal year ending September 30, 2015 minus (ii) without duplication, the aggregate amount of Excess Cash Flow that was applied (or that was required to be applied) to make permanent repayments of the Loans pursuant to Section 2.05(b)(v).

“Customary Permitted Liens” means (a) Liens (other than Environmental Liens and any Lien imposed under ERISA) for Taxes, assessments or charges of any Governmental Authority or claims not yet due or (or, if failure to pay prior to delinquency but after the due date does not result in additional amounts being due, which are not yet delinquent) or the payment of which is not, at such time, required by Section 6.04, (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen, customs and revenue authorities and other Liens (other than any Lien imposed under ERISA) imposed by law and created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with the provisions of GAAP, (c) Liens (other than any Lien imposed under ERISA) incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds and Liens securing obligations under indemnity agreements for surety bonds) or other Liens in connection with workers’ compensation, unemployment insurance and other types of social security benefits, (d) Liens consisting of any right of offset, or any statutory or consensual banker’s lien, on bank deposits or securities accounts maintained in the ordinary course of business so long as such bank deposits or securities accounts are not established or maintained for the purpose of providing such right of offset or banker’s lien, (e) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and other restrictions, charges or encumbrances (whether or not recorded), which do not interfere materially and adversely with the ordinary conduct of the business of the Company and its Restricted Subsidiaries taken as a whole, (f) building restrictions, zoning laws, entitlements, conservation and environmental restrictions and other similar statutes, law, rules, regulations, ordinances and restrictions, now or at any time hereafter adopted by any Governmental Authority having jurisdiction, (g) Liens in connection with sales of receivables in connection with energy service company projects, (h) licenses, sublicenses, leases or subleases granted to third parties and not interfering in any material respect with the ordinary conduct of the business of the Company and the Restricted Subsidiaries, taken as a whole, (i) any (A) interest or title of a lessor or sublessor under any lease not prohibited by this Agreement, (B) Lien or restriction that the interest or title of such lessor or sublessor may be subject to, or (C) subordination of the interest of the lessee or sublessee under such lease to any Lien or restriction referred to in the preceding clause (B), so long as the holder of such Lien or restriction agrees to recognize the rights of such lessee or sublessee under such lease, (j) Liens in favor of customs and revenue authorities arising as a matter of Law to secure payment of customs duties in connection with the importation of goods, (k) Liens in favor of United States or Canadian Governmental Authorities on deposit accounts in connection with auctions conducted on behalf of such Governmental Authorities in the ordinary course of business; provided that such Liens apply only to the amounts actually obtained from auctions conducted on behalf of such Governmental Authorities, (l) the reservations, limitations, provisos and conditions expressed in any original grants from the Crown in right of Canada of real or immoveable property, which do not materially impair the use of the affected land for the purpose used or intended to be used by that Person and (m) any security interest for the purposes of Section 12(3) of the Personal Property Securities Act 2009 (Cth) that does not secure payment or performance of an obligation.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans under the Term B Facility plus (iii) 2% per annum; provided, however, that with respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.

“Defaulting Lender” means, subject to Section 2.18(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Company, the Administrative Agent, the applicable L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Company, to confirm in writing to the Administrative Agent and the Company that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Company), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.18(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the

Administrative Agent to the Company, the L/C Issuers, the Swing Line Lender and each other Lender promptly following such determination.

“Designated Borrower” has the meaning specified in the introductory paragraph hereto.

“Designated Borrower Sublimit” means an amount equal to the lesser of the Aggregate Revolving Credit Commitments and $200,000,000.  The Designated Borrower Sublimit is part of, and not in addition to, the Aggregate Revolving Credit Commitments.

“Designated Borrower Notice” has the meaning specified in Section 2.15.

“Designated Borrower Request and Assumption Agreement” has the meaning specified in Section 2.15.

“Disclosed Litigation” means litigation disclosed in the Forms 10-K and 10-Q filed by the Company or the Target with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, prior to the Closing Date.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Stock” means, with respect to any Person, any Equity Interest that by its terms, or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable, or upon the happening of any event:

(a)          matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(b)          is convertible or exchangeable for Indebtedness or Disqualified Stock, excluding Equity Interests convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary, provided that any such conversion or exchange shall be deemed an incurrence of Indebtedness or Disqualified Stock, as applicable; or

(c)           is redeemable at the option of the holder thereof, in whole or in part;

in the case of each of clauses (a), (b) and (c), on or prior to the date that is one year after the latest Maturity Date then in effect (as of the date of the issuance, grant, sale, distribution or other provision of such Equity Interests to holders thereof); provided that any Equity Interest that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Equity Interest upon the occurrence of an ‘‘asset sale’’ or ‘‘change of control’’ occurring prior to the date that is one year after the latest Maturity Date (as of the date of the issuance, grant, sale, distribution or other provision of such Equity Interests to holders thereof) shall not constitute Disqualified Stock if the ‘‘asset sale’’ or

‘‘change of control’’ provisions applicable to such Equity Interests are not more favorable to the holders of such Equity Interests than the provisions of Section 7.05 or of Section 8.01(k) to the Lenders.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“Domestic Borrower” means the Company and each Designated Borrower that is a Domestic Subsidiary.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

“ECF Prepayment Percentage” means, for any relevant fiscal year of the Company, commencing with the fiscal year ending September 30, 2015, (a) 50% if the Consolidated Leverage Ratio as of the last day of such fiscal year is greater than or equal to 3.0 to 1.0, (b) 25% if the Consolidated Leverage Ratio as of the last day of such fiscal year is less than 3.0 to 1.0 but greater than or equal to 2.75 to 1.00, and (c) 0% if the Consolidated Leverage Ratio as of the last day of such fiscal year is less than 2.75 to 1.0.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii), (iv), (v) and (vi) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).

“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetland, flora and fauna.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits or governmental restrictions relating to pollution or the protection of the Environment or human health (to the extent related to exposure to Hazardous Materials), including those relating to the manufacture, generation, handling, transport, storage, treatment, Release or threat of Release of Hazardous Materials.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Lien” means a Lien in favor of any Governmental Authority for (1) any liability under any Environmental Laws, or (2) damages arising from or costs incurred by such Governmental Authority in response to a Release or threatened Release of Hazardous Materials.

“Environmental Permit” means any permit, approval, identification number, license or other authorization from a governmental agency required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the initiation by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g)  notification of a determination that any Pension Plan or Multiemployer Plan is considered an at risk plan or a plan in endangered or critical status within the meaning of Section 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate; or (i) a failure by the Company or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or the failure by the Company or any ERISA Affiliate to make any required contribution to a Multiemployer Plan.

“Euro” and “€” mean the single currency of the Participating Member States.

“Eurocurrency Rate” means:

With respect to any Credit Extension:

(i)                                     denominated in a LIBOR Quoted Currency, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period;

(ii)                                  denominated in Canadian dollars, the rate per annum equal to the Canadian Dealer Offered Rate (“CDOR”), or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 10:00 a.m. (Toronto, Ontario time) on the Rate Determination Date with a term equivalent to such Interest Period;

(iii)                               denominated in Australian dollars, the rate per annum equal to the Bank Bill Swap Reference Bid Rate (“BBSY”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 10:30 a.m. (Melbourne, Australia time) on the Rate Determination Date with a term equivalent to such Interest Period;

(iv)                              denominated in New Zealand Dollars, the rate per annum equal to the Bank Bill Reference Bid Rate (“BKBM”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 10:45 a.m. (Auckland, New Zealand time) on the Rate Determination Date with a term equivalent to such Interest Period;

(v)                                 denominated in Hong Kong Dollars, the rate per annum equal to the Hong Kong Interbank Offer Rate (“HIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 11:00 a.m. (Hong Kong time) on the Rate Determination Date with a term equivalent to such Interest Period;

(vi)                              with respect to a Credit Extension denominated in any other Non-LIBOR Quoted Currency, the rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the Lenders pursuant to Section 1.06(a); and

(vii)                           for any rate calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two Business Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day;

provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection with any rate set forth in this definition, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

Notwithstanding the foregoing, in no event shall the Eurocurrency Rate (a) applicable to the Term B Facility be less than 0.75% or (b) applicable to any other Facility be less than 0%.

“Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on any of clauses (i) through (vi) of the definition of “Eurocurrency Rate”.  Eurocurrency Rate Loans may be denominated in Dollars or in an Alternative Currency.  All Loans denominated in an Alternative Currency must be Eurocurrency Rate Loans.

“Event of Default” has the meaning specified in Section 8.01.

“Excess Cash Flow” means, for any fiscal year of the Company, the excess (if any) of (a) Consolidated EBITDA of the Company and its Restricted Subsidiaries for such fiscal year minus (b) the sum (for such fiscal year, without duplication) of (i) Consolidated Interest Charges actually paid in cash by the Company or any of its Restricted Subsidiaries, (ii) the aggregate amount of scheduled or (other than in respect of Loans) voluntary principal payments or repayments of Indebtedness made by the Company or any of its Restricted Subsidiaries during such fiscal year, but only to the extent that such payments or repayments by their terms cannot be reborrowed or redrawn and do not occur in connection with a refinancing of all or any portion of such Indebtedness, (iii) Capital Expenditures, Permitted Acquisitions and similar Investments (including Investments in Joint Ventures and Minority Investments, but excluding Investments in cash and Cash Equivalents) actually made in cash by the Company and its Restricted Subsidiaries during such fiscal year, excluding (A) all Capital Expenditures, Permitted Acquisitions and similar Investments to the extent funded with the proceeds of Indebtedness (other than extensions of credit under Revolving Credit Facility) and (B) Investments made utilizing the Cumulative Available Amount; (iv) all taxes actually paid in cash by the Company and its Restricted Subsidiaries, (v) all other items added to Consolidated Net Income in determining Consolidated EBITDA pursuant to clause (a)(iv) or clause (a)(v) of the definition thereof, to the extent paid in cash during such fiscal year, (vi) payments made in cash on earnout obligations by the Company and its Restricted Subsidiaries during such fiscal year, (vii) the difference (whether positive or negative) of the amount of net working capital at the end of such fiscal year over the amount thereto at the end of the previous fiscal year and (viii) all other non-cash items increasing Consolidated EBITDA for such fiscal year.

“Excluded Assets” has the meaning given thereto in the proviso to the definition of Collateral and Guarantee Requirement.

“Excluded Subsidiary” means (a) any Foreign Holding Company, (b) any Domestic Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary, (c) any Foreign Subsidiary, (d) any Subsidiary that is prohibited by applicable Law or contract (with respect to any such contractual restriction, only to the extent existing on the Closing Date or the date on which the applicable Person becomes a direct or indirect Subsidiary of the Company (and not created in contemplation of such acquisition)) from guaranteeing the Obligations or which would require governmental (including regulatory) consent, approval, license or authorization to provide a Guarantee (unless such consent, approval, license or authorization has been received), (e) any bankruptcy remote special purpose receivables entity or captive insurance company designated by the Company and permitted hereunder, and (f) in the case of any obligation under any hedging arrangement that constitutes a “swap” within the meaning of section 1(a)(947) of the Commodity Exchange Act, any Subsidiary of the Company that is not an “Eligible Contract Participant” as defined under the Commodity Exchange Act.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to any “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to Recipient or required to be withheld or deducted from payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Company under Section 10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Existing Company Notes” means (i) the 5.43% Senior Notes, Series A, of the Company due July 7, 2020 issued pursuant to the Note Purchase Agreement, dated as of June 28, 2010 and (ii) the 1.00% Senior Discount Notes, Series B, due July 7, 2022 issued pursuant to the Note Purchase Agreement, dated as of June 28, 2010.

“Existing Credit Agreements” means the Existing Revolving Credit Agreement and the Existing TLA Credit Agreement.

“Existing Letters of Credit” means, collectively, those Letters of Credit set forth on Schedule 1.01(c).  Existing Letters of Credit shall be deemed, as of the Closing Date, to be outstanding under the Revolving Credit Facility.

“Existing Revolving Credit Agreement” means that certain Fourth Amended and Restated Credit Agreement dated as of January 29, 2014 among the Company, certain Subsidiaries of the Company party thereto, Bank of America, N.A., as administrative agent and the lenders from time to time party thereto.

“Existing Target Credit Agreement” means that certain Credit Agreement dated as of October 19, 2011 among the Target, Wells Fargo Bank, National Association, as administrative agent and the lenders from time to time party thereto.

“Existing Target Notes” means (a) the existing senior unsecured 3.850% notes due 2017 of the Target and URS Fox US LP, a Delaware limited partnership and subsidiary of the Target (collectively, the “Issuers”), issued pursuant to that certain Indenture dated as of March 15, 2012 and that First Supplemental Indenture dated as of March 15, 2012 and (b) the existing senior unsecured 5.000% notes due 2022 of the Issuers issued pursuant to that certain Indenture dated as of March 15, 2012 and that certain Second Supplemental Indenture dated as of March 15, 2012.

“Existing TLA Credit Agreement” means that certain Second Amended and Restated Credit Agreement dated as of June 7, 2013 among the Company, Bank of America, N.A., as administrative agent and the lenders from time to time party thereto.

“Facility” means the Term A Facility, the Term B Facility, the Revolving Credit Facility or the Performance Letter of Credit Facility, as the context may require.

“Facility Termination Date” means the date as of which all of the following shall have occurred:  (a) the Aggregate Commitments have terminated, (b) all Obligations have been paid in full (other than (i) contingent indemnification obligations that are not yet due and (ii) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements (other than any such obligations for which notice has been received by the Administrative Agent that either (x) amounts are currently due and payable under such Secured Cash Management Agreement or Secured Hedge Agreement, as applicable, or (y) no arrangements reasonably satisfactory to the applicable Cash Management Bank or Hedge Bank have been made)), and (c) all Letters of Credit have terminated or expired (other than Letters of Credit as to which other arrangements with respect thereto reasonably satisfactory to the Administrative Agent (to the extent the Administrative Agent is a party to such arrangements) and the applicable L/C Issuers shall have been made).

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letters” means each of (a) the letter agreement, dated July 11, 2014, among the Company, the Administrative Agent and MLPFS and (b) the letter agreement dated as of August 2, 2014 by and among the Company, the Administrative Agent, MUFG Union Bank, N.A., the Bank of Nova Scotia, BNP Paribas, JPMorgan Chase Bank, N.A., BBVA compass, Wells Fargo Bank, National Association, Sumitomo Mitsui Banking Corporation, Crédit Agricole Corporate and Investment Bank, Morgan Stanley Senior Funding, Inc., HSBC Bank USA, National Association and the Arrangers.

“Financial Covenant Event of Default” has the meaning specified in Section 8.01(b).

“Financial Letter of Credit” means a standby Letter of Credit supporting obligations owing to third parties.

“Financial Letter of Credit Sublimit” means an amount equal to $300,000,000.  The Financial Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“Flood Insurance Laws” has the meaning specified in Section 6.07(b).

“Foreign Holding Company” means any Subsidiary all or substantially all of the assets of which are comprised of Equity Interests in one or more Foreign Subsidiaries or CFC Debt.

“Foreign Lender” means, with respect to any Borrower (a) if such Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if such Borrower is not a U.S. Person, a

Lender that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Obligor” means a Loan Party that is a Foreign Subsidiary.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender that is a Revolving Credit Lender or a Performance Letter of Credit Lender, (a) with respect to the L/C Issuers, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Credit Lenders or Performance Letter of Credit Lenders, as applicable, or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Credit Lenders in accordance with the terms hereof.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funding Indemnity Letter” means a funding indemnity letter, substantially in the form of Exhibit G.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, but subject in all respects to the provisions of Section 1.03.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such

Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien).  The amount of any Guarantee shall be as set forth in Section 1.10.  The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, collectively, (a) each Significant Subsidiary of the Company (other than Excluded Subsidiaries), (b) any other Person that is from time to time party to the Guaranty or any other agreement pursuant to which it guarantees the Obligations or any portion thereof and (c) with respect to (i) Obligations owing by any Loan Party (other than the Company) under any Hedge Agreement or any Cash Management Agreement, (ii) the payment and performance by each Specified Loan Party of its obligations under its Guaranty with respect to all Swap Obligations and (iii) Obligations owing by any Designated Borrower, the Company.  Notwithstanding anything herein or in any other Loan Document to the contrary, no Excluded Subsidiary shall constitute a Guarantor.

“Guaranty” means that certain Guaranty Agreement dated as of the Closing Date, by the Borrowers and the Guarantors in favor of the Administrative Agent and the Secured Parties, and including as supplemented or joined from time to time by the execution and delivery of supplements and joinders as provided therein or as otherwise reasonably acceptable to the Administrative Agent, and any other document pursuant to which any Person Guarantees any portion of the Obligations.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances, wastes, chemicals, pollutants, contaminants or compounds of any nature in any form regulated pursuant to any Environmental Law.

“Hedge Bank” means any Person that, at the time it enters into a Swap Contract permitted under Article VI or VII, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Swap Contract.

“Honor Date” has the meaning assigned to such term in Section 2.03(c).

“HSBC” means HSBC Bank USA, National Association and its successors.

“Impacted Loans” has the meaning assigned to such term in Section 3.03.

“Increase Effective Date” has the meaning assigned to such term in Section 2.16(a).

“Increase Joinder” has the meaning assigned to such term in Section 2.16(c).

“Incremental Increase” has the meaning specified in Section 2.16(a).

“Incremental Term A Loans” has the meaning assigned to such term in Section 2.16(a).

“Incremental Term B Loans” has the meaning assigned to such term in Section 2.16(a).

“Incremental Term Loans” has the meaning assigned to such term in Section 2.16(a).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)                                 all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)                                 the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments (other than Performance Contingent Obligations and any Guarantees thereof and contingent obligations under or relating to bank guaranties or surety bonds);

(c)                                  net obligations of such Person under any Swap Contract if and to the extent such obligations would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(d)                                 all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable or similar obligations to a trade creditor in the ordinary course of business and other than any contingent earn-out obligation or other contingent obligation related to a Permitted Acquisition or an Investment permitted hereunder);

(e)                                  Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of (i) the fair market value of such asset at such date of determination and (ii) the amount of such Indebtedness of such other Person;

(f)                                   all Attributable Indebtedness in respect of Capitalized Leases and Synthetic Lease Obligations of such Person;

(g)                                  the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends); and

(h)                                 all Guarantees of such Person in respect of any of the foregoing Indebtedness.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Guarantee of Indebtedness shall be determined in accordance with the definition of ‘‘Guarantee.’’ Notwithstanding the foregoing, Indebtedness of the Company and its Restricted Subsidiaries shall not include short-term intercompany payables between or among two or more of the Company and its Restricted Subsidiaries arising from cash management transactions.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Intellectual Property Security Agreement” has the meaning specified in the Security and Pledge Agreement.

“Interest Payment Date” means, (a) as to any Eurocurrency Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan or Swing Line Loan, the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made (with Swing Line Loans being deemed made under the Revolving Credit Facility for purposes of this definition).

“Interest Period” means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter (in each case, subject to availability), as selected by the Company in its Loan Notice, or such other period that is twelve months or less requested by the Company and consented to by all the Appropriate Lenders; provided that:

(i)                                     any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii)                                  any Interest Period pertaining to a Eurocurrency Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii)                               no Interest Period shall extend beyond the Maturity Date.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person by means of any of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit.  For purposes of covenant compliance, the amount of any Investment at any time outstanding shall be (i) the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, minus (ii) the amount of dividends or distributions received in connection with such Investment and any return of capital or repayment of principal received in respect of such Investment that, in each case, is received in cash or Cash Equivalents.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by an L/C Issuer and the Company (or any other Permitted L/C Party) or in favor of such L/C Issuer and relating to such Letter of Credit.

“Joint Venture” means a joint venture, partnership or similar arrangement formed for the purpose of performing a single project or series of related projects, whether in corporate, partnership or other legal form; provided that, in no event shall a Subsidiary be considered a “Joint Venture.”

“Laws” means, collectively, all international, foreign, Federal, state, provincial and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Revolving Credit Lender and Performance Letter of Credit Lender, such Lender’s funding of its participation in any applicable L/C Borrowing in accordance with its Applicable Revolving Credit Percentage or Applicable Performance Letter of Credit Percentage, as applicable.  All L/C Advances shall be denominated in Dollars.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or, to the extent applicable, refinanced as a Revolving Credit Borrowing.  All L/C Borrowings shall be denominated in Dollars.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means (a) with respect to the Revolving Credit Facility, (i) Bank of America, (ii) BMO, (iii) BNP Paribas, (iv) Wells Fargo, (v) any other Revolving Credit Lender that becomes an L/C Issuer in accordance with Section 2.03(m) hereof and (vi) solely with respect to any Existing Letter of Credit issued by a Revolving Credit Lender other than the foregoing (i) through (v), such Revolving Credit Lender (only for such Existing Letters of Credit), and (b) with respect to the Performance Letter of Credit Facility, (i) Bank of America, (ii) BMO, (iii) BNP Paribas, (iv) HSBC, (v) Wells Fargo and (vi) any other Performance Letter of Credit Lender that becomes an L/C Issuer in accordance with Section 2.03(m) hereof, each in its respective capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder, but excluding any Lender that resigns or is removed as an L/C Issuer pursuant to the terms hereof (except to the extent such Person has continuing rights and/or obligations with respect to Letters of Credit after such resignation or removal).  References to the L/C Issuer herein shall, as the context may indicate (including with respect to any particular Letter of Credit, L/C Credit Extension, L/C Borrowing or L/C Obligations), mean the applicable L/C Issuer, each L/C Issuer, any L/C Issuer, or all L/C Issuers.

“L/C Obligations” means, as at any date of determination with respect to the applicable Facility, the aggregate amount available to be drawn under all outstanding Letters of Credit under such Facility plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings under such Facility.  For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender” has the meaning specified in the introductory paragraph hereto and, unless the context requires otherwise, includes the Swing Line Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate.  Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.

“Letter of Credit” means (a) any Financial Letter of Credit or Performance Letter of Credit issued hereunder or (b) any Existing Letter of Credit.  Letters of Credit may be issued in Dollars or in an Alternative Currency.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by an L/C Issuer.

“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect for the Revolving Credit Facility or the Performance Letter of Credit Facility, as applicable (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(i).

“LIBOR” has the meaning specified in the definition of Eurocurrency Rate.

“LIBOR Quoted Currency” means each of the following currencies: Dollars; Euro; Sterling; Yen; and Swiss Francs; in each case as long as there is a published LIBOR rate with respect thereto.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance (including any easement, right-of-way or other encumbrance on title to real property), lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a Term Loan, a Revolving Credit Loan or a Swing Line Loan.

“Loan Documents” means, collectively, this Agreement, each Designated Borrower Request and Assumption Agreement, each Note, the Guaranty, each Collateral Document, each Issuer Document, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.17 of this Agreement and each Fee Letter.

“Loan Notice” means a notice of (a) a Term Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other, or (d) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent including any form on an electronic platform or electronic transmission system, as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Company.

“Loan Parties” means, collectively, the Company, each Guarantor and each Designated Borrower.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank Eurodollar market.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, assets, properties, liabilities (actual or contingent) or financial condition of the Company and its Restricted Subsidiaries taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under the Loan Documents, or of the ability of the Loan Parties to perform their obligations under the Loan Documents; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Material Commercial Tort Claim” means any commercial tort claim with respect to which a Loan Party is the plaintiff or a beneficiary and that makes a claim for damages, or other claim for judgment, in an amount greater than or equal to $10,000,000.

“Material Guarantor” means any Guarantor that is itself a Significant Subsidiary pursuant to clause (a) or (b) of the definition thereof (without giving effect to the aggregation in the proviso to such definition).

“Maturity Date” means (a) with respect to the Revolving Credit Facility, October 17, 2019, (b) with respect to the Performance Letter of Credit Facility, October 17, 2019, (c) with respect to the Term A Facility, October 17, 2019, (c) with respect to the Term B Facility, October 17, 2021; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Maximum Increase Amount” means the sum of (a) $500,000,000 plus (b) any additional amount so long as, after giving effect to such proposed Incremental Increase (and with respect to any Revolving Credit Increase, measured assuming any such Revolving Credit Increase is fully drawn), any repayment of other Indebtedness in connection therewith and any other acquisition, Disposition, incurrence of Indebtedness (including any substantially simultaneous Incremental Increases), retirement of Indebtedness and all appropriate pro forma adjustment events (including events occurring subsequent to the end of the applicable test period and on or prior to the date of such incurrence), the Consolidated Senior Secured Leverage Ratio is not greater than 2.75 to 1.00.

“Measurement Period” means, at any date of determination, the most recently completed four fiscal quarters of the Company.

“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 102% of the Fronting Exposure of the applicable L/C Issuer with respect to Letters of Credit issued and outstanding at such time, (ii) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.17(a)(i), (a)(ii) or (a)(iii), an amount equal to 102% of the Outstanding Amount of all LC Obligations, and (iii) otherwise, an amount determined by the Administrative Agent and the applicable L/C Issuer in their sole discretion.

“Minority Investment” means an Investment by the Company or any Restricted Subsidiary in the Equity Interests of another Person (other than the Company or any Restricted Subsidiary) whose primary business at such time is the same as that of the Company that results in the direct ownership by the Company or a Restricted Subsidiary of less than 50% (or in the case of the Investment described in Schedule 1.01(a), of up to 50%) of the outstanding Equity Interests of such other Person, irrespective of whether the board of directors (or other governing body) of such Person has approved such Investment; provided that a “Minority Investment” shall not include (a) Investments in Joint Ventures existing on the Closing Date, (b) Investments in any securities received in satisfaction or partial satisfaction from financially troubled account debtors or (c) Investments made or deemed made as a result of the receipt of non-cash consideration in connection with Dispositions otherwise permitted hereunder.

“MLPFS” means Merrill Lynch, Pierce, Fenner & Smith Incorporated and any successor thereto.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” means a mortgage, deed of trust, assignment of leases and rents or other security document executed by a Loan Party that purports to grant a Lien to the Administrative Agent (or a trustee for the benefit of the Administrative Agent) for the benefit of the Secured Parties in any Mortgaged Properties, in form and substance satisfactory to the Administrative Agent.

“Mortgaged Property” means any owned real property of a Loan Party with a fair market value of $10,000,000 or greater, as determined by the Company in its reasonable discretion, listed on Schedule 1.01(b) as of the Closing Date, and any other owned parcel of real property of a Loan Party that is or becomes, or is required to become, encumbered by a Mortgage in favor of the Administrative Agent in accordance with the terms of this Agreement.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions as to which the Company or any ERISA Affiliate could have any liability (contingent or otherwise).

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Company or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Cash Proceeds” means:

(a)           with respect to any Disposition by the Company or any of its Restricted Subsidiaries, or any Extraordinary Receipt received or paid to the account of the Company or any of its Restricted Subsidiaries, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such transaction (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset and that is required to be repaid in connection with such transaction (other than Indebtedness under the Loan Documents), (B) the actual out-of-pocket expenses incurred or payable by the Company or such Restricted Subsidiary to third parties in connection with such transaction and (C) income taxes reasonably estimated to be actually payable within two years of the date of the relevant transaction as a result of any gain recognized in connection therewith; provided that, if the amount of any estimated taxes pursuant to subclause (C) exceeds the amount of taxes actually required to be paid in cash in respect of such Disposition, the aggregate amount of such excess shall constitute Net Cash Proceeds;

(b)           in the case of any Recovery Event, the aggregate amount of cash proceeds of insurance, condemnation awards and other compensation (excluding proceeds constituting business interruption insurance or other similar compensation for loss of revenue) received by the Person whose property was subject to such Recovery Event in respect of such Recovery Event net of (A) fees and expenses incurred by or on behalf of the Borrower or any Restricted Subsidiary in connection with recovery thereof, (B) repayments of Indebtedness (other than Indebtedness hereunder) to the extent secured by a Lien on such property that is permitted by the Loan Documents, and (C) any Taxes paid or payable by or on behalf of the Borrower or any Restricted Subsidiary in respect of the amount so recovered (after application of all credits and other offsets arising from such Recovery Event) and amounts required to be paid to any Person (other than any Loan Party) owning a beneficial interest in the subject property; and

(c)           with respect to the incurrence or issuance of any Indebtedness (including the New Notes) by the Company or any of its Restricted Subsidiaries, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such transaction over (ii) the underwriting discounts and commissions, and other actual out-of-pocket expenses, incurred by the Company or such Restricted Subsidiary to third parties in connection therewith.

“New Financing” has the meaning specified in Section 2.01(a)(i).

“New Notes” means the senior unsecured notes to be issued on or prior to the Closing Date by the Company in connection with the Acquisition.

“Non-Consenting Lender” means (a) any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 and (ii) has been approved by the Required Lenders and (b) any Revolving Credit Lender whose consent is required fails to consent to any Applicant Borrower becoming a Designated Borrower pursuant to Section 2.15 so long as Revolving Credit Lenders constituting Required Revolving Lenders consent to such Designated Borrower.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-LIBOR Quoted Currency” means any currency other than a LIBOR Quoted Currency.

“Not Otherwise Applied” means, with reference to any calculation of the Cumulative Available Amount, that such amount is not then being utilized pursuant to Section 7.03(j) and has not been utilized pursuant to Section 7.06(e) (it being understood that with respect to any Investment made under Section 7.03(j), the amount thereof that has been repaid to the investor in cash as dividends or distributions received in connection with such Investment, or as a repayment of principal or a return of capital (up to the amount of the initial Investment), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment, shall be deemed not to be utilized at such time pursuant to such Section 7.03(j)).

“Note” means a Term A Note, a Term B Note or a Revolving Credit Note, as the context may require.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit, Secured Cash Management Agreement or Secured Hedge Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that the Obligations shall exclude any Excluded Swap Obligations.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, Joint Venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Documents).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Outstanding Amount” means (a) with respect to Term Loans, Revolving Credit Loans and Swing Line Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Credit Loans and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrowers of Unreimbursed Amounts.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the applicable L/C Issuer, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Participant” has the meaning specified in Section 10.06(d).

“Participant Register” has the meaning specified in Section 10.06(d).

“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (other than a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Company and any ERISA Affiliate as to which the Company or any ERISA Affiliate could have any liability (contingent or otherwise) and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Performance Contingent Obligations” means any bid, performance or similar project related bonds, parent company guarantees, bank guaranties or surety bonds or Performance Letters of Credit.

“Performance Letter of Credit” means a standby Letter of Credit used directly or indirectly to cover bid, performance, advance and retention obligations, including, without limitation, Letters of Credit issued in favor of sureties who in connection therewith cover bid, performance, advance and retention obligations.

“Performance Letter of Credit Commitment” means, as to each Performance Letter of Credit Lender, its obligation to purchase participations in L/C Obligations under the Performance Letter of Credit Facility in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Performance Letter of Credit Lender’s name on Schedule 2.01 under the caption “Performance Letter of Credit Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Performance Letter of Credit Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Performance Letter of Credit Exposure” means, as to any Performance Letter of Credit Lender at any time, the aggregate Outstanding Amount at such time of its participation in L/C Obligations under the Performance Letter of Credit Facility at such time.

“Performance Letter of Credit Facility” means, at any time, the aggregate amount of the Performance Letter of Credit Lenders’ Performance Letter of Credit Commitments at such time.

“Performance Letter of Credit Increase” has the meaning assigned to such term in Section 2.16(a).

“Performance Letter of Credit Increase Lender” has the meaning assigned to such term in Section 2.16(d).

“Performance Letter of Credit Lender” means, at any time, any Lender that has a Performance Letter of Credit Commitment at such time.

“Permitted Acquisition” means the non-hostile purchase or other acquisition of one or more related businesses so long as:

(a)           the Person to be acquired becomes, or the assets to be acquired are acquired by, the Company or a Restricted Subsidiary of the Company;

(b)           no Event of Default exists either on the date the agreement governing such acquisition is executed or on the date of consummation thereof (either before or after such consummation), subject to Section 2.16(d)(i);

(c)           after giving effect to such acquisition, the Consolidated Leverage Ratio (determined as of the most recently completed relevant period after giving pro forma effect to such acquisition, any adjustments to adjusted Consolidated EBITDA made in connection therewith and any Indebtedness (including any Credit Extensions) incurred in connection therewith) shall be at least 0.25 less than the then-applicable Consolidated Leverage Ratio required pursuant to Section 7.11(b);

(d)           without limitation of clause (c) above, after giving effect to such acquisition, the Company is in compliance with the other financial covenants contained in Section 7.11 (determined as of the most recently completed relevant period after giving pro forma effect to such acquisition, any adjustments to adjusted Consolidated EBITDA made in connection therewith and any Indebtedness (including any Credit Extensions) incurred in connection therewith); and

(e)           the Administrative Agent shall have received a certificate certifying that all the requirements set forth in this definition have been satisfied with respect to such purchase or other acquisition, together with reasonably detailed calculations demonstrating satisfaction of the requirements set forth in clauses (c) and (d) above.

“Permitted Capital Stock Buybacks” means the acquisition by the Company of shares of the Company’s Capital Stock provided that:

(a) no Default or Event of Default shall have occurred and be continuing both before and immediately after giving effect to such acquisition;

(b) such acquisition shall not be in violation of Regulations U and X of the FRB; and

(c) such acquisition shall be permitted by Section 7.06.

“Permitted Closing Date Indebtedness” means the following Indebtedness of the Company and its Subsidiaries (giving effect to the Acquisition) as of the Closing Date: (a) Indebtedness under the Facilities; (b) the New Notes; (c) the Existing Target Notes (to the extent not previously put and purchased by the Company or the Target pursuant to the Target Note Put Right); (d) Indebtedness of the Company and its Subsidiaries (prior to giving effect to the Acquisition) outstanding as of July 11, 2014, other than (i) Indebtedness and commitments under the Existing Credit Agreements and (ii) the Existing Company Notes; (e) Indebtedness of the Target and its Subsidiaries (prior to giving effect to the Acquisition) outstanding as of July 11, 2014 or permitted to be incurred or outstanding pursuant to the Acquisition Agreement, other than Indebtedness under the Existing Target Credit Agreement; (f) accounts receivable financings and short-term financings existing as of the Closing Date; (g) financings of or related to AECOM Capital projects (including Guarantees with respect thereto) consistent with the business plan of AECOM Capital in effect on July 11, 2014; (h) other Indebtedness for borrowed money, including securitizations, real estate financings, capital leases and purchase money financings, in an aggregate principal amount outstanding not to exceed $125 million, or otherwise reasonably satisfactory to the Arrangers; and (i) replacements, extensions and renewals of any Indebtedness for borrowed money described in clauses (a) through (h) above at maturity, without any material increase of the principal amount thereof.  For purposes of this definition, “Indebtedness for borrowed money” excludes for the avoidance of doubt (i) the deferred purchase price of property or services in the ordinary course of business (but not purchase money financings for fixed or capital assets or Capitalized Leases), (ii) trade debt, (iii) earnout obligations, (iv) obligations under letters of credit and similar instruments, (v) obligations under operating leases, (vi) Indebtedness under ordinary course hedging arrangements (not entered into for speculative purposes), (vi) Performance Contingent Obligations, (vii) obligations under bank guaranties or surety bonds and (viii) Guarantees or other contingent obligations.

“Permitted L/C Party” means the Company, any Restricted Subsidiary of the Company and any Joint Venture.

“Permitted Liens” means the Liens permitted by Section 7.01.

“Person” means any natural person, corporation, limited liability company, trust, Joint Venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan, but not including a Multiemployer Plan or Multiple Employer Plan), maintained for employees of the Company or any ERISA Affiliate or any such Plan to which the Company or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in Section 6.02.

“Preferred Stock” means, as applied to the Equity Interests of any Person, Equity Interests of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Equity Interests of any other class of such Person.

“Priority Indebtedness” means (a) any Indebtedness of the Company secured by a Lien permitted solely under Section 7.01(e) and (b) any Indebtedness of a Restricted Subsidiary; provided that there shall be excluded from any calculation of Priority Indebtedness the Indebtedness of any Restricted Subsidiary evidenced by (i) a Guarantee of the Indebtedness of the Company owing pursuant to this Agreement and (ii) a Guarantee delivered by a Guarantor of other Indebtedness of the Company.

“Public Lender” has the meaning specified in Section 6.02.

“Qualified ECP Guarantor” shall mean, at any time, the Company, each Domestic Borrower that is not an Excluded Subsidiary, and each Guarantor with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Rate Determination Date” means two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such other day as otherwise reasonably determined by the Administrative Agent).

“Register” has the meaning specified in Section 10.06(c).

“Recipient” means the Administrative Agent, any Lender, the L/C Issuers or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Recovery Event” shall mean any settlement of or payment in respect of any property or casualty insurance claim or any taking or condemnation proceeding relating to any asset of the Company or any Restricted Subsidiary.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Repricing Event” shall mean (a) any prepayment or repayment of Term B Loans with the proceeds of, or any conversion of Term B Loans into, any new or replacement loans or similar bank indebtedness bearing interest with an “effective yield” (taking into account upfront fees, interest rate spreads, interest rate benchmark floors and original issue discount) less than the “effective yield” applicable to the Term B Loans subject to such event (as such comparative yields are determined by the Administrative Agent) and (b) any amendment to this Agreement which reduces the “effective yield” (other than as a result of no longer applying the Default Rate) applicable to all or a portion of the Term B Loans (it being understood that any amount required to be paid pursuant to Section 2.05(c) with respect to a Repricing Event shall apply to any required assignment by a Non-Consenting Lender in connection with any such amendment pursuant to Section 10.13).  For the avoidance of doubt, any prepayment of the Term B Facility with all or a portion of the proceeds of a Term A Facility Subsequent Advance pursuant to Section 2.01(a)(ii) and the proviso to Section 4.02 shall not be considered a “Repricing Event.”

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Performance Letter of Credit Lenders” means, at any time, Performance Letter of Credit Lenders having Total Performance Letter of Credit Exposures representing more than 50% of the Total Performance Letter of Credit Exposures of all Performance Letter of Credit Lenders.  The Total Performance Letter of Credit Exposure of any Defaulting Lender which is a Performance Letter of Credit Lender shall be disregarded in determining Required Performance Letter of Credit Lenders at any time; provided that, any outstanding Unreimbursed Amounts under the Performance Letter of Credit Facility that such Defaulting Lender has failed to fund and that have not otherwise been Cash Collateralized and/or reallocated to and funded by another Performance Letter of Credit Lender shall be deemed to be held by the affected L/C Issuer in making such determination.

“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders.  The Total Credit

Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided that, the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that any Defaulting Lender which is a Revolving Credit Lender or a Performance Letter of Credit Lender has failed to fund that have not been reallocated to and funded by another Revolving Credit Lender shall be deemed to be held by the Lender that is the Swing Line Lender or the affected L/C Issuer, as the case may be, in making such determination.

“Required Revolving Lenders” means, at any time, Revolving Credit Lenders having Total Revolving Credit Exposures representing more than 50% of the Total Revolving Credit Exposures of all Revolving Credit Lenders.  The Total Revolving Credit Exposure of any Defaulting Lender which is a Revolving Credit Lender shall be disregarded in determining Required Revolving Lenders at any time; provided that, the amount of any participation in any outstanding Swing Line Loan and any outstanding Unreimbursed Amounts under the Revolving Credit Facility that such Defaulting Lender has failed to fund and that have not otherwise been Cash Collateralized and/or reallocated to and funded by another Revolving Credit Lender shall be deemed to be held by the Lender that is the Swing Line Lender or the affected L/C Issuer, as the case may be, in making such determination.

“Required Term A Lenders” means, as of any date of determination, Term A Lenders having Total Term A Loan Exposure representing more than 50% of the Total Term A Loan Exposure of all Term A Lenders on such date; provided that the portion of the Term A Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term A Lenders.

“Required Term B Lenders” means, as of any date of determination, Term B Lenders having Total Term B Loan Exposure representing more than 50% of the Total Term B Loan Exposure of all Term B Lenders on such date; provided that the portion of the Term B Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term B Lenders.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party and solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party and, solely for the purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Restricted Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other

Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof).

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

“Revaluation Date” means (a) with respect to any Loan, each of the following:  (i) each date of a Borrowing of a Eurocurrency Rate Loan denominated in an Alternative Currency, (ii) each date of a continuation of a Eurocurrency Rate Loan denominated in an Alternative Currency pursuant to Section 2.02, and (iii) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit, each of the following:  (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by the applicable L/C Issuer under any Letter of Credit denominated in an Alternative Currency, (iv) in the case of all Existing Letters of Credit denominated in Alternative Currencies, the Closing Date, and (v) such additional dates as the Administrative Agent or the applicable L/C Issuer shall determine or the Required Lenders shall require.

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(c).

“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrowers pursuant to Section 2.01(c), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Revolving Credit Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate Outstanding Amount at such time of its Loans and the aggregate Outstanding Amount of such Lender’s participation in L/C Obligations under the Revolving Credit Facility and Swing Line Loans at such time.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time.

“Revolving Credit Increase” has the meaning specified in Section 2.16(a).

“Revolving Credit Increase Lender” has the meaning specified in Section 2.16(a).

“Revolving Credit Lender” means, at any time, (a) so long as any Revolving Credit Commitment is in effect, any Lender that has a Revolving Credit Commitment at such time or (b) if the Revolving Credit Commitments have terminated or expired, any Lender that has a

Revolving Credit Loan or a participation in L/C Obligations under the Revolving Credit Facility or Swing Line Loans at such time.

“Revolving Credit Loan” has the meaning specified in Section 2.01(c).

“Revolving Credit Note” means a promissory note made by the Borrowers in favor of a Revolving Credit Lender evidencing Revolving Credit Loans or Swing Line Loans, as the case may be, made by such Revolving Credit Lender, substantially in the form of Exhibit C-3.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor thereto.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“Sanction(s)” means any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, or Her Majesty’s Treasury.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank.

“Secured Hedge Agreement” means any Swap Contract permitted under Article VI or VII that is entered into by and between any Loan Party and any Hedge Bank.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuers, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

“Security and Pledge Agreement” means that certain Security and Pledge Agreement dated as of the Closing Date by the Borrowers and the Guarantors to the Administrative Agent for the benefit of the Secured Parties, as supplemented or joined from time to time by the execution and delivery of supplements and joinders as provided therein or as otherwise reasonably acceptable to the Administrative Agent.

“Significant Subsidiary” means any direct or indirect wholly-owned domestic Restricted Subsidiary of the Company (other than an Excluded Subsidiary) that, individually (without consolidation with the Company or any of its other Subsidiaries) either (a) has assets with a book value that totals 2.5% or more of the book value of all assets of the Company and its wholly-

owned Restricted Subsidiaries on a consolidated basis as of the end of the most recent fiscal quarter of the Company or (b) generates Consolidated EBITDA in any fiscal year of the Company that is 2.5% or more of Consolidated EBITDA of the Company and its wholly-owned Restricted Subsidiaries in any fiscal year; provided that if neither (x) the aggregate book value of all assets of the Company and all Significant Subsidiaries constitutes 75% or more of the book value of all assets of the Company and its wholly-owned Restricted Subsidiaries on a consolidated basis as of the end of the most recently ended fiscal year, nor (y) the aggregate Consolidated EBITDA of the Company and all Significant Subsidiaries represents 75% or more of the Consolidated EBITDA of the Company and its wholly-owned Restricted Subsidiaries for the most recently ended fiscal year, then in such case the Company shall identify additional wholly-owned domestic Restricted Subsidiaries to constitute Significant Subsidiaries such that at least one of the foregoing 75% tests is satisfied (or, if neither such 75% test is satisfied with all wholly-owned domestic Restricted Subsidiaries other than Excluded Subsidiaries, then all wholly-owned domestic Restricted Subsidiaries other than Excluded Subsidiaries of the Company shall become “Significant Subsidiaries”); provided further that in no event shall any Excluded Subsidiary be required to be a Guarantor.

“Solvent” and “Solvency” mean, on any date of determination, that on such date (a) the amount of the fair value of the assets of the Company and its Subsidiaries, on a consolidated basis as of such date, exceeds, on a consolidated basis, the amount of all liabilities of the Company and its Subsidiaries on a consolidated basis, contingent or otherwise, (b) the present fair saleable value of the property (on a going concern basis) of the Company and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured in the ordinary course of business, (c) the Company and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured in the ordinary course of business; and (d) the Company and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, any business or transaction contemplated as of such date for which they have unreasonably small capital.  The amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability at such time.

“Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

“Specified Default” shall mean an Event of Default arising under either or both of Sections 8.01(a) or 8.01(f).

“Specified Loan Party” means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to any “keepwell, support or other agreement”).

“Specified Purchase Agreement Representations” means the representations made by the Target and/or its Subsidiaries with respect to the Target and/or its Subsidiaries in the Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that the Company

(or any applicable Affiliate of the Company, including any other applicable Subsidiary of the Company) has the right to terminate its obligations under the Acquisition Agreement, or to decline to consummate the Acquisition pursuant to the Acquisition Agreement, as a result of a breach of such representation in the Acquisition Agreement, determined without regard to whether any notice is required to be delivered by the Company or any of its Affiliates party to the Acquisition Agreement.

“Specified Representations” means the representations and warranties of the Company and the Material Guarantors set forth in Sections 5.01(a), 5.01(b)(ii) (but solely to the extent related to the Loan Documents), 5.02 (other than part (b) or (c) thereof), 5.04, 5.14, 5.18, 5.19, 5.20 and 5.21 (but only to the extent related to the creation, validity and (solely with respect to Liens in assets with respect to which a Lien may be perfected by filing of a UCC financing statement under the Uniform Commercial Code or filing of a security agreement with the United States Copyright Office or the United States Patent and Trademark Office) perfection of Liens) of this Agreement.

“Specified Transaction” means any Investment that results in a Person becoming a Restricted Subsidiary, any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary, any Permitted Acquisition, any Disposition that results in a Restricted Subsidiary ceasing to be a Subsidiary of the Company, any Investment constituting an acquisition of assets constituting a business unit, line of business or division of another Person or any Disposition of a business unit, line of business or division of the Company or a Restricted Subsidiary, in each case whether by merger, consolidation, amalgamation or otherwise, and in each case, in excess of $20,000,000 per such transaction (or series of related transactions), or any incurrence or repayment of Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility without any adjustment to the commitments thereunder), Restricted Payment or other event that by the terms of this Agreement requires a test to be calculated for “pro forma compliance” or on a “pro forma basis” or after giving “pro forma effect.”

“Spot Rate” for a currency means the rate determined by the Administrative Agent or the applicable L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the applicable L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or such L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that such L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

“Sterling” and “£” mean the lawful currency of the United Kingdom.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled (as determined in accordance with GAAP), or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligations” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit B or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Company.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $50,000,000 and (b) the Revolving Credit Facility.  The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“Synthetic Lease Obligation” means the monetary obligation of a Person under a so-called synthetic, off-balance sheet or tax retention lease.

“Target” means URS Corporation, a Delaware corporation.

“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system, which utilizes a single shared platform and which was launched on November 19, 2007 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement), is open for the settlement of payments in Euro.

“Target Material Adverse Effect” means, with respect to any Person, any event, change, circumstance, occurrence, effect or state of facts that (a) is or would reasonably be expected to be materially adverse to the business, assets, liabilities, condition (financial or otherwise) or results of operations of such Person and its Subsidiaries, taken as a whole, or (b) materially impairs the ability of such Person to consummate, or prevents or materially delays, the Acquisition or any of the other transactions contemplated by the Acquisition Agreement or would reasonably be expected to do so; provided, however, that in the case of clause (a) only, Target Material Adverse Effect shall not include any event, change, circumstance, occurrence, effect or state of facts to the extent caused by or resulting from one or more of (i) changes or conditions generally affecting the industries in which such Person (or its Subsidiaries) operates or the economy or the financial or securities markets or markets or regulatory conditions generally in the United States or any other jurisdiction in which such Person (or its Subsidiaries) operates, including interest rates or currency exchange rates, or changes therein, and including effects on such industries, economy or markets resulting from any regulatory and political conditions or developments in general, (ii) changes in global or national political conditions, including the outbreak or escalation of war or acts of terrorism, (iii) changes (or proposed changes) in Law or GAAP (or local equivalents in the applicable jurisdiction), (iv) earthquakes, hurricanes, tsunamis, typhoons, lightning, hail storms, blizzards, tornadoes, droughts, floods, cyclones, arctic frosts, mudslides, wildfires and other natural disasters, weather conditions or acts of God, (v) the failure to meet any revenue, earnings or other projections, forecasts or predictions (provided that this exception shall not prevent or otherwise affect a determination that any events, changes, circumstances, occurrences, effects or states of facts underlying a failure described in this clause (v) has resulted in, or contributed to, or would reasonably be expected to result in or contribute to, a Target Material Adverse Effect), (vi) the announcement or pendency of the Acquisition Agreement, the Acquisition or any of the other transactions contemplated by the Acquisition Agreement, or (vii) any action or non-action expressly required to be taken or not taken, as the case may be, by the parties to the Acquisition Agreement; provided, that, with respect to clauses (i), (ii), (iii) and (iv), the impact of such event, change, circumstance, occurrence, effect or state of facts is not disproportionately adverse to such Person and its Subsidiaries, taken as a whole, relative to other participants in their industry (each capitalized term used in the definition of Target Material Adverse Effect (other than the defined terms Acquisition Agreement and Target Material

Adverse Effect) has the meaning given to such term in the Acquisition Agreement as in effect as of July 11, 2014).

“Target Note Put Right” means any right of the holders of the Existing Target Notes to demand that the issuers of such Existing Target Notes redeem, repay or repurchase the Existing Target Notes as a result of the consummation of the Acquisition (whether such right to demand redemption, repayment or repurchase is exercised or exercisable on or after the Closing Date).

“Tax Arrangement” means any tax arrangement or structure among the Company and its Restricted Subsidiaries that:

(a)                                 is entered into or created pursuant to advice from any of Ernst & Young, KPMG, PricewaterhouseCoopers, Deloitte Touche Tohmatsu, their respective Affiliates or any other nationally recognized tax advisory firm and a copy of such advice is either delivered or made available to the Administrative Agent and the Lenders;

(b)                                 requires that one or more Restricted Subsidiaries (but not the Company) directly incur Indebtedness;

(c)                                  is intended to enable the Company and/or its Restricted Subsidiaries to realize tax savings in connection with (i) repatriation of cash at lower tax rates than would be the case absent such tax arrangement or structure or (ii) qualifying for tax credits, tax deductions or other tax incentives greater than the cost of structuring and implementing such tax arrangement or structure, provided that, for the avoidance of doubt, any interest deduction on such Indebtedness shall not be considered as a tax credit, tax deduction or other tax incentive; and

(d)                                 complies with applicable Laws and regulations.

“Tax Arrangement Priority Indebtedness” means Priority Indebtedness incurred by a Restricted Subsidiary of the Company pursuant to a Tax Arrangement.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term A Borrowing” means a borrowing consisting of simultaneous Term A Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Term A Lenders pursuant to Section 2.01(a).

“Term A Commitment” means, as to each Term A Lender, its obligation to make Term A Loans to the Company pursuant to Section 2.01(a) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term A Lender’s name on Schedule 2.01 under the caption “Term A Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term A Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Term A Facility” means (a) at any time during the Availability Period in respect of such Facility, the sum of (i) the aggregate amount of the unused Term A Commitments at such time and (ii) the aggregate principal amount of the Term A Loans of all Term A Lenders outstanding at such time and (b) thereafter, the aggregate principal amount of the Term A Loans of all Term A Lenders outstanding at such time.

“Term A Facility Initial Advance” means the Term A Borrowing to be made on the Closing Date in an amount not to exceed $925,000,000.

“Term A Facility Subsequent Advance” means the Term A Borrowing to be made during the Availability Period with respect to the Term A Facility in an amount not to exceed $1,000,000,000.

“Term A Lender” means, at any time, any Lender that has a Term A Commitment or that holds Term A Loans at such time.

“Term A Loan” means an advance made by any Term A Lender under the Term A Facility.

“Term A Loan Increase” has the meaning assigned to such term in Section 2.16(a).

“Term A Note” means a promissory note made by the Company in favor of a Term A Lender evidencing Term A Loans made by such Term A Lender, substantially in the form of Exhibit C-1.

“Term B Borrowing” means a borrowing consisting of simultaneous Term B Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Term B Lenders pursuant to Section 2.01(b).

“Term B Commitment” means, as to each Term B Lender, its obligation to make Term B Loans to the Company pursuant to Section 2.01(b) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Term B Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term B Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Term B Facility” means, at any time, (a) on or prior to the Closing Date, the aggregate amount of the Term B Commitments at such time and (b) thereafter, the aggregate principal amount of the Term B Loans of all Term B Lenders outstanding at such time.

“Term B Lender” means at any time, (a) on or prior to the Closing Date, any Lender that has a Term B Commitment at such time and (b) at any time after the Closing Date, any Lender that holds Term B Loans at such time.

“Term B Loan” means an advance made by any Term B Lender under the Term B Facility.

“Term B Loan Increase” has the meaning assigned to such term in Section 2.16(a).

“Term B Note” means a promissory note made by the Company in favor of a Term B Lender, evidencing Term B Loans made by such Term B Lender, substantially in the form of Exhibit C-2.

“Term Borrowing” means either a Term A Borrowing or a Term B Borrowing.

“Term Commitment” means either a Term A Commitment or a Term B Commitment.

“Term Facilities” means, at any time, the Term A Facility and the Term B Facility.

“Term Lender” means, at any time, a Term A Lender or a Term B Lender.

“Term Loan” means a Term A Loan or a Term B Loan.

“Threshold Amount” means the greater of (a) $100,000,000 and (b) 2.5% Consolidated Net Worth as of the last day of the most recent fiscal year for which financial statements have been delivered pursuant to Section 6.01 (or, prior to the first delivery thereof, the financial statements described in Section 5.05(b)).

“Total Credit Exposure” means, as to any Lender at any time, the aggregate amount of the Total Revolving Credit Exposure, Total Term A Loan Exposure, Total Term B Loan Exposure and Total Performance Letter of Credit Exposure of such Lender.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Total Performance Letter of Credit Exposure” means, as to any Performance Letter of Credit Lender at any time, the unused Performance Letter of Credit Commitments and the Performance Letter of Credit Exposure of such Performance Letter of Credit Lender at such time.

“Total Revolving Credit Exposure” means, as to any Revolving Credit Lender at any time, the unused Revolving Credit Commitments and the Revolving Credit Exposure of such Revolving Credit Lender at such time.

“Total Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and L/C Obligations under the Revolving Credit Facility.

“Total Term A Loan Exposure” means, as to any Term A Lender at any time, the unused Term A Commitments (if any) and the Outstanding Amount of all Term A Loans of such Term A Lender at such time.

“Total Term B Loan Exposure” means, as to any Term B Lender at any time, the unused Term B Commitments (if any) and the Outstanding Amount of all Term B Loans of such Term B Lender at such time.

“Transactions” means the following transactions to occur on or prior to the Closing Date:  (a) the consummation of the Acquisition (including the issuance of Equity Interests in the Company in accordance with the Acquisition Agreement), (b) the entering into and making of the initial Credit Extensions under the Loan Documents, (c) the refinancing of existing Indebtedness of the Target and its Subsidiaries and of the Company and its Subsidiaries (including Indebtedness under the Existing Revolving Credit Agreement, the Existing TLA Credit Agreement, the Existing Target Credit Agreement, the Existing Company Notes and, if applicable, the Existing Target Notes, but excluding any Permitted Closing Date Indebtedness outstanding on the Closing Date), (d) the exercise of any Target Note Put Right, (e) the retention of any Existing Target Notes after final consummation of the Target Note Put Right, (f) the issuance of New Notes, (g) transactions related to the foregoing and (h) the payment of fees and expenses in connection with the foregoing.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Unrestricted Subsidiary” means any Subsidiary designated by the Company as an Unrestricted Subsidiary in accordance with Section 2.14(a) (until such time, if ever, that such Subsidiary is re-designated as a Restricted Subsidiary in accordance with Section 2.14(b)).

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(III).

“Yen” and “¥” mean the lawful currency of Japan.

1.02                        Other Interpretive Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)                                 The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)                                 In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)                                  Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03                        Accounting Terms.  (a)  Generally.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.  Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, (i) Indebtedness of the Company and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded and (ii) the Company and its Subsidiaries shall not be required to report on their consolidated balance sheet or otherwise include as Indebtedness hereunder at any date any lease of the Company or any Subsidiary that as of the date of this Agreement is (or if such lease were in effect on the date of this Agreement, would be) an operating lease, irrespective of any change in lease accounting standards under GAAP occurring after the date of this Agreement.

(b)                                 Changes in GAAP.  If at any time any change in GAAP (including the adoption of International Financial Reporting Standards) would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.  Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

(c)                                  Consolidation of Variable Interest Entities.  All references herein to consolidated financial statements of the Company and its Subsidiaries or Restricted Subsidiaries or to the determination of any amount for the Company and its Subsidiaries or Restricted Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Company is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.

(d)                                 Pro Forma Calculations.

(i)                                     For purposes of calculating the Consolidated Interest Coverage Ratio, the Consolidated Leverage Ratio and the Consolidated Senior Secured Leverage Ratio, Specified Transactions (and the incurrence or repayment of any Indebtedness in connection therewith) that have been made (A) during the period in respect of which such calculations are required to be made or (B) subsequent to such period and prior to or simultaneously with the event for which the calculation of any such ratio is made on a pro forma basis (in the case of this clause (B), solely with respect to determining pro forma compliance for such event, and not for other purposes (including pricing or the applicable percentage for Excess Cash Flow prepayments)) shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated EBITDA and the component financial definitions used in either of the foregoing attributable to any Specified Transaction) had occurred on the first day of the period in respect of which such calculations are required to be made.  If since the beginning of any applicable period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Company or any of its Restricted Subsidiaries since the beginning of such period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.03(d), then the Consolidated Interest Coverage Ratio, the Consolidated Leverage Ratio and the Consolidated Senior Secured Leverage Ratio shall be calculated to give pro forma effect thereto in accordance with this Section 1.03(d).

(ii)                                  Whenever pro forma effect is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by a Responsible Officer and in a manner reasonably acceptable to the Administrative Agent, subject, in the case of any Permitted Acquisition, to the Administrative Agent’s receipt of (x) the most recent financial statements with respect to the acquired Person or business prepared by such acquired Person or the seller thereof and (y) to the extent available, the most recent audited and interim unaudited financial statements with respect to the acquired Person.

1.04                        Rounding.  Any financial ratios required to be maintained by the Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05                        Exchange Rates; Currency Equivalents.

(a)                                 The Administrative Agent or the applicable L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies.  Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur.  Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the applicable L/C Issuer, as applicable.

(b)                                 Wherever in this Agreement in connection with a Revolving Credit Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Revolving Credit Borrowing, Eurocurrency Rate Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be.

1.06                        Additional Alternative Currencies.

(a)                                 The Company may from time to time request that Eurocurrency Rate Loans be made and/or Letters of Credit be issued under the Revolving Credit Facility and/or the Performance Letter of Credit Facility, in a currency other than those specifically listed in the definition of “Alternative Currency;” provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars.  In the case of any such request with respect to the making of Eurocurrency Rate Loans, such request shall be subject to the approval of the Administrative Agent and, in the case of the Revolving Credit Facility, the Revolving Credit Lenders; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and each applicable L/C Issuer.

(b)                                 Any such request shall be made to the Administrative Agent not later than 11:00 a.m., 20 Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the applicable L/C Issuer, in its or their sole discretion).  In the case of any such request pertaining to Eurocurrency Rate Loans, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify each applicable L/C Issuer thereof.  Each Revolving Credit Lender (in the case of any such request pertaining to Eurocurrency Rate Loans) or the applicable L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., ten Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurocurrency Rate Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

(c)                                  Any failure by a Revolving Credit Lender or an L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Revolving Credit Lender or such L/C Issuer, as the case may be, to permit Eurocurrency Rate Loans to be made or Letters of Credit to be issued in such requested currency.  If the Administrative Agent and all the Lenders consent to making Eurocurrency Rate Loans in such requested currency, the Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Revolving Credit Borrowings of Eurocurrency Rate Loans; and if the Administrative Agent and the applicable L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances.  If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.06, the Administrative Agent shall promptly so notify the Company.  Any specified currency of an Existing Letter of Credit that is neither Dollars nor one of the Alternative Currencies specifically listed in the definition of “Alternative Currency” shall be deemed an Alternative Currency with respect to such Existing Letter of Credit only.

1.07                        Change of Currency.

(a)                                 Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption.  If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Revolving Credit Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Revolving Credit Borrowing, at the end of the then current Interest Period.

(b)                                 Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c)                                  Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

1.08                        Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Pacific time (daylight or standard, as applicable).

1.09                        Letter of Credit Amounts.  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.10                        Guaranteed Amounts.  For purposes of this Agreement and the other Loan Documents, the amount of any Guarantee or other contingent liability, to the extent constituting Indebtedness or an Investment shall be (i) determined in accordance with GAAP, in the case of any such Guarantee or other contingent liability related to Indebtedness or other obligations of AECOM Capital (or Subsidiaries of, or Joint Ventures formed by, AECOM Capital) in connection with projects of AECOM Capital (or Subsidiaries of, or Joint Ventures formed by, AECOM Capital) and (ii) deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person or entity in good faith, in the case of any such Guarantee or other contingent liability not described in clause (i) of this paragraph.  For the avoidance of doubt, the stated or determinable amount of any undrawn revolving facility shall be zero.

ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS

2.01                        The Loans.  (a)  The Term A Borrowing.  Subject to the terms and conditions set forth herein, each Term A Lender severally agrees to make (i) a single loan in Dollars to the Company in the nature of a Term A Facility Initial Advance on the Closing Date in an amount not to exceed such Term A Lender’s Applicable Percentage of the Term A Facility Initial Advance and (ii) a second loan in Dollars to the Company in the nature of a Term A Facility Subsequent Advance on any Business Day during the Availability Period for the Term A Facility, in an aggregate amount not to exceed such Term A Lender’s Applicable Percentage of the Term A Facility Subsequent Advance; provided that (w) in no event shall there be more than two Term A Borrowings, (x) the aggregate amount of Term A Loans made by a Term A Lender shall not exceed such Term A Lender’s Term A Commitment, (y) the aggregate amount of Term A Loans made pursuant to the Term A Borrowings shall not exceed the aggregate amount of the Term A Facility then in effect and (z) the aggregate amount of the Term A Facility Subsequent Advance shall not exceed the face amount of the Existing Target Notes being repurchased or redeemed on the date of such Term A Borrowing pursuant to the exercise of a Target Note Put

Right plus, the principal amount of Term B Loans being prepaid with the proceeds thereof.  Each Term A Borrowing shall consist of Term A Loans made simultaneously by the Term A Lenders in accordance with their respective Applicable Percentage of the Term A Facility.  Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed.  The Term A Loans made pursuant to the Term A Borrowings under this Section 2.01(a) shall constitute a single Term A Facility.  Term A Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

(b)                                 The Term B Borrowing.  Subject to the terms and conditions set forth herein, each Term B Lender severally agrees to make a single loan in Dollars to the Company on the Closing Date in an amount not to exceed such Term B Lender’s Term B Commitment.  The Term B Borrowing shall consist of Term B Loans made simultaneously by the Term B Lenders in accordance with their respective Term B Commitments.  Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed.  Term B Loans may be Base Rate Loans or Eurocurrency Rate Loans as further provided herein.

(c)                                  The Revolving Credit Borrowings.  Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans (each such loan, a “Revolving Credit Loan”) to the Borrowers in Dollars or in one or more Alternative Currencies from time to time, on any Business Day during the Availability Period for the Revolving Credit Facility, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, (ii) the Revolving Credit Exposure of any Revolving Credit Lender shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment, (iii) the aggregate Outstanding Amount of all Revolving Credit Loans made to the Designated Borrowers shall not exceed the Designated Borrower Sublimit, and (iv) the aggregate Outstanding Amount of all Revolving Credit Loans and L/C Obligations denominated in Hong Kong Dollars or New Zealand Dollars shall not exceed the Alternative Currency Sublimit; provided further that any Revolving Credit Loan to be made as part of the initial Credit Extension on the Closing Date shall be in Dollars.  Within the limits of each Revolving Credit Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(c), prepay under Section 2.05, and reborrow under this Section 2.01(c).  Revolving Credit Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

2.02                        Borrowings, Conversions and Continuations of Loans.  (a) Each Term A Borrowing, each Term B Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the Company’s irrevocable notice to the Administrative Agent, which may be given by (i) telephone, or (ii) a Loan Notice; provided that any telephone notice must be confirmed immediately by delivery to the Administrative Agent of a Loan Notice.  Each such Loan Notice must be received by the Administrative Agent not later than 10:00 a.m. (A) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurocurrency Rate Loans denominated in Dollars or of any conversion of Eurocurrency Rate Loans denominated in Dollars to Base Rate Loans, (B) four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, and (C) on the requested date of any Borrowing of Base Rate Loans; provided, however, that if the Company wishes to request Eurocurrency Rate Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. (i) four Business Days prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans denominated in Dollars, or (ii) five Business Days (or six Business Days in the case of a Special Notice Currency) prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, whereupon the Administrative Agent shall give prompt notice to the Appropriate Lenders of such request and determine whether the requested Interest Period is acceptable to all of them.  Not later than 11:00 a.m., (i) three Business Days before the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans denominated in Dollars, or (ii) four Business Days (or five Business days in the case of a Special Notice Currency) prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, the Administrative Agent shall notify the Company (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders.  Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof.  Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.  Each Loan Notice shall specify (1) whether the Company is requesting a Term A Borrowing, a Term B Borrowing, a Revolving Credit Borrowing, a conversion of Term Loans or Revolving Credit Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (2) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (3) the principal amount of Loans to be borrowed, converted or continued, (4) the Type of Loans to be borrowed or to which existing Term Loans or Revolving Credit Loans are to be converted, (5) if applicable, the duration of the Interest Period with respect thereto, (6) the currency of Loans to be borrowed, and (7) if applicable, the Designated Borrower.  If the Company fails to specify a currency in a Loan Notice requesting a Borrowing, then the Loans so requested shall be made in Dollars.  If the Company fails to specify a Type of Loan in a Loan Notice or if the Company fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans shall be made as, or converted to, Base Rate Loans; provided, however, that in the case of a failure to timely request a continuation of Loans denominated in an Alternative Currency, such Loans shall be continued as Eurocurrency Rate Loans in their original currency with an Interest Period of one month.  Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans.  If the Company requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.  Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a Eurocurrency Rate Loan.  No Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be prepaid in the original currency of such Loan and reborrowed in the other currency.

(b)                                 Following receipt of a Loan Notice for a Facility, the Administrative Agent shall promptly notify each Appropriate Lender of the amount (and currency) of its Applicable Percentage under the applicable Facility of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Company, the Administrative Agent shall notify each Appropriate Lender of the details of any automatic conversion to Base Rate Loans or continuation of Loans denominated in a currency other than Dollars, in each case as described in the preceding subsection.  In the case of a Term A Borrowing, a Term B Borrowing or a Revolving Credit Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 1:00 p.m., in the case of any Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Loan in an Alternative Currency, in each case on the Business Day specified in the applicable Loan Notice.  Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Company or the other applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Company; provided, however, that if, on the date a Loan Notice with respect to a Revolving Credit Borrowing denominated in Dollars is given by the Company, there are L/C Borrowings outstanding under the Revolving Credit Facility, then the proceeds of such Revolving Credit Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the applicable Borrower as provided above.

(c)                                  Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan.  During the existence of a Default, no Loans may be requested as, converted to or continued as Eurocurrency Rate Loans (whether in Dollars or any Alternative Currency) without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurocurrency Rate Loans denominated in an Alternative Currency be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.

(d)                                 The Administrative Agent shall promptly notify the Company and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate.  At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Company and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e)                                  After giving effect to all Term A Borrowings, all conversions of Term A Loans from one Type to the other, and all continuations of Term A Loans as the same Type, there shall not be more than 5 Interest Periods in effect in respect of the Term A Facility.  After giving effect to all Term B Borrowings, all conversions of Term B Loans from one Type to the other, and all continuations of Term B Loans as the same Type, there shall not be more than 5 Interest Periods in effect in respect of the Term B Facility.  After giving effect to all Revolving Credit

Borrowings, all conversions of Revolving Credit Loans from one Type to the other, and all continuations of Revolving Credit Loans as the same Type, there shall not be more than 10 Interest Periods in effect in respect of the Revolving Credit Facility.

2.03                        Letters of Credit.  (a)  The Letter of Credit Commitment.  (i)  Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the Revolving Credit Lenders and the Performance Letter of Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or in one or more Alternative Currencies for the account of any Permitted L/C Party, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Credit Lenders and the Performance Letter of Credit Lenders, as applicable, severally agree to participate in Letters of Credit issued under the applicable Facility for the account of any Permitted L/C Party and any drawings thereunder; provided that (i) after giving effect to any L/C Credit Extension with respect to any Letter of Credit under the Revolving Credit Facility, (w) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, (x) the Revolving Credit Exposure of any Revolving Credit Lender shall not exceed such Lender’s Revolving Credit Commitment, (y) the Outstanding Amount of the L/C Obligations for Financial Letters of Credit shall not exceed the Financial Letter of Credit Sublimit and (z) the aggregate Outstanding Amount of all Revolving Loans and L/C Obligations denominated in Hong Kong Dollars or New Zealand Dollars shall not exceed the Alternative Currency Sublimit, and (ii) after giving effect to any L/C Credit Extension with respect to any Letter of Credit under the Performance Letter of Credit Facility, (x) the Total Performance Letter of Credit Exposure shall not exceed the Performance Letter of Credit Facility and (y) the Performance Letter of Credit Exposure of any Performance Letter of Credit Lender shall not exceed such Lenders Performance Letter of Credit Commitment.  Each request by a Permitted L/C Party for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Company that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence.  Within the foregoing limits, and subject to the terms and conditions hereof, the Company’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.  All Existing Letters of Credit shall be deemed to have been issued pursuant to the Revolving Credit Facility hereunder, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(iii)                               No L/C Issuer shall issue any Letter of Credit if:

(A)                               subject to Section 2.03(b)(iii), the expiry date of the requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Revolving Lenders or the Required Performance Letter of Credit Lenders, as applicable, have approved such expiry date; or

(B)                               the expiry date of the requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Credit Lenders or all the Performance Letter of Credit Lenders, as applicable, and the applicable L/C Issuer have approved such expiry date.

(iv)                              No L/C Issuer shall be under any obligation to issue any Letter of Credit if:

(A)                               any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing the Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;

(B)                               the issuance of the Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally;

(C)                               except as otherwise agreed by the Administrative Agent and the applicable L/C Issuer, the Letter of Credit is in an initial stated amount less than $250,000;

(D)                               except as otherwise agreed by the Administrative Agent and the applicable L/C Issuer, the Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency;

(E)                                any Revolving Credit Lender or Performance Letter of Credit, as applicable, is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such L/C Issuer (in its sole discretion) with the Company or such Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.18(a)(iv) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or

(F)                                 the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.

(v)                                 No L/C Issuer shall amend any Letter of Credit if such L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.

(vi)                              No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(vii)                           Each L/C Issuer shall act on behalf of the Revolving Credit Lenders or the Performance Letter of Credit Lenders, as applicable, with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuers shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuers in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuers with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuers.

(b)                                 Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i)                                     Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Company delivered to the applicable L/C Issuer chosen by the Company to issue such Letter of Credit (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the applicable Permitted L/C Party.  Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the applicable L/C Issuer, by personal delivery or by any other means acceptable to such L/C Issuer.  Such Letter of Credit Application must be received by the applicable L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and such L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.  In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer:  (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; (H) whether the requested Letter of Credit is to be issued under the Revolving Credit Facility or the Performance Letter of Credit Facility; (I) if such requested Letter of Credit is to be issued under the Revolving Credit Facility, whether such requested Letter of Credit will be a Financial Letter of Credit or a Performance Letter of Credit; (J) the Permitted L/C Party for whom such Letter of Credit is to be issued; and (K) such other matters as such L/C Issuer may require to issue such Letter of Credit.  In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as such L/C Issuer may require to amend such Letter of Credit.  Additionally, the Company shall furnish to the applicable L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as such L/C Issuer or the Administrative Agent may reasonably require.

(ii)                                  Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Company and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof.  Unless the applicable L/C Issuer has received written notice from any Revolving Credit Lender or Performance Letter of Credit Lender, as applicable, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Permitted L/C Party or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices.  Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender or Performance Letter of Credit Lender, as applicable, shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage or such Performance Letter of Credit Lender’s Applicable Performance Letter of Credit Percentage, as applicable, times the amount of such Letter of Credit.

(iii)                               If the Company or any Permitted L/C Party so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued.  Unless otherwise directed by the applicable L/C Issuer, the Company shall not be required to make a specific request to such L/C Issuer for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the Revolving Credit Lenders or the Performance Letter of Credit Lenders, as applicable, shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that such L/C Issuer shall not permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Revolving Lenders or the Required Performance Letter of Credit Lenders, as applicable, have elected not to permit such extension or (2) from the Administrative Agent, any Revolving Credit Lender, Performance Letter of Credit Lender or the Company that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing such  L/C Issuer not to permit such extension.

(iv)                              Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the Company and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)                                  Drawings and Reimbursements under the Revolving Credit Facility; Funding of Participations under the Revolving Credit Facility.

(i)                                     Upon receipt from the beneficiary of any Letter of Credit issued under the Revolving Credit Facility of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Company and the Administrative Agent thereof.  In the case of a Letter of Credit denominated in an Alternative Currency, the Company shall reimburse the applicable L/C Issuer in such Alternative Currency, unless (A) such L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Company shall have notified such L/C Issuer promptly following receipt of the notice of drawing that the Company will reimburse such L/C Issuer in Dollars.  In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the applicable L/C Issuer shall notify the Company of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof.  Not later than 1:00 p.m. on the date of any payment by the applicable L/C Issuer under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by such L/C Issuer under a Letter of Credit to be reimbursed in an Alternative Currency (each such date of payment by an L/C Issuer, an “Honor Date”), the Company shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency; provided that if the Company receives notice of such payment after 11:00 a.m. on such Honor Date, the Company shall make such payment not later than 1:00 p.m. on the following Business Day.  In the event that (A) a drawing denominated in an Alternative Currency is to be reimbursed in Dollars pursuant to the second sentence in this Section 2.03(c)(i) and (B) the Dollar amount paid by the Company, whether on or after the Honor Date, shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in the Alternative Currency equal to the drawing, the Company agrees, as a separate and independent obligation, to indemnify such L/C Issuer for the loss resulting from its inability on that date to purchase the Alternative Currency in the full amount of the drawing.  If the Company fails to timely reimburse the applicable L/C Issuer on such applicable payment date, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Applicable Revolving Credit Percentage thereof.  In such event, the Company shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on such applicable payment date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Credit Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice).  Any notice given by the applicable L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)                                  Each Revolving Credit Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable L/C Issuer, in Dollars, at the Administrative Agent’s Office for Dollar-denominated payments in an amount equal to its Applicable Revolving Credit Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Company in such amount.  The Administrative Agent shall remit the funds so received to the applicable L/C Issuer in Dollars.

(iii)                               With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Company shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.  In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv)                              Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit issued under the Revolving Credit Facility, interest in respect of such Lender’s Applicable Revolving Credit Percentage of such amount shall be solely for the account of such L/C Issuer.

(v)                                 Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the applicable L/C Issuer for amounts drawn under Letters of Credit issued under the Revolving Credit Facility, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against such L/C Issuer, the Company, any Subsidiary or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Company of a Loan Notice).  No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Company to reimburse the applicable L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)                              If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Revolving Credit Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, such L/C Issuer shall be entitled to recover from such Revolving Credit Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing.  If such Revolving Credit Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Revolving Credit Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be.  A certificate of the applicable L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

(d)                                 Drawings and Reimbursements under the Performance Letter of Credit Facility; Funding of Participations under the Performance Letter of Credit Facility.

(i)                                     Upon receipt from the beneficiary of any Letter of Credit issued under the Performance Letter of Credit Facility of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Company and the Administrative Agent thereof.  In the case of a Letter of Credit denominated in an Alternative Currency and issued under the Performance Letter of Credit Facility, the Company shall reimburse the applicable L/C Issuer in such Alternative Currency, unless (A) such L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Company shall have notified such L/C Issuer promptly following receipt of the notice of drawing that the Company will reimburse such L/C Issuer in Dollars.  In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency and issued under the Performance Letter of Credit Facility, the applicable L/C Issuer shall notify the Company of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof.  Not later than 1:00 p.m. on the Honor Date, the Company shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency; provided that if the Company receives notice of such payment after

11:00 a.m. on such Honor Date, the Company shall make such payment not later than 1:00 p.m. on the following Business Day.  In the event that (A) a drawing denominated in an Alternative Currency is to be reimbursed in Dollars pursuant to the second sentence in this Section 2.03(d)(i) and (B) the Dollar amount paid by the Company, whether on or after the Honor Date, shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in the Alternative Currency equal to the drawing, the Company agrees, as a separate and independent obligation, to indemnify such L/C Issuer for the loss resulting from its inability on that date to purchase the Alternative Currency in the full amount of the drawing.  If the Company fails to timely reimburse the applicable L/C Issuer on the applicable date in respect of any Letter of Credit Issued under the Performance Letter of Credit Facility, the Company shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency), which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.

(ii)                                  In the event the Company fails to so reimburse the applicable L/C Issuer in an amount, and in the currency, equal to the L/C Borrowing for any reason, the Administrative Agent shall promptly notify each Performance Letter of Credit Lender of the Honor Date, the Unreimbursed Amount, and the amount of such Performance Letter of Credit Lender’s Applicable Performance Letter of Credit Percentage thereof.  Each Performance Letter of Credit Lender shall upon any such notice make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable L/C Issuer at the Administrative Agent’s Office for Dollar-denominated payments in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent.  Subject to Section 2.18, whenever, at any time after the applicable L/C Issuer has received from any such Performance Letter of Credit Lender the funds for its participation in an L/C Borrowing, such L/C Issuer (or the Administrative Agent on its behalf) receives any payment on account thereof, the Administrative Agent or such L/C Issuer, as the case may be, will promptly distribute to such Performance Letter of Credit Lender its Applicable Percentage of such payment; provided, that if such payment is required to be returned for any reason to the Company or to a trustee, receiver, liquidator, custodian or similar official in any bankruptcy proceeding, such Performance Letter of Credit Lender will return to the Administrative Agent or such L/C Issuer any portion thereof previously distributed by the Administrative Agent or such L/C Issuer to it.

(iii)                               Until each Performance Letter of Credit Lender funds its L/C Advance pursuant to this Section 2.03(d) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of such L/C Issuer.

(iv)                              Each Performance Letter of Credit Lender’s obligation to make L/C Advances to reimburse the applicable L/C Issuer for amounts drawn under Letters of Credit issued under the Performance Letter of Credit Facility, as contemplated by this

Section 2.03(d), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Performance Letter of Credit Lender may have against such L/C Issuer, the Company, any Subsidiary or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing.  No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Company to reimburse the applicable L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

(v)                                 If any Performance Letter of Credit Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Performance Letter of Credit Lender pursuant to the foregoing provisions of this Section 2.03(d) by the time specified in Section 2.03(d)(ii), then, without limiting the other provisions of this Agreement, such L/C Issuer shall be entitled to recover from such Performance Letter of Credit Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing.  If such Performance Letter of Credit Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s L/C Advance in respect of the relevant L/C Borrowing, as the case may be.  A certificate of the applicable L/C Issuer submitted to any Performance Letter of Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(d)(v) shall be conclusive absent manifest error.

(e)                                  Repayment of Participations.

(i)                                     At any time after the applicable L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender or Performance Letter of Credit Lender, as applicable, such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c) or (d), respectively, if the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Company or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Revolving Credit Percentage or Applicable Performance Letter of Credit Percentage thereof in Dollars, as applicable, in the same funds as those received by the Administrative Agent.

(ii)                                  If any payment received by the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(c)(i) or (d)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Revolving Credit Lender or Performance Letter of Credit Lender, as applicable, shall pay to the Administrative Agent for the account of such L/C Issuer its Applicable Revolving Credit Percentage or Applicable Performance Letter of Credit Percentage thereof, as applicable, on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(f)                                   Obligations Absolute.  The obligation of the Company to reimburse the applicable L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)                                     any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii)                                  the existence of any claim, counterclaim, setoff, defense or other right that the Company or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), such L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)                               any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)                              waiver by such L/C Issuer of any requirement that exists for such L/C Issuer’s protection and not the protection of the Company or any waiver by such L/C Issuer which does not in fact materially prejudice the Company;

(v)                                 honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vi)                              any payment made by such L/C Issuer in respect of an otherwise  complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC or the ISP, as applicable;

(vii)                           any payment by such L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by such L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(viii)                        any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Company or any Subsidiary or in the relevant currency markets generally; or

(ix)                              any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or any of its Subsidiaries.

The Company shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Company’s instructions or other irregularity, the Company will immediately notify the applicable L/C Issuer.  The Company shall be conclusively deemed to have waived any such claim against the applicable L/C Issuer and its correspondents unless such notice is given as aforesaid.

(g)                                  Role of L/C Issuers.  Each Lender and the Company agree that, in paying any drawing under a Letter of Credit, the applicable L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuers shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Credit Lenders, the Required Revolving Lenders, the Performance Letter of Credit Lenders or the Required Performance Letter of Credit Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document.  The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuers shall be liable or responsible for any of the matters described in clauses (i) through (ix) of Section 2.03(f); provided, however, that anything in such clauses to the contrary notwithstanding, the Company may have a claim against an L/C Issuer, and such L/C Issuer may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit.  In furtherance and not in limitation of the foregoing, the L/C Issuers may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuers shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.  The L/C Issuers may send a

Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(h)                                 Applicability of ISP.  Unless otherwise expressly agreed by the applicable L/C Issuer and the Company when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each Letter of Credit.  Notwithstanding the foregoing, no L/C Issuer shall be responsible to the Company or  any other Permitted L/C Party for, and no L/C Issuer’s rights and remedies against the Company or any other Permitted L/C Party shall be impaired by, any action or inaction of such L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where such L/C Issuer or the beneficiary is located, the practice stated in the ISP or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade — International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(i)                                     Letter of Credit Fees.  The Company shall pay to the Administrative Agent for the account of each Revolving Credit Lender or each Performance Letter of Credit Lender, as applicable, in accordance with its Applicable Percentage, in Dollars, a Letter of Credit fee (a “Performance Letter of Credit Fee”) for each Performance Letter of Credit issued under the applicable Facility equal to the Applicable Rate times the Dollar Equivalent of the daily amount available to be drawn under such Performance Letter of Credit.  The Company shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Percentage, in Dollars, a Letter of Credit fee (a “Financial Letter of Credit Fee, and together with the Performance Letter of Credit Fees, the “Letter of Credit Fees”) for each Financial Letter of Credit equal to the Applicable Rate times the Dollar Equivalent of the daily amount available to be drawn under such Financial Letter of Credit.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09.  Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears.  If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.  Notwithstanding anything to the contrary contained herein, upon the request of the Required Revolving Lenders, while any Event of Default exists, all Letter of Credit Fees owing on Letters of Credit under the Revolving Credit Facility shall accrue at the Default Rate, and upon the request of the Required Performance Letter of Credit Lenders, while any Event of Default exists, all Letter of Credit Fees owing on Letters of Credit under the Performance Letter of Credit Facility shall accrue at the Default Rate.

(j)                                    Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers.  The Company shall pay directly to each L/C Issuer for its own account, in Dollars, a fronting fee with respect to each Letter of Credit issued by such L/C Issuer, at the rate per annum specified in the applicable Fee Letter, or otherwise agreed with the Company, computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears.  Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09.  In addition, the Company shall pay directly to each L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of each L/C Issuer relating to letters of credit as from time to time in effect.  Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(k)                                 Conflict with Issuer Documents.  In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(l)                                     Letters of Credit Issued for Permitted L/C Parties.  Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, is for the account of, or the applicant therefor is, a Permitted L/C Party other than the Company, the Company shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit.  The Company hereby acknowledges that the issuance of Letters of Credit for the account of, or upon the application, of Permitted L/C Parties other than the Company inures to the benefit of the Company, and that the Company’s business derives substantial benefits from the businesses of such Permitted L/C Parties.

(m)                             Additional L/C Issuers.  In addition to Bank of America, BMO, BNP Paribas, HSBC and Wells Fargo, the Company may from time to time, with notice to the Revolving Credit Lenders or Performance Letter of Credit Lenders, as applicable, and the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) and the applicable Revolving Credit Lender or Performance Letter of Credit Lender being so appointed, appoint additional Revolving Credit Lenders to be L/C Issuers under the Revolving Credit Facility and Performance Letter of Credit Lenders to be L/C Issuers under the Performance Letter of Credit Facility.  Upon the appointment of a Lender as an L/C Issuer hereunder such Person shall become vested with all of the rights, powers, privileges and duties of an L/C Issuer hereunder.

(n)                                 Removal of L/C Issuers.  The Company may at any time remove any Lender from its role as an L/C Issuer hereunder upon not less than 30 days prior notice to such L/C Issuer (or such shorter period of time as may be acceptable to such L/C Issuer); provided that such removed L/C Issuer shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its removal as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Revolving Credit Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c) and to require the Performance Letter of Credit Lenders to fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(d)).  Without limiting the foregoing, upon the removal of a Revolving Credit Lender as an L/C Issuer hereunder, the Company may, or at the request of such removed L/C Issuer the Company shall use commercially reasonable efforts to, arrange for one or more of the other L/C Issuers to issue Letters of Credit hereunder in substitution for the Letters of Credit, if any, issued by such removed L/C Issuer and outstanding at the time of such removal, or make other arrangements reasonably satisfactory to the removed L/C Issuer to effectively cause another L/C Issuer to assume the obligations of the removed L/C Issuer with respect to any such Letters of Credit.

(o)                                 Reporting of Letter of Credit Information.  At any time that any Lender other than the Person serving as the Administrative Agent is an L/C Issuer, then (i) on the last Business Day of each calendar month, (ii) on each date that a Letter of Credit is amended, terminated or otherwise expires, (iii) on each date that an L/C Credit Extension occurs with respect to any Letter of Credit, and (iv) upon the request of the Administrative Agent, each L/C Issuer (or, in the case of part (ii), (iii) or (iv), the applicable L/C Issuer) shall deliver to the Administrative Agent a report setting forth in form and detail reasonably satisfactory to the Administrative Agent information (including, without limitation, any reimbursement, Cash Collateral, or termination in respect of Letters of Credit issued by such L/C Issuer) with respect to each Letter of Credit issued by such L/C Issuer that is outstanding hereunder.  No failure on the part of any L/C Issuer to provide such information pursuant to this Section 2.03(o) shall limit the obligation of the Company or any applicable Lender hereunder with respect to its reimbursement and participation obligations, respectively, pursuant to this Section 2.03.

2.04                        Swing Line Loans.  (a)  The Swing Line.  Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, shall make loans in Dollars (each such loan, a “Swing Line Loan”) to a Domestic Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Revolving Credit Percentage of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving Credit Commitment; provided, however, that (x) after giving effect to any Swing Line Loan, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility at such time, and (ii) the Revolving Credit Exposure of any Revolving Credit Lender shall not exceed such Lender’s Revolving Credit Commitment, (y) such Domestic Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan, and (z) the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure.  Within the foregoing limits, and subject to the other terms and conditions hereof, a Domestic Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04.  Each Swing Line Loan shall bear interest only at a rate based on the Base Rate.  Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Swing Line Loan.

(b)                                 Borrowing Procedures.  Each Swing Line Borrowing shall be made upon the Company’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (A) telephone or (B) by a Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice.  Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day.  Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof.  Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the applicable Domestic Borrower.

(c)                                  Refinancing of Swing Line Loans.

(i)                                     The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Company (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Revolving Credit Percentage of the amount of Swing Line Loans then outstanding.  Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Credit Facility and the conditions set forth in Section 4.02.  The Swing Line Lender shall furnish the Company with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent.  Each Revolving Credit Lender shall make an amount equal to its Applicable Revolving Credit Percentage of the amount specified in such Loan Notice available to the Administrative Agent in Same Day Funds and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office for Dollar-denominated payments not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the applicable Domestic Borrower in such amount.  The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii)                                  If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit  Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii)                               If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing.  If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan included in the relevant Revolving Credit Borrowing or funded participation in the relevant Swing Line Loan, as the case may be.  A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)                              Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the applicable Domestic Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02.  No such funding of risk participations shall relieve or otherwise impair the obligation of such Domestic Borrower to repay Swing Line Loans, together with interest as provided herein.

(d)                                 Repayment of Participations.

(i)                                     At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Credit Lender its Applicable Revolving Credit Percentage thereof in the same funds as those received by the Swing Line Lender.

(ii)                                  If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate.  The Administrative Agent will make such demand upon the request of the Swing Line Lender.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)                                  Interest for Account of Swing Line Lender.  The Swing Line Lender shall be responsible for invoicing the Company for interest on the Swing Line Loans.  Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Credit Lender’s Applicable Revolving Credit Percentage of any Swing Line Loan, interest in respect of such Applicable Revolving Credit Percentage shall be solely for the account of the Swing Line Lender.

(f)                                   Payments Directly to Swing Line Lender.  The Domestic Borrowers shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.05                        Prepayments.    (a)  Optional.

(i)                                     Each Borrower may, upon notice from the Company to the Administrative Agent, at any time or from time to time voluntarily prepay Term Loans or Revolving Credit Loans in whole or in part without premium or penalty; provided that (A) such notice shall be substantially in the form of Exhibit K or such other form as may be reasonably acceptable to the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Company and be received by the Administrative Agent not later than 11:00 a.m. (1) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Dollars, (2) four Business Days (or five, in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies, and (3) on the date of prepayment of Base Rate Loans; (B) any prepayment of Eurocurrency Rate Loans denominated in Dollars shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; (C) any prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies shall be in a minimum principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (D) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment, the Facility with respect to which Loans are being prepaid, the principal repayment installments to which such prepayment is to be applied and the Type(s) of Loans to be prepaid and, if Eurocurrency Rate Loans are to be prepaid, the Interest Period(s) of such Loans.  The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility).  If such notice is given by the Company, the applicable Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.  Each prepayment of the outstanding Term Loans pursuant to this Section 2.05(a) shall be applied to the principal repayment installments thereof as the Company may direct (and, in the absence of any such direction, ratably to the Term A Facility and the Term B Facility and on a pro rata basis across the remaining quarterly principal installments thereof).  Subject to Section 2.18, each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities.  Notwithstanding anything to the contrary contained herein, the Borrowers shall not be permitted to prepay the Term B Facility pursuant to this Section 2.05(a)(i) during the period from the Closing Date through the date ten Business Days thereafter, unless such prepayment is made with proceeds of the Term A Facility Subsequent Advance.  Notwithstanding the foregoing, if such notice of prepayment indicates that such prepayment is to be funded with the proceeds of a new debt or equity financing that would result in the repayment of all Obligations in connection therewith, the termination of the Loans and Commitments under this Agreement and the release or termination of all Liens securing the Obligations hereunder (a “New Financing”), such notice of prepayment may be revoked or delayed if such New Financing is not consummated on the date specified in such notice; provided that Section 3.05 shall apply to any such revocation or delay.

(ii)                                  The Company may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000.  Each such notice shall specify the date and amount of such prepayment.  If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(b)                                 Mandatory.

(i)                                     Following the end of each fiscal year of the Company, commencing with the fiscal year ending September 30, 2015, the Company shall prepay Loans in an aggregate amount equal to (A) the applicable ECF Prepayment Percentage of Excess Cash Flow for such fiscal year less (B) the aggregate principal amount of Term Loans, Incremental Term Loans and (to the extent accompanied by a permanent reduction of the Aggregate Revolving Commitments in the same amount) Revolving Loans prepaid pursuant to Section 2.05(a)(i) during such fiscal year or, without duplication, after the end of such fiscal year but prior to the date on which the prepayment described in this clause (i) is required (such prepayments to be applied as set forth in clauses (v) and (viii) below).  Each prepayment pursuant to this clause (i) shall be made no later than the date that is five Business Days after the date on which financial statements are required to be delivered pursuant to Section 6.01(a) with respect to the fiscal year for which Excess Cash Flow is being calculated.

(ii)                                  If the Company or any of its Restricted Subsidiaries Disposes of any property (other than in the ordinary course of business, and other than any Disposition of any property permitted by Section 7.05(a), (b), (c), (d), (g) or (h)) which, in any such case, results in the realization by such Person of Net Cash Proceeds, the Company shall prepay an aggregate principal amount of Loans equal to 100% of the Net Cash Proceeds received therefrom in excess of $50,000,000 in the aggregate for the Net Cash Proceeds received from all such Dispositions during the immediately preceding twelve month period immediately upon receipt thereof by such Person (such prepayments to be applied as set forth in clauses (v) and (viii) below); provided that, with respect to any Net Cash Proceeds realized under a Disposition described in this Section 2.05(b)(ii), at the election of the Company (as notified by the Company to the Administrative Agent on or prior to the date of such Disposition), and so long as no Event Default shall have occurred and be continuing, the Company or such Restricted Subsidiary may reinvest all or any portion of such Net Cash Proceeds in operating assets so long as (A) within 365 days after receipt of such Net Proceeds, such reinvestment shall have been consummated (or a definitive agreement to so reinvest shall have been executed), (B) if a definitive agreement to so reinvest has been executed within such 365-day period, then such reinvestment shall have been consummated within 180 days after such 365-day period (in each case, as certified by the Company in writing to the Administrative Agent), and (C) in the case of Dispositions by AECOM Capital or any Restricted Subsidiary of AECOM Capital, within two years after receipt of such Net Proceeds such reinvestment shall have been consummated; and provided further, that any Net Cash Proceeds not subject to such definitive agreement or so reinvested shall be immediately applied to the prepayment of the Loans as set forth in this Section 2.05(b)(ii).

(iii)                               Upon the occurrence of a Recovery Event with respect to the Company or any of its Restricted Subsidiaries which, in any such case, results in the realization by such Person of Net Cash Proceeds, the Company shall prepay an aggregate principal amount of Loans equal to 100% of the Net Cash Proceeds received therefrom in excess of $50,000,000 in the aggregate for the Net Cash Proceeds received from all such Recovery Events during the immediately preceding twelve month period immediately upon receipt thereof by such Person (such prepayments to be applied as set forth in clauses (v) and (viii) below); provided that, with respect to any Net Cash Proceeds realized under a Recovery Event described in this Section 2.05(b)(iii), at the election of the Company (as notified by the Company to the Administrative Agent within 45 days following the date of such Recovery Event), and so long as no Event Default shall have occurred and be continuing, the Company or such Restricted Subsidiary may reinvest all or any portion of such Net Cash Proceeds in the replacement or restoration of any properties or assets in respect of which such Net Cash Proceeds were paid or operating assets so long as (A) within 365 days after receipt of such Net Proceeds, such reinvestment shall have been consummated (or a definitive agreement to so reinvest shall have been executed), (B) if a definitive agreement (including, without limitation, a construction agreement) to so reinvest has been executed within such 365-day period, then such reinvestment shall have been consummated within 180 days after such 365-day period (in each case, as certified by the Company in writing to the Administrative Agent), and (C) in the case of Recovery Events with respect to AECOM Capital or any Restricted Subsidiary of AECOM Capital, within two years after receipt of such Net Proceeds such reinvestment shall have been consummated; and provided further, that any Net Cash Proceeds not subject to such definitive agreement or so reinvested shall be immediately applied to the prepayment of the Loans as set forth in this Section 2.05(b)(iii).

(iv)                              Upon the incurrence or issuance by the Company or any of its Restricted Subsidiaries of any Indebtedness (other than Indebtedness expressly permitted to be incurred or issued pursuant to Section 7.02), the Company shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by the Company or such Restricted Subsidiary (such prepayments to be applied as set forth in clauses (v) and (viii) below).

(v)                                 Each prepayment of Loans pursuant to the foregoing provisions of this Section 2.05(b) shall be applied, first, ratably to each of the Term A Facility and the Term B Facility and to the principal repayment installments thereof in direct order of maturity to the next four principal repayment installments of the applicable Term Facility (and, to the extent provided in the definitive loan documentation therefor in accordance with Section 2.16(a)(v)(A), of any Incremental Term Loans) and, thereafter, to the remaining principal repayment installments of the applicable Term Facility (and, to the extent provided in the definitive loan documentation therefor in accordance with Section 2.16(a)(v)(A), of any Incremental Term Loans) on a pro rata basis and, second, to the Revolving Credit Facility (without permanent reduction of the Revolving Credit Commitments) in the manner set forth in clause (viii) of this Section 2.05(b).  Subject to Section 2.18, such prepayments shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of the relevant Facilities.

(vi)                              If the Administrative Agent notifies the Company at any time that the Total Revolving Credit Outstandings (that are not Cash Collateralized by the Company or another Borrower) at such time exceed an amount equal to 105% of the Aggregate Revolving Credit Commitments then in effect, then, within five Business Days after receipt of such notice, the Company shall prepay Revolving Credit Loans and/or Swing Line Loans and/or the Company shall Cash Collateralize the L/C Obligations under the Revolving Credit Facility in an aggregate amount sufficient to reduce the Total Revolving Credit Outstandings (that are not Cash Collateralized by the Company or another Borrower) as of such date of payment to an amount not to exceed 100% of the Aggregate Revolving Credit Commitments then in effect; provided, however, that, subject to the provisions of Section 2.17(a), the Company shall not be required to Cash Collateralize the L/C Obligations under the Revolving Credit Facility pursuant to this Section 2.05(b)(vi) unless after the prepayment in full of the Revolving Credit Loans and Swing Line Loans the Total Revolving Credit Outstandings exceed the Aggregate Revolving Credit Commitments then in effect.  The Administrative Agent may, at any time and from time to time after the initial deposit of such Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of exchange rate fluctuations.

(vii)                           If the Administrative Agent notifies the Company at any time that the Outstanding Amount of all Revolving Credit Loans denominated in Hong Kong Dollars or New Zealand Dollars at such time exceeds an amount equal to 105% of the Alternative

Currency Sublimit then in effect, then, within five Business Days after receipt of such notice, the Borrowers shall prepay Revolving Credit Loans in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Alternative Currency Sublimit then in effect.

(viii)                        Except as otherwise provided in Section 2.18, prepayments of the Revolving Credit Facility made pursuant to this Section 2.05(b), first, shall be applied ratably to the L/C Borrowings under the Revolving Credit Facility and the Swing Line Loans, second, shall be applied ratably to the outstanding Revolving Credit Loans, and, third, shall be used to Cash Collateralize the remaining L/C Obligations under the Revolving Credit Facility; and, in the case of prepayments of the Revolving Credit Facility required pursuant to clause (i), (ii), (iii) or (iv) of this Section 2.05(b), the amount remaining, if any, after the prepayment in full of all L/C Borrowings under the Revolving Credit Facility, Swing Line Loans and Revolving Credit Loans outstanding at such time and the Cash Collateralization of the remaining L/C Obligations under the Revolving Credit Facility in full shall be used to prepay in full all L/C Advances under the Performance Letter of Credit Facility or to Cash Collateralize L/C Obligations under the Performance Letter of Credit Facility and thereafter may be retained by the Company for use in the ordinary course of its business.  Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Company or any other Loan Party) to reimburse the applicable L/C Issuer or the Revolving Credit Lenders, as applicable.

(ix)                              If for any reason the Total Performance Letter of Credit Exposure of all Performance Letter of Credit Lenders (that are not Cash Collateralized by the company or another Borrower) at any time exceed an amount equal to 105% of the Performance Letter of Credit Facility at such time, the Company shall immediately prepay L/C Borrowings under the Performance Letter of Credit Facility and/or Cash Collateralize the L/C Obligations under the Performance Letter of Credit Facility (other than the L/C Borrowings) in an aggregate amount equal to such excess.

(x)                                 Notwithstanding anything to the contrary contained in Section 2.05(b)(i), (ii) or (iii), to the extent attributable to a Disposition or Recovery Event by a Restricted Subsidiary that is a Foreign Subsidiary, or arising from Excess Cash Flow attributable to a Foreign Subsidiary, no prepayment (or a portion thereof) required under Section 2.05(b)(i), (ii) or (iii) shall be made if such prepayment (or portion thereof), at the time it is required to be made, is subject to material permissibility restrictions under applicable Law (including by reason of financial assistance, corporate benefit, restrictions on upstreaming or transfer of cash intra group and the fiduciary and statutory duties of the directors of relevant Restricted Subsidiaries), provided that the Company and its Restricted Subsidiaries shall make commercially reasonable efforts with respect to such Laws to make such prepayment (or portion thereof) in accordance therewith (it being understood that such efforts shall not require (x) any expenditure in excess of a nominal amount of funds or (y) modifications to the organizational or tax structure of the Company and its Restricted Subsidiaries to permit such prepayment (or portion thereof)).  Notwithstanding anything to the contrary contained in this Section 2.05, to the extent a Restricted Payment or other distribution to the Company is required (notwithstanding the

Loan Parties’ commercially reasonable efforts to make such mandatory prepayment without making such Restricted Payment or other payment) in connection with such prepayment (or portion thereof), no prepayment (or a portion thereof) required under this Section 2.05 shall be made if either of the Company or any Restricted Subsidiary determines in good faith that it would incur a liability in respect of Taxes (including any withholding tax) in connection with making such Restricted Payment or other distribution which the Company, in its reasonable judgment, deems to be material, provided that to the extent the provisions hereof relating to Excess Cash Flow of Foreign Subsidiaries apply, but the amount of the total Excess Cash Flow attributable to the Company and its Domestic Subsidiaries then exceeds the prepayment then required to be made under Section 2.05(b)(ii) or (iii) (in each case, solely for this purpose, determined without regard to this Section 2.05(b)(x)), then (subject to the first sentence of this Section 2.05(b)(x))), the entire prepayment then required under such Section 2.05(b)(ii) or (iii) shall be required to be made, without reduction pursuant to this sentence.  Notwithstanding anything in the preceding two sentences to the contrary, in the event the limitations or restrictions described therein cease to apply to any prepayment (or portion thereof) required under Section 2.05(b), the Company shall make such prepayment in an amount equal to the lesser of (1) the amount of such prepayment previously required to have been made without having given effect to such limitations or restrictions and (2) the amount of cash and Cash Equivalents on hand at such time, in each case, less the amount by which the Net Proceeds from the applicable Disposition were previously used for the permanent repayment of Indebtedness (including any reductions in commitments related thereto).

(c)                                  Call Protection.  In the event that, on or prior to the date that is twelve months after the Closing Date, a Repricing Event (other than any Repricing Event made in connection with a Change of Control that results in the prepayment in full of the Term B Facility) occurs, the Borrowers shall pay to the Administrative Agent (i) in the case of a Repricing Event described in clause (a) of the definition thereof, for the ratable account of each of the applicable Term B Lenders a prepayment premium of 1.00% of the aggregate principal amount of the Term B Loans so prepaid, refinanced, substituted or replaced and (ii) in the case of a Repricing Event described in clause (b) of the definition thereof, for the ratable account of each of the non-consenting Term B Lenders to the amendment, a fee equal to 1.00% of the aggregate principal amount of the applicable Term B Loans of such non-consenting Term B Lender outstanding immediately prior to such amendment. Such amounts shall be due and payable on the date of effectiveness of such Repricing Event.

2.06                        Termination or Reduction of Commitments.

(a)                                 Optional.  The Company may, upon notice to the Administrative Agent, terminate the Revolving Credit Facility, the Financial Letter of Credit Sublimit, the Swing Line Sublimit or the Performance Letter of Credit Facility or from time to time permanently reduce the Revolving Credit Facility, the Financial Letter of Credit Sublimit, the Swing Line Sublimit or the Performance Letter of Credit Facility; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Company shall not terminate or reduce (A) the Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Credit Outstandings would exceed the Revolving Credit Facility, (B) the Financial Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations with respect to Financial Letters of Credit not fully Cash Collateralized hereunder would exceed the Financial Letter of Credit Sublimit, (C) the Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swing Line Loans would exceed the Swing Line Sublimit, or (D) the Performance Letter of Credit Facility if, after giving effect thereto, the Outstanding Amount of L/C Obligations with respect to the Performance Letter of Credit Facility not fully Cash Collateralized hereunder would exceed the Performance Letter of Credit Facility, and (iv) if, after giving effect to any reduction or termination of the Aggregate Revolving Credit Commitments, the Alternative Currency Sublimit, the Financial Letter of Credit Sublimit, the Designated Borrower Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Revolving Credit Commitments, such Sublimit shall be automatically reduced by the amount of such excess.  In addition, during the Availability Period in respect of the Term A Facility, the Company may, upon notice to the Administrative Agent as set forth above, from time to time terminate (in whole or in part) the unused portion of the aggregate Term A Commitments.  The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction provided in this Section.  The amount of any such reduction shall not be applied to the Alternative Currency Sublimit, the Financial Letter of Credit Sublimit or the Designated Borrower Sublimit unless otherwise specified by the Company.  Any reduction of any Commitments hereunder shall be applied to the applicable Commitment of each applicable Lender according to its Applicable Percentage.  All fees accrued until the effective date of any termination of any applicable Facility or Commitments shall be paid on the effective date of such termination.  Notwithstanding the foregoing, if any such notice of complete termination indicates that such termination is to be funded with the proceeds of a New Financing, such notice of complete termination may be revoked or delayed if such New Financing is not consummated on the date specified in such notice.

(b)                                 Mandatory.  The unused Term A Commitments shall automatically terminate on the earliest to occur of (i) the termination of the Availability Period with respect thereto and (ii) the date of the Term A Facility Subsequent Advance in an amount less than the aggregate remaining amount of the Term A Commitments on such date.

2.07                        Repayment of Loans.  (a)  Term A Loans.  The Company shall repay to the Term A Lenders the aggregate principal amount of all Term A Loans in quarterly principal installments equal to 1.25% of the aggregate principal amount of the Term A Loans actually made (including Term A Loans made on the Closing Date and Term A Loans made after the Closing Date, and subject to adjustment for any applicable Incremental Term Loan) pursuant to Section 2.01(a) (which principal amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) on the last Business Day of each March, June, September and December (commencing on the last Business Day of the fiscal quarter ending March 31, 2015); provided, however, that the final principal repayment installment of the Term A Loans shall be repaid on the Maturity Date for the Term A Loan Facility and in any event shall be in an amount equal to the aggregate principal amount of all Term A Loans outstanding on such date.

(b)                                 Term B Loans.  The Company shall repay to the Term B Lenders the aggregate principal amount of all Term B Loans in quarterly principal installments equal to 0.25% of the initial aggregate principal amount of the Term B Loans on the Closing Date, subject to adjustment for any applicable Incremental Term Loan (which principal amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05), on the last Business Day of each March, June, September and December (commencing on the last Business Day of the fiscal quarter ending March 31, 2015); provided, however, that the final principal repayment installment of the Term B Loans shall be repaid on the Maturity Date for the Term B Loan Facility and in any event shall be in an amount equal to the aggregate principal amount of all Term B Loans outstanding on such date.

(c)                                  Revolving Credit Loans.  Each Borrower shall repay to the Revolving Credit Lenders on the Maturity Date for the Revolving Credit Facility the aggregate principal amount of all Revolving Credit Loans outstanding on such date.

(d)                                 Swing Line Loans.  The Company shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Maturity Date for the Revolving Credit Facility.

2.08                        Interest.  (a)  Subject to the provisions of Section 2.08(b), (i) each Eurocurrency Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate for such Facility; (ii) each Base Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for such Facility; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for the Revolving Credit Facility.

(b)

(i)                                     If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)                                  If any amount (other than principal of any Loan) payable by any Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Term A Lenders (in the case of the Term A Facility), the Required Term B Lenders (in the case of the Term B Facility) and the Required Revolving Lenders (in the case of the Revolving Credit Facility), such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)                               Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)                                  Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d)                                 For the purposes of the Interest Act (Canada), (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the “deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields.

2.09                        Fees.  In addition to certain fees described in Sections 2.03(i) and (j):

(a)                                 Commitment Fee.  The Company shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage, a commitment fee in Dollars equal to the Applicable Rate with respect to the “Commitment Fee” times the actual daily amount by which the Revolving Credit Facility exceeds the sum of (i) the Outstanding Amount of Revolving Credit Loans and (ii) the Outstanding Amount of L/C Obligations under the Revolving Credit Facility, subject to adjustment as provided in Section 2.18.  For the avoidance of doubt, the Outstanding Amount of Swing Line Loans shall not be counted towards or considered usage of the Aggregate Revolving Credit Commitments for purposes of determining the “Commitment Fee”.  In addition, the Company shall pay to the Administrative Agent for the account of each Performance Letter of Credit Lender in accordance with its Applicable Performance Letter of Credit Percentage, a commitment fee in Dollars equal to the Applicable Rate with respect to the Commitment Fee times the actual daily amount by which the Performance Letter of Credit Facility exceeds the sum of the Outstanding Amount of L/C Obligations under the Performance Letter of Credit Facility, subject to adjustment as provided in Section 2.18.  In addition, the Company shall pay to the Administrative Agent for the account of each Term A Lender in accordance with its Applicable Percentage of the Term A Facility, a commitment fee in Dollars equal to the Applicable Rate with respect to the “Commitment Fee” times the actual daily amount by which the aggregate Term A Commitments exceed the Outstanding Amount of Term A Loans.  The commitment fee shall accrue at all times during the relevant Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and, in the case of the commitment fee with respect to the Revolving Credit Facility, on the last day of the Availability Period for the Revolving Credit Facility, in the case of the commitment fee with respect to the Performance Letter of Credit Facility, on the last day of the Availability Period for the Performance Letter of Credit Facility or, in the case of the commitment fee with respect to the Term A Facility, on the last day of the Availability Period for the Term A Facility.  The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b)                                 Other Fees.  The Company shall pay to the Arrangers and the Administrative Agent for their own respective accounts, in Dollars, fees in the amounts and at the times specified in the Fee Letters.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10                        Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.

(a)                                 All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurocurrency Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice.  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.  With respect to all Non-LIBOR Quoted Currencies, the calculation of the applicable interest rate shall be determined in accordance with market practice.

(b)                                 If, as a result of any restatement of or other adjustment to the financial statements of the Company or for any other reason, the Company or the Lenders determine that (i) the Consolidated Leverage Ratio as calculated by the Company as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Leverage Ratio would have resulted in higher pricing for such period, each Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the applicable L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or any L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period.  This paragraph shall not limit the rights of the Administrative Agent, any Lender or any L/C Issuer, as the case may be, under Section 2.03(c)(iii), 2.03(i) or 2.08(b) or under Article VIII.  The Company’s obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.

2.11                        Evidence of Debt.  (a)  The Credit Extensions made by each Lender and each L/C Issuer shall be evidenced by one or more accounts or records maintained by such Lender or L/C

Issuer and by the Administrative Agent in the ordinary course of business.  The accounts or records maintained by the Administrative Agent and each Lender or L/C Issuer shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders and/or the L/C Issuers to or for the account of the Borrowers and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the request of any Lender to a Borrower made through the Administrative Agent, such Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans to such Borrower in addition to such accounts or records.  Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.

(b)                                 In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans.  In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12                        Payments Generally; Administrative Agent’s Clawback.  (a)  General.  All payments to be made by the Borrowers shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein.  Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States.  If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount.  The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by the Administrative Agent (i) after 2:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)                                 Funding by Lenders; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurocurrency Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by such Borrower, the interest rate applicable to Base Rate Loans.  If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period.  If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing.  Any payment by such Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(i)                                     Payments by Borrowers; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the applicable L/C Issuer hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or such L/C Issuer, as the case may be, the amount due.  In such event, if such Borrower has not in fact made such payment, then each of the Appropriate Lenders or the applicable L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

A notice of the Administrative Agent to any Lender or a Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)                                  Failure to Satisfy Conditions Precedent.  If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to any Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to such Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall promptly return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)                                 Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Term Loans and Revolving Credit Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint.  The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).

(e)                                  Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f)                                   Insufficient Funds.  If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

2.13                        Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the applicable Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i)                                     if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)                                  the provisions of this Section shall not be construed to apply to (A) any payment made by or on behalf of a Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender and amounts paid in connection with or after giving effect to the final paragraph of Section 10.01), (B) the application of Cash Collateral provided for in Section 2.17, or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to the Company or any Affiliate thereof (as to which the provisions of this Section shall apply).

Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrowers and Loan Parties rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrowers and Loan Parties in the amount of such participation.

2.14                        Designation of Unrestricted and Restricted Subsidiaries.

(a)                                 At any time after the Closing Date and upon written notice to the Administrative Agent, the Company may designate any Restricted Subsidiary of the Company (along with all Subsidiaries of such Restricted Subsidiary) as an “Unrestricted Subsidiary”; provided that (i) both before and after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing, (ii) after giving effect to such designation, the Company and its Restricted Subsidiaries shall be in pro forma compliance with each of the covenants in Section 7.11 as of the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 6.01 (or, if prior to any such delivery, as of the date of the financial statements described in Section 5.05(b)), (iii) once designated as an Unrestricted Subsidiary, the Company may re-designate such Subsidiary as a “Restricted Subsidiary” pursuant to Section 2.14(b), but, thereafter, the Company shall not re-designate such Subsidiary as an “Unrestricted Subsidiary” pursuant to this Section 2.14(a) and (iv) no Subsidiary may be designated as an Unrestricted Subsidiary or continue as an Unrestricted Subsidiary (A) if it is a “Restricted Subsidiary” for the purpose of the indenture governing the New Notes or any other Indebtedness of the Company or any other Loan Party in a stated principal amount in excess of the Threshold Amount or (B) unless each of its direct and indirect Subsidiaries is also designated an Unrestricted Subsidiary pursuant to this Section 2.14(a).  The designation of any Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an Investment by the Company or a Restricted Subsidiary therein at the date of designation in an amount equal to the fair market value of the Company’s or its Restricted Subsidiary’s (as applicable) investment therein and such Investment must at such time be permitted under Section 7.03(j).

(b)                                 At any time after the Closing Date and upon written notice to the Administrative Agent, the Company may re-designate any Unrestricted Subsidiary as a “Restricted Subsidiary”; provided that (i) no Subsidiary holding or owning Equity Interests in such re-designated Restricted Subsidiary shall be an Unrestricted Subsidiary (unless also being re-designated at such time), (ii) both before and after giving effect to such designation, no Event of Default shall have occurred and be continuing and (iii) after giving effect to such designation, the Company and its

Restricted Subsidiaries shall be in pro forma compliance with each of the covenants in Section 7.11 as of the last day of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 6.01 (or, if prior to any such delivery, as of the date of the financial statements described in Section 5.05(b)).  The re-designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such re-designated Restricted Subsidiary existing at such time and (ii) a return on any Investment by the Company or other applicable Restricted Subsidiary in such re-designated Restricted Subsidiary in an amount equal to the fair market value at the date of such designation of the Company’s or its Restricted Subsidiary’s (as applicable) Investment in such re-designated Restricted Subsidiary.

(c)                                  Any designation of a Subsidiary as an Unrestricted Subsidiary or a Restricted Subsidiary shall be deemed a representation and warranty by the Company that each of the requirements in Section 2.14(a) or Section 2.14(b), as applicable, are satisfied in all respects.

2.15                        Designated Borrowers.

(a)                                 The Subsidiaries of the Company that are signatories to this Agreement on the Closing Date shall be deemed to be Designated Borrowers.

(b)                                 The Company may at any time, upon not less than 15 Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), designate any additional Subsidiary of the Company (an “Applicant Borrower”) as a Designated Borrower to receive Revolving Credit Loans hereunder by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to each Revolving Credit Lender) a duly executed notice and agreement in substantially the form of Exhibit H (a “Designated Borrower Request and Assumption Agreement”).  The parties hereto acknowledge and agree that prior to any Applicant Borrower becoming entitled to Revolving Credit Facility the Administrative Agent and the Lenders shall have received such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information, in form, content and scope reasonably satisfactory to the Administrative Agent, as may be required by the Administrative Agent or the Required Revolving Lenders in their sole discretion (or as may be reasonably required by any Revolving Credit Lender to allow it to comply with the Act with respect to such Applicant Borrower), and Notes signed by such new Borrowers to the extent any Revolving Credit Lenders so require.  Any Applicant Borrower that is located in a jurisdiction that is not an Approved Jurisdiction must be approved as a Designated Borrower by the Administrative Agent and all of the Revolving Credit Lenders.  If an Applicant Borrower is located in an Approved Jurisdiction or if the Administrative Agent and all of the Revolving Credit Lenders in the exercise of their reasonable discretion agree that an Applicant Borrower not located in an Approved Jurisdiction may be entitled to receive Loans hereunder, then promptly following receipt of all such requested resolutions, incumbency certificates, opinions of counsel and other documents or information, the Administrative Agent shall send a notice in substantially the form of Exhibit I (a “Designated Borrower Notice”) to the Company and the Revolving Credit Lenders specifying the effective date upon which the Applicant Borrower shall constitute a Designated Borrower for purposes hereof, whereupon each of the Lenders agrees to permit such Designated Borrower to receive Revolving Credit Loans hereunder, on the terms and conditions set forth herein, and each of the parties agrees that such

Designated Borrower otherwise shall be a Borrower for all purposes of this Agreement; provided that no Loan Notice or Letter of Credit Application may be submitted by or on behalf of such Designated Borrower until the date five Business Days after such effective date.

(c)                                  The Company shall be liable for all Obligations of the Designated Borrowers (irrespective of whether such Designated Borrowers are Domestic Subsidiaries or Foreign Subsidiaries) pursuant to the Guaranty.  The Obligations of the Company and each Designated Borrower that is a Domestic Subsidiary and not a Foreign Holding Company shall be joint and several in nature.  The Obligations of all Designated Borrowers that are Foreign Holding Companies or Foreign Subsidiaries shall be several in nature.

(d)                                 Each Subsidiary of the Company that is or becomes a “Designated Borrower” pursuant to this Section 2.15 hereby irrevocably appoints the Company as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) the receipt of the proceeds of any Loans made by the Lenders to any such Designated Borrower hereunder.  Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by the Company, whether or not any such other Borrower joins therein.  Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Company in accordance with the terms of this Agreement shall be deemed to have been delivered to each Designated Borrower.

(e)                                  The Company may from time to time, upon not less than 15 Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), terminate a Designated Borrower’s status as such, provided that there are no outstanding Loans payable by such Designated Borrower, or other amounts payable by such Designated Borrower on account of any Loans made to it, as of the effective date of such termination. The Administrative Agent will promptly notify the Lenders of any such termination of a Designated Borrower’s status.

2.16                        Increase in Commitments.

(a)                                 Request for Increase.  The Company may, from time to time, request by notice to the Administrative Agent (i) an increase in the Revolving Credit Facility (each, a “Revolving Credit Increase”), (ii) an increase in the Performance Letter of Credit Facility (each a “Performance Letter of Credit Facility Increase”), (iii) an increase in the Term A Loan Facility (each, a “Term A Loan Increase”), (iv) an increase in the Term B Loan Facility (each, a “Term B Loan Increase”; each Term A Loan Increase and Term B Loan Increase, collectively, referred to as the “Term Loan Increases”), (v) one or more term A loan tranches to be made available to the Company (each, an “Incremental Term A Loan”) or (vi) one or more term B loan tranches to be made available to the Company (each, an “Incremental Term B Loan”; each Incremental Term A Loan and Incremental Term B Loan, collectively, referred to as the “Incremental Term Loans”; each Incremental Term Loan, each Revolving Credit Increase, each Performance Letter of Credit Increase and each Term Loan Increase, collectively, referred to as the “Incremental Increases”); provided that (i) the principal amount for all such Incremental Increases shall not exceed the

Maximum Increase Amount; (ii) any such request for an Incremental Increase shall be in a minimum amount of $50,000,000 (or a lesser amount in the event such amount represents all remaining availability under this Section) and no more than five Incremental Increases may be effectuated during the term of this Agreement; (iii) no Revolving Credit Increase shall (A) be effectuated without the consent of each applicable L/C Issuer that is a Revolving Credit Lender (or, if such increase applies only to certain L/C Issuers pursuant to their agreement, such L/C Issuers), (B) increase the Swing Line Sublimit without the consent of the Swing Line Lender, (C) increase the Designated Borrower Sublimit without the consent of the Required Revolving Lenders, or (D) increase the Alternative Currency Sublimit without the consent of the Required Revolving Lenders; (iv) no Performance Letter of Credit Increase shall be effectuated without the consent of each L/C Issuer that is a Performance Letter of Credit Lender (or, if such increase applies only to certain L/C Issuers pursuant to their agreement, such L/C Issuers); (v) no Incremental Term Loan shall mature earlier than the Maturity Date for the Term B Loan Facility then in effect or have a shorter weighted average life to maturity than the remaining weighted average life to maturity of the Term B Loan Facility; provided that up to $500,000,000 of principal amount of Incremental Term A Loans may have a maturity date earlier than, and a weighted average life to maturity shorter than the remaining weighted average life to maturity of the Term B Facility so long as the final maturity date thereof is no earlier than the Maturity Date of, and the weighted average life to maturity thereof is no shorter than the remaining weighted average life to maturity of, the Term A Facility; (vi) each Incremental Term Loan shall (A) rank pari passu or junior in right of payment, prepayment, voting and/or security with the Term Loans, including sharing in mandatory prepayments under Section 2.05(b) pro rata with the Term Loans (unless agreed to be paid after the Term Loans by the Lenders providing such Incremental Term Loan) (and any Incremental Term Loans that are junior in right of payment and/or security shall have customary second lien, prepayment, standstill and other provisions reasonably acceptable to the Administrative Agent and the Company) and (B) shall have an Applicable Rate or pricing grid as determined by the Lenders providing such Incremental Term Loans and the Company; provided that, if the Applicable Rate in respect of any Incremental Term B Loan or Term B Loan Increase exceeds the Applicable Rate then in effect for the Term B Facility by more than 0.50% for each Type of Loan, then the Applicable Rate for the Term B Facility shall be increased so that the Applicable Rate in respect of the Term B Facility for each Type of Loan is equal to the Applicable Rate for the Incremental Term B Loan or Term B Loan Increase for each Type of Loan minus 0.50%; provided, further, solely for the purposes of this Section 2.16(a), in determining the Applicable Rate(s) applicable to each Incremental Term B Loan or Term B Loan Increase and the Applicable Rate(s) for the applicable Term B Facility, (1) original issue discount (“OID”) or upfront fees (which shall be deemed to constitute like amounts of OID) payable by the Company to the Lenders under such Incremental Term B Loan, Term B Loan Increase or the Term B Facility in the initial primary syndication thereof shall be included (with OID being equated to interest based on assumed four-year life to maturity), (2) the effects of any and all LIBOR floors shall be included and (3) customary arrangement or commitment fees payable to the Arrangers (or their respective affiliates) in connection with the Term B Facility or to one or more arrangers (or their affiliates) of any Incremental Term B Loan or Term B Loan Increase shall be excluded; (vii) except as provided above, all other terms and conditions applicable to any Incremental Term Loan, to the extent not consistent with the terms and conditions applicable to the applicable Term Loan Facility, shall be reasonably satisfactory to the Administrative Agent, the applicable Lenders providing such Incremental Term Loans and the

Company; and (viii) each Incremental Increase shall constitute Obligations hereunder and, except as provided above with respect to any Incremental Term Loan that is junior in right of payment, prepayment, voting and/or security, shall be guaranteed and secured pursuant to the Guaranty and the Collateral Documents on a pari passu basis with the other Obligations hereunder.

(b)                                 Process for Increase.  Incremental Increases may be (but shall not be required to be) provided by any existing Lender, in each case on terms permitted in this Section 2.16 and otherwise on terms reasonably acceptable to the Company and the Administrative Agent, or by any Additional Lender pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent; provided that (i) the Administrative Agent shall have consented (in each case, such consent not to be unreasonably withheld, delayed or conditioned) to each proposed Additional Lender providing such Incremental Increase to the extent the Administrative Agent would be required to consent to an assignment to such Additional Lender pursuant to Section 10.06(b)(ii), (ii) in the case of any Revolving Credit Increase, each L/C Issuer under the Revolving Credit Facility and the Swing Line Lender shall have consented (in each case, such consent not to be unreasonably withheld, delayed or conditioned) to each such Lender or proposed Additional Lender providing such Revolving Credit Increase if such consent by the L/C Issuers or the Swing Line Lender, as the case may be, would be required under Section 10.06(b) for an assignment of Revolving Credit Loans or Revolving Credit Commitments to such Lender or proposed Additional Lender, and (iii) in the case of any Performance Letter of Credit Increase, each L/C Issuer under the Performance Letter of Credit Facility shall have consented (such consent not to be unreasonably withheld, delayed or conditioned) to each such Lender or proposed Additional Lender providing such Performance Letter of Credit Increase if such consent by the L/C Issuers would be required under Section 10.06(b) for an assignment of Performance Letter of Credit Commitments to such Lender or proposed Additional Lender; provided further that the Company shall not be required to offer or accept commitments from existing Lenders for any Incremental Increase.  No Lender shall have any obligation to increase its Revolving Credit Commitment, increase its Performance Letter of Credit Commitment, increase its Term A Loan Commitment, Term A Loans, Term B Loan Commitment or Term B Loans, or participate in any Incremental Term Loan, as the case may be (and any existing Lender that fails to respond to any request for an increase or an incremental loan within the requested time shall be deemed to have declined to provide any such increase or incremental loan), and no consent of any Lender, other than the Lenders agreeing to provide any portion of an Incremental Increase, shall be required to effectuate such Incremental Increase.

(c)                                  Effective Date and Allocations.  The Administrative Agent and the Company shall determine the effective date of any Incremental Increase (the “Increase Effective Date”).  The Administrative Agent shall promptly notify the Company and the Lenders of the final allocation of such Incremental Increase and the Increase Effective Date.

(d)                                 Conditions to Effectiveness of Increase.

(i)                                     As a condition precedent to each Incremental Increase, each Borrower shall deliver to the Administrative Agent a certificate of such Borrower and, if reasonably determined by the Administrative Agent to be necessary or desirable under applicable Law with respect to the Guaranty of a Guarantor, of each such Guarantor, dated as of the

Increase Effective Date, signed by a Responsible Officer of such Borrower or Guarantor and (i) certifying and attaching the resolutions adopted by such Borrower or Guarantor approving or consenting to such Incremental Increase (which, with respect to any such Loan Party, may, if applicable, be the resolutions entered into by such Loan Party in connection with the incurrence of the Obligations on the Closing Date) and (ii) certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents shall be true and correct in all material respects (or, with respect to representations and warranties modified by a materiality or Material Adverse Effect standard, in all respects) on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, with respect to representations and warranties modified by a materiality or Material Adverse Effect standard, in all respects) as of such earlier date, and except that for purposes of this Section 2.16, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01; provided that in the case of any Incremental Increase the proceeds of which are to be used to finance an Investment permitted hereunder or a Permitted Acquisition subject to customary “funds certain provisions”, to the extent agreed by the Lenders providing such Incremental Increase, the representations and warranties the accuracy of which are a condition to the funding of such Incremental Increase shall be limited to (1) the Specified Representations (or such other formulation thereof as may be agreed by the lenders providing such Incremental Increase), and (2) those representations of the acquired company in the applicable acquisition agreement that are material to the interests of the lenders under the Incremental Increase and if breached would give the Company (or applicable Restricted Subsidiary) the right to terminate or refuse to close under the applicable acquisition agreement; (B) no Default or Event of Default shall exist and be continuing; provided that in the case of any Incremental Increase the proceeds of which are to be used to finance an Investment permitted hereunder or a Permitted Acquisition subject to customary “funds certain provisions”, to the extent agreed by the lenders providing such Incremental Increase, such “no default” condition to the funding of such Incremental Increase shall be limited to (1) at the time of the execution and delivery of the purchase agreement related to such Investment or Permitted Acquisition, no Event of Default shall have occurred and be continuing or shall occur as a result thereof and (2) upon the effectiveness of any Incremental Increase and the making of any Loan thereunder on the date of such Incremental Increase, no Specified Default shall have occurred and be continuing or shall occur as a result thereof; and (C) the Company and its Restricted Subsidiaries shall be in pro forma compliance with each of the financial covenants contained in Section 7.11; provided that in the case of any Incremental Increase the proceeds of which are to be used to finance an Investment permitted hereunder or a Permitted Acquisition subject to customary “funds certain provisions”, to the extent agreed by the lenders providing such Incremental Increase, there shall be no condition related to the financial covenants contained in Section 7.11 (other than, to the extent applicable, the incurrence test with respect thereto contained in the definition of Maximum Increase Amount).

(ii)                                  To the extent that any Incremental Increase shall take the form of an Incremental Term Loan, this Agreement shall be amended in connection with the effectuation of such Incremental Term Loan (without the need to obtain the consent of any Lender or any L/C Issuer other than the Lenders providing such Incremental Term Loans), in form and substance reasonably satisfactory to the Administrative Agent and the Company, to include such terms as are customary for a term loan commitment, including mandatory prepayments, assignments and voting provisions; provided that the covenants, defaults and similar non-economic provisions applicable to any Incremental Term Loan, taken as a whole, (i) shall be no more restrictive than the corresponding terms set forth in the then existing Loan Documents without the express written consent of the Administrative Agent, except to the extent necessary to provide for additional or different covenants or other terms applicable only during the period after the latest Maturity Date of each other then existing Facility and (ii) shall not contravene any of the terms of the then existing Loan Documents.

(iii)                               Each Revolving Credit Increase shall have the same terms as the outstanding Revolving Credit Loans and be part of the existing revolving credit facilities hereunder.  Upon each Revolving Credit Increase (x) each Lender having a Revolving Credit Commitment immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Revolving Credit Increase (each, a “Revolving Credit Increase Lender”) in respect of such increase, and each such Revolving Credit Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Credit Lender’s participations hereunder in outstanding Letters of Credit under the Revolving Credit Facility and Swing Line Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (i) participations hereunder in such Letters of Credit and (ii) participations hereunder in Swing Line Loans, will, in each case, equal each Revolving Credit Lender’s Applicable Revolving Credit Percentage (after giving effect to such increase in the Revolving Credit Facility) and (y) if, on the date of such increase there are any Revolving Credit Loans outstanding, the Lenders shall make such payments among themselves as the Administrative Agent may reasonably request to the extent necessary to keep the outstanding Revolving Credit Loans ratable with any revised Applicable Revolving Credit Percentages arising from such Revolving Credit Increase, and the Company shall pay to the applicable Lenders any amounts required to be paid pursuant to Section 3.05 in connection with such payments among the Lenders as if such payments were effected by prepayments of Revolving Credit Loans.

(iv)                              Each Performance Letter of Credit Increase shall have the same terms and be part of the Performance Letter of Credit Facility.  Upon each Performance Letter of Credit Increase each Lender having a Performance Letter of Credit Commitment immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Performance Letter of Credit Increase (each, a “Performance Letter of Credit Increase Lender”) in respect of such increase, and each such Performance Letter of Credit Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Performance Letter of Credit Lender’s participations hereunder in outstanding Letters of Credit under the

Performance Letter of Credit Facility such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in Letters of Credit will equal each Performance Letter of Credit Lender’s Applicable Performance Letter of Credit Percentage (after giving effect to such increase in the Performance Letter of Credit Facility).

(v)                                 Each Term Loan Increase may be part of the existing Term A Loan Facility or the existing Term B Loan Facility, as applicable, and shall have the same terms (except for pricing, including interest rate margins, upfront fees and original issue discount, which in the event of a Term B Loan Increase shall be subject to the pricing limitations set forth in Section 2.16(a)) as the outstanding Term A Loans or Term B Loans, as applicable; provided that, as of the Increase Effective Date with respect to any Term Loan Increase, the amortization schedule set forth in Section 2.07(a) or (b), as applicable, shall be amended to increase the then-remaining unpaid installments of principal by an aggregate amount equal to the additional Term Loans being made on such date, such aggregate amount to be applied to increase such installments ratably in accordance with the amounts in effect immediately prior to the Increase Effective Date.  Such amendment may be signed by the Administrative Agent on behalf of the Lenders.

(e)                                  Conflicting Provisions.  This Section shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

2.17                        Cash Collateral.

(a)                                 Certain Credit Support Events.  If (i) an L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) the Company shall be required to provide Cash Collateral pursuant to Section 8.02(c), or (iv) there shall exist a Defaulting Lender, the Company shall immediately (in the case of clause (iii) above) or within one Business Day (in all other cases), following any request by the Administrative Agent or such L/C Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.18 (a)(iv) and any Cash Collateral provided by the Defaulting Lender).  Additionally, if the Administrative Agent notifies the Company at any time that (A) the Outstanding Amount of all L/C Obligations with respect to Financial Letters of Credit at such time exceeds 105% of the Financial Letter of Credit Sublimit then in effect, (B) the Outstanding Amount of all L/C Obligations with respect to Financial Letters of Credit and Performance Letters of Credit issued under the Revolving Credit Facility at such time exceeds 105% of the Revolving Credit Facility then in effect or (C) the Outstanding Amount of all L/C Obligations issued under the Performance Letter of Credit Facility at such time exceeds 105% of the Performance Letter of Credit Facility then in effect, then, in each case, within two Business Days after receipt of such notice, the Company shall provide Cash Collateral for the Outstanding Amount of the L/C Obligations in an amount not less than the amount by which the Outstanding Amount of all L/C Obligations with respect to Financial Letters of Credit exceeds the Financial Letter of Credit Sublimit, the amount by which the Outstanding Amount of all L/C Obligations with respect to Financial Letters of Credit and Performance Letters of Credit issued under the Revolving Credit Facility exceeds the Revolving

Credit Facility or the amount by which the Outstanding Amount of all L/C Obligations under the Performance Letter of Credit Facility exceeds the Performance Letter of Credit Facility, as applicable.

(b)                                 Grant of Security Interest.  The Company, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and agrees to maintain, a first priority security interest (subject to Permitted Liens in favor of the depository institutions in which such Cash Collateral is held) in all such cash, deposit accounts and all balances therein, and all other property so provided as Cash Collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.17(c).  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the applicable L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Company will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.  All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.  The Company shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(c)                                  Application.  Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.17 or Sections 2.03, 2.04, 2.05, 2.18 or 8.02 in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d)                                 Release.  Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vi))) or (ii) the determination by the Administrative Agent and the applicable L/C Issuer that there exists excess Cash Collateral; provided, however, (x) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (y) the Person providing Cash Collateral and the applicable L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.18                        Defaulting Lenders.

(a)                                 Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)                                     Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01 and in the definition of “Required Lenders”, “Required Revolving Lenders”, “Required Term A Lenders”, Required Term B Lenders” and “Required Performance Letter of Credit Lenders”.

(ii)                                  Defaulting Lender Waterfall.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, if such Defaulting Lender is a Revolving Credit Lender or a Performance Letter of Credit Lender, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuers or Swing Line Lender hereunder; third, if such Defaulting Lender is a Revolving Credit Lender or a Performance Letter of Credit Lender, to Cash Collateralize each L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.17; fourth, as the Company may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) if such Defaulting Lender is a Revolving Credit Lender or a Performance Letter of Credit Lender, Cash Collateralize each L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.17; sixth, in the case of a Defaulting Lender under any Facility, to the payment of any amounts owing to the other Lenders under such Facility (in the case of the Revolving Credit Facility, including the L/C Issuers or Swing Line Lender and in the case of the Performance Letter of Credit Facility, including the L/C Issuers) as a result of any judgment of a court of competent jurisdiction obtained by any Lender under such Facility (in the case of the Revolving Credit Facility, including the L/C Issuers or Swing Line Lender and in the case of the Performance Letter of Credit Facility, including the L/C Issuers) against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Company as a result of any judgment of a court of competent jurisdiction obtained by the Company against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders under the applicable Facility on a pro rata basis (and ratably among all applicable Facilities computed in accordance with the Defaulting Lenders’ respective funding deficiencies) prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender under the applicable Facility until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.18(a)(iv).  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.18(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)                               Certain Fees.

(A)                               No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Company shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)                               Each Defaulting Lender that is a Revolving Credit Lender or a Performance Letter of Credit Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Revolving Credit Percentage or Applicable Performance Letter of Credit Percentage, as applicable, of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.17.

(C)                               With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Company shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each L/C Issuer and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)                              Reallocation of Applicable Percentages to Reduce Fronting Exposure.  All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders which are Revolving Credit Lenders or Performance Letter of Credit Lenders, as applicable, in accordance with their respective Applicable Revolving Credit Percentages or Applicable Performance Letter of Credit Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) no Default shall have occurred and be continuing at the time such Lender becomes a Defaulting Lender and (y) such reallocation does not cause the aggregate Revolving Credit Exposure or Performance Letter of Credit Exposure, as applicable, of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment or Performance Letter of Credit Commitment, as applicable.  No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)                                 Cash Collateral, Repayment of Swing Line Loans.  If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Company shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lender’s Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.17.

(b)                                 Defaulting Lender Cure.  If the Company, the Administrative Agent, Swing Line Lender and the L/C Issuers agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.18(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Company while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY

3.01                        Taxes.  (a)  Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i)                                     Any and all payments by or on account of any obligation of any Loan Party hereunder or under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws.  If any applicable Laws (as determined in the good faith discretion of the Administrative Agent or any Loan Party) require the deduction or withholding of any Tax from any such payment by the

Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii)                                  If any Loan Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any such required withholding or the making of all such required deductions (including such deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii)                               If any Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any such required withholding or the making of all such required deductions (including such deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)                                 Payment of Other Taxes by the Loan Parties.  Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)                                  Tax Indemnifications.  (i)  Each of the Loan Parties shall, and does hereby, jointly and severally (other than any Loan Party that is a Foreign Holding Company, whose indemnity under this Section 3.01(c) shall be several and not joint), indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Company by a Lender or an L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or an L/C Issuer, shall be conclusive absent manifest error.  Each of the Loan Parties shall, and does hereby, jointly and severally (other than any Loan Party that is a Foreign Holding Company, whose indemnity under this Section 3.01(c) shall be several and not joint), indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender or an L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below.

(ii)                                  Each Lender and each L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or such L/C Issuer (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (y) the Administrative Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender or such L/C Issuer, in each case, that are payable or paid by the Administrative Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent or the Company shall be conclusive absent manifest error. Each Lender and each L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or such L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(d)                                 Evidence of Payments.  Upon request by the Company or the Administrative Agent, as the case may be, after any payment of Taxes by the Company or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Company shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Company, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Company or the Administrative Agent, as the case may be.

(e)                                  Status of Lenders; Tax Documentation.

(i)                                     Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Law or the taxing authorities of a jurisdiction pursuant to such applicable Law or reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation either (A) set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below or (B) required by applicable Law other than the Code or the taxing authorities of the jurisdiction pursuant to such applicable Law to comply with the requirement for exemption or reduction of withholding tax in that jurisdiction) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)                                  Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Person,

(A)                               any Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:

(1)                                 in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN-E or W-8BEN, as applicable, or any successor form, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E or W-8BEN, as applicable, or any successor form, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)                                 executed originals of IRS Form W-8ECI;

(3)                                 in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN-E or W-8BEN, as applicable, or any successor form; or

(4)                                 to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-ECI, IRS Form W-8BEN-E or W-8BEN, as applicable, or any successor form, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(C)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)                               if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company  or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.

Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)                               Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.

(f)                                   Treatment of Certain Refunds.  Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or an L/C Issuer, or have any obligation to pay to any Lender or any L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or such L/C Issuer, as the case may be.  If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to the Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Loan Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such tax had never been paid.  This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.

(g)                                  Survival.  Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or an L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

3.02                        Illegality.  If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurocurrency Rate (whether denominated in Dollars or an Alternative Currency), or to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the Company through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurocurrency Rate Loans in the affected currency or currencies or, in the case of Eurocurrency Rate Loans in Dollars, to convert Base Rate Loans to Eurocurrency Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurocurrency Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, (x) the Company shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all Eurocurrency Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid  such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurocurrency Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurocurrency Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurocurrency Rate.  Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

3.03                        Inability to Determine Rates.  If in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof,  (a)  the Administrative Agent determines that (i) deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan, or (ii) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan (whether denominated in Dollars or an Alternative Currency) or in connection with an existing or proposed Base Rate Loan (in each case with respect to clause (a)(i) above, “Impacted Loans”), or (b) the Administrative Agent or the Required Lenders determine that for any reason  the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurocurrency Rate Loan, the Administrative Agent will promptly so notify the Company and each Lender.  Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in the affected currency or currencies shall be suspended (to the extent of the affected Eurocurrency Rate Loans or Interest Periods) and (y) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent upon the instruction of the Required Lenders revokes such notice.  Upon receipt of such notice, the Company may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in the affected currency or currencies (to the extent of the affected Eurocurrency Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Revolving Credit Borrowing of Base Rate Loans in the amount specified therein.

Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a)(i) of this section, the Administrative Agent, in consultation with the Company and the affected Lenders, may establish an alternative interest rate for the Impacted Loans,  in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a) of the first sentence of this section, (2) the Administrative Agent or affected Lenders notify the Administrative Agent and the Company that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Company written notice thereof.

3.04                        Increased Costs; Reserves on Eurocurrency Rate Loans.  (a)  Increased Costs Generally.  If any Change in Law shall:

(i)                                     impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e), other than as set forth below) or an L/C Issuer;

(ii)                                  subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)                               impose on any Lender or an L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to the Eurocurrency Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such L/C Issuer, the Company will pay (or cause the applicable Designated Borrower to pay) to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered; provided that the Company shall not be treated less favorably with respect to such amounts than how other similarly situated borrowers of such

Lender or L/C Issuer are generally treated (it being understood that this provision shall not be construed to obligate any Lender or L/C Issuer to make available any information that, in its sole discretion, it deems confidential).

(b)                                 Capital Requirements.  If any Lender or any L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such Lender’s or such L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Company will pay (or cause the applicable Designated Borrower to pay) to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered.

(c)                                  Certificates for Reimbursement.  A certificate of a Lender or an L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Company shall be conclusive absent manifest error.  The Company shall pay (or cause the applicable Designated Borrower to pay) such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)                                 Delay in Requests.  Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or such L/C Issuer’s right to demand such compensation, provided that no Borrower shall be required to compensate a Lender or an L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or such L/C Issuer, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)                                  Additional Reserve Requirements.  The Company shall pay (or cause the applicable Designated Borrower to pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Company shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender.  If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest or costs shall be due and payable 10 days from receipt of such notice.

3.05                        Compensation for Losses.  Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Company shall promptly compensate (or cause the applicable Designated Borrower to compensate) such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)                                 any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)                                 any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Company or the applicable Designated Borrower;

(c)                                  any failure by any Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or

(d)                                 any assignment of a Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Company pursuant to Section 10.13;

excluding any loss of anticipated profits but including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract.  The Company shall also pay (or cause the applicable Designated Borrower to pay) any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Company (or the applicable Designated Borrower) to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.

3.06                        Mitigation Obligations; Replacement of Lenders.  (a)  Designation of a Different Lending Office.  Each Lender may make any Credit Extension to the Borrowers through any

Lending Office, provided that the exercise of this option shall not affect the obligation of any Borrower to repay the Credit Extension in accordance with the terms of this Agreement.  If any Lender requests compensation under Section 3.04, or requires any Borrower to pay any Indemnified Taxes or additional amounts to any Lender, any L/C Issuer, or any Governmental Authority for the account of any Lender or any L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Company such Lender or such L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or such L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or such L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or such L/C Issuer, as the case may be.  The Company hereby agrees to pay (or cause the applicable Designated Borrower to pay) all reasonable costs and expenses incurred by any Lender or any L/C Issuer in connection with any such designation or assignment.

(b)                                 Replacement of Lenders.  If any Lender requests compensation under Section 3.04, or if any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Company may replace such Lender in accordance with Section 10.13.

3.07                        Survival.  All obligations of the Loan Parties under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01                        Conditions of Initial Credit Extension.  The obligation of each L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a)                                 The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i)                                     counterparts of this Agreement, the Guaranty, and the Security and Pledge Agreement executed by each Person a party thereto;

(ii)                                  a Note executed by the applicable Borrowers in favor of each Lender requesting a Note with respect to the applicable Facility;

(iii)                               such customary certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Borrower and each Material Guarantor as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Borrower or Material Guarantor is a party or is to be a party;

(iv)                              such documents and certifications as the Administrative Agent may reasonably require to evidence that each Borrower and each Material Guarantor is duly organized or formed, and that each Borrower and each Material Guarantor is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(v)                                 customary opinions of Gibson, Dunn & Crutcher LLP and certain local counsel, in each case counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, dated as of the Closing Date;

(vi)                              a certificate signed by a Responsible Officer of the Company certifying that (A) the conditions specified in Section 4.01(c) and 4.01(d) have been satisfied and (B) each of the Specified Representations and the Specified Purchase Agreement Representations are true and correct in all material respect (or, with respect to representations and warranties modified by materiality standards, in all respects) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date;

(vii)                           a solvency certificate substantially in the form of Exhibit J signed by the chief financial officer of the Company;

(viii)                        evidence that the Existing Credit Agreements, the Existing Company Notes, the Existing Target Credit Agreement and all other third-party Indebtedness for borrowed money of Company and its Restricted Subsidiaries (after giving effect to the Acquisition), other than Indebtedness under the Loan Documents and Permitted Closing Date Indebtedness, have been or substantially concurrently with the Closing Date are being repaid (and, with respect, to the Existing Credit Agreements and the Existing Target Credit Agreement, terminated), and all Liens, if any, securing any such repaid and terminated Indebtedness have been or substantially concurrently with the Closing Date are being released;

(ix)                              (A) audited consolidated balance sheets and related consolidated statements of income and cash flows of the Company and its Subsidiaries for the last three fiscal years ended at least 90 days prior to the Closing Date, (B) audited consolidated balance sheets and related consolidated statements of income and cash flows of the Target and its Subsidiaries for the last three fiscal years ended at least 90 days prior to the Closing Date, (C) unaudited consolidated balance sheets and related consolidated statements of income and cash flows of the Company and its Subsidiaries for each fiscal quarter of the Company (other than the fourth fiscal quarter) ended after September 30, 2013 and at least 45 days prior to the Closing Date, and (D) unaudited consolidated balance sheets and related consolidated statements of income and cash flows of the Target and its Subsidiaries for each fiscal quarter of the Target (other than the fourth fiscal quarter) ended after December 31, 2013 and at least 45 days prior to the Closing Date;

(x)                                 a pro forma consolidated balance sheet as of the end of the fiscal quarter ended March 31, 2014 and as of the end of each subsequent fiscal quarter (ended at least 45 days prior to the Closing Date) or fiscal year (ended at least 90 days prior to the Closing Date) and related consolidated statements of income and cash flows of the Company and its Subsidiaries for the prior twelve month period ending on the relevant fiscal quarter or year-end, after giving effect to all elements of the Transaction to be effected on or before the Closing Date;

(xi)                              forecasts for the fiscal years ending September 30, 2014 through September 30, 2018 of the Company and its Subsidiaries of balance sheets, income statements and cash flow statements on a quarterly basis through September 30, 2015 and on an annual fiscal year basis for each year thereafter during the term of this Agreement;

(xii)                           a Request for Credit Extension in accordance with the requirements hereof (with a copy to the applicable L/C Issuer or the Swing Line Lender, if applicable), along with a customary flow of funds statement executed by the Company with respect to all Loans to be advanced and other transactions to occur on the Closing Date; and

(xiii)                        to the extent applicable, a Funding Indemnity Letter.

(b)                                 The Collateral and Guarantee Requirement (other than in accordance with Section 6.17 and Schedule 6.17) shall have been satisfied and (after giving effect to any Liens to be released prior to or contemporaneously with the initial Credit Extension on the Closing Date) the Collateral shall be subject to no Liens other than Permitted Liens; provided that if, notwithstanding the use by the Company of commercially reasonable efforts to provide and perfect on the Closing Date security interest in assets intended to constitute Collateral such provision and/or perfection of a security interest (other than the (i) execution and delivery of the Security and Pledge Agreement by each Loan Party, (ii) the delivery of UCC financing statements with respect to each Loan Party (or an authorization permitting the Administrative Agent to file UCC financing statements with respect to each Loan Party), and (iii) the delivery of short-form security agreements with respect to each Loan Party for filing with the United States Patent and Trademark Office or the United States Copyright Office (or an authorization permitting the Administrative Agent to file such short-form security agreements with respect to each grantor)) is not accomplished as of the Closing Date, such provision and/or perfection of a security interest in such Collateral shall not be a condition to the availability of the initial Credit Extension on the Closing Date (but shall be required to be satisfied after the Closing Date within the period specified therefor in Schedule 6.17 or such later date as the Administrative Agent may reasonably agree).

(c)                                  Since July 11, 2014 there shall not have occurred any event, change, circumstance, occurrence, effect or state of facts that, individually or in the aggregate, has had, or would reasonably be expected to have, a Target Material Adverse Effect with respect to the Target.

(d)                                 (i) MLPFS shall have received a final, executed copy of the Acquisition Agreement and any amendment, modification or waiver thereof since the execution thereof on July 11, 2014, and (ii) the Acquisition shall be consummated simultaneously or substantially concurrently with the closing under the Facilities in accordance with the terms of the Acquisition Agreement (without giving effect to any amendment, modification (including, without limitation, any updates to the exhibits, annexes and schedules thereto) or any consent or waiver thereto by the Company, in each case, that is material and adverse to the interests of the Lenders (in their capacities as such), either individually or in the aggregate, without the prior written consent of the Arrangers, such consent not to be unreasonably withheld, delayed or conditioned).

(e)                                  At least three Business Days prior to the Closing Date, the Company and each of the other Loan Parties shall have provided to the Administrative Agent and the Lenders all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act, that has been requested in writing not less than ten Business Days prior to the Closing Date.

(f)                                   Any fees required to be paid pursuant to this Agreement or the Fee Letters shall have been paid.

(g)                                  Unless waived by the Administrative Agent, all reasonable and documented out-of-pocket expenses required to be paid on or before the Closing Date shall have been paid (to the extent invoiced at least three Business Days (or such shorter period as the Company may agree) prior to the Closing Date (provided that any such invoice shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent)).

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02                        Conditions to All Credit Extensions.  The obligation of each Lender to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans and other than the initial Credit Extension on the Closing Date, which shall be subject solely to the conditions in Section 4.01) is subject to the following conditions precedent:

(a)                                 The representations and warranties of each Borrower contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respect (or, with respect to representations and warranties modified by materiality standards, in all respects) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respect (or, with respect to representations and warranties modified by materiality standards, in all respects) as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively;

(b)                                 No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof;

(c)                                  The Administrative Agent and, if applicable, the applicable L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof;

(d)                                 If the applicable Borrower is a Designated Borrower, then the conditions of Section 2.15 to the designation of such Borrower as a Designated Borrower shall have been met to the satisfaction of the Administrative Agent; and

(e)                                  In the case of a Credit Extension to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent, the Required Lenders (in the case of any Loans to be denominated in an Alternative Currency) or the applicable L/C Issuer (in the case of any Letter of Credit to be denominated in an Alternative Currency) would make it impracticable for such Credit Extension to be denominated in the relevant Alternative Currency;

provided that, in the case of the Term A Facility Subsequent Advance to be made pursuant to Section 2.01(a)(ii), such Term A Facility Subsequent Advance shall only be subject to (i) the satisfaction of the condition precedent contained in clause (b) above, (ii) the substantially simultaneous repurchase or redemption by the Company of Existing Target Notes pursuant to the exercise of the Target Note Put Right in a face amount, without giving effect to any make-whole or premium, equal to the Term A Facility Subsequent Advance drawn for such purpose and (iii) to the extent applicable and permitted pursuant to Section 2.01(a)(ii), the substantially simultaneous prepayment by the Company of the principal amount of Term B Loans (which such prepayment shall not constitute a Repricing Event) in an amount equal to the portion of the Term A Facility Subsequent Advance in excess of the amount utilized pursuant to clause (ii) above.  For the avoidance of doubt, no portion of the Term A Facility Subsequent Advance may be utilized to prepay Term B Loans unless the Target Note Put Right has fully expired, without any further right of the holders of the Existing Target Notes to exercise any such right, and such amounts are not necessary to consummate any such Target Note Put Right.

Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurocurrency Rate Loans) submitted by the Company (or with respect to a Letter of Credit Application, any Permitted L/C Party)

shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

Each of the Borrowers represents and warrants to the Administrative Agent and the Lenders that:

5.01                        Existence, Qualification and Power.  Each Loan Party  (a) is duly organized or formed, validly existing and, as applicable, in good standing (or the equivalent thereof with respect to Foreign Obligors, to the extent applicable) under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party and consummate the Transactions, and (c) is duly qualified and is licensed and, as applicable, in good standing (or the equivalent thereof with respect to Foreign Obligors, to the extent applicable) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02                        Authorization; No Contravention.  The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Restricted Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any applicable Law, except in the cases of clause (b) and (c) as could not reasonably be expected to have a Material Adverse Effect.

5.03                        Governmental Authorization; Other Consents.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or otherwise in connection with the Transactions, other than (i) filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) such approvals, consents, exemptions, authorizations, actions, notices and filings that either have been duly obtained, taken, given or made and are in full force and effect or the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect, (iii) recordation of any Mortgages, (iv) such approvals, consents, exemptions, authorizations or other actions, notices or filings (A) in connection with the enforcement of the Loan Documents or (B) the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect and (v) except that in case of court proceedings in a Luxembourg court, or presentation of the Agreement or any other Loan Document to an official authority (autorité constituée) in Luxembourg, such court or autorité constituée may require registration of the Agreement or any other Loan Document or any agreements referred to therein, in which case such agreements will be subject to registration duties.

5.04                        Binding Effect.  This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto.  This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

5.05                        Financial Statements; No Material Adverse Effect.  (a)  The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material Indebtedness of the Company and its Subsidiaries as of the date thereof to the extent required to be reflected on the Audited Financial Statements in accordance with GAAP or identified in the footnotes thereto.

(b)                                 The unaudited consolidated balance sheet of the Company and its Subsidiaries dated June 30, 2014, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations, cash flows and changes in shareholders’ equity for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c)                                  Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d)                                 The pro forma financial statements delivered pursuant to Section 4.01(a)(x) accurately present the pro forma financial position of the Company and its Subsidiaries on a consolidated basis as of the date thereof and giving effect to the consummation of the Transactions to be effected on or before the Closing Date; provided that (A) such pro forma financial statements shall, in the case of the fiscal quarter ending June 30, 2014, include adjustments applied in accordance with Regulation S-X of the Securities Act of 1933, and (B) any other pro forma financial statements delivered pursuant to Section 4.01(a)(x) shall include adjustments customary for confidential information memoranda prepared in connection with financings of the type of the Facilities, and shall not be required to comply with Regulation S-X of the Securities Act of 1933; provided further that any purchase accounting adjustments set forth in the financial statements delivered pursuant to Section 4.01(a)(x) may be preliminary in nature and be based only on estimates and allocations determined by the Company.

(e)                                  The consolidated forecasted balance sheet, statements of income and cash flows of the Company and its Subsidiaries delivered pursuant to Section 4.01 or Section 6.01(d) were prepared in good faith based upon assumptions believed by the Company to be reasonable at the time made and at the time delivered hereunder (it being understood by the Lenders that the such forecasts are subject to significant uncertainties and contingencies, many of which are beyond the Company’s control; that such forecasts, by their nature, are inherently uncertain and no assurances are being given that the results reflected in such forecasts will be achieved; and that actual results may differ from such forecasts, and such differences may be material).

5.06                        Litigation.  There are no actions, suits, proceedings, claims or disputes pending or, to the actual knowledge of the Company after due and diligent investigation, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Company or any of its Restricted Subsidiaries or against any of their properties or revenues that (a) purport to affect the validity or enforceability of this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) except any Disclosed Litigation, either individually or in the aggregate that could reasonably be expected to have a Material Adverse Effect.

5.07                        No Default.  Neither any Loan Party nor any Restricted Subsidiary thereof is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08                        Ownership of Property; Liens.  (a)  Each Loan Party and each of its Restricted Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)                                 The property of each Loan Party and each of its Restricted Subsidiaries is subject to no Liens, other than Permitted Liens.

5.09                        Environmental Compliance.  Except as specifically disclosed in Schedule 5.09, there is no known violation of existing Environmental Laws by the Company or any of its Restricted Subsidiaries or any of their respective owned or leased real properties, and any existing claims alleging such potential liability or alleged violations thereof, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Notwithstanding any other representation and warranty herein, this is the only representation and warranty with respect to Environmental Laws.

5.10                        Insurance.  The properties of the Company and its Restricted Subsidiaries are insured with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or the applicable

Restricted Subsidiary operates; provided that the foregoing provisions of this Section 5.10 shall not restrict the ability of the Company or its Restricted Subsidiaries to use either commercially reasonable self-insurance or insurance through “captive” insurance Subsidiaries.

5.11                        Taxes.  The Company and each of its Restricted Subsidiaries have filed all Federal, state and other material tax returns required to be filed, and have paid all Federal, state and other material Taxes levied or imposed upon it or its properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or equivalent accounting standards in its country of organization and except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.  There is no tax assessment proposed in writing against the Company or any Restricted Subsidiary that is not being actively contested by the Company or such Restricted Subsidiary in good faith that would, if made, have a Material Adverse Effect.

5.12                        ERISA Compliance.  (a)  Each Plan intended to qualify under Section 401(a) of the Code is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws.  Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service.  To the best knowledge of the Company, nothing has occurred that would reasonably be expected to prevent or cause the loss of such tax-qualified status.

(b)                                 There are no pending or, to the best knowledge of the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)                                  Except as would not reasonably be expected to result in a Material Adverse Effect, (i) no ERISA Event has occurred, and neither the Company nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher; (iii) neither the Company nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (iv) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (v) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

5.13                        Subsidiaries; Equity Interests; Loan Parties.  As of the Closing Date, the Company has no Significant Subsidiaries (without giving effect to the aggregate financial tests set forth in clauses (x) or (y) of the definition thereof) other than those specifically disclosed in Part (a) of Schedule 5.13, and as of the Closing Date all of the outstanding Equity Interests in such Significant Subsidiaries have been validly issued, are fully paid and non-assessable (to the extent applicable) and are owned by a Loan Party in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens except Permitted Liens.  All of the outstanding Equity Interests in the Company have been validly issued, are fully paid and non-assessable.  Set forth on Part (b) of Schedule 5.13 is a complete and accurate list of all Loan Parties, showing as of the Closing Date (as to each Loan Party) the jurisdiction of its incorporation, the address of its principal place of business and its U.S. taxpayer identification number (or with respect to any Foreign Obligor, to the extent applicable, the similar identifying number in its jurisdiction of formation).  The copy of the charter of each Loan Party and each amendment thereto provided pursuant to Section 4.01(a)(iv) is, as of the date hereof, a true and correct copy of each such document, each of which is valid and in full force and effect as of the date hereof.

5.14                        Margin Regulations; Investment Company Act.  (a)  No Borrower is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.  The execution, delivery and performance of the Loan Documents by the Company and its Restricted Subsidiaries will not violate the Regulations U or X of the FRB.  After applying the proceeds of any Loan, margin stock does not exceed 25% of the value of the assets subject to this Agreement or any other Loan Document.

(b)                                 None of the Company, any Person Controlling the Company, or any Restricted Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15                        Disclosure.  No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document, at the Closing Date (in the case of the Confidential Information Memoranda dated August 2014 and September 2014) or at the time furnished (in the case of all other reports, financial statements, certificates or other information), contains any material misstatement of fact or omitted to state any material fact necessary to make the statements therein, taken as a whole, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrowers representations are limited to those set forth in Section 5.05(e).

5.16                        Compliance with Laws.  Each Loan Party and each Restricted Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.17                        Intellectual Property; Licenses, Etc.  The Company and each of its Restricted Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are material to the operation of their respective businesses, without conflict with the rights of any other Person, except as could not reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any of its Restricted Subsidiaries has been charged or, to the knowledge of the Company, threatened to be charged with any infringement of, nor has any of them infringed on, any unexpired trademark, patent, patent registration, copyright, copyright registration or other proprietary right of any person, except where the effect thereof individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.18                        Solvency.  The Company is, on a consolidated basis with its Subsidiaries, Solvent.

5.19                        OFAC.  Neither the Company, nor any of its Subsidiaries, nor, to the knowledge of the Company and its Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is currently a Person on the OFAC list of Specially Designated Nationals and Blocked Persons or otherwise a Person with whom transactions are prohibited under applicable Sanctions.

5.20                        Anti-Corruption Laws.  The Company and its Subsidiaries have conducted their businesses in all material respects in compliance with applicable Anti-Corruption Laws and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

5.21                        Collateral Documents.  The provisions of the Collateral Documents shall be, upon the execution and delivery thereof, effective to create in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority Lien (subject to Permitted Liens) on all right, title and interest of the respective Loan Parties in the Collateral described therein.  Except for filings which have been completed prior to the Closing Date or as are contemplated hereby and by the Collateral Documents, no filing or other action will be necessary to perfect or protect such Liens.

5.22                        Representations as to Foreign Obligors.  In the event that at the time of making the representations and warranties set forth in this Article V, any Revolving Credit Loans are owing by any Foreign Obligor, or such representations and warranties are being made in connection with a Credit Extension to a Foreign Obligor, then in either such case each of the Company and each Foreign Obligor represents and warrants to the Administrative Agent and the Lenders that:

(a)                                 Such Foreign Obligor is subject to civil and commercial Laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to such Foreign Obligor, the “Applicable Foreign Obligor Documents”), and the execution, delivery and performance by such Foreign Obligor of the Applicable Foreign Obligor Documents constitute and will constitute private and commercial acts and not public or governmental acts.  Neither such Foreign Obligor nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Foreign Obligor is organized and existing in respect of its obligations under the Applicable Foreign Obligor Documents.

(b)                                 The Applicable Foreign Obligor Documents are in proper legal form under the Laws of the jurisdiction in which such Foreign Obligor is organized and existing for the enforcement thereof against such Foreign Obligor under the Laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents.  It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents that the Applicable Foreign Obligor Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Obligor is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Obligor Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Foreign Obligor Document or any other document is sought to be enforced and (ii) any charge or tax as has been timely paid and except that in case of court proceedings in a Luxembourg court, or presentation of this Agreement or any other Loan Document to an official authority (autorité constituée) in Luxembourg, such court or autorité constituée may require registration of the Agreement or any other Loan Document or any agreements referred to therein, in which case such agreements will be subject to registration duties.

(c)                                  There is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which such Foreign Obligor is organized and existing either (i) on or by virtue of the execution or delivery of the Applicable Foreign Obligor Documents or (ii) on any payment to be made by such Foreign Obligor pursuant to the Applicable Foreign Obligor Documents, except as has been disclosed to the Administrative Agent.

(d)                                 The execution, delivery and performance of the Applicable Foreign Obligor Documents executed by such Foreign Obligor are, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Obligor is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).

ARTICLE VI
AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Company and each other Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.11) cause each of their respective Restricted Subsidiaries to:

6.01                        Financial Statements.  Make available to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(a)                                 as soon as available, but in any event within 90 days after the end of each fiscal year of the Company (commencing with the fiscal year ended September 30, 2014), a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders (with the understanding that any of the so-called “Big Four” accounting firms shall be deemed to be acceptable to the Required Lenders), which report shall state that such consolidated financial statements fairly present the financial position of the Company and its Subsidiaries as at the date indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP (except as otherwise stated therein) and shall not be subject to any “going concern” or like qualification or exception (other than such a qualification or exception that is (x) solely with respect to, or resulting solely from, the upcoming maturity date of any of the Loans hereunder being scheduled to occur within twelve months from the time such report is delivered or (y) with respect to, or resulting from, any potential inability to satisfy the covenants set forth in Section 7.11 hereof on a future date or in a future period) or qualified with respect to scope limitations imposed by the Company or with respect to accounting principles followed by the Company not being in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

(b)                                 as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company (commencing with the fiscal quarter ending December 31, 2014), a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal quarter and for the portion of the Company’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by the Company’s chief financial officer, treasurer, senior vice president, corporate finance, or controller as fairly presenting the consolidated financial condition of the Company and its Subsidiaries as at the dates indicated and the consolidated results of their operations for the period indicated, subject only to normal year-end audit adjustments and audit changes;

(c)                                  in the event that any Unrestricted Subsidiaries exist at such time, then simultaneously with the delivery of each set of consolidated financial statements referred to in clauses (a) and (b) above, a summary statement, prepared in good faith by a Responsible Officer of the Company, reflecting adjustments necessary to eliminate the accounts of such Unrestricted Subsidiaries from such consolidated financial statements; and

(d)                                 as soon as available, but in any event no later than 90 days after the end of each fiscal year of the Company (commencing with the fiscal year ending September 30, 2015), an annual business plan and budget of the Company and its Restricted Subsidiaries on a consolidated basis, including forecasts prepared by management of the Company, in form satisfactory to the Administrative Agent and the Required Lenders, of consolidated balance sheets and statements of income or operations and cash flows of the Company and its Restricted Subsidiaries on an annual basis for the immediately following fiscal year (including the fiscal year in which the Maturity Date for the Term B Facility occurs).

As to any information contained in materials furnished pursuant to Section 6.02(c), the Company shall not be separately required to furnish such information under Section 6.01(a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Company to furnish the information and materials described in Sections 6.01(a) and (b) above at the times specified therein.

6.02                        Certificates; Other Information.  Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(a)                                 concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b) (commencing with the delivery of the financial statements for the fiscal quarter ended December 31, 2014), a duly completed Compliance Certificate signed by the chief financial officer, treasurer, senior vice president, corporate finance, or controller of the Company (i) containing a calculation of the Cumulative Available Amount and the amount thereof Not Otherwise Applied at such time; (ii) containing a listing of each Unrestricted Subsidiary designated as of the date thereof; (iii) stating that the Company was in compliance with the Collateral and Guarantee Requirement and Section 6.12 as of such date; (iv) stating that such officer has reviewed the terms of the Loan Documents and has made, or has caused to be made under his supervision, a review in reasonable detail of the transactions and condition of the Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence of any Default or Event of Default during or at the end of such accounting period and that such officer does not have knowledge of the existence, as at the date of such certificate, of any Default or Event of Default, or, if he does have knowledge that a Default or an Event of Default existed or exists, specifying the nature and period of existence thereof and what action the Company has taken, is taking, or proposes to take with respect thereto; and (v) setting forth the calculations required to establish whether the Company was in compliance with each of the financial covenants set forth in  Section 7.11  on the date of such financial statements;

(b)                                 upon the occurrence and during the continuance of an Event of Default, if requested by the Administrative Agent, copies of all final audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Loan Party by independent accountants in connection with the accounts or books of any Loan Party or any of its Restricted Subsidiaries, or any audit of any of them;

(c)                                  promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Company, and copies of all annual, regular, periodic and special reports and registration statements which the Company may file or be required to file with the SEC under Section 13 or 15(d) of the

Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(d)                                 promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or of any of its Restricted Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement in excess of the Threshold Amount and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;

(e)                                  not later than five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of all notices, requests and other documents (including amendments, waivers and other modifications) so received under or pursuant to any instrument, indenture, loan or credit or similar agreement in excess of the Threshold Amount and, from time to time upon request by the Administrative Agent, such information and reports regarding such instruments, indentures and loan and credit and similar agreements as the Administrative Agent may reasonably request;

(f)                                   promptly, such additional information regarding the business, financial or corporate affairs of any Loan Party or any Restricted Subsidiary thereof, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet at the website address listed on Schedule 10.02; (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); or (iii) on which such report is filed electronically with the SEC’s EDGAR system; provided that: (A) the Company shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (B) the Company shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent promptly upon request therefor by electronic mail electronic versions (i.e., soft copies) of such documents.  The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Each Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger may, but shall not be obligated to, make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of such Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on SyndTrak, DebtDomain, IntraLinks, ClearPar, or another similar electronic system (the “Platform”) and (b) certain of the

Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to any of the Borrowers or their respective Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.  Each Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrowers or their respective securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

6.03                        Notices.  Promptly notify the Administrative Agent:

(a)                                 of the occurrence of any Default or Event of Default;

(b)                                 of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including, in each case to the extent that such has resulted in or could reasonably be expected to result in a Material Adverse Effect, (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Restricted Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Restricted Subsidiary and any Governmental Authority; (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Restricted Subsidiary, including pursuant to any applicable Environmental Laws; or (iv) any portion of the Collateral is damaged or destroyed.

(c)                                  of the occurrence of any ERISA Event which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $20,000,000;

(d)                                 of any material change in accounting policies or financial reporting practices by any Loan Party or any Restricted Subsidiary thereof, including any determination by the Company referred to in Section 2.10(b);

(e)                                  of the (i) occurrence of any Disposition of property or assets for which the Company is required to make a mandatory prepayment pursuant to Section 2.05(b)(ii), (ii) the occurrence of any Recovery Event for which the Company is required to make a mandatory prepayment pursuant to Section 2.05(b)(iii), and (iii) incurrence or issuance of any Indebtedness for which the Company is required to make a mandatory prepayment pursuant to Section 2.05(b)(iv); and

(f)                                   of any announcement by Moody’s or S&P of any change of any rating thereby of the Company or the Facilities.

Each notice pursuant to Section 6.03 (other than Section 6.03(e) or (f)) shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company has taken and proposes to take with respect thereto.  Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04                        Payment of Obligations.  Pay and discharge prior to delinquency all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets the failure of which to pay could reasonably be expected to result in a Material Adverse Effect, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP or equivalent accounting standards in its country of organization are being maintained by the Company or such Restricted Subsidiary.

6.05                        Preservation of Existence, Etc.  (a)  Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect; provided, however , that the existence (corporate or otherwise) of any Restricted Subsidiary may be terminated if such termination is determined by the Company to be in its best interest and is not materially disadvantageous to the Lenders.

6.06                        Maintenance of Properties.  (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof, in each of cases (a) and (b), except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.07                        Maintenance of Insurance.  (a) Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business (with regard to real property, in the geographic location where such real property is located), of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and all such insurance shall name the Administrative Agent as additional insured on behalf of the Secured Parties (in the case of liability insurance) or lenders loss payee (in the case of property insurance), as applicable; provided  that the foregoing provisions of this Section 6.07  shall not restrict the applicable Loan Party’s ability to (i) self-insure in commercially reasonable amounts or (ii) use commercially reasonable self-insurance through “captive” insurance Subsidiaries.

(b)                                 If any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a Special Flood Hazard Area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto, the “Flood Insurance Laws”), then the Company shall, or shall cause each Loan Party to (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) promptly following receipt of written request therefor, deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent.

6.08                        Compliance with Laws.  Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09                        Books and Records.  Maintain adequate books, records and account as may be required or necessary to permit the preparation of consolidated financial statements in accordance with sound business practices and GAAP or the equivalent international standards.

6.10                        Inspection Rights.  Permit any representative designated by the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers and independent public accountants, all at such reasonable times during normal business hours and, subject to the limitation below, as often as may be reasonably desired, upon reasonable advance notice to the Company; provided that, excluding any such visits and inspections when an Event of Default exists, only the Administrative Agent on behalf of the Lenders may exercise visitation and inspection rights of the Administrative Agent and the Lenders under this Section 6.10 (and representatives of any Lender may accompany the Administrative Agent on any such visit at their own expense) and the Administrative Agent shall not exercise such rights more often than two times during any calendar year absent the existence of an Event of Default and only one such time shall be at the Company’s expense; provided further that when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.  Notwithstanding anything to the contrary in this Agreement, none of the Borrower or the Restricted Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (a) that constitutes non-financial trade secrets or non-financial proprietary information that is not reasonably related to the actual or projected financial results or results of operations of the Company and its Restricted Subsidiaries, (b) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding, arm’s-length agreement with a third party or (c) is subject to attorney-client or similar privilege or constitutes attorney work product.

6.11                        Use of Proceeds.  Use the proceeds of the Loans (a) on the Closing Date to finance a portion of the Transactions and (b) on or after the Closing Date, (i) in the case of a Term A Facility Subsequent Advance, to purchase the Existing Target Notes pursuant to the exercise of a Target Note Put Right and/or to repay Term B Loans, in each case as otherwise provided herein, and (ii) otherwise to provide ongoing working capital and for other general corporate purposes (including Permitted Acquisitions) not in contravention of any Law or of any Loan Document.

6.12                        Collateral and Guarantee Requirement; Collateral Information.

(a)                                 If (i) any Significant Subsidiary is formed or acquired after the Closing Date, with all calculations required to determine whether a Subsidiary is a Significant Subsidiary to be computed on a pro forma basis at such time, or (ii) any Unrestricted Subsidiary is re-designated as a Restricted Subsidiary, then in each such case within 60 days after such occurrence cause the Collateral and Guarantee Requirement to be satisfied.

(b)                                 If (i) any wholly-owned domestic Restricted Subsidiary of the Company (other than an Excluded Subsidiary) meets the financial tests set forth in clauses (a) or (b) under the definition of “Significant Subsidiary” as of the end of a fiscal quarter or fiscal year, as applicable, then within 60 days from the date financial statements are delivered pursuant to Section 6.01 with respect to the applicable fiscal quarter or fiscal year cause the Collateral and Guarantee Requirement to be satisfied or (ii) any wholly-owned domestic Restricted Subsidiaries of the Company (other than an Excluded Subsidiary) are required to become Guarantors based on the 75% aggregate financial tests set forth in clauses (x) or (y) under the definition of “Significant Subsidiary” as of the end of a fiscal year, then within 60 days from the date financial statements are delivered pursuant to Section 6.01(a) with respect to the applicable fiscal year, cause the Collateral and Guarantee Requirement to be satisfied.

(c)                                  If, after the Closing Date, any material assets (limited, in the case of real property assets, to owned (but not leased or ground leased) parcels of real property or improvements thereto or any interest therein with a fair market value equal to or greater than $10,000,000, as determined by the Company in its reasonable discretion, individually for each such real property asset (together with the improvements thereon)) are acquired by the Company or any other Loan Party or are held by any Subsidiary on or after the time it becomes a Loan Party pursuant to this Section 6.12 or the Collateral and Guarantee Requirement (other than (x) assets constituting Collateral under a Collateral Document that become subject to the Lien created by such Collateral Document upon acquisition thereof or (y) assets constituting Excluded Assets),  notify the Administrative Agent thereof, and (upon request of the Administrative Agent for those assets and actions subject to such request pursuant to the Collateral and Guarantee Requirement), cause such assets to be subjected to a Lien securing the Obligations and take and cause the other Loan Parties to take, such actions to perfect such Liens as are required pursuant to the Collateral and Guarantee Requirement or the Collateral Documents; provided that in the event any owned real property is mortgaged pursuant to this Section 6.12(c), the Company or other Loan Party, as applicable, shall not be required to comply with the Collateral and Guarantee Requirement and this Section 6.12 with respect to such owned real property until a reasonable time following the acquisition thereof (or time the Person owning such real property becomes a Loan Party, as the case may be), and in no event shall compliance with this Section 6.12(c) be required until 90 days following such acquisition (or redesignation of such Person as a Loan Party, as the case may be).

(d)                                 Furnish (or cause to be furnished) to the Administrative Agent promptly (and in any event not less than 10 days prior thereto, or such other period as reasonably agreed to by the Administrative Agent) written notice of any change (i) in any Loan Party’s legal name (as set forth in its certificate of organization or like document), (ii) in the jurisdiction of organization or formation of any Loan Party or in the form of its organization, or (iii) in any Loan Party’s organizational identification number or Federal (or similar, with respect to Foreign Obligors) taxpayer identification number.

The time periods required by any of the foregoing clauses (a) through (c) of this Section 6.12 may be extended by the Administrative Agent, acting alone, as it shall agree in its reasonable discretion.

6.13                        Compliance with Environmental Laws.  (a) Comply, and cause all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; (b) obtain and renew all Environmental Permits necessary for its operations and properties; and (c) conduct any investigation, study, sampling and testing, and undertake any cleanup, response or other corrective action necessary to address all Hazardous Materials at, on, under or emanating from any of properties owned, leased or operated by it in accordance with the requirements of all Environmental Laws; except, in each case referred to in clauses (a), (b) and (c) above, as would not reasonably be expected to have a Material Adverse Effect; provided, however, that neither the Company nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

6.14                        Further Assurances.  Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) except during a Collateral Release Period, to the fullest extent permitted by applicable law, subject any Loan Party’s or any of its Subsidiaries’ (other than Excluded Subsidiaries) properties, assets, rights or interests (other than Excluded Assets) to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) except during a Collateral Release Period, perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) except during a Collateral Release Period, assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its

Restricted Subsidiaries is or is to be a party, and cause each of its Restricted Subsidiaries to do so.

6.15                        Interest Rate Hedging.  Enter into, prior to 90 days after the Closing Date and maintain at all times thereafter, interest rate Swap Contracts with Persons acceptable to the Administrative Agent, covering a notional amount of the Term B Loans and/or Term A Loans so that, after giving effect thereto, the aggregate outstanding amount of Indebtedness of the Company and its Restricted Subsidiaries (including the Term Loans, any remaining Existing Target Notes and the New Notes) bearing interest at a floating rate shall not exceed 65% of the aggregate amount of all Indebtedness of the Company and its Restricted Subsidiaries.

6.16                        FCPA; Sanctions.  The Company will, and will cause its Subsidiaries to, maintain in effect and enforce policies and procedures intended to promote and achieve compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents, in each case, in their respective activities on behalf of the Company and its Restricted Subsidiaries, with the United States Foreign Corrupt Practices Act of 1977 and applicable Sanctions.

6.17                        Post-Closing Requirements.  As promptly as practicable, and in any event within the time periods after the Closing Date specified in Schedule 6.17 or such later date as the Administrative Agent agrees to in writing, including to reasonably accommodate circumstances unforeseen on the Closing Date, deliver the documents or take the actions specified on Schedule 6.17, in each case except to the extent otherwise agreed by the Administrative Agent pursuant to its authority as set forth in the definition of the term “Collateral and Guarantee Requirement”.

6.18                        Approvals and Authorizations.  Maintain all authorizations, consents, approvals and licenses from, exemptions of, and filings and registrations with, each Governmental Authority of the jurisdiction in which each Foreign Obligor is organized and existing, and all approvals and consents of each other Person in such jurisdiction, in each case that are required in connection with the Loan Documents, except as could not reasonably be expected to have a Material Adverse Effect.

ARTICLE VII
NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, no Borrower shall, nor shall any Borrower permit (a) in the case of Section 7.01 through 7.08 and 7.10 through 7.14, any Restricted Subsidiary to, and (b) in the case of Section 7.09, any wholly-owned Restricted Subsidiary to, directly or indirectly:

7.01                        Liens.  Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, or sign or file or suffer to exist under the Uniform Commercial Code of any jurisdiction a financing statement that names the Company or any of its Restricted Subsidiaries as debtor, or assign any accounts or other right to receive income, other than the following:

(a)                                 Liens pursuant to any Loan Document;

(b)                                 Liens existing on the date hereof (after giving effect to the Acquisition) and, to the extent securing Indebtedness in an aggregate principal amount in excess of $5,000,000, listed on Schedule 7.01, and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed (except to remove any property from coverage of the Lien, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 7.02(b), (iii) no Loan Party that was not an obligor with respect thereto shall become an obligor in connection with such renewal or extension, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.02(b);

(c)                                  Customary Permitted Liens;

(d)                                 any attachment or judgment Lien not otherwise constituting an Event of Default under Section 8.01(h) in existence less than sixty (60) days after the entry thereof or with respect to which (i) execution has been stayed, (ii) payment is covered in full by insurance, or (iii) the Company or any of its Restricted Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review and shall have set aside on its books such reserves as may be required by GAAP with respect to such judgment or award;

(e)                                  Liens securing Indebtedness permitted under Section 7.02(e); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and the products and proceeds thereof and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

(f)                                   Liens (i) on assets of any Restricted Subsidiary which are in existence at the time that such Restricted Subsidiary is acquired after the Closing Date pursuant to a Permitted Acquisition, and (ii) on assets of any Loan Party or any Restricted Subsidiary which are in existence at the time that such assets are acquired after the Closing Date, and, in each case, any modification, replacement, renewal, refinancing or extension thereof (which shall not increase the amount of Indebtedness secured or expand the assets secured by such Lien); provided that such Liens (A) are not incurred or created in anticipation of such transaction (B), only secure Indebtedness permitted under Section 7.02(g) and in an aggregate principal amount not to exceed $100,000,000 at any time outstanding and (C) attach only to the acquired assets or the assets of such acquired Restricted Subsidiary and the proceeds and products of such assets (and the proceeds and products thereof);

(g)                                  Liens on or transfers of accounts receivable and contracts and instruments related thereto arising solely in connection with the sale of such accounts receivable pursuant to Section 7.05(h) and, to the extent constituting Indebtedness of the Company or any Restricted Subsidiary, so long as such Indebtedness is permitted by Section 7.02(f);

(h)                                 Liens securing bilateral letter of credit facilities in an aggregate principal amount not to exceed, at the time of incurrence thereof, the greater of (i) $600,000,000 and (ii) 15% of Consolidated Net Worth as of the last day of the most recent fiscal year for which financial statements have been delivered at the time of incurrence thereof pursuant to Section 6.01 (or, prior to the first delivery thereof, the financial statements described in Section 5.05(b)); provided that no such Lien shall extend to or cover any Collateral;

(i)                                     Liens on assets of a foreign Restricted Subsidiary (other than a Foreign Obligor) securing Indebtedness or other obligations of such foreign Restricted Subsidiary otherwise permitted hereunder;

(j)                                    Liens on project-related assets securing surety bonds in the ordinary course of business of such projects;

(k)                                 Liens solely on assets of AECOM Capital (or Subsidiaries of, or Joint Ventures formed by, AECOM Capital) securing Indebtedness permitted in accordance with the terms hereof of AECOM Capital (or Subsidiaries of, or Joint Ventures formed by, AECOM Capital);

(l)                                     Liens on project-related assets of Joint Ventures and other unconsolidated entities to secure Indebtedness or other obligations of such Joint Ventures and other unconsolidated entities so long as such Liens do not encumber assets of the Company or any of its consolidated Restricted Subsidiaries;

(m)                             Liens on property necessary to defease Indebtedness that was not incurred in violation of this Agreement;

(n)                                 Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(o)                                 any pledge of the Equity Interests of an Unrestricted Subsidiary to secure Indebtedness of such Unrestricted Subsidiary so long as no such Indebtedness is recourse to the Company or any Restricted Subsidiary; and

(p)                                 other Liens securing Indebtedness permitted by Section 7.02(h).

Notwithstanding anything herein to the contrary, during a Collateral Release Period and upon the written election of the Company (which such election shall be effective upon notice from the Company to the Administrative Agent), the covenants provided in each of Sections 7.01(e), (g), (h), (i) and (p) shall be replaced by a single basket permitting Liens securing (x) Consolidated Priority Indebtedness in an aggregate amount not to exceed 10% of Consolidated Net Worth as of the last day of the most recent fiscal year for which financial statements have been delivered pursuant to Section 6.01 (or, prior to the first delivery thereof, the financial statements described in Section 5.05(b)) of the Company and its Restricted Subsidiaries and (y) Tax Arrangement Priority Indebtedness of the Company and its Restricted Subsidiaries in an aggregate amount not to exceed 10% of Consolidated Net Worth as of the last day of the most recent fiscal year for which financial statements have been delivered pursuant to Section 6.01 (or, prior to the first delivery thereof, the financial statements described in Section 5.05(b)) of the Company and its Restricted Subsidiaries, in each case subject to a pro forma Consolidated Leverage Ratio not to exceed 3.00 to 1.00.

7.02                        Indebtedness.  Create, incur, assume or suffer to exist any Indebtedness, except:

(a)                                 Indebtedness under the Loan Documents;

(b)                                 Indebtedness (x) outstanding on the date hereof (after giving effect to the Acquisition) and, with respect to any individual item in excess of $5,000,000, listed on Schedule 7.02(b)(x), or (y) outstanding on a later date (including Indebtedness incurred after the date hereof), giving effect to the Transactions, as and to the extent described and set forth on Schedule 7.02(b)(y), and any refinancings, refundings, renewals or extensions of any such debt in (x) or (y); provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and the direct or any contingent obligor with respect thereto is not changed, as a result of or in connection with such refinancing, refunding, renewal or extension and (ii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are not materially less favorable to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate;

(c)                                  obligations (contingent or otherwise) existing or arising under any Swap Contract, provided that such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with fluctuations in interest rates or foreign exchange rates;

(d)                                 Guarantees of any Borrower or any Restricted Subsidiary in respect of Indebtedness otherwise permitted hereunder of any Borrower or any other Restricted Subsidiary; provided that (i) any Guarantee of Indebtedness permitted under Section 7.02(g) shall be required to be in compliance with clause (B) thereof; (ii) no Loan Party may Guarantee Indebtedness of a non-Loan Party permitted by Section 7.02(k)(ii) pursuant to this clause (d); and (iii) any Guarantee by a Loan Party of Indebtedness of another Loan Party permitted pursuant to Section 7.02(k)(iv) shall be required to be subordinated to the same extent as the guaranteed Indebtedness;

(e)                                  Attributable Indebtedness and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(e); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed, as of the time of incurrence thereof, the greater of (i) $300,000,000 and (ii) 7.5% of Consolidated Net Worth as of the last day of the most recent fiscal year for which financial statements have been delivered at the time of incurrence thereof pursuant to Section 6.01 (or, prior to the first delivery thereof, the financial statements described in Section 5.05(b)), and any modification, replacement, renewal, refinancing or extension thereof (which such modification, replacement, renewal, refinancing or extension shall not increase the principal amount thereof);

(f)                                   Indebtedness in the nature of receivables securitizations and/or factoring arrangements entered into on customary terms, including limited recourse of the obligee thereof  to relevant securitization or factoring entity and the receivables being securitized and/or factored

(and customary replacements or substitutions thereof), in an aggregate amount not to exceed $400,000,000 at any time outstanding;

(g)                                  Indebtedness of any Person that becomes a Restricted Subsidiary of the Company or related to any asset acquired after the Closing Date pursuant to a Permitted Acquisition and any modification, replacement, renewal, refinancing or extension thereof (which such modification, replacement, renewal, refinancing or extension shall not increase the principal amount thereof); provided that, (A) such Indebtedness was not incurred in anticipation of such acquisition, (B) neither the Company nor any Restricted Subsidiary (other than the acquired Restricted Subsidiaries) is an obligor with respect to such Indebtedness and (C) such Indebtedness is either unsecured or secured solely by Liens on assets of the acquired Restricted Subsidiary, or on the acquired assets, permitted by, and within the limitations set forth in Section 7.01(f);

(h)                                 Indebtedness secured by Liens permitted by Section 7.01(p) in an aggregate principal amount at the time of incurrence thereof not to exceed the greater of (i) $150,000,000 and (ii) 3.75% of Consolidated Net Worth as of the last day of the most recent fiscal year for which financial statements have been delivered at the time of incurrence thereof pursuant to Section 6.01 (or, prior to the first delivery thereof, the financial statements described in Section 5.05(b));

(i)                                     Indebtedness of a foreign Restricted Subsidiary (other than a Foreign Obligor) in an aggregate principal amount at the time of incurrence thereof not to exceed the greater of (i) $300,000,000 and (ii) 7.5% of Consolidated Net Worth as of the last day of the most recent fiscal year for which financial statements have been delivered at the time of incurrence thereof pursuant to Section 6.01 (or, prior to the first delivery thereof, the financial statements described in Section 5.05(b));

(j)                                    obligations (including in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business) in respect of bids, tenders, trade contracts, governmental contracts and leases, construction contracts, statutory obligations, surety, stay, customs, bid, and appeal bonds, performance and return of money bonds, performance and completion guarantees, agreements with utilities and other obligations of a like nature (including those to secure health, safety and environmental obligations), in each case in the ordinary course of business and either (i) consistent with past practices or (ii) reasonably necessary for the operation of the business of the Company and its Restricted Subsidiaries as determined by the Company or such Restricted Subsidiary in good faith, in each case including, for the avoidance of doubt, any such obligations with respect to any Joint Venture;

(k)                                 intercompany Indebtedness owing (i) by a Loan Party to a Loan Party, (ii) by a non-Loan Party to a non-Loan Party, (iii) by a non-Loan Party to a Loan Party (so long as the Investment by such Loan Party is permitted by Section 7.03) or (iv) by a Loan Party to a non-Loan Party that is subordinated to the Obligations of such Loan Party under the Facilities and is in an aggregate principal amount at the time of incurrence thereof not to exceed the greater of (A) $200,000,000 and (B) 5.0% of Consolidated Net Worth as of the last day of the most recent fiscal year for which financial statements have been delivered at the time of incurrence thereof pursuant to Section 6.01 (or, prior to the first delivery thereof, the financial statements described in Section 5.05(b));

(l)                                     Indebtedness of AECOM Capital (or Subsidiaries of, or Joint Ventures formed by, AECOM Capital) in connection with projects or investments of AECOM Capital (or Subsidiaries of, or Joint Ventures formed by, AECOM Capital);

(m)                             vendor financing in an aggregate principal amount not to exceed $100,000,000 at any time outstanding;

(n)                                 unsecured notes so long as (i) no Default has occurred and is continuing either immediately before or immediately after the issuance thereof, (ii) immediately before and after giving pro forma effect to such notes, the Company and its Restricted Subsidiaries shall be in pro forma compliance with all of the financial covenants set forth in Section 7.11, (iii) the final maturity date and weighted average life to maturity of such notes shall not be prior to or shorter than that applicable to the latest Maturity Date then in effect under any of the Facilities and (iv) the terms and conditions of such notes (including any financial covenants) are not materially more restrictive, taken in the aggregate, than the terms of the indenture(s) governing the New Notes;

(o)                                 Indebtedness relating to insurance premium financings incurred in the ordinary course of business; and

(p)                                 other Indebtedness in an aggregate principal amount as of the date of any such incurrence not to exceed the greater of (i) $100,000,000 and (ii) 2.5% of Consolidated Net Worth as of the last day of the most recent fiscal year for which financial statements have been delivered at the time of incurrence thereof pursuant to Section 6.01 (or, prior to the first delivery thereof, the financial statements described in Section 5.05(b)).

Notwithstanding anything herein to the contrary, during a Collateral Release Period and upon the written election of the Company (which such election shall be effective upon notice from the Company to the Administrative Agent), the covenants provided in each of Sections 7.02(e), (f), (h), (i), (k), (l), (m) and (p) shall be replaced by a single basket permitting (x) Consolidated Priority Indebtedness in an aggregate amount not to exceed 10% of Consolidated Net Worth of the Company and its Restricted Subsidiaries as of the last day of the most recent fiscal year for which financial statements have been delivered pursuant to Section 6.01 (or, prior to the first delivery thereof, the financial statements described in Section 5.05(b)) and (y) Tax Arrangement Priority Indebtedness of the Company and its Restricted Subsidiaries in an aggregate amount not to exceed 10% of Consolidated Net Worth as of the last day of the most recent fiscal year for which financial statements have been delivered pursuant to Section 6.01 (or, prior to the first delivery thereof, the financial statements described in Section 5.05(b)) of the Company and its Restricted Subsidiaries, in each case subject to a pro forma Consolidated Leverage Ratio not to exceed 3.00 to 1.00.

7.03                        Investments.  Make or hold any Investments, except:

(a)                                 Investments held by the Company and its Restricted Subsidiaries in the form of certain Cash Equivalents;

(b)                                 advances to officers, directors and employees of the Company and Restricted Subsidiaries made in the ordinary course of business for travel, entertainment, relocation and analogous ordinary business purposes;

(c)                                  Investments (i) by any Loan Party or any Restricted Subsidiary in any Loan Party (excluding any new Restricted Subsidiary that becomes a Loan Party pursuant to such Investment), so long as, in the case of an Investment made by a non-Loan Party in a Loan Party in the form of Indebtedness owing by such Loan Party, such Indebtedness is permitted to be incurred by the relevant Loan Party pursuant to Section 7.02(k)(iv) , (ii) by any Restricted Subsidiary that is not a Loan Party in any other Restricted Subsidiary that is also not a Loan Party or (iii) by any Loan Party in any Restricted Subsidiary that is not a Loan Party so long as the aggregate amount of such Investments made by Loan Parties after the Closing Date in reliance on this clause (c)(iii) shall not at the time of incurrence thereof exceed the greater of (A) $200,000,000 and (B) 5.00% of Consolidated Net Worth as of the last day of the most recent fiscal year for which financial statements have been delivered at the time of incurrence thereof pursuant to Section 6.01 (or, prior to the first delivery thereof, the financial statements described in Section 5.05(b));

(d)                                 Investments (i) consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments (including Equity Interests) received in satisfaction or partial satisfaction thereof from financially troubled account debtors, and (ii) received in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to the Company or any Restricted Subsidiary, or as security for any such Indebtedness or claim;

(e)                                  Guarantees permitted by Section 7.02;

(f)                                   Investments (x) existing on the date hereof (after giving effect to the Acquisition) and, with respect to each individual Investment outstanding in an amount in excess of $5,000,000, set forth on Schedule 7.03 or (y) existing on a later date (including Investments made after the date hereof), giving effect to the Transactions, as and to the extent described and set forth on Schedule 7.02(b)(y);

(g)                                  (i) the Acquisition and (ii) after the Closing Date, Investments constituting Permitted Acquisitions;

(h)                                 Investments in AECOM Capital (and in a like amount by AECOM Capital in its Subsidiaries and in Joint Ventures formed by AECOM Capital) in an aggregate amount at any time outstanding not to exceed (i) the aggregate amount of Investments in AECOM Capital existing on the Closing Date plus (ii) an additional amount after the Closing Date equal to the greater of (A) $150,000,000 and (B) 3.75% of Consolidated Net Worth as of the last day of the most recent fiscal year for which financial statements have been delivered pursuant to Section

6.01 (or, prior to the first delivery thereof, the financial statements described in Section 5.05(b)) at the time of incurrence thereof (with it being understood that any Guarantees or other contingent obligations of the Company or any Restricted Subsidiary relating to Indebtedness or other obligations of AECOM Capital (or Subsidiaries of, or Joint Ventures formed by, AECOM Capital) in connection with projects of AECOM Capital (or Subsidiaries of, or Joint Ventures formed by, AECOM Capital) shall constitute an Investment in AECOM Capital (or such Subsidiary or Joint Venture) and shall be valued in accordance with GAAP as set forth in Section 1.10); provided that Investments in AECOM Capital shall be governed solely by this clause (h), and no other provision of Section 7.03 may be utilized for Investments in AECOM Capital;

(i)                                     Investments in Joint Ventures and Minority Investments in an aggregate amount at the time of incurrence thereof not to exceed (i) the aggregate amount of all such Investments existing on the Closing Date plus (ii) an additional amount after the Closing Date equal to the greater of (A) $500,000,000 and (B) 12.5% of Consolidated Net Worth as of the last day of the most recent fiscal year for which financial statements have been delivered at the time of incurrence thereof pursuant to Section 6.01 (or, prior to the first delivery thereof, the financial statements described in Section 5.05(b));

(j)                                    other Investments by the Company and its Restricted Subsidiaries in an aggregate amount not to exceed the Cumulative Available Amount that is Not Otherwise Applied; provided that Investments under this Section 7.03(j) shall be permitted on an unlimited basis so long as (i) no Default or Event of Default has occurred and is continuing at the time of, or would result from, such Investment and (ii) after giving pro forma effect thereto (including any incurrence and/or repayment of Indebtedness in connection therewith), the Consolidated Leverage Ratio is less than or equal to 3.00 to 1.00 at the time of such Investment;

(k)                                 lease, utility and other similar deposits in the ordinary course of business;

(l)                                     Investments acquired by the Company or a Restricted Subsidiary as a result of a foreclosure by, or other transfer of title to, the Company or a Restricted Subsidiary with respect to a secured Investment; and

(m)                             Investments consisting of Performance Contingent Obligations;

provided that the amount of any Investment in any Joint Venture or unconsolidated entity shall be deemed to be the actual cash amount invested (without duplication) by the Company or any Restricted Subsidiary of the Company in such Joint Venture or other entity, without giving effect to any increases or decreases in value after such Investment is made but reduced for any return of capital.

7.04                        Fundamental Changes.  Merge, amalgamate, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:

(a)                                 any Restricted Subsidiary may merge or amalgamate with (i) the Company, provided that the Company shall be the continuing or surviving Person, or (ii) any one or more other Restricted Subsidiaries, provided that (A) when any Loan Party is merging or amalgamating with another Restricted Subsidiary, such Loan Party shall be the continuing or surviving Person and (B) when any wholly-owned Restricted Subsidiary is merged or amalgamated with any non-wholly owned Restricted Subsidiary, the wholly-owned Restricted Subsidiary shall be the continuing or surviving Person;

(b)                                 any Loan Party may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or to another Loan Party;

(c)                                  any Restricted Subsidiary that is not a Loan Party may dispose of all or substantially all its assets (including any Disposition that is in the nature of a liquidation) to the Company or any other Restricted Subsidiary;

(d)                                 so long as no Default has occurred and is continuing or would result therefrom, each of the Company and any of its Restricted Subsidiaries may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided, however, that in each case, immediately after giving effect thereto (i) in the case of any such merger to which the Company is a party, the Company is the surviving Person, (ii) in the case of any such merger to which any Loan Party (other than the Company) is a party, such Loan Party is the surviving corporation and (iii) in the case of any wholly-owned Restricted Subsidiary merging with a Person that is not a wholly-owned Restricted Subsidiary, the wholly-owned Restricted Subsidiary shall be the surviving Person, except in the case of (ii) and (iii) above, a merger utilized to consummate a Disposition permitted by Section 7.05 (other than Section 7.05(e)); and

(e)                                  the Company or any Restricted Subsidiary may merge or consolidate with any other Person solely to effect a change in the state or form of organization of the Company or such Restricted Subsidiary.

7.05                        Dispositions.  Make any Disposition or enter into any agreement to make any Disposition, except:

(a)                                 Dispositions of surplus, obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(b)                                 Dispositions of inventory in the ordinary course of business;

(c)                                  Dispositions of equipment or property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(d)                                 Dispositions of property by any Restricted Subsidiary to the Company or to a wholly-owned Restricted Subsidiary; provided that (i) if the transferor of such property is a Loan Party, the transferee thereof must be a Loan Party and (ii) if the transferor of such property is a Loan Party other than a Foreign Obligor, the transferee thereof must be a Loan Party other than a Foreign Obligor;

(e)                                  Dispositions permitted by Section 7.04 and Permitted Liens;

(f)                                   Dispositions by the Company and its Restricted Subsidiaries required to comply with relevant antitrust Laws in connection with the Acquisition or any Permitted Acquisition;

(g)                                  leases, subleases, licenses or sublicenses granted in the ordinary course of business, which could not reasonably be expected to have a Material Adverse Effect;

(h)                                 the sale or other transfer of accounts receivable in connection with the securitization thereof and/or factoring arrangements, which sale is non-recourse to the extent customary in securitizations and/or factoring arrangements and consistent with past practice and, to the extent constituting Indebtedness of the Company or any Restricted Subsidiary, within the limits set forth in Section 7.02(f);

(i)                                     so long as no Default shall have occurred and be continuing, or would result therefrom, other Dispositions in an aggregate amount not to exceed $200,000,000 in any fiscal year; provided that any unused amount may be carried over for use in the next following fiscal year;

(j)                                    Dispositions of Cash and Cash Equivalents;

(k)                                 Dispositions of assets within 365 days after the acquisition thereof if such assets are outside the principal business areas to which the assets acquired, taken as a whole, relate;

(l)                                     in order to collect receivables in the ordinary course of business, resolve disputes that occur in the ordinary course of business or engage in transactions with government agencies in the ordinary course of business, Disposition of, discount or otherwise compromise of for less than the face value thereof, notes or accounts receivable, so long as no such Disposition, discount or other compromise gives rise to any Indebtedness, any Lien on any note or account receivable, or is made as part of any accounts receivable securitization program;

(m)                             Dispositions of shares of Equity Interests of any of its Subsidiaries in order to qualify members of the board of directors or equivalent governing body of any such Subsidiary if required by applicable Law; and

(n)                                 Dispositions of condemned property to the respective Governmental Authority that has condemned the same (whether by deed in lieu of condemnation or otherwise), and Dispositions of properties that have been subject to a casualty to the respective insurer of such property or its designee as part of an insurance settlement;

provided, however, that any Disposition pursuant to this Section 7.05 (other than pursuant to clauses (a), (d), (j) or (l)) shall be for no less than the fair market value of such property at the time of such Disposition.

7.06                        Restricted Payments.  Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, or issue or sell any Equity Interests or accept any capital contributions, except that:

(a)                                 each Restricted Subsidiary may make Restricted Payments to any Loan Party and any other Person that owns a direct Equity Interest in such Restricted Subsidiary, either (i) ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made or (ii) on a non-pro rata basis either (A) where required by Organization Documents or agreements existing as of the Closing Date or (B) where the aggregate amount of all distributions to Persons other than the Company or a Restricted Subsidiary that are in excess of the pro rata share of such Restricted Payments that would otherwise be owing to such Persons does not exceed $25,000,000 in the aggregate during the term of the Facilities, so long as no Default shall have occurred and be continuing at the time of any action described in this clause (a) or would result therefrom;

(b)                                 the Company and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in Equity Interests (other than Disqualified Stock) of such Person, so long as no Default shall have occurred and be continuing at the time of any action described in this clause (b) or would result therefrom;

(c)                                  the Company and each Restricted Subsidiary may purchase, redeem or otherwise acquire its Equity Interests with the proceeds received from the substantially concurrent issue of new Equity Interests (other than Disqualified Stock), so long as no Default shall have occurred and be continuing at the time of any action described in this clause (c) or would result therefrom;

(d)                                 each Restricted Subsidiary may declare and make Restricted Payments to the Company so that the Company may pay any Taxes which are due and payable by or with respect to the Restricted Subsidiaries;

(e)                                  the Company and its Restricted Subsidiaries may make other Restricted Payments so long as (i) the aggregate amount of Restricted Payments made during the term of this Agreement pursuant to this clause (e) is not in excess of the Cumulative Available Amount that is Not Otherwise Applied, (ii) after giving pro forma effect thereto (including any incurrence and/or repayment of Indebtedness in connection therewith), the Consolidated Leverage Ratio is at least 0.50 less than the then applicable Consolidated Leverage Ratio pursuant to Section 7.11(b) as of the last day of the most recent fiscal quarter or year for which financial statements have been delivered pursuant to Section 6.01 (or, prior to the first delivery thereof, the financial statements described in Section 5.05(b)), (iii) both immediately before and after giving pro forma effect thereto, no Default shall have occurred and be continuing or would result therefrom, and (iv) no later than three Business Days (or such shorter period as agreed upon by the Administrative Agent) prior to such Restricted Payment, the Company shall have delivered to the Administrative Agent a certificate setting forth the calculations demonstrating, in reasonable detail, compliance with the foregoing clause (ii);

(f)                                   the Company and its Restricted Subsidiaries may make other Restricted Payments so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom and, after giving pro forma effect thereto (including any incurrence and/or repayment of Indebtedness in connection therewith), the Consolidated Leverage Ratio is less than or equal to 3.00 to 1.00 as of the last day of the most recent fiscal quarter or year for which financial statements have been delivered pursuant to Section 6.01 (or, prior to the first delivery thereof, the financial statements described in Section 5.05(b));

(g)                                  a Restricted Subsidiary may issue Equity Interests to the extent constituting a Disposition permitted by Section 7.05; and

(h)                                 the Company may purchase Equity Interests of the Company and any warrants or other rights with respect to Equity Interests of the Company from its employees, officers and directors by net exercise, pursuant to the terms of any employee stock option, restricted stock or incentive stock plan.

7.07                        Change in Nature of Business.  Engage in any material line of business substantially different from those lines of business conducted by the Company and its Restricted Subsidiaries on the date hereof or any business substantially related or incidental thereto.

7.08                        Transactions with Affiliates.  Enter into any transaction of any kind with any Affiliate of the Company, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Company or such Restricted Subsidiary as would be obtainable by the Company or such Restricted Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to (i) transactions between or among the Loan Parties, (ii) Investments and Restricted Payments permitted hereby, (iii) customary fees paid to directors, and customary indemnities provided to directors, (iv) any payments pursuant to any of the Company’s employee benefit plans, (v) the rights, privileges and preferences granted to the holders of any class of Preferred Stock of the Company arising under any related certificate of designation, investor rights agreement or regulatory side letter, each in form and substance reasonably satisfactory to the Required Lenders, (vi) so long as the Company is subject to the filing requirements of the SEC, any transaction that is otherwise permitted by any Company policy regarding such transactions to the extent such policy was approved by the Company’s board of directors, and (vii) any payments or other transaction pursuant to any tax sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes.

7.09                        Burdensome Agreements.  Enter into any Contractual Obligation (other than this Agreement, any other Loan Document or the Indenture governing the New Notes) that (a) limits the ability (i) of any Restricted Subsidiary to make Restricted Payments to the Company or any Guarantor or to otherwise transfer property to the Company or any Guarantor, (ii) of any Restricted Subsidiary to Guarantee the Indebtedness of the Borrowers or (iii) of the Company or any Restricted Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person in favor of the Administrative Agent, the Lenders, the L/C Issuers or the Swing Line Lender;  provided, however, that this clause (iii) shall not prohibit (A) any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under any of Section 7.02(e), 7.02(f), 7.02(g), 7.02(h), 7.02(i), 7.02(j), 7.02(l), 7.02(m) or 7.02(o), in each case solely to the extent any such negative pledge relates to the property financed by, securing or otherwise the subject of such Indebtedness or (B) restrictions on the encumbrance of specific property encumbered to secure payment of particular permitted Indebtedness or to be sold pursuant to an executed agreement with respect to a sale of such assets; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.  The foregoing provision shall not apply to encumbrances or restrictions existing under or by reason of:  (a) applicable law, rule, regulation or order (including agreements with regulatory authorities), (b) customary net worth, restrictions on cash or other deposits and non-assignment provisions of any lease, license or other contract, (c) customary restrictions with respect to a Restricted Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the assets or Equity Interests of such Restricted Subsidiary, (d) customary provisions in joint venture agreements, financing agreements related to Joint Ventures, and other similar agreements relating solely to the securities, assets and revenues of Joint Ventures or other business ventures, (e) restrictions on transfer (including negative pledge provisions) set forth in any agreements relating to any Investment permitted hereunder (including without limitation any such restrictions relating to any Investment in any investment fund pursuant to the provisions of any credit facility entered into by such fund), (f) any provisions existing under, by reason of or with respect to Indebtedness of any Foreign Subsidiary and applicable only to Foreign Subsidiaries, (g) any provisions of or relating to any Performance Contingent Obligation (including without limitation any completion guarantee), (h) any Contractual Obligation that is reasonably determined by the Company not to materially adversely affect the ability of the Company to perform its obligations under the Loan Documents, or (i) any Contractual Obligation existing on the Closing Date or otherwise permitted under this Section 7.09 (and any amendment, restatement, refinancing, replacement or other modification thereof so long as any change to the provisions relevant to this Section 7.09 are not more adverse to the interests of the Lenders in any material respect).

7.10                        Use of Proceeds.  Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose, except in each case pursuant to a Permitted Capital Stock Buyback.

7.11                        Financial Covenants.

(a)                                 Consolidated Interest Coverage Ratio.  Permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of the Company (beginning with the end of the first full fiscal quarter following the quarter in which the Closing Date occurs (the “First Test Date”)) to be less than 3.00 to 1.00.

(b)                                 Consolidated Leverage Ratio.  Permit the Consolidated Leverage Ratio as of the end of any fiscal quarter of the Company set forth below to be greater than the ratio set forth below opposite such period, beginning with the First Test Date:

Four Fiscal Quarters Ending	Maximum Consolidated Leverage Ratio
First Test Date through June 30, 2015	5.50 to 1.00
September 30, 2015 and December 31, 2015	5.25 to 1.00
March 31, 2016 and June 30, 2016	5.00 to 1.00
September 30, 2016 and December 31, 2016	4.75 to 1.00
March 31, 2017 and June 30, 2017	4.50 to 1.00
September 30, 2017 and December 31, 2017	4.25 to 1.00
March 31, 2018 and June 30, 2018	4.00 to 1.00
September 30, 2018 through and including June 30, 2019	3.75 to 1.00
Each fiscal quarter thereafter	3.50 to 1.00

The provisions of this Section 7.11 are for the benefit of the Term A Lenders, Revolving Credit Lenders and Performance Letter of Credit Lenders only, as provided in Section 8.01(b).

7.12                        Sanctions.  Use the proceeds of any Credit Extension, or make available such proceeds to any Subsidiary, or, to the Company’s knowledge, any joint venture partner or other individual or entity, to fund any activities of or business in violation of applicable Sanctions.

7.13                        Changes in Fiscal Year.  Make any change in fiscal year, except for changes of acquired entities to conform with the Company’s fiscal year.

7.14                        Anti-Corruption Laws.  Directly or indirectly use the proceeds of any Credit Extension for any purpose which would breach applicable Anti-Corruption Laws.

ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES

8.01                        Events of Default.  Any of the following shall constitute an Event of Default:

(a)                                 Non-Payment.  Any Borrower or any other Loan Party fails to (i) pay when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation or deposit any funds as Cash Collateral in respect of L/C Obligations, or (ii) pay within three days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) pay within 10 days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b)                                 Specific Covenants.  Any Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.03, 6.05 (insofar as such Section requires the preservation of the corporate  existence of any Loan Party) or 6.11 or Article VII (provided that a breach of Section 7.11 shall not constitute an Event of Default with respect to any Term B Loans unless and until the Revolving Credit Lenders, the Term A Lenders and, if applicable, the Performance Letter of Credit Lenders (or the Administrative Agent on their behalf) have declared all amounts outstanding under the Revolving Credit Facility, the Term A Facility and the Performance Letter of Credit Facility, respectively, to be due and payable and all outstanding Revolving Credit Commitments, Term A Commitments and Performance Letter of Credit Commitments, if applicable, to be terminated, in each case in accordance with this Agreement as a result of such breach, and such declaration has not been rescinded) (any such Event of Default with respect to Section 7.11, a “Financial Covenant Event of Default”); or

(c)                                  Other Defaults.  Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after a Responsible Officer of any Loan Party has actual knowledge thereof; or

(d)                                 Representations and Warranties.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Company or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect (or, with respect to representations and warranties modified by materiality standards, in any respect)  when made or deemed made; or

(e)                                  Cross-Default.  (i) Any Borrower or any Significant Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee of more than the Threshold Amount or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded (other than any prepayment of Indebtedness required in connection with a Disposition otherwise permitted hereunder); or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Borrower or any Significant Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which a Borrower or any Significant Subsidiary thereof is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Loan Party or such Subsidiary as a result thereof is greater than the Threshold Amount; or

(f)                                   Insolvency Proceedings, Etc.  Any Borrower or any Significant Subsidiary thereof institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, monitor or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, monitor or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g)                                  Inability to Pay Debts; Attachment.  (i) Any Borrower or any Significant Subsidiary thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(h)                                 Judgments.  There is entered against any Borrower or any Significant Subsidiary thereof (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not covered by third-party insurance as to which the insurer does not dispute coverage (other than customary reservation of rights letters)), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 10 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)                                     ERISA.  An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount; or

(j)                                    Invalidity of Loan Documents.  (i) Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any material provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations and termination of the Commitments), or purports to revoke, terminate or rescind any material provision of any Loan Document; or (ii) any Collateral Document after delivery thereof pursuant to Section 4.01 or 6.12 or the Collateral and Guarantee Requirement or otherwise shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien (subject to Permitted Liens) on any material portion of the Collateral purported to be covered thereby;

(k)                                 Change of Control.  There occurs any Change of Control; or

(l)                                     Subordination.  (i)  The subordination provisions of the documents evidencing or governing any subordinated Indebtedness (the “Subordinated Provisions”) shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable subordinated Indebtedness; or (ii) any Borrower or any other Loan Party shall, directly or indirectly, disavow or contest in any manner (A) the effectiveness, validity or enforceability of any of the Subordination Provisions, (B) that the Subordination Provisions exist for the benefit of the Administrative Agent, the Lenders and the L/C Issuers or (C) that all payments of principal of or premium and interest on the applicable subordinated Indebtedness, or realized from the liquidation of any property of any Loan Party, shall be subject to any of the Subordination Provisions.

For purposes of this Section 8.01, a “Significant Subsidiary” shall be defined by reference to clauses (a) and (b) of the definition thereof without giving effect to the proviso thereto.

8.02                        Remedies upon Event of Default.

(a)                                 If any Event of Default other than a Financial Covenant Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders:

(i)                                     declare the commitment of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(ii)                                  declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

(iii)                               require that the Borrowers Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and

(iv)                              exercise on behalf of itself, the Lenders and the L/C Issuers all rights and remedies available to it, the Lenders and the L/C Issuers under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

(b)                                 If any Financial Covenant Event of Default shall have occurred and be continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders  (measured by excluding the Term B Lenders and the Term B Loans) take any of the actions specified under Sections 8.02(a)(i) through (iv) above, but solely with respect to the Revolving Credit Facility, the Term A Facility and the Performance Letter of Credit Facility (subject to Section 8.02(d) below).

(c)                                  If any Financial Covenant Event of Default shall have occurred and be continuing and the Revolving Credit Lenders, the Term A Lenders and, if applicable, the Performance Letter of Credit Lenders (or the Administrative Agent on their behalf) have declared all amounts outstanding under the Revolving Credit Facility, the Term A Facility and the Performance Letter of Credit Facility, respectively, to be due and payable and all outstanding Revolving Credit Commitments, Term A Commitments and Performance Letter of Credit Commitments, if applicable, to be terminated, in each case in accordance with this Agreement as a result of such breach, and such declaration has not been rescinded, then the Administrative Agent shall, at the request of, or may, with the consent of, the Required Term B Lenders (i) declare the unpaid principal amount of all outstanding Term B Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document in each case to the Term B Lenders to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers and (ii) exercise, on behalf of itself and the Term B Lenders, all rights and remedies available to it and the Term B Lenders under the Loan Documents (subject to Section 8.02(d) below).

(d)                                 Notwithstanding Sections 8.02(b) and (c) above, in the event that after a Financial Covenant Event of Default both (i) all amounts outstanding under the Revolving Credit Facility, the Term A Facility and the Performance Letter of Credit Facility, respectively, have been declared due and payable, and all commitments thereunder terminated, pursuant to Section 8.02(b) above and (ii) all amounts outstanding under the Term B Facility have been declared due and payable pursuant to Section 8.02(c) above, then in such case the exercise of rights and remedies under the Loan Documents shall be conducted pursuant to Section 8.02(a)(iv).

8.03                        Application of Funds.  After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.17 and 2.18, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuers (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuers arising under the Loan Documents and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations arising under the Loan Documents, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Borrowings and Obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements, ratably among the Lenders, the L/C Issuers, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuers, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Company pursuant to Sections 2.03 and 2.17; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Company or as otherwise required by Law.

Subject to Sections 2.03(c) and 2.17, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may reasonably request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.  Each Cash Management Bank or Hedge Bank not a party to the Credit Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto.

ARTICLE IX
ADMINISTRATIVE AGENT

9.01                        Appointment and Authority.  (a)  Each of the Lenders and each L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and neither the Company nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b)                                 The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank and a potential Cash Management Bank) and each L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and such L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto.  In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

9.02                        Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03                        Exculpatory Provisions.  (a) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Administrative Agent:

(i)                                     shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii)                                  shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii)                               shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any of the Borrowers or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b)                                 The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by a final and nonappealable judgment.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Company, a Lender or an L/C Issuer.

(c)                                  The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04                        Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05                        Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-

appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.06                        Resignation of Administrative Agent.

(a)                                 The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Company.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)                                 If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Company and such Person remove such Person as Administrative Agent and, in consultation with the Company, appoint a successor.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)                                  With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor.  After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

(d)                                 Any resignation or removal by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as an L/C Issuer and Swing Line Lender.  If Bank of America or any other L/C Issuer resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c).  If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).  Upon the appointment by the Company of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as applicable, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

9.07                        Non-Reliance on Administrative Agent and Other Lenders.  Each Lender and each L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08                        No Other Duties, Etc.  Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers, Syndication Agents, Documentation Agents, Senior Agents, Senior Managing Agents, Co-Agents or other similar titles or roles listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an L/C Issuer hereunder.

9.09                        Administrative Agent May File Proofs of Claim; Credit Bidding.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)                                 to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.03(i) and (j), 2.09 and 10.04) allowed in such judicial proceeding; and

(b)                                 to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or any L/C Issuer or in any such proceeding.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law.  In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase).  In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (j) of Section 10.01 of this Agreement, and (iii) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

9.10                        Collateral and Guaranty Matters.  Without limiting the provision of Section 9.09, each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) and each of the L/C Issuers irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a)                                 to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon the Facility Termination Date, (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition (including, without limitation, any disposition by way of a merger, consolidation, or amalgamation) or Restricted Payment permitted hereunder or under any other Loan Document to a Person that is not a Loan Party, or (iii) if approved, authorized or ratified in writing in accordance with Section 10.01;

(b)                                 to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents or ceases for any reason to be a Significant Subsidiary; and

(c)                                  to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(e).

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10.  In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral

Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

9.11                        Secured Cash Management Agreements and Secured Hedge Agreements.  Except as otherwise expressly set forth herein, no Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.03, the Guaranty or any Collateral by virtue of the provisions hereof or of the Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

ARTICLE X
MISCELLANENOUS

10.01                 Amendments, Etc.  No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Company or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Company or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)                                 waive any condition set forth in Section 4.01 (other than Section 4.01(g)), in the case of the initial Credit Extension on the Closing Date, without the written consent of each Lender;

(b)                                 waive any condition set forth in Section 4.02 as to any Credit Extension under a particular Facility without the written consent of the Required Revolving Lenders, the Required Term A Lenders or the Required Performance Letter of Credit Lenders, as the case may be;

(c)                                  extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(d)                                 postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment;

(e)                                  reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such amount; provided, however, that only the consent of (i) the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest or Letter of Credit Fees at the Default Rate or (ii) the Lenders referenced in clause (m) below shall be necessary to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

(f)                                   change (i) Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender or (ii) the order of application of any prepayment of Loans among the Facilities from the application thereof set forth in the applicable provisions of Section 2.05(b), in any manner that materially and adversely affects the Lenders under a Facility without the written consent of (i) if such Facility is the Term A Facility, the Required Term A Lenders, (ii) if such Facility is the Term B Facility, the Required Term B Lenders, (iii) if such Facility is the Revolving Credit Facility, the Required Revolving Lenders and (iv) if such Facility is the Performance Letter of Credit Facility, the Required Performance Letter of Credit Lenders;

(g)                                  amend (i) Section 1.06 or the definition of “Alternative Currency” without the written consent of each Revolving Credit Lender and each Performance Letter of Credit Lender or (ii) Section 2.15(b) or the definition of “Approved Jurisdiction” to reduce the number or percentage of Lenders required to consent thereunder without the consent of each Lender that would otherwise be required to consent thereunder;

(h)                                 change (i) any provision of this Section 10.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definitions specified in clause (ii) of this Section 10.01(h)), without the written consent of each Lender or (ii) the definition of “Required Revolving Lenders,” “Required Term A Lenders,”, “Required Term B Lenders” or “Required Performance Letter of Credit Lenders” without the written consent of each Lender under the applicable Facility;

(i)                                     release all or substantially all of the Collateral in any transaction or series of related transactions (except as expressly set forth herein during a Collateral Release Period), without the written consent of each Lender;

(j)                                    release all or substantially all of the value of the Guaranty, without the written consent of each Lender, except to the extent the release of any Subsidiary from the Guaranty is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone);

(k)                                 release all or substantially all of the value of the Company’s guaranty of the Obligations owing by any Designated Borrower, without the written consent of each Lender;

(l)                                     impose any greater restriction on the ability of any Lender under a Facility to assign any of its rights or obligations hereunder without the written consent of (i) if such Facility is the Term A Facility, the Required Term A Lenders, (ii) if such Facility is the Term B Facility, the Required Term B Lenders, (iii) if such Facility is the Revolving Credit Facility, the Required Revolving Lenders and (iv) if such Facility is the Performance Letter of Credit Facility, the Required Performance Letter of Credit Lenders; or

(m)                             change the provisions of Section 7.11(a) or (b) (or any defined term used therein or in the definitions of such defined terms) or waive a Default with respect thereto, in each case, without the written consent of the Required Lenders (calculated without giving effect to any Term B Lenders or any Term B Loans);

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuers in addition to the Lenders required above, affect the rights or duties of the L/C Issuers under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) each Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto and (v) any Increase Joinder executed pursuant to Section 2.16 may be amended, or rights and privileges thereunder waived, in a manner otherwise consistent with Section 2.16 in a writing executed only by the Company, the Administrative Agent and each Lender party thereto.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding any provision herein to the contrary, this Agreement may be amended to extend the Maturity Date of (w) the Revolving Credit Commitments of Revolving Credit Lenders that agree to such extension with respect to their Revolving Credit Commitments with the written consent of each such approving Revolving Credit Lender, the Administrative Agent and the Company (and no other Lender) and, in connection therewith, to provide for different rates of interest and fees under the Revolving Credit Facility with respect to the portion of the Revolving Credit Commitments with a Maturity Date so extended; (x) the Performance Letter of Credit

Commitments of Performance Letter of Credit Lenders that agree to such extension with respect to their Performance Letter of Credit Commitments with the written consent of each such approving Performance Letter of Credit Lender, the Administrative Agent and the Company (and no other Lender) and, in connection therewith, to provide for different rates of interest and fees under the Performance Letter of Credit Facility with respect to the portion of the Performance Letter of Credit Commitments with a Maturity Date so extended; (y) the Term A Facility with respect to Term A Lenders that agree to such extension with respect to their Term A Loans with the written consent of each such approving Term A Lender, the Administrative Agent and the Company (and no other Lender) and, in connection therewith, to provide for different rates of interest and fees under the Term A Facility with respect to the portion thereof with a Maturity Date so extended; and (z) the Term B Facility with respect to Term B Lenders that agree to such extension with respect to their Term B Loans with the written consent of each such approving Term B Lender, the Administrative Agent and the Company (and no other Lender) and, in connection therewith, to provide for different rates of interest and fees under the Term B Facility with respect to the portion thereof with a Maturity Date so extended; provided that in each such case any such proposed extension of a Maturity Date with respect to a Facility shall have been offered to each Lender with Loans or Commitments under the applicable Facility proposed to be extended, and if the consents of such Lenders exceed the portion of Commitments and Loans the Company wishes to extend, such consents shall be accepted on a pro rata basis among the applicable consenting Lenders.  This paragraph shall apply to any Incremental Term Loan in the same manner as it applies to the Term A Facility and the Term B Facility; provided that any such offer may, at the Company’s option, be made to the Lenders in respect of any tranche or tranches of Incremental Term Loans and/or any Term Facility without being made to any other tranche of Incremental Term Loans or any Term Facility, as the case may be.

10.02                 Notices; Effectiveness; Electronic Communications.  (a) Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)                                     if to the Company or any other Loan Party, the Administrative Agent, any L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii)                                  if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Company).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices and other communications delivered through electronic communications to the extent provided in subsection (b), below shall be effective as provided in such subsection (b).

(b)                                 Electronic Communications.  Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent, the Swing Line Lender, each L/C Issuer or the Company may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)                                  The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Company’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic messaging service, or through the Internet, except for direct or actual damages determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent Party’s gross negligence or willful misconduct or the material breach of such party’s obligations under this Agreement or the other Loan Documents.

(d)                                 Change of Address, Etc.  Each of the Borrowers, the Administrative Agent, each L/C Issuer and the Swing Line Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Company, the Administrative Agent, each L/C Issuer and the Swing Line Lender.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.  Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Company or its securities for purposes of United States Federal or state securities laws.

(e)                                  Reliance by Administrative Agent, L/C Issuers and Lenders.  The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices, Loan Notices, Letter of Credit Applications and Swing Line Loan Notices) purportedly given by or on behalf of any Borrower (or with respect to a Letter of Credit Application, any Permitted L/C Party) even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Company shall indemnify the Administrative Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower (or with respect to a Letter of Credit Application, any Permitted L/C Party).  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03                 No Waiver; Cumulative Remedies; Enforcement.  No failure by any Lender, any L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuers; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as an L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.04                 Expenses; Indemnity; Damage Waiver.  (a) Costs and Expenses.  The Company shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including (A) the reasonable fees, disbursements and other charges of one primary counsel for MLPFS and the Administrative Agent, of one firm of special and/or regulatory counsel retained by MLPFS or the Administrative Agent in each applicable specialty or regulatory area, and of one firm of local counsel retained by MLPFS or the Administrative Agent in each applicable jurisdiction and (B) reasonable due diligence expenses), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the L/C Issuers in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or any L/C Issuer (including the fees, charges and disbursements of (A) one primary counsel for the Administrative Agent and the Arrangers, taken together, (B) one primary counsel for the Lenders and the L/C Issuers, taken together, (C) one local counsel in each relevant jurisdiction, (D) to the extent reasonably necessary, one special or regulatory counsel in each relevant specialty and (E) in the case of any actual or perceived conflict of interest with respect to any of the counsel identified in clauses (A) through (D) above, one additional counsel to each group of affected Persons similarly situated, taken as a whole (which in the case of clause (C) shall allow for up to one additional counsel in each relevant jurisdiction)), in connection with the enforcement or protection of its rights (1) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (2) in connection with Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)                                 Indemnification by the Company.  The Company shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”)

against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee; provided that such legal expenses shall be limited to the reasonable fees, disbursements and other charges of one primary counsel, one local counsel in each relevant jurisdiction, to the extent reasonably necessary, one specialty counsel for each relevant specialty and one additional counsel to each group of affected Persons similarly situated if one or more conflicts of interest, or perceived conflicts of interest, arise), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Company or any other Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials at, on, under or emanating from any property owned, leased or operated by any Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Company or any other Loan Party against an Indemnitee for material breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Company or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.  Without limiting the provisions of Section 3.01(c), this Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)                                  Reimbursement by Lenders.  To the extent that the Company for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), any L/C Issuer, the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such L/C Issuer, the Swing Line Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, further that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), any L/C Issuer or the Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), such L/C Issuer or the Swing Line Lender in connection with such capacity.  The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d)                                 Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, no Borrower shall assert, and each hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by others of any information or other materials distributed to such party by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except for direct or actual damages determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee’s gross negligence or willful misconduct or the material breach of such Indemnitee’s obligations under this Agreement or the other Loan Documents.

(e)                                  Payments.  All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f)                                   Survival.  The agreements in this Section and the indemnity provision of Section 10.02(e) shall survive the resignation of the Administrative Agent, any L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.05                 Payments Set Aside.  To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06                 Successors and Assigns.  (a) Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Company nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.06(b), (ii) by way of participation in accordance with the provisions of Section 10.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(e) (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 10.06(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that (in each case with respect to any Facility) any such assignment shall be subject to the following conditions:

(i)                                     Minimum Amounts.

(A)                               in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and/or the Loans at the time owing to it (in each case with respect to any Facility) or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)                               in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Credit Facility, the Term A Facility and the Performance Letter of Credit Facility, or $1,000,000, in the case of any assignment in respect of the Term B Facility unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)                                  Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (A) apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among any Facilities on a non-pro rata basis;

(iii)                               Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)                               the consent of the Company (such consent not to be unreasonably withheld or delayed) shall be required, including in connection with the initial syndication of the Facilities, unless (1) a Specified Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten Business Days after having received written notice thereof; and provided, further, that the Company’s consent shall not be required for assignments in connection with the initial syndication to Lenders as of July 11, 2014 under the Existing Revolving Credit Agreement or the Existing TLA Credit Agreement (the term “Lenders” being used for purposes of this proviso as defined therein) or any Affiliate of any such Lender;

(B)                               the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) any unfunded Term Commitment, any Performance Letter of Credit Commitment or any Revolving Credit Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (ii) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund;

(C)                               the consent of the L/C Issuers under the Revolving Credit Facility and the Swing Line Lender (each such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Credit Facility; and

(D)                               the consent of the L/C Issuers under the Performance Letter of Credit Facility (each such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Performance Letter of Credit Facility.

(iv)                              Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)                                 No Assignment to Certain Persons.  No such assignment shall be made (A) to the Company or any of the Company’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person.

(vi)                              Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, any L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(vii)                           Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)                                  Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  Notwithstanding anything in the Loan Documents to the contrary, the entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)                                 Participations.  Any Lender may at any time, without the consent of, or notice to, any Borrower, the Administrative Agent, the L/C Issuers or the Swing Line Lender, sell participations to any Person (other than a natural Person, a Defaulting Lender or the Company or any of the Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant.  The Company agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 10.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Company to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. Notwithstanding anything in the Loan Documents to the contrary, the entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)                                  Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)                                   Resignation as L/C Issuer or Swing Line Lender after Assignment.  Notwithstanding anything to the contrary contained herein, if at any time Bank of America or any other L/C Issuer assigns all of its Revolving Credit Commitment and Revolving Credit Loans pursuant to Section 10.06(b), (i) such Person may, upon 30 days’ notice to the Company and the Lenders, resign as an L/C Issuer and/or (ii) Bank of America may, upon 30 days’ notice to the Company, resign as Swing Line Lender.  In the event of any such resignation as an L/C Issuer or Swing Line Lender, the Company shall be entitled to appoint from among the Revolving Credit Lenders (with respect to the Revolving Credit Facility) or the Performance Letter of Credit Lenders (with respect to the Performance Letter of Credit Facility), in each case who agree to serve in such capacity a successor L/C Issuer (which may be an existing L/C Issuer) or Swing Line Lender hereunder; provided, however, that no failure by the Company to appoint any such successor shall affect the resignation of Bank of America or the applicable L/C Issuer as an L/C Issuer or Swing Line Lender, as the case may be.  If Bank of America or any other L/C Issuer resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit issued by it and outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts or L/C Borrowings pursuant to Section 2.03(c) or Section 2.03(d)).  If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).  Upon the appointment of a successor L/C Issuer (with respect to such resigning L/C Issuer) and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) such successor L/C Issuer (or another of the L/C Issuers under such Facility, as may be arranged by the Borrowers) shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America or such other resigning L/C Issuer to effectively assume the obligations of Bank of America or such other resigning L/C Issuer with respect to such Letters of Credit.  The provisions of this clause (f) shall not limit the ability of the Borrowers to appoint and remove L/C Issuers pursuant to Sections 2.03(l) and (m).

10.07                 Treatment of Certain Information; Confidentiality.  Each of the Administrative Agent, the Lenders and the L/C Issuers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.16, (ii) any actual or prospective party (or its advisors) to any swap, derivative or other transaction under which payments are to be made by reference to any of the Borrowers and their obligations, this Agreement or payments hereunder or (iii) any credit insurance provider relating to the Borrowers and their obligations, (g) on a confidential basis to (i) any rating agency in connection with rating the Company or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers of other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Company or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than a Loan Party unless the Administrative Agent or such Lender has knowledge that such source is subject to an obligation to a Loan Party to keep such information confidential.

For purposes of this Section, “Information” means all information received from the Company or any Subsidiary relating to the Company or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by the Company or any Subsidiary, provided that, in the case of information received from the Company or any

Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuers acknowledges that (a) the Information may include material non-public information concerning the Company or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

10.08                 Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent in the event there exists any Mortgaged Property, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of the Company or any other Borrower against any and all of the obligations of the Company or such other Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer, irrespective of whether or not such Lender or such L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Company or such Borrower may be contingent or unmatured or are owed to a branch or office or Affiliate of such Lender or such L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.18 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have. Each Lender and each L/C Issuer agrees to notify the Company and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09                 Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the

Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10                 Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, and the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or the L/C Issuers, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

10.11                 Survival of Representations and Warranties.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

10.12                 Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, any L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.13                 Replacement of Lenders.  If the Company is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)                                 the Company shall have paid (or caused a Designated Borrower to pay) to the Administrative Agent the assignment fee (if any) specified in Section 10.06(b);

(b)                                 such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company or applicable Designated Borrower (in the case of all other amounts);

(c)                                  in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d)                                 such assignment does not conflict with applicable Laws; and

(e)                                  in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

10.14                 Governing Law; Jurisdiction; Etc.

(a)                                 THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)                                 SUBMISSION TO JURISDICTION.  EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER,  ANY L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR

ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)                                  WAIVER OF VENUE.  EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)                                 SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW

10.15                 WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN

DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16                 No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers, and the Lenders are arm’s-length commercial transactions between such Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Arrangers, and the Lenders, on the other hand, (B) such Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) such Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Arrangers and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for such Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent, any Arranger nor any Lender has any obligation to any Borrower or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers, the Lenders, and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of such Borrower and its Affiliates, and neither the Administrative Agent, any Arranger, nor any Lender has any obligation to disclose any of such interests to such Borrower or its Affiliates. To the fullest extent permitted by law, each hereby waives and releases any claims that it may have against the Administrative Agent, the Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.17                 Electronic Execution of Assignments and Certain Other Documents.  The words “execution,” “execute”, “signed,” “signature,” and words of like import in any Loan Document or any other document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary neither the Administrative Agent, any L/C Issuer nor any Lender is under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent, such L/C Issuer or such Lender pursuant to procedures approved by it and provided further without limiting the foregoing, upon the request of any party, any electronic signature shall be promptly followed by such manually executed counterpart.

10.18                 USA PATRIOT Act.  Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act.  Each Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

10.19                 Judgment Currency.  If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given.  The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency.  If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss.  If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law).

10.20                 Release and Reinstatement of Collateral.

(a)                                 Notwithstanding anything to the contrary contained in this Agreement, any Loan Document or any other document executed in connection herewith, if at any time (including after a Collateral Reinstatement Event shall have occurred) a Collateral Release Event shall have occurred and be continuing, then all Collateral (other than Cash Collateral) and the Collateral Documents (other than Collateral Documents Instruments entered into in connection with Cash Collateral) shall be released automatically and terminated without any further action.  In connection with the foregoing, the Administrative Agent shall, at the Company’s expense and at the Company’s request, promptly execute and file in the appropriate location and deliver to Company such termination and full or partial release statements or confirmation thereof, as applicable, and do such other things as are reasonably necessary to release the liens to be released pursuant hereto promptly upon the effectiveness of any such release.

(b)                                 Notwithstanding clause (a) above, if, after the occurrence of a Collateral Release Event, a Collateral Reinstatement Event shall occur, all Collateral and Collateral Documents shall, at the Company’s sole cost and expense, be reinstated and all actions reasonably necessary, or reasonably requested by the Administrative Agent, to provide to the Administrative Agent for the benefit of the Secured Parties valid, perfected, first priority security interests (subject to Permitted Liens) in the Collateral to the extent required by the Loan Documents and otherwise to satisfy the Collateral and Guarantee Requirement (including without limitation the delivery of documentation and taking of actions of the type described in Section 6.12) shall be taken within 30 days of such event, which 30 day period may be extended by the Administrative Agent in its sole discretion; provided that for the avoidance of doubt, the provisions of this clause (b) shall not apply during the continuation of any Collateral Release Period.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

AECOM TECHNOLOGY CORPORATION

By:	/s/ Keenan Driscoll
Name:	Keenan Driscoll
Title:	Vice President and Assistant Treasurer

AECOM Technology Corporation

Credit Agreement

Signature Page

BANK OF AMERICA, N.A., as
Administrative Agent

By:	/s/ Robert Rittelmeyer
Name:	Robert Rittelmeyer
Title:	Vice President

AECOM Technology Corporation

Credit Agreement

Signature Page

BANK OF AMERICA, N.A., as a Lender, an L/C Issuer and Swing Line Lender

By:	/s/ Arthur Ng
Name:	Arthur Ng
Title:	Vice President

AECOM Technology Corporation

Credit Agreement

Signature Page

THE BANK OF NOVA SCOTIA

By:	/s/ Eugene Dempsey
Name:	Eugene Dempsey
Title:	Director & Execution Head

AECOM Technology Corporation

Credit Agreement

Signature Page

BNP PARIBAS

By:	/s/ P.N. Rogers
Name:	P.N. Rogers
Title:	Managing Director

By:	/s/ BRENDAN HENEGHAN
Name:	BRENDAN HENEGHAN
Title:	Director

AECOM Technology Corporation

Credit Agreement

Signature Page

First Hawaiian Bank

By:	/s/ Susan Takeda
Name:	Susan Takeda
Title:	Vice President

AECOM Technology Corporation

Credit Agreement

Signature Page

JPMORGAN CHASE BANK, N.A.

By:	/s/ Ling Li
Name:	Ling Li
Title:	Vice President

AECOM Technology Corporation

Credit Agreement

Signature Page

MUFG UNION BANK, N.A

By:	/s/ David J. Stassel
Name:	David J. Stassel
Title:	Vice President

AECOM Technology Corporation

Credit Agreement

Signature Page

COMPASS BANK

By:	/s/ Khoa Duong
Name:	Khoa Duong
Title:	Vice President

AECOM Technology Corporation

Credit Agreement

Signature Page

HSBC Bank USA, National Association

By:	/s/ Patrick D. Mueller
Name:	Patrick D. Mueller
Title:	Director

AECOM Technology Corporation

Credit Agreement

Signature Page

SUMITOMO MITSUI BANKING CORPORATION

By:	/s/ David W. Kee
Name:	David W. Kee
Title:	Managing Director

AECOM Technology Corporation

Credit Agreement

Signature Page

WELLS FARGO BANK, N.A.

By:	/s/ DHIREN DESAI
Name:	DHIREN DESAI
Title:	VICE PRESIDENT

AECOM Technology Corporation

Credit Agreement

Signature Page

Credit Agricole Corporate and Investment Bank

By:	/s/ Blake Wright
Name:	Blake Wright
Title:	Managing Director

By:	/s/ James Austin
Name:	James Austin
Title:	Vice-President

AECOM Technology Corporation

Credit Agreement

Signature Page

Barclays Bank PLC

By:	/s/ Clare Morgan
Name:	Clare Morgan
Title:	AVP

AECOM Technology Corporation

Credit Agreement

Signature Page

Mizubo Bank, Ltd.

By:	/s/ Donna DeMagistris
Name:	Donna DeMagistris
Title:	Authorized Signatory

AECOM Technology Corporation

Credit Agreement

Signature Page

SUNTRUST BANK, as a Lender

By:	/s/ David Dutton
Name:	David Dutton
Title:	Vice President

AECOM Technology Corporation

Credit Agreement

Signature Page

Bank of Montreal

By:	/s/ Michael Gift
Name:	Michael Gift
Title:	Vice President

AECOM Technology Corporation

Credit Agreement

Signature Page

TD BANK, N.A.

By:	/s/ Craig Welch
Name:	Craig Welch
Title:	Senior Vice President

AECOM Technology Corporation

Credit Agreement

Signature Page

Capital One, N.A.

By:	/s/ David Maheu
Name:	David Maheu
Title:	Senior Vice President

AECOM Technology Corporation

Credit Agreement

Signature Page

COMMERZBANK

COMMERZBANK AG, NEW YORK AND GRAND CAYMAN BRANCHES

By:	/s/ Tom Kang
Name:	Tom Kang
Title:	Vice President
Date:	October 10th, 2014

By:	/s/ Barbara Stacks
Name:	Barbara Stacks
Title:	Vice President
Date:	October 10th, 2014

AECOM Technology Corporation

Credit Agreement

Signature Page

FIFTH THIRD BANK, an Ohio banking corporation

By:	/s/ Danny K. Sung
Name:	Danny K. Sung
Title:	Vice President

AECOM Technology Corporation

Credit Agreement

Signature Page

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Marty McDonald
Name:	Marty McDonald
Title:	AVP

AECOM Technology Corporation

Credit Agreement

Signature Page

Westpac Banking Corporation

By:	/s/ Richard Yarnold
Name:	Richard Yarnold
Title:	Senior Relationship Manager Corporate & Institutional Banking

AECOM Technology Corporation

Credit Agreement

Signature Page

ARAB BANKING CORPORATION (B.S.C)

By:	/s/ Lana Chervonskaya
Name:	Lana Chervonskaya
Title:	Vice President

By:	/s/ Rami Zaytoon
Name:	Rami Zaytoon
Title:	Relationship Manager

AECOM Technology Corporation

Credit Agreement

Signature Page

CALIFORNIA BANK & TRUST, a California banking corporation

By:	/s/ Tyler Slattery
Name:	Tyler Slattery
Title:	Vice President

AECOM Technology Corporation

Credit Agreement

Signature Page

Banco de Sabadell, S.A.- Miami Branch, as Lender

By:	/s/ Julian Fernandez
Name:	Julian Fernandez
Title:	EVP – CAO & Head of Private Banking

AECOM Technology Corporation

Credit Agreement

Signature Page

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND

By:	/s/ Ford Young
Name:	Ford Young
Title:	Director

By:	/s/ Cora Phelan
Name:	Cora Phelan
Title:	Manager

AECOM Technology Corporation

Credit Agreement

Signature Page

Bank of Taiwan, New York Branch

By:	/s/ Kevin H. Hsieh
Name:	Kevin H. Hsieh
Title:	VP & General Manager

AECOM Technology Corporation

Credit Agreement

Signature Page

COMERICA BANK,

By:	/s/ Elizabeth V. Gonzalez
Name:	Elizabeth V. Gonzalez
Title:	Corporate Banking Officer

AECOM Technology Corporation

Credit Agreement

Signature Page

First Commercial Bank, New York Branch

By:	/s/ Jason Lee
Name:	Jason Lee
Title:	SVP & General Manager

AECOM Technology Corporation

Credit Agreement

Signature Page

Lloyds Bank plc

By:	/s/ Stephen Giacolone
Name:	Stephen Giacolone G011
Title:	Assistant Vice President

By:	/s/ Joel Slomko
Name:	Joel Slomko S088
Title:	Assistant Vice President

AECOM Technology Corporation

Credit Agreement

Signature Page

Morgan Stanley Bank, N.A.

By:	/s/ Michael King
Name:	Michael King
Title:	Authorized Signatory

AECOM Technology Corporation

Credit Agreement

Signature Page

Standard Chartered Bank

By:	/s/ STEVEN ALOUPIS
Name:	STEVEN ALOUPIS A2388
Title:	MANAGING DIRECTOR
CAPITAL MARKETS

By:	/s/ HSING H. HUANG
Name:	HSING H. HUANG
Title:	ASSOCIATE DIRECTOR
STANDARD CHARTERED BANK NY

AECOM Technology Corporation

Credit Agreement

Signature Page

STATE BANK OF INDIA, NEW YORK

By:	/s/ Vijayalakshmi Muddu
Name:	Vijayalakshmi Muddu
Title:	VP & Head (Syndications)

AECOM Technology Corporation

Credit Agreement

Signature Page

CHANG HWA COMMERCIAL BANK, LTD., LOS ANGELES BRANCH

By:	/s/ Karl Yang
Name:	Karl Yang
Title:	VP & General Manager

AECOM Technology Corporation

Credit Agreement

Signature Page

Land Bank of Taiwan, Los Angeles Branch

By:	/s/ Henry C.R. Leu
Name:	Henry C.R. Leu
Title:	S.V.P. & General Manager

AECOM Technology Corporation

Credit Agreement

Signature Page

STIFEL BANK & TRUST

By:	/s/ John H. Phillips
Name:	John H. Phillips
Title:	Executive Vice President

AECOM Technology Corporation

Credit Agreement

Signature Page

TAIWAN BUSINESS BANK, a Republic of China Bank acting through its Los Angeles Branch

By:	/s/ Sandy Chen
Name:	Sandy Chen
Title:	General Manager

AECOM Technology Corporation

Credit Agreement

Signature Page

Taiwan Cooperative Bank, Ltd., acting through its Los Angeles Branch, as a Lender

By:	/s/ Li-Hua Huang
Name:	Li-Hua Huang
Title:	VP & General Manager

AECOM Technology Corporation

Credit Agreement

Signature Page

Mega International Commercial Bank Co., Ltd. New York Branch

By:	/s/ Angela Chen
Name:	Angela Chen
Title:	VP & Deputy GM

AECOM Technology Corporation

Credit Agreement

Signature Page

The Bank of East Asia, Limited, New York Branch

By:	/s/ James Hua
Name:	James Hua
Title:	SVP

By:	/s/ Kitty Sin
Name:	Kitty Sin
Title:	SVP

AECOM Technology Corporation

Credit Agreement

Signature Page

FirstBank Puerto Rico (d/b/a FirstBank Florida)

By:	/s/ Jose Maria Lacasa
Name:	Jose Maria Lacasa
Title:	Vice President

By:	/s/ Elsie Alvarez
Name:	Elsie Alvarez
Title:	Senior Vice President

AECOM Technology Corporation

Credit Agreement

Signature Page

Manufacturers Bank,

By:	/s/ Dirk Price
Name:	Dirk Price
Title:	Vice President

AECOM Technology Corporation

Credit Agreement

Signature Page

STATE BANK OF INDIA (CALIFORNIA)

By:	/s/ RIMJHIM CHHABRA
Name:	RIMJHIM CHHABRA
Title:	VICE-PRESIDENT & MANAGER

AECOM Technology Corporation

Credit Agreement

Signature Page

AMERICAN SAVINGS BANK, F.S.B.

By:	/s/ Danford Oshima
Name:	Danford Oshima
Title:	Senior Vice President

AECOM Technology Corporation

Credit Agreement

Signature Page

E. Sun Commercial Bank, Ltd., Los Angeles Branch

By:	/s/ Edward Chen
Name:	Edward Chen
Title:	SVP & General Manager

AECOM Technology Corporation

Credit Agreement

Signature Page

CENTRAL PACIFIC BANK

By:	/s/ Michael Militar
Name:	Michael Militar
Title:	Vice President

AECOM Technology Corporation

Credit Agreement

Signature Page

AECOM TECHNOLOGY CORPORATION

Company Disclosure Schedules

Dated as of October 17, 2014

These disclosure schedules (these “Disclosure Schedules”), which consist of this cover page and all of the accompanying pages and attachments, are being delivered by AECOM Technology Corporation (the “Company”) to Bank of America, N.A. (the “Agent”) in connection with the execution and delivery of that certain Credit Agreement dated as of October 17, 2014 (the “Credit Agreement”) among the Company, the lenders party thereto (the “Lenders”), and the Agent.  Unless the context otherwise requires, all capitalized terms used in these Disclosure Schedules shall have the respective meanings ascribed to such terms in the Credit Agreement.

No reference to or disclosure of any item or other matter in these Disclosure Schedules shall be construed as an admission or indication that such item or other matter (i) represents a material item, exception or fact, event or circumstance or that such item or other matter is reasonably likely to result in a Material Adverse Effect, nor shall it be deemed to establish a standard of materiality, (ii) did not arise in the ordinary course of business, or (iii) is required to be referred to or disclosed in these Disclosure Schedules.  No reference in these Disclosure Schedules to any agreement or document shall be construed as an admission or indication that such agreement or document is enforceable or currently in effect or that there are any obligations remaining to be performed or any rights that may be exercised under such agreement or document.

These Disclosure Schedules and the information and disclosures contained in these Disclosure Schedules are intended only to qualify and limit the representations, warranties and covenants of the Company contained in the Credit Agreement and shall not be deemed to expand in any way the scope or effect of any of such representations, warranties or covenants.

The bold-faced headings contained in these Disclosure Schedules are included for convenience only, and are not intended to limit the effect of the disclosures contained in these Disclosure Schedules or to expand the scope of the information required to be disclosed in these Disclosure Schedules.

Schedule 1.01(a)

Pending Minority Investments

None.

Schedule 1.01(b)

Mortgaged Property

None.

3

Schedule 1.01(c)

Existing Letters of Credit

See attached.

4

L/C #	L/C Issuer	Account Party	Expiry Date	Beneficiary
3091440	BANK OF AMERICA	AECOM Technology Corporation	12/31/14	City Of Chicago
3091441	BANK OF AMERICA	AECOM Technology Corporation	04/01/15	State of Wisconsin, Dept of Natural Resources
3091848	BANK OF AMERICA	AECOM Technology Corporation	01/31/15	LSOP WI LLC
235612	BANK OF AMERICA	AECOM Technology Corporation	05/31/15	New York City Transit Authority
3099634	BANK OF AMERICA	AECOM Technology Corporation	12/31/14	Lafayette Centre Property LLC
3114862	BANK OF AMERICA	AECOM Technology Corporation	10/29/15	Sherwood 370 Lexington, LLC
3116558	BANK OF AMERICA	AECOM Technology Corporation	08/13/15	Port Of Bellingham
68105954	BANK OF AMERICA	AECOM Technology Corporation	05/09/15	National Union Fire Insurance Co.
68106109	BANK OF AMERICA	AECOM Technology Corporation	03/30/15	Pennsylvania Department of Transportation
235527	UNION BANK	AECOM Technology Corporation	04/30/15	Green 317 Madison LLC
235420	UNION BANK	AECOM Technology Corporation	03/31/15	Pacific Employers Insurance Co
235463	UNION BANK	AECOM Technology Corporation	04/15/15	ACE American Insurance Company
235490	UNION BANK	AECOM Technology Corporation	03/31/15	Nat’L Union Fire Ins., Pitt. PA
235612	UNION BANK	AECOM Technology Corporation	12/31/14	Mass Bay T.A.
BNP04110305	BNP PARIBAS	AECOM Technology Corporation	03/28/15	EEC Invest Imobilaire SRL
BNP04129790	BNP PARIBAS	AECOM Technology Corporation	04/08/15	Romanian National Company Of Motorways And Roads SA
BNP04129814	BNP PARIBAS	AECOM Technology Corporation	10/15/15	Skarb Panstwa
BNP04130919	BNP PARIBAS	AECOM Technology Corporation	02/07/15
BMCH440370OS-P	BANK OF MONTREAL	Flint Energy Services Ltd	12/01/14	Kinder Morgan Texas Pipeline LLC
BMTO137754OS-F	BANK OF MONTREAL	Flint Energy Services Ltd	06/30/15	Lumbermans Mutual Insurance Company
BMTO178107OS-F	BANK OF MONTREAL	Flint Energy Services Ltd	06/07/15	HSBC Canada
BMTO183098OS-P	BANK OF MONTREAL	Flint Energy Services Ltd	07/16/15	Strathacona County
BMTO241053OS-F	BANK OF MONTREAL	Flint Energy Services Ltd	11/01/15	Zurich American Insurance
BMTO300540OS-F	BANK OF MONTREAL	Flint Energy Services Ltd	12/24/14	Ministry of Transportation and Infrastructure
BMTO300947OS-P	BANK OF MONTREAL	Flint Energy Services Ltd	07/06/15	Transgas Limited
BMTO370726OS-P	BANK OF MONTREAL	Flint Field Services Ltd.	11/30/14	Bantrel Co.
BMTO8173OS-P	BANK OF MONTREAL	Flint Energy Services Ltd	05/21/15	Strathacona County
BMTO8174OS-F	BANK OF MONTREAL	Flint Energy Services Ltd	06/19/15	Reliance Insurance Company
BMTO8175OS-F	BANK OF MONTREAL	Flint Energy Services Ltd	08/01/15	Liberty Mutual Insurance Company
BMTO8177OS-P	BANK OF MONTREAL	Flint Energy Services Ltd	08/28/15	Strathacona County
BNP 4128458-P	BNP PARIBAS	WGI Middle East Inc	01/31/15	Qatar Gas Operating Company
BNP 91898774-F	BNP PARIBAS	URS Corporation	09/30/15	Zurich American Insurance
BNP 4117117	BNP PARIBAS	Washington River Protection Solutions LLC	11/02/15	National Union Fire Insurance Co.
BNP 4177230	BNP PARIBAS	CH2M WG Idaho LLC	11/02/15	National Union Fire Insurance Co.
BNP 4117570	BNP PARIBAS	Idaho Treatment Group LLC	10/29/15	National Union Fire Insurance Co.
BNP 4123633	BNP PARIBAS	Savannah River Remediation LLC	08/13/15	National Union Fire Insurance Co.
BNP 4125328	BNP PARIBAS	CH2M WG Idaho LLC	11/02/15	National Union Fire Insurance Co.
BNP 4131345	BNP PARIBAS	Washington Closure Hanford	08/01/15	National Union Fire Insurance Co.
LC 132985U-F	WELLS FARGO BANK	URS Corporation	12/20/14	National Bank of Abu Dhabi
LC 327595-P	WELLS FARGO BANK	URS Corporation	06/30/15	Metropolitan Transportation Authority
LC 338661-F	WELLS FARGO BANK	URS Corporation	12/31/14	National Union Fire Insurance Co.
LC 393927-F	WELLS FARGO BANK	URS Corporation	04/15/15	Lumbermans Mutual Insurance Company
LC 399404-F	WELLS FARGO BANK	URS Corporation	05/25/15	National Union Fire Insurance Co.
LC 426991-F	WELLS FARGO BANK	URS Corporation	12/30/14	National Union Fire Insurance Co.

LC 569652-F	WELLS FARGO BANK	URS Corporation	12/30/14	National Union Fire Insurance Co.
LC 569655-F	WELLS FARGO BANK	EG&G Technical Services	08/28/15	Zurich American Insurance
LC 569656-F	WELLS FARGO BANK	Lear Sieglar Services Inc	10/31/15	Associated Aviation
LC 569664-F	WELLS FARGO BANK	URS Corporation	01/31/15	National Union Fire Insurance Co.
LC 569666-F	WELLS FARGO BANK	URS Corporation	03/31/15	National Union Fire Insurance Co.
LC 569667-F	WELLS FARGO BANK	URS Corporation	12/30/14	National Union Fire Insurance Co.
LC 569669-F	WELLS FARGO BANK	URS Corporation	01/31/15	National Union Fire Insurance Co.
LC 569672-F	WELLS FARGO BANK	EG&G Technical Services	08/28/15	National Union Fire Insurance Co.
LC 574851-F	WELLS FARGO BANK	Lear Sieglar Services Inc	07/26/15	Saudi British Bank
LC 589420-F	WELLS FARGO BANK	URS Corporation	01/30/15	National Union Fire Insurance Co.
LC 624581-F	WELLS FARGO BANK	URS Corporation	06/01/15	National Union Fire Insurance Co.
LC 632945-F	WELLS FARGO BANK	URS Corporation	12/31/14	National Union Fire Insurance Co.
LC 654059-F	WELLS FARGO BANK	URS Corporation	01/11/15	National Union Fire Insurance Co.
LC 655213-F	WELLS FARGO BANK	URS Corporation	09/30/15	McMorgan Institutional Real Estate
LC 656442-F	WELLS FARGO BANK	URS Corporation	03/01/15	National Union Fire Insurance Co.
LC IS0000936-F	WELLS FARGO BANK	URS Corporation	06/13/15	National Union Fire Insurance Co.
LC IS0010790-F	WELLS FARGO BANK	URS Corporation	03/30/15	National Union Fire Insurance Co.
LC IS0023864-F	WELLS FARGO BANK	URS Corporation	02/22/15	National Union Fire Insurance Co.
LC SM221147-F	WELLS FARGO BANK	Apptis, Inc.	07/25/15	Starco Properties VI LLC
LC SM235355-F	WELLS FARGO BANK	Apptis, Inc.	08/03/15	CIM Urban Real Estate

Schedule 2.01

Lender Commitments and Applicable Percentages

Lender	Revolving Commitment	Applicable Percentage of Revolving Facility (%)	PLOC Facility	Applicable Percentage of PLOC (%)	Term A Commitment	Applicable Percentage of Term A Facility (%)	Term B Commitment	Applicable Percentage of Term B Facility (%)	Total Commitment
Bank of America, N.A.	$75,476,302.60	7.188219295	$27,451,769.71	5.490353942	$137,071,927.69	7.120619620	$1,187,500,000.00	100.00	$1,427,500,000.00
The Bank of Nova Scotia	$69,052,787.48	6.576455951	$25,115,448.88	5.023089777	$120,831,763.63	6.276974734	—	—	$215,000,000.00
BNP Paribas	$69,052,787.48	6.576455951	$25,115,448.88	5.023089777	$100,000,000	5.194805195	—	—	$194,168,236.37
First Hawaiian Bank	—	—	—	—	$20,831,763.63	1.082169539	—	—	$20,831,763.63
JPMorgan Chase Bank, N.A.	$69,052,787.48	6.576455951	$25,115,448.88	5.023089777	$120,831,763.63	6.276974734	—	—	$215,000,000.00
MUFG Union Bank, N.A.	$69,052,787.48	6.576455951	$25,115,448.88	5.023089777	$120,831,763.63	6.276974734	—	—	$215,000,000.00
Compass Bank	$62,629,272.37	5.964692606	$22,779,128.06	4.555825611	$109,591,599.57	5.693070108	—	—	$195,000,000.00
HSBC Bank USA, National Association	$62,629,272.37	5.964692606	$22,779,128.06	4.555825611	$109,591,599.57	5.693070108	—	—	$195,000,000.00
Sumitomo Mitsui Banking Corporation	$62,629,272.37	5.964692606	$22,779,128.06	4.555825611	$109,591,599.57	5.693070108	—	—	$195,000,000.00
Wells Fargo Bank, National Association	$62,629,272.37	5.964692606	$22,779,128.06	4.555825611	$109,591,599.57	5.693070108	—	—	$195,000,000.00
Crédit Agricole Corporate and Investment Bank	$49,782,242.14	4.741165918	$18,106,486.40	3.621297281	$87,111,271.46	4.525260855	—	—	$155,000,000.00
Barclays Bank plc	$52,546,255.51	5.004405286	$25,022,026.43	5.004405286	$64,431,718.06	3.347102237	—	—	$142,000,000.00
Mizuho Bank, Ltd.	$52,546,255.51	5.004405286	$25,022,026.43	5.004405286	$64,431,718.06	3.347102237	—	—	$142,000,000.00
Suntrust Bank	$52,546,255.51	5.004405286	$25,022,026.43	5.004405286	$64,431,718.06	3.347102237	—	—	$142,000,000.00
Bank of Montreal	$37,004,405.29	3.524229075	$17,621,145.37	3.524229075	$45,374,449.34	2.357114251	—	—	$100,000,000.00

Lender	Revolving Commitment	Applicable Percentage of Revolving Facility (%)	PLOC Facility	Applicable Percentage of PLOC (%)	Term A Commitment	Applicable Percentage of Term A Facility (%)	Term B Commitment	Applicable Percentage of Term B Facility (%)	Total Commitment
TD Bank, N.A.	$37,004,405.29	3.524229075	$17,621,145.37	3.524229075	$45,374,449.34	2.357114251	—	—	$100,000,000.00
Capital One, N.A.	$27,753,303.96	2.643171806	$13,215,859.03	2.643171806	$34,030,837.00	1.767835689	—	—	$75,000,000.00
Commerzbank AG, New York and Grand Cayman Branches	—	—	$75,000,000.00	15.000000000	—	—	—	—	$75,000,000.00
Fifth Third Bank	$18,502,202.64	1.762114537	$8,810,572.69	1.762114537	$22,687,224.67	1.178557126	—	—	$50,000,000.00
U.S. Bank National Association	$18,502,202.64	1.762114537	$8,810,572.69	1.762114537	$22,687,224.67	1.178557126	—	—	$50,000,000.00
Westpac Banking Corporation	$18,502,202.64	1.762114537	$8,810,572.69	1.762114537	$22,687,224.67	1.178557126	—	—	$50,000,000.00
Arab Banking Corporation (B.S.C.)	$14,801,762.11	1.409691630	$7,048,458.15	1.409691630	$18,149,779.74	0.942845701	—	—	$40,000,000.00
California Bank & Trust	$14,801,762.11	1.409691630	$7,048,458.15	1.409691630	$18,149,779.74	0.942845701	—	—	$40,000,000.00
Banco de Sabadell, S.A.-Miami Branch	—	—	—	—	$30,000,000.00	1.558441558	—	—	$30,000,000.00
The Governor and Company of The Bank of Ireland	—	—	—	—	$25,000,000.00	1.298701299	—	—	$25,000,000.00
Bank of Taiwan, New York Branch	—	—	—	—	$25,000,000.00	1.298701299	—	—	$25,000,000.00
Comerica Bank	$9,251,101.32	0.881057269	$4,405,286.34	0.881057269	$11,343,612.33	0.589278563	—	—	$25,000,000.00
First Commercial Bank, New York Branch	—	—	—	—	$25,000,000.00	1.298701299	—	—	$25,000,000.00
Lloyds Bank plc	$10,000,000.00	0.952380952	$15,000,000.00	3.000000000	—	—	—	—	$25,000,000.00
Morgan Stanley Bank, N.A.	$25,000,000.00	2.380952381	—	—	—	—	—	—	$25,000,000.00
Standard Chartered Bank	$9,251,101.32	0.881057269	$4,405,286.34	0.881057269	$11,343,612.33	0.589278563	—	—	$25,000,000.00
State Bank of India, New York	—	—	—	—	$25,000,000.00	1.298701299	—	—	$25,000,000.00

6

Lender	Revolving Commitment	Applicable Percentage of Revolving Facility (%)	PLOC Facility	Applicable Percentage of PLOC (%)	Term A Commitment	Applicable Percentage of Term A Facility (%)	Term B Commitment	Applicable Percentage of Term B Facility (%)	Total Commitment
Chang Hwa Commercial Bank, Ltd., Los Angeles Branch	—	—	—	—	$20,000,000.00	1.038961039	—	—	$20,000,000.00
Land Bank of Taiwan, Los Angeles Branch	—	—	—	—	$20,000,000.00	1.038961039	—	—	$20,000,000.00
Stifel Bank & Trust	—	—	—	—	$20,000,000.00	1.038961039	—	—	$20,000,000.00
Taiwan Business Bank	—	—	—	—	$20,000,000.00	1.038961039	—	—	$20,000,000.00
Taiwan Cooperative Bank, Ltd.	—	—	—	—	$20,000,000.00	1.038961039	—	—	$20,000,000.00
Mega International Commercial Bank Co., Ltd. New York Branch	—	—	—	—	$18,000,000.00	0.935064935	—	—	$18,000,000.00
The Bank of East Asia, Limited, New York Branch	—	—	—	—	$15,000,000.00	0.779220779	—	—	$15,000,000.00
FirstBank Puerto Rico (d/b/a FirstBank Florida)	—	—	—	—	$15,000,000.00	0.779220779	—	—	$15,000,000.00
Manufacturers Bank	—	—	—	—	$15,000,000.00	0.779220779	—	—	$15,000,000.00
State Bank of India (California)	—	—	—	—	$15,000,000.00	0.779220779	—	—	$15,000,000.00
American Savings Bank, F.S.B.	—	—	—	—	$10,000,000.00	0.519480519	—	—	$10,000,000.00
E.Sun Commercial Bank, Ltd., Los Angeles Branch	—	—	—	—	$10,000,000.00	0.519480519	—	—	$10,000,000.00
Central Pacific Bank	—	—	—	—	$6,000,000.00	0.311688312	—	—	$6,000,000.00
Total:	$1,050,000,000.00	100.00%	$500,000,000.00	100.00%	$1,925,000,000.00	100.00%	$1,187,500,000.00	100.00%	$4,662,500,000.00

7

Schedule 5.09

Environmental Laws

None, except as set forth in the Company’s yearly report on Form 10-K for the fiscal year ended September 30, 2013 filed with the U.S. Securities and Exchange Commission on November 13, 2013, and the Target’s yearly report on Form 10-K for the fiscal year ended January 3, 2014 filed with the U.S. Securities and Exchange Commission on March 3, 2014.

Schedule 5.13

Subsidiaries; Equity Interests; Loan Parties

(a) Significant Subsidiaries

Subsidiary	Owner	Equity Interest
AECOM Government Services, Inc.	AECOM Technology Corporation	100%
AECOM Technical Services, Inc.	The Earth Technology Corporation (USA)	100%
Tishman Construction Corporation	AECOM Technical Services, Inc.	100%
AECOM Global II, LLC	AECOM Technology Corporation	100%
URS Corporation	URS Holdings, Inc.	100%
URS Energy Construction Inc.	URS E&C Holdings, Inc.	100%
Washington Demilitarization Company, LLC	URS Energy Construction Inc.	100%
URS Federal Services, Inc.	URS Holdings, Inc.	100%
URS Holdings, Inc.	AECOM Global II, LLC	100%
Washington Government Environmental Services Company LLC	URS Energy & Construction Inc.	100%

(b) Loan Parties

Loan Party	Jurisdiction of Formation	Address	Tax ID Number
AECOM Technology Corporation	Delaware	1999 Avenue of the Stars - Suite 2600 Los Angeles, CA 90067	61-1088522
AECOM Government Services, Inc.	California	515 S. Flower Street - Suite 1050 Los Angeles, CA	95-2661922
AECOM Technical Services, Inc.	Delaware	6564 Loisdale Court - Suite 500 Springfield, VA 22150	13-3027382
Tishman Construction Corporation	Delaware	6564 Loisdale Court - Suite 500 Springfield, VA 22150	13-4012829
AECOM International Development, Inc.	Delaware	2101 Wilson.Boulevard — Suite 700 Arlington VA 22201	20-0797043
AECOM National Security Programs, Inc.	Virginia	100 Park Avenue New York, NY 10017	54-1365583

10

AECOM Global II, LLC	Delaware	600 Montgomery Street, 25th Floor, San Francisco, CA 94111	47-1336341
Aman Environmental Construction Inc.	California	600 Montgomery Street, 25th Floor, San Francisco, CA 94111	95-4415779
BP Barber & Associates , Inc.	South Carolina	101 Research Drive, Columbia, SC 29202	57-0262530
Cleveland Wrecking Company	Delaware	600 Montgomery Street, 25th Floor, San Francisco, CA 94111	31-0244320
EC Driver & Associates Inc.	Florida	600 Montgomery Street, 25th Floor, San Francisco, CA 94111	59-2375705
ForeRunner Corporation	Colorado	7125 Jefferson Avenue, Suite 400, Lakewood, CO 80235	84-1344715
URS Alaska LLC	Alaska	700 G Street, Suite 500, Anchorage, AK 99501	26-2223260
URS Construction Services Inc.	Florida	600 Montgomery Street, 25th Floor, San Francisco, CA 94111	59-3662286
URS Corporation (Nevada)	Nevada	600 Montgomery Street, 25th Floor, San Francisco, CA 94111	94-1716908
URS Corporation Great Lakes	Michigan	600 Montgomery Street, 25th Floor, San Francisco, CA 94111	38-1776252
URS Corporation Southern	California	600 Montgomery Street, 25th Floor, San Francisco, CA 94111	59-2087895
URS Corporation-New York	New York	600 Montgomery Street, 25th Floor, San Francisco, CA 94111	11-1445800
URS Corporation-North Carolina	North Carolina	600 Montgomery Street, 25th Floor, San Francisco, CA 94111	94-3410041
URS Corporation-Ohio	Ohio	600 Montgomery Street, 25th Floor, San Francisco, CA 94111	34-0939859
URS Group Inc.	Delaware	2020 K Street NW, Suite 300, Washington, DC 20006	94-3077384
URS Holdings, Inc.	Delaware	600 Montgomery Street, 25th Floor, San Francisco, CA 94111	95-4316617
URS International Inc.	Delaware	600 Montgomery Street, 25th Floor, San Francisco, CA 94111	94-3128864
URS Operating Services Inc.	Delaware	600 Montgomery Street, 25th Floor, San Francisco, CA 94111	94-3216333
URS Resources LLC	Delaware	600 Montgomery Street, 25th Floor, San Francisco, CA 94111	16-1627792
EG&G Defense Materials Inc.	Utah	20501 Seneca Meadows Parkway, Suite 300, Germantown, MD 20876	87-0468639
Lear Siegler Logistics International Inc.	Delaware	20501 Seneca Meadows Parkway, Suite 300, Germantown, MD 20876	52-2236487
URS FS Commercial Operation, Inc.	Delaware	20501 Seneca Meadows Parkway, Suite 300, Germantown, MD 20876	27-1833107
URS Federal Services, Inc.	Delaware	20501 Seneca Meadows Parkway, Suite 300, Germantown, MD 20876	27-1628265

11

URS Federal Services International Inc.	Delaware	20501 Seneca Meadows Parkway, Suite 300, Germantown, MD 20876	27-1816795
Rust Constructors Inc.	Delaware	2131 S. Centennial Avenue, S.E., Aiken, SC, 29803	13-2740970
URS E&C Holdings Inc.	Delaware	2450 Crystal Drive, Suite 500, Arlington, VA 22202 Germantown, MD 20876	26-1320627
URS Energy & Construction, Inc.	Ohio	106 Newberry Street S.W., Aiken, SC 29801	34-0217470
URS International Projects Inc.	Nevada	19219 Katy Freeway, Suite 100, Houston, TX 77094	82-0441351
URS Nuclear LLC	Delaware	7800 E. Union Avenue, Suite 100, Denver, CO 80237	26-3899844
URS Professional Solutions LLC	Delaware	7800 E. Union Avenue, Suite 100, Denver, CO 80237	82-0510442
Washington Demilitarization Company, LLC	Delaware	7800 E. Union Avenue, Suite 100, Denver, CO 80237	20-2047819
Washington Government Environmental Services Company LLC	Delaware	7800 E. Union Avenue, Suite 100, Denver, CO 80237	82-0507248
WGI Global Inc.	Nevada	7800 E. Union Avenue, Suite 100, Denver, CO 80237	82-0342614
URS Fox US LP	Delaware	600 Montgomery Street, 26th Floor, San Francisco, CA 94111-2727	45-4737569
URS Global Holdings, Inc.	Nevada	600 Montgomery Street, 25th Floor, San Francisco, CA 94111	27-0574544

12

Schedule 6.17

POST-CLOSING

1.                                      Delaware LLC Agreement Amendments.  No later than 60 days after the Closing Date (as such date may be extended by the Administrative Agent in its sole discretion), the Borrower shall amend the limited liability company agreements of (a) Washington Demilitarization Company LLC, (b) URS Nuclear LLC, (c) URS Resources LLC, (d) URS Professional Solutions LLC (fka URS Safety Management Solutions LLC), (e) Washington Government Environmental Services Company LLC and (f) AECOM Global II, LLC to expressly provide for the assignment of non-economic and voting rights in addition to economic rights.

2.                                      Stock Certificates and Powers.  No later than 90 days after the Closing Date (as such date may be extended by the Administrative Agent in its sole discretion), the Administrative Agent shall have received the original stock certificate and undated stock power for each of the following entities:

(a)                                 AECOM Ingeneria, S.A. de C.V

(b)                                 Professional Insurance Limited

(c)                                  URS Chile, S.A.

(d)                                 URS Global Holdings UK Limited

(e)                                  Constructora MK de Mexico, S.A. de C.V.

(f)                                   MK Engineers & Contractors, S.A. de C.V.

(g)                                  Rust Int’l di Venezuela C.A.

(h)                                 URS Federal Services, Inc.

(i)                                     URS Global Holdings, Inc.

(j)                                    B.P. Barber & Associates, Inc.

(k)                                 URS Federal Services International, Inc.

(l)                                     URS FS Commercial Operations

(m)                             EG&G Defense Materials, Inc.

(n)                                 Lear Siegler Logistics International, Inc.

(o)                                 E.C. Driver & Associates, Inc.

(p)                                 URS Holdings, Inc.

(q)                                 AECOM/GSS Ltd. (to the extent certificated)

3.                                      Stock Powers.  No later than 15 days after the Closing Date (as such date may be extended by the Administrative Agent in its sole discretion), the Borrower shall deliver executed and undated stock powers for each stock certificate delivered on the Closing Date for which a corresponding stock power was not delivered.

13

Schedule 7.01

Existing Liens

DEBTOR	JURISDICTION SEARCHED	SECURED PARTY	FILE NO./ FILE DATE	COLLATERAL DESCRIPTION

AECOM Government Services, Inc.	DE SOS	Dell Financial Services, L.P. 12234 N. IH-35 Bldg B Austin, TX 78753	File No. 62889830 8/18/06 Termination 9289644 9/9/9 Cont 12734831 7/15/11 Amendment (name change) 2012 1808874 5/10/12	Equipment **ONCE TERMINATED AND THEN CONTINUED**

AECOM Government Services, Inc.	DE SOS	U.S. Bancorp 1310 Madrid Street Marshall, MN 56258	File No. 94035660 12/16/09	Equipment

AECOM Government Services, Inc.	DE SOS	U.S. Bancorp 1310 Madrid Street Marshall, MN 56258	File No. 94035678 12/16/09	Equipment

AECOM Government Services, Inc.	DE SOS	U.S. Bancorp 1310 Madrid Street Marshall, MN 56258	File No. 03236241 9/16/10	Equipment

AECOM Government Services, Inc.	DE SOS	Wells Fargo Bank, National Association 1753 Pinnacle Drive, 6th Floor, South Tower, McLean, VA 22012	File No. 2012 2512681 6/28/12	All purchased accounts and proceeds thereof

DEBTOR	JURISDICTION SEARCHED	SECURED PARTY	FILE NO./ FILE DATE	COLLATERAL DESCRIPTION

AECOM Technical Services, Inc.	CA SOS	Pharos Financial Services L.P. 100 Crescent Court Ste 1740 Dallas, TX 75201	File No. 20077118872667 6/25/07 Amend. 200971894598 3/4/09 Continuation 12-73119948 5/7/12	Equipment

AECOM Technical Services, Inc.	CA SOS	GFC Leasing, a Division of Gordon Flesch Co., Inc. 2101 W. Beltline Hwy Madison, WI 53713	File No. 20097216259394 12/8/09	Equipment

AECOM Technical Services, Inc.	CA SOS	U.S. Bancorp 1310 Madrid Street Marshall, MN 56258	File No. 20107219947555 1/14/10	Equipment

AECOM Technical Services, Inc.	CA SOS	U.S. Bancorp 1310 Madrid Street Marshall, MN 56258	File No. 20107229416426 4/22/10	Equipment

AECOM Technical Services, Inc.	CA SOS	U.S. Bancorp 1310 Madrid Street Marshall, MN 56258	File No. 20107229420744 4/22/10	Equipment

AECOM Technical Services, Inc.	CA SOS	U.S. Bancorp 1310 Madrid Street Marshall, MN 56258	File No. 20107230416195 4/30/10	Equipment

AECOM Technical Services, Inc.	CA SOS	U.S. Bancorp 1310 Madrid Street Marshall, MN 56258	File No. 20107232760088 5/25/10	Equipment

AECOM Technical Services, Inc.	CA SOS	U.S. Bancorp 1310 Madrid Street Marshall, MN 56258	File No. 20107233036651 5/27/10	Equipment

AECOM Technical Services, Inc.	CA SOS	U.S. Bancorp 1310 Madrid Street Marshall, MN 56258	File No. 20107233318169 5/28/10	Equipment

AECOM Technical Services, Inc.	CA SOS	U.S. Bancorp 1310 Madrid Street Marshall, MN 56258	File No. 20107235202739 6/16/10	Equipment

15

DEBTOR	JURISDICTION SEARCHED	SECURED PARTY	FILE NO./ FILE DATE	COLLATERAL DESCRIPTION

AECOM Technical Services, Inc.	CA SOS	U.S. Bancorp 1310 Madrid Street Marshall, MN 56258	File No. 20107235202971 6/16/10	Equipment

AECOM Technical Services, Inc.	CA SOS	U.S. Bancorp 1310 Madrid Street Marshall, MN 56258	File No. 20107235203003 6/16/10	Equipment

AECOM Technical Services, Inc.	CA SOS	U.S. Bancorp 1310 Madrid Street Marshall, MN 56258	File No. 20107236713737 6/30/10	Equipment

AECOM Technical Services, Inc.	CA SOS	U.S. Bancorp 1310 Madrid Street Marshall, MN 56258	File No. 20107236743053 6/30/10	Equipment

AECOM Technical Services, Inc.	CA SOS	U.S. Bancorp 1310 Madrid Street Marshall, MN 56258	File No. 20107236748503 6/30/10	Equipment

AECOM Technical Services, Inc.	CA SOS	U.S. Bancorp 1310 Madrid Street Marshall, MN 56258	File No. 20107239815602 7/29/10	Equipment

AECOM Technical Services, Inc.	CA SOS	U.S. Bancorp 1310 Madrid Street Marshall, MN 56258	File No. 20107239815723 7/29/10	Equipment

AECOM Technical Services, Inc.	CA SOS	U.S. Bancorp 1310 Madrid Street Marshall, MN 56258	File No. 20107239815965 7/29/10	Equipment

AECOM Technical Services, Inc.	CA SOS	U.S. Bancorp 1310 Madrid Street Marshall, MN 56258	File No. 20107239816118 7/29/10	Equipment

AECOM Technical Services, Inc.	CA SOS	U.S. Bancorp 1310 Madrid Street Marshall, MN 56258	File No. 20107239816350 7/29/10	Equipment

16

DEBTOR	JURISDICTION SEARCHED	SECURED PARTY	FILE NO./ FILE DATE	COLLATERAL DESCRIPTION

AECOM Technical Services, Inc.	CA SOS	Macquarie Equipment Finance, LLC 2285 Franklin Road Suite 100 Bloomfield Hills, MI 48302	File No. 20107240344631 8/3/10	Equipment

AECOM Technical Services, Inc.	CA SOS	U.S. Bancorp 1310 Madrid Street Marshall, MN 56258	File No. 20107241450266 8/12/10	Equipment

AECOM Technical Services, Inc.	CA SOS	Macquarie Equipment Finance, LLC 2285 Franklin Road Suite 100 Bloomfield Hills, MI 48302	File No. 20107241887856 8/17/10	Equipment

AECOM Technical Services, Inc.	CA SOS	U.S. Bancorp 1310 Madrid Street Marshall, MN 56258	File No. 20107243236321 8/30/10	Equipment

AECOM Technical Services, Inc.	CA SOS	U.S. Bancorp 1310 Madrid Street Marshall, MN 56258	File No. 20107243700236 9/2/10	Equipment

AECOM Technical Services, Inc.	CA SOS	U.S. Bancorp 1310 Madrid Street Marshall, MN 56258	File No. 20107245053592 9/15/10	Equipment

AECOM Technical Services, Inc.	CA SOS	U.S. Bancorp 1310 Madrid Street Marshall, MN 56258	File No. 20107245375226 9/20/10	Equipment

AECOM Technical Services, Inc.	CA SOS	U.S. Bancorp 1310 Madrid Street Marshall, MN 56258	File No. 20107248661873 10/18/10	Equipment

AECOM Technical Services, Inc.	CA SOS	Macquarie Equipment Finance, LLC 2285 Franklin Road Suite 100 Bloomfield Hills, MI 48302	File No. 20107248989947 10/21/10	Equipment

17

DEBTOR	JURISDICTION SEARCHED	SECURED PARTY	FILE NO./ FILE DATE	COLLATERAL DESCRIPTION

AECOM Technical Services, Inc.	CA SOS	Macquarie Equipment Finance, LLC 2285 Franklin Road Suite 100 Bloomfield Hills, MI 48302	File No. 20107249548313 10/26/10	Equipment

AECOM Technical Services, Inc.	CA SOS	United Rentals (North America), Inc. 10330 Winter Ind. Drive Saint Louis MO 63128	File No. 20107254945198 12/20/10	Equipment

AECOM Technical Services, Inc.	CA SOS	U.S. Bancorp Business Equipment Finance Group 1310 Madrid Street Marshall, MN 56258	File No. 20117256418318 1/4/11	Equipment

AECOM Technical Services, Inc.	CA SOS	U.S. Bancorp Business Equipment Finance Group 1310 Madrid Street Marshall, MN 56258	File No. 20117257102561 1/10/11	Equipment

AECOM Technical Services, Inc.	CA SOS	U.S. Bancorp Business Equipment Finance Group 1310 Madrid Street Marshall, MN 56258	File No. 20117257208033 1/11/11	Equipment

AECOM Technical Services, Inc.	CA SOS	U.S. Bancorp Business Equipment Finance Group 1310 Madrid Street Marshall, MN 56258	File No. 20117257929679 1/18/11	Equipment

AECOM Technical Services, Inc.	CA SOS	U.S. Bancorp Business Equipment Finance Group 1310 Madrid Street Marshall, MN 56258	File No. 20117261134036 2/18/11	Equipment

AECOM Technical Services, Inc.	CA SOS	U.S. Bancorp Business Equipment Finance Group 1310 Madrid Street Marshall, MN 56258	File No. 20117261134278 2/18/11	Equipment

18

DEBTOR	JURISDICTION SEARCHED	SECURED PARTY	FILE NO./ FILE DATE	COLLATERAL DESCRIPTION

AECOM Technical Services, Inc.	CA SOS	U.S. Bancorp Business Equipment Finance Group 1310 Madrid Street Marshall, MN 56258	File No. 20117261134531 2/18/11	Equipment

AECOM Technical Services, Inc.	CA SOS	U.S. Bancorp Business Equipment Finance Group 1310 Madrid Street Marshall, MN 56258	File No. 20117261253694 2/21/11	Equipment

AECOM Technical Services, Inc.	CA SOS	U.S. Bancorp Business Equipment Finance Group 1310 Madrid Street Marshall, MN 56258	File No. 20117261254089 2/21/11	Equipment

AECOM Technical Services, Inc.	CA SOS	U.S. Bancorp Business Equipment Finance Group 1310 Madrid Street Marshall, MN 56258	File No. 20117261254100 2/21/11	Equipment

AECOM Technical Services, Inc.	CA SOS	Macquarie Equipment Finance, LLC 2285 Franklin Road Suite 100 Bloomfield Hills, MI 48302	File No. 20117262351846 3/3/11	Equipment

AECOM Technical Services, Inc.	CA SOS	Macquarie Equipment Finance, LLC 2285 Franklin Road Suite 100 Bloomfield Hills, MI 48302	File No. 20117262352231 3/3/11	Equipment

AECOM Technical Services, Inc.	CA SOS	Macquarie Equipment Finance, LLC 2285 Franklin Road Suite 100 Bloomfield Hills, MI 48302	File No. 20117271097469 5/26/11	Equipment

19

DEBTOR	JURISDICTION SEARCHED	SECURED PARTY	FILE NO./ FILE DATE	COLLATERAL DESCRIPTION

AECOM Technical Services, Inc.	CA SOS	Ricoh Americas Corporation 10201 Centurion Parkway North, Suite 100 Jacksonville, FL 32256	File No. 11-7275842592 7/6/11	Equipment

AECOM Technical Services, Inc.	CA SOS	Macquarie Equipment Finance, LLC 2285 Franklin Road Suite 100 Bloomfield Hills, MI 48302	File No. 11-7279476771 8/3/11	Equipment

AECOM Technical Services, Inc.	CA SOS	Macquarie Equipment Finance, LLC 2285 Franklin Road Suite 100 Bloomfield Hills, MI 48302	File No. 11-7285783103 9/26/11	Equipment

AECOM Technical Services, Inc.	CA SOS	Macquarie Equipment Finance, LLC 2285 Franklin Road Suite 100 Bloomfield Hills, MI 48302	File No. 11-7289897779 11/3/11	Equipment

AECOM Technical Services, Inc.	CA SOS	Macquarie Equipment Finance, LLC 2285 Franklin Road Suite 100 Bloomfield Hills, MI 48302	File No. 11-7289899317 11/3/11	Equipment

AECOM Technical Services, Inc.	CA SOS	Macquarie Equipment Finance, LLC 2285 Franklin Road Suite 100 Bloomfield Hills, MI 48302	File No. 11-7292994600 12/5/11	Equipment

AECOM Technical Services, Inc.	CA SOS	Texas Capital Bank, N.A. 2350 Lakeside Blvd., Suite 605 Richardson, TX 75082	File No. 11-7293862877 12/12/11	Equipment

20

DEBTOR	JURISDICTION SEARCHED	SECURED PARTY	FILE NO./ FILE DATE	COLLATERAL DESCRIPTION

AECOM Technical Services, Inc.	CA SOS	Macquarie Equipment Finance, LLC 2285 Franklin Road Suite 100 Bloomfield Hills, MI 48302	File No. 12-7305437173 3/21/12	Equipment

AECOM Technical Services, Inc.	CA SOS	Wells Fargo Bank, National Association 2010 Corporate Ridge, Suite 900 McLean, VA 22102	File No. 12-7318866496 6/28/12	All purchased accounts and proceeds thereof

AECOM Technical Services, Inc.	CA SOS	Macquarie Equipment Finance, LLC 2285 Franklin Road Suite 100 Bloomfield Hills, MI 48302	File No. 13-7351002597 3/7/13	Equipment

AECOM Technical Services, Inc.	CA SOS	Macquarie Equipment Finance, LLC 2285 Franklin Road Suite 100 Bloomfield Hills, MI 48302	File No. 13-7353005704 3/25/13	Equipment

AECOM	DE SOS	Cisco Systems Capital Corporation 170 W. Tasman Drive MS SJ13-3 San Jose, CA 95134	File No. 74441498 11/21/07 Amend: 83566641 10/22/08 Continuation 24516292 11/21/12	Equipment

AECOM, Inc.	DE SOS	Oce Financial Services, Inc. 5450 North Cumberland Chicago, IL 60656	File No. 01166085 4/6/10	Equipment

AECOM, Inc.	DE SOS	Oce Financial Services, Inc. 5450 North Cumberland Chicago, IL 60656	File No. 01660806 5/12/10	Equipment

21

DEBTOR	JURISDICTION SEARCHED	SECURED PARTY	FILE NO./ FILE DATE	COLLATERAL DESCRIPTION

AECOM, Inc.	DE SOS	Canon Financial Services 158 Gaither Drive, #200 Mt Laurel, NJ 08054	File No. 0104038232 11/17/10	Equipment

AECOM, Inc.	DE SOS	U.S. Bancorp 1310 Madrid Street Marshall, MN 56258	File No. 04306993 12/8/10	Equipment

AECOM, Inc.	DE SOS	U.S. Bancorp 1310 Madrid Street Marshall, MN 56258	File No. 13795773 10/3/11	Equipment

AECOM, Inc.	DE SOS	U.S. Bancorp 1310 Madrid Street Marshall, MN 56258	File No. 14939859 12/22/11	Equipment

AECOM, Inc.	DE SOS	Wells Fargo Bank, National Association 1753 Pinnacle Drive, 6th Floor McLean, VA 22102	File No. 24863546 12/13/12	All purchased accounts and proceeds thereof

AECOM, Inc.	DE SOS	General Electric Credit Corporation of Tennessee P.O. Box 35701 Billings, MT 59107-570	File No. 32749845 7/17/13	Equipment

AECOM Services, Inc.	CA SOS	Macquarie Equipment Finance, LLC 2285 Franklin Road, Suite 100 Bloomfield Hills, MI 48302	File No. 20097190858885 3/18/09	Equipment

AECOM Services, Inc.	CA SOS	Wells Fargo Bank, National Association 2010 Corporate Ridge, Suite 900 McLean, VA 22102	File No. 12-7318866375 6/28/12	All purchased accounts and proceeds thereof

Tishman Construction Corporation	DE SOS	U.S. Bancorp 1310 Madrid Street Marshall, MN 56258	File No. 90836491 3/16/09	Equipment

22

DEBTOR	JURISDICTION SEARCHED	SECURED PARTY	FILE NO./ FILE DATE	COLLATERAL DESCRIPTION

Tishman Construction Corporation	DE SOS	U.S. Bancorp 1310 Madrid Street Marshall, MN 56258	File No. 91375358 4/30/09	Equipment

Tishman Construction Corporation	DE SOS	Comerica Bank & Trust, National Association MailCode 3462 411 W. Lafayette Detroit, MI 48226	File No. 10568520 2/15/11	Equipment

Tishman Construction Corporation	DE SOS	General Electric Capital Corporation, PO Box 35701, Billings, MT 59107-570	File No. 41563386 4/22/14	Equipment

23

DEBTOR	JURISDICTION SEARCHED	SECURED PARTY	FILE NO./ FILE DATE	COLLATERAL DESCRIPTION

AECOM Technology Corporation	DE SOS	MB Financial Bank, N.A. 6111 North River Road Rosemont, IL 60018 Park National Bank 28 W. Madison Oak Park, IL 60302

File No.
22346710
9/13/02

Assign
22895203
11/4/02

Assign
22992133
11/15/02

Assign
23102914
11/26/02

Assign
30101447
12/23/02

Assign
30101454
12/23/02

Assign
30101512
12/23/02

Assign
30158934
1/3/03

Assign
30181951
1/3/03

Assign
30577737
2/5/03

Assign
30577851
2/5/03

Assign
30629934
2/14/03

Assign

Equipment

24

DEBTOR	JURISDICTION SEARCHED	SECURED PARTY	FILE NO./ FILE DATE	COLLATERAL DESCRIPTION

30730674
3/10/03

Assign
30796782
3/24/03

Assign
31055899
4/11/03

Assign
31201238
4/24/03

Assign
31201360
4/24/03

Assign
31201428
4/24/03

Assign
31296279
5/1/03

Assign
31407124
6/4/03

Assign
31407553
6/4/03

Assign
31547044
5/16/03

Assign
31608648
5/23/03

Assign
32044066
7/17/03

Assign
32044132
7/17/03

25

DEBTOR	JURISDICTION SEARCHED	SECURED PARTY	FILE NO./ FILE DATE	COLLATERAL DESCRIPTION

Assign
32094780
7/29/03

Assign
32286402
8/14/03

Assign
32286485
8/14/03

Assign
32783911
10/17/03

Assign
32793316
10/17/03

Assign
33151472
12/2/03

Assign
33359612
12/19/03

Assign
40632853
3/3/04

Assign
40857765
3/19/04

Assign
40876922
3/23/04

Assign
40937328
4/2/04

Assign
40978702
3/29/04

Assign

26

DEBTOR	JURISDICTION SEARCHED	SECURED PARTY	FILE NO./ FILE DATE	COLLATERAL DESCRIPTION

41078775
4/16/04

Assign
41165374
4/12/04

Assign
41165424
4/12/04

Assign
41336108
5/13/04

Assign
41425117
5/21/04

Assign
41523093
6/2/04

Assign
41741265
6/23/04

Assign
41741281
6/23/04

Assign
41895707
7/7/04

Assign
42092189
7/26/04

Assign
42439646
8/30/04

Assign
42529669
9/9/04

Assign
42876169
10/13/04

27

DEBTOR	JURISDICTION SEARCHED	SECURED PARTY	FILE NO./ FILE DATE	COLLATERAL DESCRIPTION

Assign
42938878
10/19/04

Assign
42958629
10/20/04

Assign
43004530
10/25/04

Assign
43460252
12/08/04

Assign
43469501
12/09/04

Assign
43506252
12/13/04

Assign
43551050
12/16/04

Assign
43558923
12/16/04

Assign
50094426
1/10/05

Assign
50275249
1/25/05

Assign
50289927
1/26/05

Assign
50289984
1/26/05

Assign

28

DEBTOR	JURISDICTION SEARCHED	SECURED PARTY	FILE NO./ FILE DATE	COLLATERAL DESCRIPTION

50290206
1/26/05

Assign
50290362
1/26/05

Assign
50467788
2/10/05

Assign
50630062
2/28/05

Assign
50682220
3/3/05

Assign
50849654
3/17/05

Assign
50975202
3/30/05

Assign
51088534
4/4/05

Assign
51391870
4/25/05

Assign
51391961
4/25/05

Assign
51392043
4/25/05

Assign
51615302
5/16/05

Assign
51615328
5/16/05

29

DEBTOR	JURISDICTION SEARCHED	SECURED PARTY	FILE NO./ FILE DATE	COLLATERAL DESCRIPTION

Assign
51765537
6/1/05

Assign
51765578
6/1/5

Assign
51765586
6/1/5

Assign
51780411
6/6/05

Assign
52005859
6/27/05

Assign
52006881
6/27/05

Assign
52022995
6/27/05

Assign
52139153
7/5/05

Assign
52414192
8/1/05

Assign
52593045
8/15/05

Assign
52658541
8/22/05

Assign
52658558
8/22/05

Assign

30

DEBTOR	JURISDICTION SEARCHED	SECURED PARTY	FILE NO./ FILE DATE	COLLATERAL DESCRIPTION

52745108
8/29/05

Assign
52807049
9/6/05

Assign
53035467
9/27/05

Assign
53113934
10/4/05

Assign
53115061
10/4/05

Assign
53117505
10/4/05

Assign
53463768
11/1/05

Assign
53463818
11/1/05

Assign
53660769
11/18/05

Assign
53692580
11/22/05

Assign
60014068
12/27/05

Assign
60476218
1/30/06

Assign
60769471
2/27/06

31

DEBTOR	JURISDICTION SEARCHED	SECURED PARTY	FILE NO./ FILE DATE	COLLATERAL DESCRIPTION

Assign
61045897
3/20/06

Assign
61381680
4/17/06

Assign
61742485
5/15/06

Assign
61859693
5/30/06

Assign
61935055
6/5/06

Assign
62336964
7/3/06

Assign
62944171
8/15/06

Assign
63013182
8/21/06

Assign
63019395
8/21/06

Assign
63834686
10/17/06

Assign
71583698
4/23/07

Cont
71809572
5/14/07

Cont

32

DEBTOR	JURISDICTION SEARCHED	SECURED PARTY	FILE NO./ FILE DATE	COLLATERAL DESCRIPTION

73501144
8/21/07

Assign
73901559
9/17/07

Assign
74006127
10/1/07

Assign
80401115
1/28/08

Assign
81111960
3/31/08

Assign
82133724
6/21/08

Assign
83827928
11/17/08

Assign
91225561
4/17/09

Continuation
23176213
8/2/12

AECOM Technology Corporation	DE SOS	MB Financial Bank, N.A. 6111 North River Road Rosemont, IL 60018	File No. 52213800 7/19/05 Cont 01761356 5/19/10	Equipment

AECOM Technology Corporation	DE SOS	MB Financial Bank, N.A. 6111 North River Road Rosemont, IL 60018	File No. 52216936 7/19/05 Cont 01758519 5/19/10	Equipment

33

DEBTOR	JURISDICTION SEARCHED	SECURED PARTY	FILE NO./ FILE DATE	COLLATERAL DESCRIPTION

AECOM Technology Corporation	DE SOS	MB Financial Bank, N.A. 6111 North River Road Rosemont, IL 60018	File No. 52467893 8/9/05 Cont 01761224 5/19/10	Equipment

AECOM Technology Corporation	DE SOS	U.S. Bancorp Oliver-Allen Technology Leasing 801 Larkspur Landing Larkspur, CA 94939 Wells Fargo Equipment Finance, Inc. 733 Marquette Avenue, #300 Minneapolis, MN 55429	File No. 52559582 8/17/05 Amend 53311512 10/25/05 Assign 53772093 12/1/05 Cont 01989999 6/8/10	Equipment

AECOM Technology Corporation	DE SOS	MB Financial Bank, N.A. 6111 North River Road Rosemont, IL 60018	File No. 53190924 10/7/05 Cont 01761281 5/19/10	Equipment

AECOM Technology Corporation	DE SOS	Banc of America Leasing & Capital, LLC 305 W. Big Beaver, Suite 400 Troy, MI 48085 Assigned from Dell Financial Services, L.P.	File No. 62889079 8/18/06 Amend 73288049 8/28/07 Assign 73740080 10/3/07 Cont 20112734849 7/15/11	Equipment

34

DEBTOR	JURISDICTION SEARCHED	SECURED PARTY	FILE NO./ FILE DATE	COLLATERAL DESCRIPTION

AECOM Technology Corporation	DE SOS	The CIT Group/Equipment Financing, Inc. 1540 West Fountainhead Parkway Tempe, AZ 85282	File No. 71596245 4/27/07 Continuation 20488546 2/7/12 Amendment (name change) 20488645 2/7/12	Equipment

AECOM Technology Corporation	DE SOS	The CIT Group/Equipment Financing, Inc. 1540 West Fountainhead Parkway Tempe, AZ 85282	File No. 72351962 6/20/07 Continuation 21501024 4/18/12 Amendment (name change) 21501032 4/18/12	Equipment

AECOM Technology Corporation	DE SOS	Cisco Systems Capital Corporation 170 W. Tasman Drive MS SJ13-3 San Jose, CA 95134	File No. 74441498 11/21/07 Amend 83566641 10/22/08 Continuation 24516292 11/21/12	Equipment

35

DEBTOR	JURISDICTION SEARCHED	SECURED PARTY	FILE NO./ FILE DATE	COLLATERAL DESCRIPTION

AECOM Technology Corporation	DE SOS	Macquarie Equipment Finance, LLC 2285 Franklin Road Suite 100 Bloomfield Hills, MI 48302	File No. 90232212 1/23/09	Equipment

AECOM Technology Corporation	DE SOS	U.S. Bancorp 1310 Madrid Street Marshall, MN 56258	File No. 90385044 2/4/09	Equipment

AECOM Technology Corporation	DE SOS	U.S. Bancorp 1310 Madrid Street Marshall, MN 56258	File No. 90385051 2/4/09	Equipment

AECOM Technology Corporation	DE SOS	U.S. Bancorp 1310 Madrid Street Marshall, MN 56258	File No. 90385077 2/4/09	Equipment

AECOM Technology Corporation	DE SOS	Macquarie Equipment Finance, LLC 2285 Franklin Road Suite 100 Bloomfield Hills, MI 48302	File No. 90690989 3/4/09	Equipment

AECOM Technology Corporation	DE SOS	U.S. Bancorp 1310 Madrid Street Marshall, MN 56258	File No. 90956505 3/25/09	Equipment

AECOM Technology Corporation	DE SOS	U.S. Bancorp 1310 Madrid Street Marshall, MN 56258	File No. 91187381 4/14/09	Equipment

AECOM Technology Corporation	DE SOS	Macquarie Equipment Finance, LLC 2285 Franklin Road Suite 100 Bloomfield Hills, MI 48302	File No. 91796496 6/8/09	Equipment

36

DEBTOR	JURISDICTION SEARCHED	SECURED PARTY	FILE NO./ FILE DATE	COLLATERAL DESCRIPTION

AECOM Technology Corporation	DE SOS	First Bank of Highland Park 1835 First Street Highland Park, IL 60035 Assigned from CSI Leasing, Inc.	File No. 92397047 7/27/09 Amend 93368773 10/20/09 Assign 93368948 10/20/09	Equipment

AECOM Technology Corporation	DE SOS	Cisco Systems Capital Corporation 170 W. Tasman Drive MS SJ13-3 San Jose, CA 95134	File No. 92510763 8/5/09	Equipment

AECOM Technology Corporation	DE SOS	Cisco Systems Capital Corporation 170 W. Tasman Drive MS SJ13-3 San Jose, CA 95134	File No. 92654165 8/18/09	Equipment

AECOM Technology Corporation	DE SOS	Cisco Systems Capital Corporation 170 W. Tasman Drive MS SJ13-3 San Jose, CA 95134	File No. 92868138 9/4/09	Equipment

AECOM Technology Corporation	DE SOS	Ikon Financial Svcs 1738 Bass Road Macon, GA 31210	File No. 93043855 9/23/09	Equipment

AECOM Technology Corporation	DE SOS	Ikon Financial Svcs 1738 Bass Road Macon, GA 31210	File No. 93058648 9/24/09	Equipment

AECOM Technology Corporation	DE SOS	Ikon Financial Svcs 1738 Bass Road Macon, GA 31210	File No. 93156285 10/2/09	Equipment

AECOM Technology Corporation	DE SOS	IBM Credit LLC 1 North Castle Drive Armonk, NY 10504	File No. 93187702 10/5/09	Equipment

37

DEBTOR	JURISDICTION SEARCHED	SECURED PARTY	FILE NO./ FILE DATE	COLLATERAL DESCRIPTION

AECOM Technology Corporation	DE SOS	Macquarie Equipment Finance, LLC 2285 Franklin Road Suite 100 Bloomfield Hills, MI 48302	File No. 93507099 11/2/09	Equipment

AECOM Technology Corporation	DE SOS	U.S. Bancorp 1310 Madrid Street Marshall, MN 56258	File No. 93800346 11/25/09	Equipment

AECOM Technology Corporation	DE SOS	U.S. Bancorp 1310 Madrid Street Marshall, MN 56258	File No. 93800379 11/25/09	Equipment

AECOM Technology Corporation	DE SOS	Macquarie Equipment Finance, LLC 2285 Franklin Road Suite 100 Bloomfield Hills, MI 48302	File No. 01054463 3/26/10	Equipment

AECOM Technology Corporation	DE SOS	Eplus Group, Inc. 13595 Dulles Technology Drive Herndon, VA 20171	File No. 01210552 4/8/10	Equipment

AECOM Technology Corporation	DE SOS	Eplus Group, Inc. 13595 Dulles Technology Drive Herndon, VA 20171	File No. 01210560 4/8/10	Equipment

AECOM Technology Corporation	DE SOS	Eplus Group, Inc. 13595 Dulles Technology Drive Herndon, VA 20171	File No. 01210578 4/8/10	Equipment

AECOM Technology Corporation	DE SOS	Eplus Group, Inc. 13595 Dulles Technology Drive Herndon, VA 20171	File No. 01210586 4/8/10	Equipment

38

DEBTOR	JURISDICTION SEARCHED	SECURED PARTY	FILE NO./ FILE DATE	COLLATERAL DESCRIPTION

AECOM Technology Corporation	DE SOS	Eplus Group, Inc. 13595 Dulles Technology Drive Herndon, VA 20171	File No. 01210594 4/8/10	Equipment

AECOM Technology Corporation	DE SOS	IBM Credit LLC 1 North Castle Drive Armonk, NY 10504	File No. 02677247 8/2/10	Equipment

AECOM Technology Corporation	DE SOS	IBM Credit LLC 1 North Castle Drive Armonk, NY 10504	File No. 03397894 9/30/10	Equipment

AECOM Technology Corporation	DE SOS	Dell Financial Services L.L.C. Mail Stop-PS2DR-23 One Dell Way Round Rock, TX 78682	File No. 03626540 10/18/10	Equipment

AECOM Technology Corporation	DE SOS	Macquarie Equipment Finance, LLC 2285 Franklin Road, Suite 100 Bloomfield Hills, MI 48302	File No. 03795899 10/29/10	Equipment

AECOM Technology Corporation	DE SOS	Macquarie Equipment Finance, LLC 2285 Franklin Road, Suite 100 Bloomfield Hills, MI 48302	File No. 04115840 11/23/10	Equipment

AECOM Technology Corporation	DE SOS	Macquarie Equipment Finance, LLC 2285 Franklin Road, Suite 100 Bloomfield Hills, MI 48302	File No. 04588368 12/27/10	Equipment

AECOM Technology Corporation	DE SOS	Macquarie Equipment Finance, LLC 2285 Franklin Road, Suite 100 Bloomfield Hills, MI 48302	File No. 04649681 12/30/10	Equipment

AECOM Technology	DE SOS	Macquarie Equipment	File No.	Equipment

39

DEBTOR	JURISDICTION SEARCHED	SECURED PARTY	FILE NO./ FILE DATE	COLLATERAL DESCRIPTION

Corporation		Finance, LLC 2285 Franklin Road, Suite 100 Bloomfield Hills, MI 48302	10595655 2/17/11

AECOM Technology Corporation	DE SOS	Macquarie Equipment Finance, LLC 2285 Franklin Road, Suite 100 Bloomfield Hills, MI 48302	File No. 10609431 2/18/11	Equipment

AECOM Technology Corporation	DE SOS	Macquarie Equipment Finance, LLC 2285 Franklin Road, Suite 100 Bloomfield Hills, MI 48302	File No. 10970130 3/16/11	Equipment

AECOM Technology Corporation	DE SOS	Macquarie Equipment Finance, LLC 2285 Franklin Road, Suite 100 Bloomfield Hills, MI 48302	File No. 11943409 5/23/11	Equipment

AECOM Technology Corporation	DE SOS	Macquarie Equipment Finance, LLC 2285 Franklin Road, Suite 100 Bloomfield Hills, MI 48302	File No. 11992547 5/25/11	Equipment

AECOM Technology Corporation	DE SOS	Macquarie Equipment Finance, LLC 2285 Franklin Road, Suite 100 Bloomfield Hills, MI 48302	File No. 12001793 5/26/11	Equipment

AECOM Technology Corporation	DE SOS	Macquarie Equipment Finance, LLC 2285 Franklin Road, Suite 100 Bloomfield Hills, MI 48302	File No. 20112791815 7/20/11	Equipment

AECOM Technology Corporation	DE SOS	Macquarie Equipment Finance, LLC	File No. 20113417196	Equipment

40

DEBTOR	JURISDICTION SEARCHED	SECURED PARTY	FILE NO./ FILE DATE	COLLATERAL DESCRIPTION

		2285 Franklin Road, Suite 100 Bloomfield Hills, MI 48302	9/6/11

AECOM Technology Corporation	DE SOS	Macquarie Equipment Finance, LLC 2285 Franklin Road, Suite 100 Bloomfield Hills, MI 48302	File No. 20113623645 9/21/11	Equipment

AECOM Technology Corporation	DE SOS	Macquarie Equipment Finance, LLC 2285 Franklin Road, Suite 100 Bloomfield Hills, MI 48302	File No. 20114629906 12/5/11	Equipment

AECOM Technology Corporation	DE SOS	Macquarie Equipment Finance, LLC 2285 Franklin Road, Suite 100 Bloomfield Hills, MI 48302	File No. 20120157349 1/12/12	Equipment

AECOM Technology Corporation	DE SOS	Macquarie Equipment Finance, LLC 2285 Franklin Road, Suite 100 Bloomfield Hills, MI 48302	File No. 20120944209 3/12/12	Equipment

AECOM Technology Corporation	DE SOS	Macquarie Equipment Finance, LLC 2285 Franklin Road, Suite 100 Bloomfield Hills, MI 48302	File No. 20121835018 5/11/12	Equipment

AECOM Technology Corporation	DE SOS	Macquarie Equipment Finance, LLC 2285 Franklin Road, Suite 100 Bloomfield Hills, MI 48302	File No. 20123540038 9/13/12	Equipment

AECOM Technology Corporation	DE SOS	Macquarie Equipment Finance, LLC 2285 Franklin Road,	File No. 20123545516 9/14/12	Equipment

41

DEBTOR	JURISDICTION SEARCHED	SECURED PARTY	FILE NO./ FILE DATE	COLLATERAL DESCRIPTION

Suite 100 Bloomfield Hills, MI 48302

AECOM Technology Corporation	DE SOS	Macquarie Equipment Finance, LLC 2285 Franklin Road, Suite 100 Bloomfield Hills, MI 48302	File No. 20124893972 12/17/12	Equipment

AECOM Technology Corporation	DE SOS	BNP Paribas 787 Seventh Avenue New York, NY 10019	File No. 20130304247 1/23/13	Present and Future Purchased Receivables

AECOM Technology Corporation	DE SOS	Macquarie Equipment Finance, LLC 2285 Franklin Road, Suite 100 Bloomfield Hills, MI 48302	File No. 20131278523 4/3/13	Equipment

AECOM Technology Corporation	DE SOS	Macquarie Equipment Finance, LLC 2285 Franklin Road, Suite 100 Bloomfield Hills, MI 48302	File No. 20131871178 5/16/13	Equipment

AECOM Technology Corporation	DE SOS	Macquarie Equipment Finance, LLC 2285 Franklin Road, Suite 100 Bloomfield Hills, MI 48302	File No. 20131920041 5/20/13	Equipment

AECOM Technology Corporation	DE SOS	Macquarie Equipment Finance, LLC 2285 Franklin Road, Suite 100 Bloomfield Hills, MI 48302	File No. 34152907 10/23/13	Equipment

AECOM Technology Corporation	DE SOS	U.S. Bank Equipment Finance, a Division of U.S. Bank National Assn 1310 Madrid Street Marshall, MN 56258	File No. 40011189 1/2/14	Equipment

42

DEBTOR	JURISDICTION SEARCHED	SECURED PARTY	FILE NO./ FILE DATE	COLLATERAL DESCRIPTION

AECOM National Security Programs, Inc.	VA SOS	Dell Financial Services L.L.C. Mail Stop-PS2DF-23 One Dell Way Round Rock, TX 78682	File No. 11-12-19-4010-2 12/19/11	Equipment

AECOM National Security Programs, Inc.	VA SOS	Wells Fargo Bank, National Association 1753 Pinnacle Drive 6th Floor McLean, VA 22102	File No. 12-12-14-3981-0 12/14/12	All purchased accounts and proceeds thereof

AECOM International Development, Inc.	DE SOS	Wells Fargo Bank, National Association 1753 Pinnacle Drive, 6th Floor, McLean, VA 22102	File No. 24932440 12/18/12	All purchased accounts and proceeds thereof

URS Corporation	DE SOS	Canon Financial Services, 158 Gaither Drive, #200, Mt. Laurel, NJ 08054	File No. 03271628 9/20/10	Equipment

URS Corporation	DE SOS	Canon Financial Services, 158 Gaither Drive, #200, Mt. Laurel, NJ 08054	File No. 04003673 11/15/10	Equipment

URS Corporation	DE SOS	OCE North America, Inc., 5450 North Cumberland, Chicago, IL 60656	File No. 10308539 1/27/11	Equipment

URS Corporation	DE SOS	Canon Financial Services, 158 Gaither Drive, #200, Mt. Laurel, NJ 08054	File No. 10504533 2/10/11	Equipment

URS Corporation	DE SOS	Leaf Capital Funding, LLC and/or its assigns, 2005 Market Street, 15th Flood, Philadelphia, PA 19103	File No. 11150914 3/29/11	Equipment

43

DEBTOR	JURISDICTION SEARCHED	SECURED PARTY	FILE NO./ FILE DATE	COLLATERAL DESCRIPTION

URS Corporation	DE SOS	Leaf Capital Funding, LLC and/or its assigns, 2005 Market Street, 15th Flood, Philadelphia, PA 19103	File No. 11151243 3/29/11	Equipment

URS Corporation	DE SOS	Leaf Capital Funding, LLC and/or its assigns, 2005 Market Street, 15th Flood, Philadelphia, PA 19103	File No. 11151367 3/29/11	Equipment

URS Corporation	DE SOS	Leaf Capital Funding, LLC and/or its assigns, 2005 Market Street, 15th Flood, Philadelphia, PA 19103	File No. 1153413 3/29/11	Equipment

URS Corporation	DE SOS	Leaf Capital Funding, LLC and/or its assigns, 2005 Market Street, 15th Flood, Philadelphia, PA 19103	File No. 11154023 3/29/11	Equipment

URS Corporation	DE SOS	Mitel Leasing, Inc. 10603 W. Sam Houston Pkwy N., Houston, TX 77064	File No. 21084286 3/21/12	Equipment

URS Corporation	DE SOS	Leaf Capital Funding, LLC and/or its assigns, 2005 Market Street, 15th Flood, Philadelphia, PA 19103	File No. 22949834 8/1/12	Equipment

URS Corporation	DE SOS	Cisco Systems Capital Corporation, 170 W. Tasman Drive, San Jose, CA 95134	File No. 41554328 4/21/14	Equipment

URS Corporation	DE SOS	North American Communications Resource, Inc. 3344 Hwy 149, Eagan, MN 55121	File No. 41808609 5/8/14	Equipment

44

DEBTOR	JURISDICTION SEARCHED	SECURED PARTY	FILE NO./ FILE DATE	COLLATERAL DESCRIPTION

Rust Constructors, Inc.	DE SOS	United Rentals (North America), Inc. 76 Lafayette Street, Nashville, TN 37210	File No. 12397571 6/22/11	Equipment

Rust Constructors, Inc.	DE SOS	United Rentals (North America), Inc. 76 Lafayette Street, Nashville, TN 37210	File No. 12397613 6/22/11	Equipment

URS Federal Services, Inc.	DE SOS	U.S. Bancorp 1310 Madrid Street Marshall, MN 56528	File No. 01508161 4/29/10	Equipment

URS Federal Services, Inc.	DE SOS	General Electric Capital Corporation PO Box 35701, Billings, MT 59107	File No. 01973605 6/7/10	Equipment

URS Federal Services, Inc.	DE SOS	NEC Financial Services, LLC 250 Pehle Avenue, Suite 309 Saddle Brook, NJ 07663	File No. 03921966 11/9/10	Equipment

URS Federal Services, Inc.	DE SOS	Dell Financial Services L.L.C. Mail Stop-PSDF-23 One Dell Way, Round Rock, TX 78682	File No. 1471256 12/09/11	Equipment

URS Federal Services, Inc.	DE SOS	Ricoh Americas Corporation 800 Walnut Street, MAC F4031-040, Des Moines, IA 50309	File No. 40941724 3/11/14	Equipment

45

DEBTOR	JURISDICTION SEARCHED	SECURED PARTY	FILE NO./ FILE DATE	COLLATERAL DESCRIPTION

URS Group, Inc.	DE SOS	Bank of Walnut Creek 1400 Civic Drive, Walnut Creek, CA 94596	File No. 22665283 10/11/02 Continued 73057964 8/11/07 Continued 23359405 8/29/12	Equipment

URS Professional Solutions LLC	DE SOS	Winthrop Resources Corporation 11100 Wayzata Boulevard, Suite 800, Minnetonka, MN 55205	File No. 00323828 1/29/10	Equipment

URS Professional Solutions LLC	DE SOS	Winthrop Resources Corporation 11100 Wayzata Boulevard, Suite 800, Minnetonka, MN 55205	File No. 02053316 6/14/10	Equipment

URS Professional Solutions LLC	DE SOS	Winthrop Resources Corporation 11100 Wayzata Boulevard, Suite 800, Minnetonka, MN 55205	File No. 04143305 11/24/10	Equipment

URS Professional Solutions LLC	DE SOS	Winthrop Resources Corporation 11100 Wayzata Boulevard, Suite 800, Minnetonka, MN 55205	File No. 20353559 1/27/12	Equipment

URS Professional Solutions LLC	DE SOS	Winthrop Resources Corporation 11100 Wayzata Boulevard, Suite 800, Minnetonka, MN 55205	File No. 34700820 11/27/13	Equipment

URS Energy & Construction, Inc.	OH SOS	OFC Capital Corporation 576 Colonial Park Drive, Suite 200, Roswell, GA	File No. OH00121805527 12/6/07	Equipment

46

DEBTOR	JURISDICTION SEARCHED	SECURED PARTY	FILE NO./ FILE DATE	COLLATERAL DESCRIPTION

		30075	Continued 2012292011 10/18/12

URS Energy & Construction, Inc.	OH SOS	General Electric Capital Corporation PO Box 35701, Billings, MT 59107	File No. OH0012135631 3/26/08 Continued 20130360141 2/5/13	Equipment

URS Energy & Construction, Inc.	OH SOS	CSI Leasing, Inc. 9990 Old Olive Street Road, Suite 101, St. Louis, MO 63141	File No. OH00140381075 2/22/10	Equipment

URS Energy & Construction, Inc.	OH SOS	CSI Leasing, Inc. 9990 Old Olive Street Road, Suite 101, St. Louis, MO 63141	File No. OH00142214377 5/14/10	Equipment

URS Energy & Construction, Inc.	OH SOS	CSI Leasing, Inc. 9990 Old Olive Street Road, Suite 101, St. Louis, MO 63141	File No. OH00143318116 7/1/10	Equipment

URS Energy & Construction, Inc.	OH SOS	Steelcase Financial Services Inc. 901 44th Street S.E., Grand Rapids, MI 49508	File No. OH00145142418 9/24/10	Equipment

URS Energy & Construction, Inc.	OH SOS	Southeastern Equipment Co Inc., PO Box 536, Cambridge, OH 43725	File No. OH00151263199 6/29/11	Equipment

URS Energy & Construction, Inc.	OH SOS	CSI Leasing, Inc. 9990 Old Olive Street Road, Suite 101, St. Louis, MO 63141	File No. OH00153038114 9/23/11	Equipment

URS Energy & Construction, Inc.	OH SOS	CSI Leasing, Inc. 9990 Old Olive Street Road, Suite 101, St. Louis, MO 63141	File No. OH00154147681 11/14/11	Equipment

URS Energy & Construction, Inc.	OH SOS	CSI Leasing, Inc. 9990 Old Olive Street Road, Suite 101, St.	File No. OH00156793672 3/14/12	Equipment

47

DEBTOR	JURISDICTION SEARCHED	SECURED PARTY	FILE NO./ FILE DATE	COLLATERAL DESCRIPTION

Louis, MO 63141

URS Energy & Construction, Inc.	OH SOS	Caterpillar Financial Services Corporation, 2120 West End Avenue, Nashville, TN 37203	File No. OH00164904710 2/19/13	Equipment

URS Energy & Construction, Inc.	OH SOS	Caterpillar Financial Services Corporation, 2120 West End Avenue, Nashville, TN 37203	File No. OH00164904821 2//19/13	Equipment

URS Energy & Construction, Inc.	OH SOS	Caterpillar Financial Services Corporation, 2120 West End Avenue, Nashville, TN 37203	File No. OH00164904932 2/19/13	Equipment

URS Energy & Construction, Inc.	OH SOS	Caterpillar Financial Services Corporation, 2120 West End Avenue, Nashville, TN 37203	File No. OH00164905055 2/19/13	Equipment

URS Energy & Construction, Inc.	OH SOS	CSI Leasing, Inc. 9990 Old Olive Street Road, Suite 101, St. Louis, MO 63141	File No. OH00265592081 3/20/13	Equipment

URS Energy & Construction, Inc.	OH SOS	CSI Leasing, Inc. 9990 Old Olive Street Road, Suite 101, St. Louis, MO 63141	File No. OH00168530690 7/2/13	Equipment

URS Energy & Construction, Inc.	OH SOS	CSI Leasing, Inc. 9990 Old Olive Street Road, Suite 101, St. Louis, MO 63141	File No. OH00169958647 8/30/13	Equipment

URS Energy & Construction, Inc.	OH SOS	CSI Leasing, Inc. 9990 Old Olive Street Road, Suite 101, St. Louis, MO 63141	File No. OH00172431757 12/10/13	Equipment

URS Energy & Construction, Inc.	OH SOS	CSI Leasing, Inc. 9990 Old Olive Street Road, Suite 101, St. Louis, MO 63141	File No. OH00173568999 1/29/14	Equipment

URS Energy & Construction, Inc.	OH SOS	CSI Leasing, Inc. 9990 Old Olive Street Road, Suite 101, St.	File No. OH00175013633 4/2/14	Equipment

48

DEBTOR	JURISDICTION SEARCHED	SECURED PARTY	FILE NO./ FILE DATE	COLLATERAL DESCRIPTION

Louis, MO 63141

URS Energy & Construction, Inc.	OH SOS	RBS Asset Finance, Inc. 71 Wacker Drive, 28th Floor, Chicago, IL 60606	File No. OH00175120519 4/4/14	Equipment

URS Energy & Construction, Inc.	OH SOS	CSI Leasing, Inc. 9990 Old Olive Street Road, Suite 101, St. Louis, MO 63141	File No. OH00177151243 6/17/14	Equipment

URS Energy & Construction, Inc.	OH SOS	Banc of America Leasing & Capital, LLC 125 Dupont Drive, Providence, RI 02907	File No. OH00177525185 7/1/2014	Equipment

URS Energy & Construction, Inc.	OH SOS	CSI Leasing, Inc. 9990 Old Olive Street Road, Suite 101, St. Louis, MO 63141	File No. OH00179552215 9/29/14	Equipment

URS Corporation - Ohio	OH SOS	National City Commercial Capital Company, LLC 995 Dalton Ave. Cincinnati, OH 45203	File No. OH00111000367 1/16/07 Continued 20112510156 9/8/11	Equipment

URS Corporation - Ohio	OH SOS	National City Commercial Capital Company, LLC 995 Dalton Ave. Cincinnati, OH 45203	File No. OH00112301972 2/26/07 Continued 2012027035 1/27/12	Equipment

Aman Environmental Construction, Inc.	CA SOS	RDO Equipment Co. 700 7th St. South Fargo, ND 58103	File No. 137352478939 3/19/13	Equipment

Aman Environmental Construction, Inc.	CA SOS	Wagner Equipment Company 18000 Smith Road Aurora, CA 80011	File No. 147402250126 3/7/14	Equipment

49

DEBTOR	JURISDICTION SEARCHED	SECURED PARTY	FILE NO./ FILE DATE	COLLATERAL DESCRIPTION

B.P. Barber & Associates, Inc.	SC SOS	NEC Financial Services, LLC 1 Park 80 Plaza West Saddle Brook NJ 07663	File No. 090929-1042161 9/29/09	Equipment

ForeRunner Corporation	CO SOS	Dell Financial Services, L.L.C Mail stop-PS2DF-23 One Dell Way Round Rock, TX 78682.	File No. 20022041891 4/19/02 Continued 099-2007F028582 3/21/07 Continued 099-2012F015279 3/14/12	Equipment

ForeRunner Corporation	CO SOS	Bank of the West 201 N. Civic Dr. Suite 360B Walnut Creek, CA 95495	File No. 2009F017424 2/27/09 Continued 099-20142016882 2/21/14	Equipment

ForeRunner Corporation	CO SOS	Bank of the West 201 N. Civic Dr. Suite 360B Walnut Creek, CA 95495	File No. 2009F017427 2/27/09 Continued 099-20142016883 2/21/14	Equipment

50

Schedule 7.01

Liens

($in 000s)

1)	Liens covering accounts receivable owing to the Company or a Subsidiary by a Governmental Authority of the United States.	$28,974

e)	Liens on the asset financed under equipment financing arrangements

Flint Energy Services, URS Corporation Nevada	Bank of America	9,512
Flint Energy Services, URS Corporation Nevada	Wells Fargo	5,905
Flint Energy Services, URS Corporation Nevada	Toronto Dominion	10,080
URS Corporation Nevada	RBS	11,859
URS Corporation Nevada	Bank of the West	23,896
Other US	Various Lessors	149
Conex Rentals	Bank of America	15,063
Conex Rentals	Wells Fargo	9,020
Conex Rentals	Toronto Dominion	1,268
Element	Element	16,720
Other Canada	Various Lessors	283
Other Europe/Asia	Various Lessors	309

(h)	Liens supporting bilateral and foreign lines of credit for borrowing and bank guarantees None

(i)	Liens on assets of a foreign Restricted Subsidiary securing Indebtedness None

51

Schedule 7.02

Existing Indebtedness

(b)(x)      See Attached

(b)(y)      In connection with, and in order to effectuate, the repurchase of all or a portion of the 5.000% Senior Notes due 2022 that constitute a portion of the Existing Target Notes (the “5.000% Senior Notes”), the Company and certain of its Restricted Subsidiaries may directly and indirectly make debt and equity Investments in a cumulative amount of up to $605 million in certain of the Restricted Subsidiaries of the Company.  Such intercompany debt and equity Investments are hereinafter defined as the “URS Debt Repayment Intercompany Investments.”  The net effect of the URS Debt Repayment Intercompany Investments will be the purchase, redemption or discharge of all or a portion of such 5.000% Senior Notes, and such URS Debt Repayment Intercompany Investments taken as a whole will not result in any additional Indebtedness of the Company or any Restricted Subsidiary owing to any third party that is not the Company or a Restricted Subsidiary.  The URS Debt Repayment Intercompany Investments will be permitted for all purposes under the Credit Agreement.

52

Schedule 7.02

Existing Indebtedness

(000’s)

Estimates as of October 17, 2014

(unless otherwise noted)

Obligor	Obligee	Outstanding USD Amount
Notes
Senior Notes, 5.750%, due 2022	Various	800,000
Senior Notes, 5.875%, due 2024	Various	800,000
Senior Notes, 3.85%, due 2017	Various	400,000
Senior Notes, 5.00%, due 2022	Various	600,000

Indebtedness and Contingent Obligations incurred outside the Agreement (as of 6/30/2014)
Overdraft Bank Balances and Misc Debt - URS	Various Financial Institutions	27,232
Overdraft Bank Balances and Misc Debt - Business Units	Various Financial Institutions	53,909
Overdraft Bank Balances and Misc Debt - AECOM Corp	Various Financial Institutions	6,880
Limited debt guarantees associated with funded obligations of AECOM Capital projects	Various Financial Institutions	31,790

Financial Letters of Credit (as of 6/30/2014)
• Misc. letters of credit supported by indemnity agreements or cash collateral		3,624
• Financial LCs Amended and Restated Credit Facility (“ARCA”)	Various Financial Institutions	8,437
• Outside ARCA	Various Financial Institutions	50,647

Capital Leases (as of 7/4/2014)
Flint Energy Services, URS Corporation Nevada	Bank of America	9,512
Flint Energy Services, URS Corporation Nevada	Wells Fargo	5,905
Flint Energy Services, URS Corporation Nevada	Toronto Dominion	10,080
URS Corporation Nevada	RBS	11,859
URS Corporation Nevada	Bank of the West	23,896
Conex Rentals	Bank of America	15,063
Conex Rentals	Wells Fargo	9,020
Element	Element	16,720

Intercompany Loans from Credit Party to Non-Credit Party (as of 10/3/2014)
URS Corporation (DE)	FESL	80,000
URS Corporation (DE)	URS Intercontinental Holdings UK Limited	85,000
URS Corporation (DE)	URS Intercontinental Holdings UK Limited	115,412
URS Corporation (Nevada)	URS Hong Kong Limited	10,100

Other Agreements (as of 7/4/2014)
Scott Wilson	5 Year Un Secured Loan Notes	9,607
URS Corporation	Bi-lateral LC line with Sumitimo	11,610
Federal Services	ESCGov (DISA)	28,974

Schedule 7.02

Existing Indebtedness

(000’s)

Bilateral Facilities - Overdraft and Letter of Credit

•	$409,400,000 of overdraft, letter of credit and other facilities by certain of the Company’s subsidiaries with HSBC and its subsidiaries, which are guaranteed by the Company as follows:

	Borrower	Capacity (USD)
	Americas	18,400	(1)
	Trimco Insurance Company
	AECOM Consultants Inc., RSW Inc., RSW International Inc.

	Europe	13,000	(1)
	AECOM Limited, Aecom Global Group Ltd, Aecom Design & Build Ltd,
	Davis Langdon LLP
	AECOM Limited - Greece Branch

	Middle-East	282,000	(1)
	AECOM Middle East Ltd, Abu Dhabi; Cansult Limited,
	Abu Dhabi; EDAW Middle East Limited, Abu Dhabi; Maunsell
	Consultancy Services Limited, Abu Dhabi and Successors of
	Maunsell Consultancy Services Limited, Abu Dhabi,
	AECOM Middle East Limited, Qatar; Cansult Limited, Qatar; AECOM Lebanon,
	AECOM/Resource Science Arabia,
	AECOM Middle East, Channel Islands — Jersey; AECOM Arabia Ltd., KSA
	AECOM Middle East Consultant Engineers LLC

	Asia-Pacific	45,000	(1)
	AECOM Asia Company Limited; AECOM Asia Group Limited;
	艾奕康咨询（深圳）有限公司 (AECOM Limited);
	艾奕康环保技术顾问（广州）有限公司 (AECOM Limited);
	艾奕康环境规划设计（上海）有限公司 (AECOM Limited);
	AECOM Macau Company Limited;
	Citymark AECOM Co. Ltd.; AECOM Singapore Pte. Ltd.;
	AECOM India Private. Ltd.; AECOM Philippines, Inc.;
	AECOM Philippines Consultants Corporation; AECOM Vietnam;
	Maunsell Consultants (Malaysia) Sdn. Bhd.;
	AECOM Perunding Sdn. Bhd.; AECOM Malaysia Sdn. Bhd.;
	PT AECOM Indonesia and AECOM (Thailand) Limited.;
	AECOM Taiwan Corporation
	(formerly, Capital Engineering Corporation(京華工程顧問股份有限公司)
	AECOM Asia Company Limited, Taiwan Branch

	Australia and New Zealand	51,000	(1)
	AECOM Australia Holdings Pty Ltd. and its Australian Entities;
	AECOM Global Ireland Services Ltd.; AECOM New Zealand Limited
	Davis Langdon New Zealand Limited, AECOM New Zealand Holdings
	Ltd and its New Zealand Subsidiaries
		409,400	(1)

•	AED$183,650,000 letter of credit facility with Al Hilal Bank, which is guaranteed by the Company	50,008	(1)
•	$40,000,000 letter of credit facility with Arab Banking Corporation, which is guaranteed by the Company	40,000	(1)
•	$40,000,000 letter of credit facility with Arab Banking Corporation, which is guaranteed by the Company	40,000	(1)
•	GBP 25,000,000 overdraft and letter of credit facility with Royal Bank of Scotland, which is guaranteed by the Company	39,900	(1)
•	SAR 113,500,000 AECOM Arabia Ltd. credit facility with HSBC, which is guaranteed by the Company	30,259	(1)
•	$27,500,000 letter of credit facility with Bank of America, which is guaranteed by the Company	27,500	(1)
•	$27,500,000 letter of credit facility with Bank of America, which is guaranteed by the Company	27,500	(1)
•	CAD$30,000,000 letter of credit facility with BNP Paribas, which is guaranteed by the Company	26,679	(1)
•	$25,000,000 letter of credit facility with The Bank of Nova Scotia, which is guaranteed by the Company	25,000	(1)
•	SAR 86,909,701 overdraft and letter of credit facility with National Commercial Bank, which is guaranteed by the Company	23,170	(1)
•	$20,550,000 letter of credit facility with The Bank of Nova Scotia, which is guaranteed by the Company	20,550	(1)
•	$20,550,000 letter of credit facility with The Bank of Nova Scotia, which is guaranteed by the Company	20,550	(1)
•	$20,000,000 letter of credit facility with Barclays Bank PLC/ABSA Bank, which is guaranteed by the Company	20,000	(1)
•	$20,000,000 letter of credit facility with BNP Paribas, which is guaranteed by the Company	20,000	(1)
•	$20,000,000 letter of credit facility with Bank of America, which is guaranteed by the Company	20,000	(1)

(1) The stated capacity amounts represent Indebtedness only to the extent of financial letters of credit/bonds and overdraft balances outstanding.

Schedule 7.02

Existing Indebtedness

(000’s)

Bilateral Facilities - Overdraft and Letter of Credit (cont’d)
•	$20,000,000 letter of credit facility with Barclays Bank PLC, which is guaranteed by the Company	20,000	(1)
•	$20,000,000 letter of credit facility with BNP Paribas, which is guaranteed by the Company	20,000	(1)
•	EUR 15,000,000 Surety Bonding facility with Allianz p.l.c., which is guaranteed by the Company	18,800	(1)
•	CAD$20,075,000 overdraft and letter of credit facility with The Bank of Nova Scotia, which is guaranteed by the Company	17,853	(1)
•	GBP 10,000,000 letter of credit facility with Barclays, which is guaranteed by the Company	16,000	(1)
•	CAD 15,000,000 overdraft facility with Bank of Montreal, which is guaranteed by the Company	13,300	(1)
•	$12,000,000 letter of credit facility with Bank of Tokyo-Mitsubishi, Ltd., which is guaranteed by the Company	12,000	(1)
•	AUD 12,000,000 overdraft and letter of credit facility with WestPac Banking Corporation, which is guaranteed by the Company	10,400	(1)
•	$10,000,000 letter of credit facility with Deutsche Bank, which is guaranteed by the Company	10,000	(1)
•	AUD 10,100,000 letter of credit facility with ANZ Bank, which is guaranteed by the Company	8,762	(1)
•	PLN 28,000,000 overdraft and letter of credit facility with Citibank, which is guaranteed by the Company	8,400	(1)
•	GBP 5,200,000 overdraft and letter of credit facility with Bank of America, which is guaranteed by the Company	8,300	(1)
•	ZAR 80,000,000 overdraft with ABSA Bank, which is guaranteed by the Company	7,052	(1)
•	EUR 4,281,844 letter of credit facility with Bankia (Caja Madrid), which is guaranteed by the Company	5,358	(1)
•	AED 18,365,000 letter of credit facility with BNP Paribas, which is guaranteed by the Company	5,001	(1)

(1) The stated capacity amounts represent Indebtedness only to the extent of financial letters of credit/bonds and overdraft balances outstanding.

Schedule 7.03

Investments

See attached.

53

Schedule 7.03

Investments

Investment Balance > $5MM

	JV % Ownership	(Investment Balance $MM)
AECOM Global Inc. - InterCo		530.5
ACM Mountain II LLC - InterCo		75.1
Meridiam Infrastructure Managers S.A.R.L. and related entities		32.4
Flint Transfield Services Ltd (FTS)	50.0%	118.2
AECOM Arabia	49.0%	37.9
AECOM Capital - Sunset Times	50.0%	33.7
AECOM Capital - South Park	50.0%	32.8
AECOM Capital - Provost Square I	50.0%	33.7
AECOM Capital - Flushing	50.0%	22.0
AC First	51.0%	23.6
Idaho Treatment Group LLC	49.5%	21.5
CSA (Combat Support Associates)	65.2%	13.3
CSCEC (China State Construction Engineering AECOM)	35.0%	12.8
FSA (Forfeiture Support Associates)	49.9%	12.3
East Tennessee Technology Park (ETTP)	55.0%	10.1
Dulles Transit Partners LLC	37.5%	10.0
Savannah River Remediation LLC	57.5%	6.3
Nuclear Mgmt Partners Ltd	44.0%	5.5
Rock Island Integrated Services	49.0%	5.1

SCHEDULE 10.02

ADMINISTRATIVE AGENT’S OFFICE;

CERTAIN ADDRESSES FOR NOTICES

COMPANY

and DESIGNATED BORROWERS:

c/o AECOM Technology Corporation

1999 Avenue of the Stars, Suite 2600

Los Angeles, California 90067

Attention:              Troy Rudd

Keenan Driscoll

Telephone:  (213) 593-8000

Telecopier:  (213) 593-8730

Website Address:  corporate.treasury@aecom.com

U.S. Taxpayer Identification Number:  61-1088522

ADMINISTRATIVE AGENT:

Administrative Agent’s Office

(for payments and Requests for Credit Extensions):

Bank of America, N.A.

One Independence Center

Mail Code: NC1-001-05-46

101 N. Tryon St.

Charlotte, NC  28255-0001

Attention:  David Sanctis

Telephone:  980-387-2466

Telecopier:  704-409-0026

Electronic Mail:  david.sanctis@baml.com

USD Payment Instructions:

Bank of America, N.A.

New York NY

ABA#  026009593

Account No.: 1366212250600

Acct Name: Corporate Credit Services

Ref:  AECOM Technology Corporation

54

EUR Payment Instructions:

Bank of America, London

Swift Code: BOFAGB22

IBAN# GB80BOFA16505065280019

Account No.:  65280019

Attn: Credit Services

Ref:  AECOM Technology Corporation

GBP Payment Instructions:

Bank of America, London

Swift Code: BOFAGB22

Sort Code: 16-50-50

IBAN# GB58 BOFA 1650 5065 2800 27

Account No.: 65280027

Attn: Credit Services

Ref:  AECOM Technology Corporation

Yen Payment Instructions:

Bank of America, Tokyo

Swift Code: BOFAJPJX

Account No.:  606490661046

Attn: Credit Services

Ref:  AECOM Technology Corporation

Swiss Franc Payment Instructions:

UBS AG

Swift Code: UBSWCHZH80A

Account No.:  CH900023023007970300A

Attn: Bank of America Credit Services

Ref:  AECOM Technology Corporation

Canadian Dollar Payment Instructions:

Bank of America, Toronto Canada

Swift Code: BOFACATT

Account No.:  711465003220

Attn: Credit Services

Ref:  AECOM Technology Corporation

Australian Dollar Payment Instructions:

Bank of America Australia Ltd, Sidney

Swift Code: BOFAAUSX

Account No.:  520190661017

Attn: Credit Services

Ref:  AECOM Technology Corporation

55

Hong Kong Dollar Payment Instructions:

Bank of America, Hong Kong

Swift Code: BOFAHKHX

Account No.:  605590661013

Attn: Credit Services

Ref:  AECOM Technology Corporation

New Zealand Dollar Payment Instructions:

ANZ National Bank

Swift Code: ANZBNZ22

Account No.:  201038NZD00001

Att: Bank of America Credit Services

Ref:  AECOM Technology Corporation

Other Notices as Administrative Agent:

Bank of America, N.A.

Mail Code: CA5-705-04-09

555 California Street, 4th Floor

San Francisco, CA  94104

Attention: Robert Rittelmeyer

Telephone: 415-436-2616

Electronic Mail:  Robert.j.rittelmeyer@baml.com

56

L/C ISSUERS:

Bank of America, N.A.

1 Fleet Way

Mail Code: PA6-580-02-30

Scranton, PA  18507

Attention:  Alfonso Malave

Telephone:  570-496-9622

Telecopier:  800-755-8740

Electronic Mail:  alfonso.malave@baml.com

BMO Harris Bank N.A.

115 S. LaSalle Street, Suite 17W

Chicago, IL  60603

Attention:  Kelly McGuigan

Telephone:  312-461-2182

Telecopier: 312-293-5283

Electronic Mail: John.a.armstrong@bmo.com

BNP Paribas RCC, Inc.

525 Washington Blvd.

Jersey City, NJ  07310

Attention:  Maria Albuquerque

Telephone:  201-850-6761

Telecopier: 201-850-4021

Electronic Mail: maria.albuquerque@us.bnpparibas.com

MUFG Union Bank, N.A.

1980 Saturn Street

Monterey Park, CA  91754

Attention:  Commercial Loan Operations Supervisor

Telephone:  323-720-2113

Telecopier: 800-446-9951

Electronic Mail: #clo_synd@unionbank.com

Wells Fargo Bank, National Association

1700 Lincoln St., 4th Floor

Denver, CO  80203

Attention:  Jennie Sanchez

Telephone:  303-863-5163

Telecopier: 866-269-8331

Electronic Mail: Denlclnsvmembersyndication@wellsfargo.com

57

SWING LINE LENDER:

Bank of America, N.A.

One Independence Center

Mail Code: NC1-001-05-46

101 N. Tryon St.

Charlotte, NC  28255-0001

Attention:  David Sanctis

Telephone:  980-387-2466

Telecopier:  704-409-0026

Electronic Mail:  david.sanctis@baml.com

USD Payment Instructions:

Bank of America, N.A.

New York NY

ABA#  026009593

Account No.: 1366212250600

Acct Name: Corporate Credit Services

Ref:  AECOM Technology Corporation

58

EXHIBIT A

FORM OF LOAN NOTICE

Date:                        ,

To:          Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of October 17, 2014 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among AECOM Technology Corporation, a Delaware corporation (the “Company”), certain Subsidiaries of the Company from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer.

The Company hereby requests, on behalf of itself or, if applicable, the Designated Borrower referenced in item 6 below (the “Applicable Designated Borrower”) (select one):

a Revolving Credit Borrowing	a conversion or continuation of Revolving Credit Loans
a Term A Borrowing	a conversion or continuation of Term A Loans
a Term B Borrowing	a conversion or continuation of Term B Loans

1.	On (a Business Day).

2.	In the amount of $ .

3.	Comprised of .
[Type of Loan requested]

4.	In the following currency: .

5.	For Eurocurrency Rate Loans: with an Interest Period of months.

6.	On behalf of [insert name of applicable Designated Borrower].

The Revolving Credit Borrowing, if any, requested herein complies with the provisos of Section 2.01(c) of the Agreement.

[Signature page follows.]

A-1

AECOM TECHNOLOGY CORPORATION

By:
Name:
Title:

A-2

EXHIBIT B

FORM OF SWING LINE LOAN NOTICE

Date:                        ,

To:          Bank of America, N.A., as Swing Line Lender

Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of October 17, 2014 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among AECOM Technology Corporation, a Delaware corporation (the “Company”), certain Subsidiaries of the Company from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer.

The undersigned hereby requests a Swing Line Loan on behalf of itself or, if applicable, the Domestic Borrower referenced in item 3 below (the “Applicable Domestic Borrower”):

1.                                      On                                                                                (a Business Day).

2.                                      In the amount of $                                                              .

3.                                      On behalf of                                                          [insert name of applicable Domestic Borrower].

The Swing Line Borrowing requested herein complies with the requirements of the provisos to the first sentence of Section 2.04(a) of the Agreement.

AECOM TECHNOLOGY CORPORATION

By:
Name:
Title:

B-1

EXHIBIT C-1

FORM OF TERM A NOTE

FOR VALUE RECEIVED, the undersigned (the “Company”), hereby promises to pay to                                            or its registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Term A Loan from time to time made by the Lender to the Company under that certain Credit Agreement, dated as of October 17, 2014 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Company, certain Subsidiaries of the Company from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer.

The Company promises to pay interest on the unpaid principal amount of each Term A Loan from the date of such Term A Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement.  All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Term A Note is one of the Term A Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  This Note is also entitled to the benefits of the Guaranty and, at any time other than during a Collateral Release Period, is secured by the Collateral.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Term A Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement.  Term A Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Term A Note and endorse thereon the date, amount and maturity of its Term A Loans and payments with respect thereto.

The Company, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Term A Note.

C-1-1

THIS TERM A NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

AECOM TECHNOLOGY CORPORATION

By:
Name:
Title:

C-1-2

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

C-1-3

EXHIBIT C-2

FORM OF TERM B NOTE

FOR VALUE RECEIVED, the undersigned (the “Company”), hereby promises to pay to                                            or its registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Term B Loan from time to time made by the Lender to the Company under that certain Credit Agreement, dated as of October 17, 2014 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Company, certain Subsidiaries of the Company from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer.

The Company promises to pay interest on the unpaid principal amount of each Term B Loan from the date of such Term B Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement.  All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Term B Note is one of the Term B Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  This Note is also entitled to the benefits of the Guaranty and, at any time other than during a Collateral Release Period, is secured by the Collateral.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Term B Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement.  Term B Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Term B Note and endorse thereon the date, amount and maturity of its Term B Loans and payments with respect thereto.

The Company, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Term B Note.

C-2-1

THIS TERM B NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

AECOM TECHNOLOGY CORPORATION

By:
Name:
Title:

C-2-2

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

C-2-3

EXHIBIT C-3

FORM OF REVOLVING CREDIT NOTE

FOR VALUE RECEIVED, each of the undersigned (each a “Borrower” and, collectively, the “Borrowers”), hereby promises to pay to                                            or its registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Revolving Credit Loan from time to time made by the Lender to each Borrower under that certain Credit Agreement, dated as of October 17, 2014 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among AECOM Technology Corporation, a Delaware corporation, certain Subsidiaries of the Company from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer.

Each Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement.  Except as otherwise provided in Section 2.04(f) of the Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in the currency in which such Revolving Credit Loan is denominated and in Same Day Funds at the Administrative Agent’s Office for such currency.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Revolving Credit Note is one of the Revolving Credit Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  This Note is also entitled to the benefits of the Guaranty and, at any time other than during a Collateral Release Period, is secured by the Collateral.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Revolving Credit Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement.  Revolving Credit Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business.  The Lender may also attach schedules to this Revolving Credit Note and endorse thereon the date, amount, currency and maturity of its Revolving Credit Loans and payments with respect thereto.

Each Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Revolving Credit Note.

C-3-1

THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

AECOM TECHNOLOGY CORPORATION

By:
Name:
Title:

[DESIGNATED BORROWERS]

By:
Name:
Title:

C-3-2

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

C-3-3

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:                  ,

To:          Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of October 17, 2014 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among AECOM Technology Corporation, a Delaware corporation (the “Company”), certain Subsidiaries of the Company from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                                                      of the Company, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Company, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.             The Company has delivered the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Company ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.             The Company has delivered the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Company ended as of the above date.  Such financial statements fairly present the financial condition, results of operations and cash flows of the Company and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2.             The undersigned has reviewed the terms of the Loan Documents and has made, or has caused to be made under his/her supervision, a review in reasonable detail of the transactions and condition of the Company and its Subsidiaries during the accounting period covered by such financial statements, and

[select one:]

[such review has not disclosed the existence of any Default or Event of Default during or at the end of such accounting period and the undersigned does not have knowledge of the existence, as of the date hereof, of any Default or Event of Default.]

—or—

[such review has disclosed the existence of each of the following Defaults or Events of Default and their nature and status:]

3.             The financial covenant analyses and information set forth on Schedule 1 attached hereto are true and accurate on and as of the date of this Certificate.

4.             Attached hereto as Schedule 2 is a calculation of the Cumulative Available Amount and the amount thereof that is Not Otherwise Applied as of the above date.

5.             The following Subsidiaries are designated as Unrestricted Subsidiaries as of the above date:

[Attached hereto as Schedule 3 are consolidated financial statements reflecting adjustments necessary to eliminate the accounts of such Unrestricted Subsidiaries from such consolidated financial statements in accordance with Section 6.01(d) of the Agreement.]

6.             The Company is in compliance with the Collateral and Guarantee Requirement and Section 6.12 of the Agreement as of the above date.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                                         ,           .

AECOM TECHNOLOGY CORPORATION

By:
Name:
Title:

For the Quarter/Year ended                                       (“Statement Date”)

SCHEDULE 1

to the Compliance Certificate

($ in 000’s)

I.	Section 7.11 (a) — Consolidated Interest Coverage Ratio.

	A.	Consolidated EBITDA for the Company and its Restricted Subsidiaries for four consecutive fiscal quarters ending on above date (“Measurement Period”):

		1.	Provision for income taxes for Measurement Period:	$

		2.	Consolidated Interest Charges for Measurement Period:	$

		3.	Depreciation expenses for Measurement Period:	$

		4.	Amortization expenses for Measurement Period:	$

		5.	Expenses or charges related to any equity offering, Investment, acquisition, Disposition or recapitalization or incurrence of Indebtedness for Measurement Period:	$

		6.	Restructuring charge or reserve or integration cost incurred in connection with the Transactions and acquisitions or divestitures after the Closing Date for Measurement Period(1):	$

7.

Non-cash charges, write-downs, expenses, losses or items reducing Consolidated Net Income for Measurement Period, including any impairment charges or the impact of purchase accounting less other non-cash items of income increasing Consolidated Net Income :

$

		8.	Expenses and charges relating to non-controlling Equity Interests and equity income in non-wholly owned Restricted Subsidiaries for Measurement Period:	$

		9.	Costs or expense for management equity plan, stock option plan or management or employee benefit plan, stock subscription or shareholder agreement for Measurement Period:	$

		10.	Cash receipts (or any netting arrangements resulting in reduced cash expenditures) not included in Consolidated EBITDA or Consolidated Net Income to the extent

(1)  This amount is limited to $150,000,000, such amount to increase (with carryforward of all unused amounts) by an additional $25,000,000 on October 1, 2015 and each October 1st thereafter.

	non-cash gains were deducted previously and not added back in any Measurement Period:	$

11.

Cash distributions of income received from non- consolidated Joint Ventures and other non-consolidated Minority Investment entities, attributable to the ownership of such Person for Measurement Period:

$

12.

Cost savings, expense reductions, operating improvements, integration savings and synergies for Measurement Period projected by the Company to be realized as a result, and within 18 months, of the Transactions(2):

$

13.

Non-cash gains for Measurement Period other than (A) non-cash gains representing the reversal of an accrual or cash reserve for a potential cash item that reduced Consolidated EBITDA in any prior period and (B) non-cash gains with respect to cash actually received in a prior period as long as cash did not increase Consolidated EBITDA in such prior period:

$

14.	Earnings of non-consolidated Joint Ventures and other non-consolidated Minority Investment entities, attributable to the ownership of such Person in such entities for Measurement Period:	$

15.	Income tax credits for Measurement Period:	$

16.	Consolidated EBITDA (Lines I.A1 +I.A. 2 + I.A.3 + I.A.4 + I.A.5 + I.A.6 + I.A.7 + I.A.8 + I.A.9 + I.A.10 + I.A.11 + I.A.12 – I.A.13- I.A.14– I.A.15):		$(3)

(2)  This amount is limited to $18,000,000 in the aggregate.

(3)  For purposes of calculating Consolidated EBITDA for any measurement period set forth below, Consolidated EBITDA for any period set forth below included in the four-fiscal quarter period ending on such date shall be deemed to equal the amount set forth below for such period:

Period:	Consolidated EBITDA
Fiscal quarter ending September 30, 2013	$	[ ]
Fiscal quarter ending December 31, 2013	$	[ ]
Fiscal quarter ending March 31, 2014	$	[ ]
Fiscal quarter ending June 30, 2014[3]	$	[ ]

	B.	Consolidated Interest Charges for the Company and its Restricted Subsidiaries for Measurement Period:

		1.	Total interest expense for Measurement Period:	$

		2.	Amortization, expensing or write-off of financing costs or debt discount or expense for Measurement Period:	$

		3.	Amortization, expensing or write-off of capitalized private equity transaction costs to extent treated as interest under GAAP for Measurement Period:	$

4.

Portion of the upfront costs and expenses for Swap Contracts fairly allocated to such Swap Contracts as expenses for such period, less interest income on Swap Contracts for said period and Swap Contracts payments Received for Measurement Period:

$

		5.	Consolidated Interest Charges for Measurement Period (Lines I.B.1 - I.B.2 - I.B.3 - I.B.4):	$

	C.	Consolidated Interest Coverage Ratio (Line I.A.16 ÷ Line I.B5):		to 1

Minimum required: less than 3.00 to 1.00

II.	Section 7.11 (b) — Consolidated Leverage Ratio.

	A.	Consolidated Funded Indebtedness of the Company and its Restricted Subsidiaries at Statement Date:

1.

Outstanding principal amount of all obligations, whether current or long-term, for borrower money and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments at Statement Date:

$

		2.	Purchase money Indebtedness at Statement Date:	$

		3.	Direct obligations arising under letters of credit, bankers’ acceptances, bank guaranties, surety bonds and similar instruments at Statement Date:	$

		4.	Obligations with respect to the deferred purchase price of property or services at Statement Date:	$

		5.	Attributable Indebtedness at Statement Date:	$

		6.	Guarantees with respect to outstanding Indebtedness of lines 1-5 above of Persons other than the Company or

		any Restricted Subsidiary at Statement Date:	$

7.

All Indebtedness of the types referred to in lines 1-6  above of any Partnership or Joint Venture in which the Company or a Subsidiary is a general partner or joint venture (unless such Indebtedness is expressly made non- recourse to the Company or such Restricted Subsidiary) at Statement Date:

$

	8.	Consolidated Funded Indebtedness at Statement Date (Line II.A.1 + II.A.2 +II.A.3 + II.A.4 + II.A.5 + II.A.6 + II.A.7):	$

B.	Consolidated EBITDA for Measurement Period (Line I.A.16 above):		$

C.	Consolidated Leverage Ratio (Line II.A.8 ÷ Line II.B):		to 1

Maximum Permitted:

	Four Fiscal Quarters Ending		Maximum Consolidated Leverage Ratio
	First Test Date through June 30, 2015		5.50 to 1.00
	September 30, 2015 and December 31, 2015		5.25 to 1.00
	March 31, 2016 and June 30, 2016		5.00 to 1.00
	September 30, 2016 and December 31, 2016		4.75 to 1.00
	March 31, 2017 and June 30, 2017		4.50 to 1.00
	September 30, 2017 and December 31, 2017		4.25 to 1.00
	March 31, 2018 and June 30, 2018		4.00 to 1.00
	September 30, 2018 through and including June 30, 2019		3.75 to 1.00
	Each fiscal quarter thereafter		3.50 to 1.00

SCHEDULE 2
to the Compliance Certificate

[Calculations of Cumulative Available Amount and amount Not Otherwise Applied]

SCHEDULE 3
to the Compliance Certificate

[Attach consolidated financial statements reflecting adjustments necessary to eliminate the accounts of such Unrestricted Subsidiaries from the consolidated financial statements.]

EXHIBIT E

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each](4) Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each](5) Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees](6) hereunder are several and not joint.](7)  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto in the amount[s] and equal to the percentage interest[s] identified below of all the outstanding rights and obligations under the respective facilities identified below [(including, without limitation, the Letters of Credit and the Swing Line Loans included in such facilities)](8) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any]

(4)  For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language.  If the assignment is from multiple Assignors, choose the second bracketed language.

(5)  For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.

(6)  Select as appropriate.

(7)  Include bracketed language if there are either multiple Assignors or multiple Assignees.

(8)  Include all applicable subfacilities.

E-1-1

Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

[Assignor [is] [is not] a Defaulting Lender]

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrowers: AECOM Technology Corporation (the “Company”) and the Designated Borrowers from time to time party thereto

4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.

Credit Agreement:  Credit Agreement, dated as of October 17, 2014, among the Company, certain Subsidiaries of the Company from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer

E-1-2

6.                                      Assigned Interest[s]:

Assignor[s](9)	Assignee[s](10)	Facility Assigned(11)	Aggregate Amount of Commitment/Loans for all Lenders(12)	Amount of Commitment /Loans Assigned	Percentage Assigned of Commitment/ Loans(13)		CUSIP Number

			$	$		%
			$	$		%
			$	$		%

[7.                                  Trade Date:                               ](14)

Effective Date:                                     , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S](15)
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE[S](16)
[NAME OF ASSIGNEE]

By:
Name:
Title:

(9)  List each Assignor, as appropriate.

(10)  List each Assignee and, if available, its market entity identifier, as appropriate.

(11)  Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Credit Commitment”, “Term A Loan” or “Term B Loan”, etc.).

(12)  Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(13)  Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

(14)  To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

(15)  Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

(16)  Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

E-1-3

[Consented to and](17) Accepted:

BANK OF AMERICA, N.A., as
Administrative Agent [, Swing Line Lender [and an L/C Issuer]]

By:
Name:
Title:

[Consented to:](18)

AECOM TECHNOLOGY CORPORATION

By:
Name:
Title:

[Consented to:](19)

[ ]

By:
Name:
Title:

(17)  To be added only if the consent of the Administrative Agent (or Swing Line Lender or L/C Issuer) is required by the terms of the Credit Agreement.

(18)  To be added only if the consent of the Company is required by the terms of the Credit Agreement.

(19)  To be added only if the consent of other parties (e.g. L/C Issuer) is required by the terms of the Credit Agreement.

E-1-4

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.                                      Representations and Warranties.

1.1.                            Assignor.  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.                            Assignee.  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.06(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will

E-1-5

perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.                                      Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.  Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3.                                      General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

E-1-6

EXHIBIT F-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of October 17, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among AECOM Technology Corporation, a Delaware corporation (the “Company”), certain Subsidiaries of the Company from time to time party thereto, each Lender from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Company within the meaning of Section 881(c)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Company with a certificate of its non-U.S. Person status on IRS Form W-8BEN, or any successor form.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]

EXHIBIT F-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of October 17, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among AECOM Technology Corporation, a Delaware corporation (the “Company”), certain Subsidiaries of the Company from time to time party thereto, each Lender from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Company within the meaning of Section 881(c)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN, or any successor form.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20[ ]

EXHIBIT F-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of October 17, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among AECOM Technology Corporation, a Delaware corporation (the “Company”), certain Subsidiaries of the Company from time to time party thereto, each Lender from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Company within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN, or any successor form, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN, or any successor form, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20[ ]

EXHIBIT F-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of October 17, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among AECOM Technology Corporation, a Delaware corporation (the “Company”), certain Subsidiaries of the Company from time to time party thereto, each Lender from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Company within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Company with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN, or any successor form, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN, or any successor form, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]

EXHIBIT G

FORM OF FUNDING INDEMNITY LETTER

             , 20

To the Lenders and the Administrative Agent referred to below

Ladies and Gentlemen:

AECOM Technology Corporation., a Delaware corporation (the “Company”) and certain Subsidiaries of the Company (each a “Designated Borrower” and, together with the Company, the “Borrowers” and each, a “Borrower”), intend to enter into a proposed Credit Agreement anticipated to be dated (the “Anticipated Closing Date”) on or about October 17, 2014 (the “Credit Agreement”) by and among the Borrowers, the lenders from time to time party thereto (the “Lenders”), and Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).  The current draft of the Credit Agreement was distributed to the Borrowers on [                              ], 2014 (the “Provisional Credit Agreement”; capitalized terms used herein but not otherwise defined herein shall have the meaning set forth in the Provisional Credit Agreement).

In addition, in accordance with the terms of the Provisional Credit Agreement, the Company has delivered to the Administrative Agent an initial Loan Notice dated on or before [                          ], 2014 (the “Initial Loan Notice”).  Pursuant to the Initial Loan Notice, the Company has irrevocably requested that all of the initial Borrowing be made as Eurocurrency Rate Loans under the Credit Agreement on October [    ], 2014, the Anticipated Closing Date.

The Company acknowledges that (a) in order to accommodate the foregoing request, the Lenders are making arrangements for value to provide, on October [    ], 2014, the requested initial Borrowing, (b) there can be no assurance that the Closing Date will occur on the Anticipated Closing Date, (c) no Lender shall make or be obligated to make available any portion of the initial Borrowing unless the Closing Date has occurred and all conditions for the making of the Loans under the Credit Agreement have been satisfied, including without limitation the conditions stated in Sections 4.01 and 4.02 of the Credit Agreement (collectively, the “Conditions”), and (d) if the Closing Date does not occur by, or if all of the Conditions are not satisfied prior to or on, October [    ], 2014, each of the Lenders will have sustained funding losses as a result of, and with respect to, such failure of the requested Eurocurrency Rate Loans to be made on such date.

Accordingly, the Company irrevocably agrees to reimburse each Lender for and hold each Lender harmless from any losses, costs and expenses, including any loss of anticipated profits, foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract, which such Lender may sustain or incur as a consequence of the failure of any Loan requested to be made as a Eurocurrency Rate Loan in accordance with the Initial Loan Notice to be made for any reason on [                          ], 2014.  The Company’s agreement in the preceding sentence shall operate with respect to the portion of any Loan requested to be funded as one or more Eurocurrency Rate Loans on October [    ], 2014 to the same extent and in the manner as provided in Section 3.05 of the Provisional Credit Agreement, the terms of which (including all related provisions and definitions contained in the Provisional Credit Agreement), are hereby incorporated by reference herein.  The Company’s obligations under this Funding Indemnity Agreement shall be effective whether any loss, cost or expense described herein shall occur as a result of any delay in the occurrence of the Closing Date or any failure of the credit facilities under the Credit Agreement to close or fund for any reason whatsoever, including without limitation the failure of any of the Conditions to occur or be satisfied; provided, however, that following the execution and delivery of the Credit Agreement by the parties thereto, the occurrence of the Closing Date, and the satisfaction of all conditions to funding provided for in the Credit Agreement as so executed and delivered, the obligations of the Company hereunder shall not be applicable to any loss, cost or expense described in Section 3.05 of the Provisional Credit Agreement that (i) arises on or after the Closing Date and (ii) results from any failure of a Lender to fund any Loans on or after the Closing Date to the extent such funding was required under the Credit Agreement.  For the purpose of calculating amounts payable by the Company to any Lender under this Funding Indemnity Agreement, each Eurocurrency Rate Loan to be made by a Lender (and, in each case, each related reserve, special deposit or similar requirement) pursuant to the Initial Loan Notice shall be conclusively deemed to have been funded by each such Lender (x) in reliance on the Company’s undertakings contained in this Funding Indemnity Agreement and (y) at the rates used or to be used under the Provisional Credit Agreement in determining the Eurocurrency Rate for such Eurocurrency Rate Loans described in the Initial Loan Notice by a matching deposit or other borrowing in the interbank eurocurrency market for a comparable amount and for a comparable period, whether or not any such Eurocurrency Rate Loan is in fact so funded.

The Company hereby waives notice of acceptance of this Funding Indemnity Agreement by the Administrative Agent and the Lenders.

This Funding Indemnity Agreement shall be governed by and construed in accordance with the law of the State of New York.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Funding Indemnity Letter as of the day and year first written above.

AECOM TECHNOLOGY CORPORATION

By:
Name:
Title:

G-1

EXHIBIT H

FORM OF DESIGNATED BORROWER REQUEST AND ASSUMPTION AGREEMENT

Date:                 ,

To:                             Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

This Designated Borrower Request and Assumption Agreement is made and delivered pursuant to Section 2.15 of that certain Credit Agreement, dated as of October 17, 2014 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among AECOM Technology Corporation, a Delaware corporation (the “Company”), certain Subsidiaries of the Company from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, and reference is made thereto for full particulars of the matters described therein.  All capitalized terms used in this Designated Borrower Request and Assumption Agreement and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

Each of                                              (the “Designated Borrower”) and the Company hereby confirms, represents and warrants to the Administrative Agent and the Lenders that the Designated Borrower is a Subsidiary of the Company.

The documents required to be delivered to the Administrative Agent under Section 2.15 of the Agreement will be furnished to the Administrative Agent in accordance with the requirements of the Agreement.

Complete if the Designated Borrower is a Domestic Subsidiary:  The true and correct U.S. taxpayer identification number of the Designated Borrower is                                       .

Complete if the Designated Borrower is a Foreign Subsidiary:  The true and correct unique identification number that has been issued to the Designated Borrower by its jurisdiction of organization and the name of such jurisdiction are set forth below:

Identification Number	Jurisdiction of Organization

The parties hereto hereby confirm that with effect from the date of the Designated Borrower Notice for the Designated Borrower, the Designated Borrower shall have obligations, duties and liabilities toward each of the other parties to the Agreement identical to those which the Designated Borrower would have had if the Designated Borrower had been an original party to the Agreement as a Borrower.  Effective as of the date of the Designated Borrower Notice for the Designated Borrower, the Designated Borrower confirms its acceptance of, and consents to, all representations and warranties, covenants, and other terms and provisions of the Agreement.

The parties hereto hereby request that the Designated Borrower be entitled to receive Revolving Credit Loans under the Agreement.

This Designated Borrower Request and Assumption Agreement shall constitute a Loan Document under the Agreement.

THIS DESIGNATED BORROWER REQUEST AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Designated Borrower Request and Assumption Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

[DESIGNATED BORROWER]

By:
Name:
Title:

AECOM TECHNOLOGY CORPORATION

By:
Name:
Title:

EXHIBIT I

FORM OF DESIGNATED BORROWER NOTICE

Date:                   ,

To:                             AECOM Technology Corporation

The Lenders party to the Agreement referred to below

Ladies and Gentlemen:

This Designated Borrower Notice is made and delivered pursuant to Section 2.15 of that certain Credit Agreement, dated as of October 17, 2014 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among AECOM Technology Corporation, a Delaware corporation (the “Company”), certain Subsidiaries of the Company from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, and reference is made thereto for full particulars of the matters described therein.  All capitalized terms used in this Designated Borrower Notice and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

The Administrative Agent hereby notifies Company and the Lenders that effective as of the date hereof [                                ] shall be a Designated Borrower and may receive Revolving Credit Loans for its account on the terms and conditions set forth in the Agreement.

This Designated Borrower Notice shall constitute a Loan Document under the Agreement.

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

I-1

EXHIBIT J

FORM OF SOLVENCY CERTIFICATE

[      ], 201[   ]

Reference is made to that certain Credit Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), by and among AECOM Technology Corporation, a Delaware corporation (the “Company”), certain Subsidiaries of the Company from time to time party thereto, Bank of America, N.A., as administrative agent (the “Administrative Agent”) and the Lenders from time to time party thereto.

The undersigned certifies that [he/she] is the duly appointed, qualified and acting chief financial officer of the Company.  The undersigned acknowledges that the Administrative Agent and the Lenders are relying on the truth and accuracy of this certificate in connection with the Transactions.

BASED ON THE FOREGOING, the undersigned certifies to the Administrative Agent and Lenders, solely in such undersigned’s capacity as the chief financial officer of the Company and not in his/her individual capacity, that on the date hereof, based upon (i) facts and circumstances as they exist as of the date hereof (and disclaiming any responsibility for changes in such facts or circumstances after the date hereof ) and (ii) such materials and information as I have deemed relevant to the determination of the matters set forth in this certificate, on a pro forma basis after giving effect to the consummation of the Transactions and the related transactions contemplated by the Loan Documents (including the making of the initial extensions of credit under the Credit Agreement and under each any other credit agreement, note or other incurrence of Indebtedness to occur on the date hereof as part of the Transactions, and the application of the proceeds of such Indebtedness):

(a)                                 the amount of the fair value of the assets of the Company and its Subsidiaries, on a consolidated basis as of such date, exceeds, on a consolidated basis, the amount of all liabilities of the Company and its Subsidiaries on a consolidated basis, contingent or otherwise;

(b)                                 the present fair saleable value of the property (on a going concern basis) of the Company and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured in the ordinary course of business;

(c)                                  the Company and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured in the ordinary course of business; and

(d)                                 the Company and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, any business or transaction contemplated as of the date hereof for which they have unreasonably small capital.

For purposes of this certificate, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability at such time.

[Signature Page Follows]

AECOM TECHNOLOGY CORPORATION,
a Delaware corporation

By:
Name:
Title: Chief Financial Officer

[ANY PREPAYMENT NOTICE MUST BE ON BORROWER’S LETTERHEAD]

EXHIBIT K

FORM OF PREPAYMENT NOTICE

Dated as of:

Bank of America, N.A.,

  as Administrative Agent

Mail Code: CA5-705-04-09

555 California Street, 4th Floor

San Francisco, CA 94104

Attention: Robert Rittelmeyer

Ladies and Gentlemen:

This Notice of Prepayment is delivered to you pursuant to Section 2.05 of the Credit Agreement, dated as of October 17, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among AECOM Technology Corporation, a Delaware corporation (the “Company”), certain Subsidiaries of the Company from time to time party thereto (each a “Designated Borrower” and together with the Company, the “Borrowers”), each Lender from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer.  Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

1.                                      The Company hereby provides notice to the Administrative Agent that [it][the Borrowers] shall prepay the following [Base Rate Loan(s)] and/or [Eurocurrency Rate Loan(s)] in the following amount(s):                               . (Complete with an amount in accordance with Section 2.05 of the Credit Agreement.)

2.                                      The Loan(s) to be prepaid consist of: [check each applicable box]

☐ a Swing Line Loan

☐ a Revolving Credit Loan

☐ a Term A Loan

☐ a Term B Loan

3.                                      The Interest Period(s) of such Eurocurrency Rate Loan(s) to be prepaid is/are:                               . (Complete with applicable Interest Period(s) to the extent a Eurocurrency Rate Loan is being prepaid.)

4.                                      The [Company][Borrowers] shall repay the above-referenced Loan(s) on the following Business Day:                           .  (Complete with a date no earlier than (i) the same Business Day as of the date of this Notice of Prepayment with respect to any Swingline Loan or Base Rate Loan, (ii) three (3) Business Days subsequent to date of this Notice of Prepayment with respect to any Eurocurrency Rate Loan denominated in Dollars and (iii) four (4) Business Days (or five, in the case of a prepayment of Loans denominated in Special Notice Currencies) subsequent to the date of this Notice of Prepayment with respect to any Eurocurrency Rate Loan denominated in an Alternative Currency.)

5.                                      Such prepayment shall be applied to:                               . (Complete with the order of principal repayment installments in accordance with Section 2.05 of the Credit Agreement.)

[6.                                  This Notice of Prepayment is being delivered in connection with a proposed New Financing and may be revoked or delayed by notice to the Administrative Agent on or prior to the date of such prepayment.]

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Notice of Prepayment as of the day and year first written above.

AECOM TECHNOLOGY CORPORATION

By:
Name:
Title: